EXHIBIT 4.1

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                        ASSET BACKED FUNDING CORPORATION,
                                    Depositor

                        OPTION ONE MORTGAGE CORPORATION,
                                    Servicer

                                       and

                             WELLS FARGO BANK, N.A.,
                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                            Dated as of July 1, 2006

                              ABFC 2006-OPT1 Trust

           Asset Backed Funding Corporation Asset-Backed Certificates,
                                Series 2006-OPT1










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

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01    Defined Terms...............................................

Section 1.02    Accounting..................................................

Section 1.03    Rights of the NIMS Insurer..................................

Section 1.04    Fiscal Year.................................................

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01    Conveyance of Mortgage Loans................................

Section 2.02    Acceptance by Trustee.......................................

Section 2.03    Repurchase or Substitution of Mortgage Loans by
                the Originators or the Seller...............................

Section 2.04    Conveyance of the Additional Group 3 Mortgage Loans.........

Section 2.05    Representations, Warranties and Covenants of the
                Servicer....................................................

Section 2.06    Representations and Warranties of the Depositor.............

Section 2.07    Issuance of Certificates and the Uncertificated
                Regular Interests...........................................

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

Section 3.01    Servicer to Act as Servicer.................................

Section 3.02    Collection of Mortgage Loan Payments........................

Section 3.03    Realization Upon Defaulted Mortgage Loans...................

Section 3.04    Collection Account and Distribution Account.................

Section 3.05    Permitted Withdrawals From the Collection Account...........

Section 3.06    Establishment of Escrow Accounts; Deposits in
                Escrow Accounts.............................................

Section 3.07    Permitted Withdrawals From Escrow Account...................

Section 3.08    Payment of Taxes, Insurance and Other Charges;
                Collections Thereunder......................................

Section 3.09    Transfer of Accounts........................................

Section 3.10    Maintenance of Hazard Insurance.............................

Section 3.11    Maintenance of Mortgage Impairment Insurance Policy.........

Section 3.12    Fidelity Bond, Errors and Omissions Insurance...............

Section 3.13    Title, Management and Disposition of REO Property...........

Section 3.14    Due-on-Sale Clauses; Assumption and Substitution
                Agreements..................................................

Section 3.15    Notification of Adjustments.................................

Section 3.16    Subservicing; Enforcement of the Obligations of the
                Servicer....................................................

Section 3.17    Trustee to Cooperate; Release of Files......................

Section 3.18    Servicing Compensation......................................

Section 3.19    Annual Statement as to Compliance...........................

Section 3.20    Assessments of Compliance; Attestation Reports..............

Section 3.21    Access to Certain Documentation and Information
                Regarding the Mortgage Loans................................

Section 3.22    Duties of Credit Risk Manager...............................

Section 3.23    Obligations of the Servicer in Respect of
                Compensating Interest.......................................

Section 3.24    Obligations of the Servicer in Respect of Mortgage
                Interest Rates and Monthly Payments.........................

Section 3.25    Investment of Funds in the Collection Account and
                the Distribution Account....................................

Section 3.26    Liability of Servicer; Indemnification......................

Section 3.27    Reports of Foreclosure and Abandonment of Mortgaged
                Properties..................................................

Section 3.28    Protection of Assets........................................

Section 3.29    Limitation of Liability of the Credit Risk Manager..........

Section 3.30    No Personal Solicitation....................................

Section 3.31    Periodic Filings............................................

                                   ARTICLE IV

                                  FLOW OF FUNDS

Section 4.01    Interest Distributions......................................

Section 4.02    Distributions of Principal and Monthly Excess
                Cashflow Amounts............................................

Section 4.03    Allocation of Losses........................................

Section 4.04    Method of Distribution......................................

Section 4.05    Distributions on Book-Entry Certificates....................

Section 4.06    Statements..................................................

Section 4.07    Remittance Reports; Advances................................

Section 4.08    REMIC Distributions.........................................

Section 4.09    Swap Account................................................

Section 4.10    Group 3 Pre-Funding Account.................................

Section 4.11    Cap Carryover Reserve Account...............................

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01    The Certificates............................................

Section 5.02    Registration of Transfer and Exchange of Certificates.......

Section 5.03    Mutilated, Destroyed, Lost or Stolen Certificates...........

Section 5.04    Persons Deemed Owners.......................................

Section 5.05    Appointment of Paying Agent.................................

                                   ARTICLE VI

                         THE SERVICER AND THE DEPOSITOR

Section 6.01    Liability of the Servicer and the Depositor.................

Section 6.02    Merger or Consolidation of, or Assumption of the
                Obligations of, the Servicer or the Depositor...............

Section 6.03    Limitation on Liability of the Servicer and Others..........

Section 6.04    Servicer Not to Resign......................................

Section 6.05    Delegation of Duties........................................

                                   ARTICLE VII

                                     DEFAULT

Section 7.01    Servicer Events of Termination..............................

Section 7.02    Trustee to Act; Appointment of Successor....................

Section 7.03    Waiver of Defaults..........................................

Section 7.04    Notification to Certificateholders..........................

Section 7.05    Survivability of Servicer Liabilities.......................

                                  ARTICLE VIII

                                   THE TRUSTEE

Section 8.01    Duties of Trustee...........................................

Section 8.02    Certain Matters Affecting the Trustee.......................

Section 8.03    Trustee Not Liable for Certificates or Mortgage Loans.......

Section 8.04    Trustee May Own Certificates................................

Section 8.05    Trustee Compensation and Expenses...........................

Section 8.06    Eligibility Requirements for Trustee........................

Section 8.07    Resignation or Removal of Trustee...........................

Section 8.08    Successor Trustee...........................................

Section 8.09    Merger or Consolidation of Trustee..........................

Section 8.10    Appointment of Co-Trustee or Separate Trustee...............

Section 8.11    Limitation of Liability.....................................

Section 8.12    Trustee May Enforce Claims Without Possession of
                Certificates................................................

Section 8.13    Suits for Enforcement.......................................

Section 8.14    Waiver of Bond Requirement..................................

Section 8.15    Waiver of Inventory, Accounting and Appraisal
                Requirement.................................................

                                   ARTICLE IX

                     REMIC AND GRANTOR TRUST ADMINISTRATION

Section 9.01    REMIC Administration........................................

Section 9.02    Prohibited Transactions and Activities......................

Section 9.03    Indemnification with Respect to Certain Taxes and Loss
                of REMIC Status.............................................

Section 9.04    REO Property................................................

Section 9.05    Grantor Trust Administration................................


                                    ARTICLE X

                                   TERMINATION

Section 10.01   Termination.................................................

Section 10.02   Additional Termination Requirements.........................

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01   Amendment...................................................

Section 11.02   Recordation of Agreement; Counterparts......................

Section 11.03   Limitation on Rights of Certificateholders..................

Section 11.04   Governing Law; Jurisdiction.................................

Section 11.05   Notices.....................................................

Section 11.06   Severability of Provisions..................................

Section 11.07   Article and Section References..............................

Section 11.08   Notice to the Rating Agencies and the NIMS Insurer..........

Section 11.09   Further Assurances..........................................

Section 11.10   Third Party Beneficiary.....................................

Section 11.11   Acts of Certificateholders..................................

Section 11.12   Insolvency..................................................

Section 11.13   Regulation AB Compliance; Intent of Parties;
                Reasonableness..............................................

                                    EXHIBITS:

Exhibit A-1      Form of Class A-1 Certificates
Exhibit A-2      Form of Class A-2 Certificates
Exhibit A-3A     Form of Class A-3A Certificates
Exhibit A-3B     Form of Class A-3B Certificates
Exhibit A-3C1    Form of Class A-3C1 Certificates
Exhibit A-3C2    Form of Class A-3C2 Certificates
Exhibit A-3D     Form of Class A-3D Certificates
Exhibit B-1      Form of Class M-1 Certificates
Exhibit B-2      Form of Class M-2 Certificates
Exhibit B-3      Form of Class M-3 Certificates
Exhibit B-4      Form of Class M-4 Certificates
Exhibit B-5      Form of Class M-5 Certificates
Exhibit B-6      Form of Class M-6 Certificates
Exhibit B-7      Form of Class M-7 Certificates
Exhibit B-8      Form of Class M-8 Certificates
Exhibit B-9      Form of Class M-9 Certificates
Exhibit B-10     Form of Class B Certificates
Exhibit C-1      Form of Class CE Certificates
Exhibit C-2      Form of Class P Certificates
Exhibit C-3      Form of Class R Certificates
Exhibit C-4      Form of Class R-X Certificates
Exhibit D        Addresses for Requesting Mortgage Loan Schedule
Exhibit E        Form of Request for Release of Documents
Exhibit F-1      Form of Trustee's Initial Certification
Exhibit F-2      Form of Trustee's Final Certification
Exhibit F-3      Form of Receipt of Mortgage Note
Exhibit G        Mortgage Loan Purchase Agreement
Exhibit H        Form of Lost Note Affidavit
Exhibit I        Form of ERISA Representation
Exhibit J-1      Form of Investment Letter (Non-Rule 144A)
Exhibit J-2      Form of Rule 144A Investment Letter
Exhibit K        Form of Residual Certificate Transfer Affidavit
Exhibit L        Form of Transferor Certificate
Exhibit M        Monthly Information Delivered by Servicer
Exhibit N        Form of Interest Rate Swap Agreement
Exhibit O        Form of Sarbanes-Oxley Certification
Exhibit P-1      Form of Certification to be Provided by the Trustee to
                 Depositor
Exhibit P-2      Form of Certification of the Servicer to be Provided
                 by the Servicer to Depositor
Exhibit Q        Servicing Criteria to be Addressed in Assesment of Compliance
Exhibit R-1      Additional Form 10-D Information
Exhibit R-2      Additional Form 10-K Information
Exhibit R-3      Form 8-K Information
Exhibit S        Form of Additional Transfer Instrument
Exhibit T        Form of Addition Notice
Exhibit U        Additional Disclosure Notification
Exhibit V        Form of Additional Mortgage Loan Purchase Agreement

                ASSET BACKED FUNDING CORPORATION, as depositor (the "Depositor"), OPTION ONE MORTGAGE CORPORATION, as servicer (the "Servicer"), and WELLS FARGO BANK, N.A., as trustee (the "Trustee") are entering into this Pooling and Servicing Agreement, dated as of July 1, 2006 (the "Agreement").

                              PRELIMINARY STATEMENT

                The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of twenty-one Classes of Certificates, designated as (i) the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-3C1, Class A-3C2 and Class A-3D Certificates, (ii) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, (iii) the Class B Certificates, (iv) the Class CE Certificates, (v) the Class P Certificates and (vi) the Class R and Class R-X Certificates.

                                     REMIC 1

                As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (but exclusive of the Group 3 Pre-Funding Account, the Interest Rate Swap Agreement, the Swap Account, the Cap Carryover Amounts, the Prepayment Charges, the Originator Prepayment Charge Payment Amounts and the Servicer Prepayment Charge Payment Amounts) as a real estate investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 1." The Class R-1 Interest will represent the sole class of "residual interests" in REMIC 1 for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 1 Regular Interests. None of the REMIC 1 Regular Interests will be certificated.

                 Uncertificated           Initial
                     REMIC 1          Uncertificated    Latest Possible Maturity
Designation     Pass-Through Rate         Balance               Date(1)

    I-1            Variable(2)          $230,065,450         Sept. 25, 2036
    I-2            Variable(2)          $229,953,819         Sept. 25, 2036
    I-3            Variable(2)          $622,143,497         Sept. 25, 2036
---------------------
(1) Solely for purposes of Treasury Regulations Section 1.860G-1(a)(4)(iii), the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 1 Regular Interest.

(2) Calculated in accordance with the definition of "Uncertificated REMIC 1 Pass-Through Rate" herein.


                                     REMIC 2

                As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 2." The Class R-2 Interest will represent the sole class of "residual interests" in REMIC 2 for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 2 Pass-Through Rate, the initial Uncertificated Balance, and solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 2 Regular Interests. None of the REMIC 2 Regular Interests will be certificated.


              Uncertificated REMIC 2
                   Pass-Through        Initial Uncertificated       Latest Possible
Designation            Rate                   Balance               Maturity Date(1)
-----------   ----------------------   ----------------------   ------------------------

   I-1-A                (2)                       $818,164.66      September 25, 2036
   I-1-B                (2)                       $818,164.66      September 25, 2036
   I-2-A                (2)                     $1,072,013.37      September 25, 2036
   I-2-B                (2)                     $1,072,013.37      September 25, 2036
   I-3-A                (2)                     $1,325,841.25      September 25, 2036
   I-3-B                (2)                     $1,325,841.25      September 25, 2036
   I-4-A                (2)                     $1,578,047.53      September 25, 2036
   I-4-B                (2)                     $1,578,047.53      September 25, 2036
   I-5-A                (2)                     $1,826,980.45      September 25, 2036
   I-5-B                (2)                     $1,826,980.45      September 25, 2036
   I-6-A                (2)                     $2,070,908.39      September 25, 2036
   I-6-B                (2)                     $2,070,908.39      September 25, 2036
   I-7-A                (2)                     $2,308,161.51      September 25, 2036
   I-7-B                (2)                     $2,308,161.51      September 25, 2036
   I-8-A                (2)                     $2,537,013.18      September 25, 2036
   I-8-B                (2)                     $2,537,013.18      September 25, 2036
   I-9-A                (2)                     $2,755,764.97      September 25, 2036
   I-9-B                (2)                     $2,755,764.97      September 25, 2036
  I-10-A                (2)                     $2,953,676.43      September 25, 2036
  I-10-B                (2)                     $2,953,676.43      September 25, 2036
  I-11-A                (2)                     $3,135,192.45      September 25, 2036
  I-11-B                (2)                     $3,135,192.45      September 25, 2036
  I-12-A                (2)                     $3,039,327.10      September 25, 2036
  I-12-B                (2)                     $3,039,327.10      September 25, 2036
  I-13-A                (2)                     $2,939,577.58      September 25, 2036
  I-13-B                (2)                     $2,939,577.58      September 25, 2036
  I-14-A                (2)                     $2,843,103.02      September 25, 2036
  I-14-B                (2)                     $2,843,103.02      September 25, 2036
  I-15-A                (2)                     $2,749,795.97      September 25, 2036
  I-15-B                (2)                     $2,749,795.97      September 25, 2036
  I-16-A                (2)                     $2,659,552.12      September 25, 2036
  I-16-B                (2)                     $2,659,552.12      September 25, 2036
  I-17-A                (2)                     $2,572,271.25      September 25, 2036
  I-17-B                (2)                     $2,572,271.25      September 25, 2036
  I-18-A                (2)                     $2,487,855.89      September 25, 2036
  I-18-B                (2)                     $2,487,855.89      September 25, 2036
  I-19-A                (2)                     $2,406,211.73      September 25, 2036
  I-19-B                (2)                     $2,406,211.73      September 25, 2036
  I-20-A                (2)                     $2,327,248.12      September 25, 2036
  I-20-B                (2)                     $2,327,248.12      September 25, 2036
  I-21-A                (2)                     $2,250,876.81      September 25, 2036
  I-21-B                (2)                     $2,250,876.81      September 25, 2036
  I-22-A                (2)                     $2,177,012.67      September 25, 2036
  I-22-B                (2)                     $2,177,012.67      September 25, 2036
  I-23-A                (2)                    $55,530,673.73      September 25, 2036
  I-23-B                (2)                    $55,530,673.73      September 25, 2036
  I-24-A                (2)                       $476,450.54      September 25, 2036
  I-24-B                (2)                       $476,450.54      September 25, 2036
  I-25-A                (2)                       $512,459.93      September 25, 2036
  I-25-B                (2)                       $512,459.93      September 25, 2036
  I-26-A                (2)                       $472,986.90      September 25, 2036
  I-26-B                (2)                       $472,986.90      September 25, 2036
  I-27-A                (2)                       $299,142.47      September 25, 2036
  I-27-B                (2)                       $299,142.47      September 25, 2036
  I-28-A                (2)                       $231,369.15      September 25, 2036
  I-28-B                (2)                       $231,369.15      September 25, 2036
  I-29-A                (2)                       $223,228.03      September 25, 2036
  I-29-B                (2)                       $223,228.03      September 25, 2036
  I-30-A                (2)                       $215,384.88      September 25, 2036
  I-30-B                (2)                       $215,384.88      September 25, 2036
  I-31-A                (2)                       $207,828.72      September 25, 2036
  I-31-B                (2)                       $207,828.72      September 25, 2036
  I-32-A                (2)                       $200,548.63      September 25, 2036
  I-32-B                (2)                       $200,548.63      September 25, 2036
  I-33-A                (2)                       $193,534.39      September 25, 2036
  I-33-B                (2)                       $193,534.39      September 25, 2036
  I-34-A                (2)                       $186,775.80      September 25, 2036
  I-34-B                (2)                       $186,775.80      September 25, 2036
  I-35-A                (2)                       $640,380.05      September 25, 2036
  I-35-B                (2)                       $640,380.05      September 25, 2036
  I-36-A                (2)                       $474,895.49      September 25, 2036
  I-36-B                (2)                       $474,895.49      September 25, 2036
  I-37-A                (2)                       $137,357.86      September 25, 2036
  I-37-B                (2)                       $137,357.86      September 25, 2036
  I-38-A                (2)                       $132,755.86      September 25, 2036
  I-38-B                (2)                       $132,755.86      September 25, 2036
  I-39-A                (2)                       $128,315.86      September 25, 2036
  I-39-B                (2)                       $128,315.86      September 25, 2036
  I-40-A                (2)                       $124,032.23      September 25, 2036
  I-40-B                (2)                       $124,032.23      September 25, 2036
  I-41-A                (2)                       $119,898.90      September 25, 2036
  I-41-B                (2)                       $119,898.90      September 25, 2036
  I-42-A                (2)                       $115,910.57      September 25, 2036
  I-42-B                (2)                       $115,910.57      September 25, 2036
  I-43-A                (2)                       $112,061.91      September 25, 2036
  I-43-B                (2)                       $112,061.91      September 25, 2036
  I-44-A                (2)                       $108,347.82      September 25, 2036
  I-44-B                (2)                       $108,347.82      September 25, 2036
  I-45-A                (2)                       $104,763.32      September 25, 2036
  I-45-B                (2)                       $104,763.32      September 25, 2036
  I-46-A                (2)                       $101,303.82      September 25, 2036
  I-46-B                (2)                       $101,303.82      September 25, 2036
  I-47-A                (2)                        $97,964.65      September 25, 2036
  I-47-B                (2)                        $97,964.65      September 25, 2036
  I-48-A                (2)                        $94,741.56      September 25, 2036
  I-48-B                (2)                        $94,741.56      September 25, 2036
  I-49-A                (2)                        $91,630.30      September 25, 2036
  I-49-B                (2)                        $91,630.30      September 25, 2036
  I-50-A                (2)                        $88,626.61      September 25, 2036
  I-50-B                (2)                        $88,626.61      September 25, 2036
  I-51-A                (2)                        $85,726.99      September 25, 2036
  I-51-B                (2)                        $85,726.99      September 25, 2036
  I-52-A                (2)                        $82,927.29      September 25, 2036
  I-52-B                (2)                        $82,927.29      September 25, 2036
  I-53-A                (2)                        $80,224.21      September 25, 2036
  I-53-B                (2)                        $80,224.21      September 25, 2036
  I-54-A                (2)                        $77,614.04      September 25, 2036
  I-54-B                (2)                        $77,614.04      September 25, 2036
  I-55-A                (2)                        $75,093.59      September 25, 2036
  I-55-B                (2)                        $75,093.59      September 25, 2036
  I-56-A                (2)                        $72,659.45      September 25, 2036
  I-56-B                (2)                        $72,659.45      September 25, 2036
  I-57-A                (2)                        $70,308.86      September 25, 2036
  I-57-B                (2)                        $70,308.86      September 25, 2036
  I-58-A                (2)                        $68,038.43      September 25, 2036
  I-58-B                (2)                        $68,038.43      September 25, 2036
  I-59-A                (2)                       $663,241.54      September 25, 2036
  I-59-B                (2)                       $663,241.54      September 25, 2036
  I-60-A                (2)                     $1,498,924.15      September 25, 2036
  I-60-B                (2)                     $1,498,924.15      September 25, 2036
  II-1-A                (2)                       $817,767.67      September 25, 2036
  II-1-B                (2)                       $817,767.67      September 25, 2036
  II-2-A                (2)                     $1,071,493.21      September 25, 2036
  II-2-B                (2)                     $1,071,493.21      September 25, 2036
  II-3-A                (2)                     $1,325,197.93      September 25, 2036
  II-3-B                (2)                     $1,325,197.93      September 25, 2036
  II-4-A                (2)                     $1,577,281.84      September 25, 2036
  II-4-B                (2)                     $1,577,281.84      September 25, 2036
  II-5-A                (2)                     $1,826,093.98      September 25, 2036
  II-5-B                (2)                     $1,826,093.98      September 25, 2036
  II-6-A                (2)                     $2,069,903.56      September 25, 2036
  II-6-B                (2)                     $2,069,903.56      September 25, 2036
  II-7-A                (2)                     $2,307,041.56      September 25, 2036
  II-7-B                (2)                     $2,307,041.56      September 25, 2036
  II-8-A                (2)                     $2,535,782.19      September 25, 2036
  II-8-B                (2)                     $2,535,782.19      September 25, 2036
  II-9-A                (2)                     $2,754,427.83      September 25, 2036
  II-9-B                (2)                     $2,754,427.83      September 25, 2036
  II-10-A               (2)                     $2,952,243.26      September 25, 2036
  II-10-B               (2)                     $2,952,243.26      September 25, 2036
  II-11-A               (2)                     $3,133,671.21      September 25, 2036
  II-11-B               (2)                     $3,133,671.21      September 25, 2036
  II-12-A               (2)                     $3,037,852.37      September 25, 2036
  II-12-B               (2)                     $3,037,852.37      September 25, 2036
  II-13-A               (2)                     $2,938,151.25      September 25, 2036
  II-13-B               (2)                     $2,938,151.25      September 25, 2036
  II-14-A               (2)                     $2,841,723.51      September 25, 2036
  II-14-B               (2)                     $2,841,723.51      September 25, 2036
  II-15-A               (2)                     $2,748,461.73      September 25, 2036
  II-15-B               (2)                     $2,748,461.73      September 25, 2036
  II-16-A               (2)                     $2,658,261.67      September 25, 2036
  II-16-B               (2)                     $2,658,261.67      September 25, 2036
  II-17-A               (2)                     $2,571,023.15      September 25, 2036
  II-17-B               (2)                     $2,571,023.15      September 25, 2036
  II-18-A               (2)                     $2,486,648.74      September 25, 2036
  II-18-B               (2)                     $2,486,648.74      September 25, 2036
  II-19-A               (2)                     $2,405,044.20      September 25, 2036
  II-19-B               (2)                     $2,405,044.20      September 25, 2036
  II-20-A               (2)                     $2,326,118.90      September 25, 2036
  II-20-B               (2)                     $2,326,118.90      September 25, 2036
  II-21-A               (2)                     $2,249,784.65      September 25, 2036
  II-21-B               (2)                     $2,249,784.65      September 25, 2036
  II-22-A               (2)                     $2,175,956.36      September 25, 2036
  II-22-B               (2)                     $2,175,956.36      September 25, 2036
  II-23-A               (2)                    $55,503,729.47      September 25, 2036
  II-23-B               (2)                    $55,503,729.47      September 25, 2036
  II-24-A               (2)                       $476,219.36      September 25, 2036
  II-24-B               (2)                       $476,219.36      September 25, 2036
  II-25-A               (2)                       $512,211.28      September 25, 2036
  II-25-B               (2)                       $512,211.28      September 25, 2036
  II-26-A               (2)                       $472,757.40      September 25, 2036
  II-26-B               (2)                       $472,757.40      September 25, 2036
  II-27-A               (2)                       $298,997.32      September 25, 2036
  II-27-B               (2)                       $298,997.32      September 25, 2036
  II-28-A               (2)                       $231,256.89      September 25, 2036
  II-28-B               (2)                       $231,256.89      September 25, 2036
  II-29-A               (2)                       $223,119.72      September 25, 2036
  II-29-B               (2)                       $223,119.72      September 25, 2036
  II-30-A               (2)                       $215,280.37      September 25, 2036
  II-30-B               (2)                       $215,280.37      September 25, 2036
  II-31-A               (2)                       $207,727.88      September 25, 2036
  II-31-B               (2)                       $207,727.88      September 25, 2036
  II-32-A               (2)                       $200,451.32      September 25, 2036
  II-32-B               (2)                       $200,451.32      September 25, 2036
  II-33-A               (2)                       $193,440.48      September 25, 2036
  II-33-B               (2)                       $193,440.48      September 25, 2036
  II-34-A               (2)                       $186,685.17      September 25, 2036
  II-34-B               (2)                       $186,685.17      September 25, 2036
  II-35-A               (2)                       $640,069.32      September 25, 2036
  II-35-B               (2)                       $640,069.32      September 25, 2036
  II-36-A               (2)                       $474,665.07      September 25, 2036
  II-36-B               (2)                       $474,665.07      September 25, 2036
  II-37-A               (2)                       $137,291.21      September 25, 2036
  II-37-B               (2)                       $137,291.21      September 25, 2036
  II-38-A               (2)                       $132,691.45      September 25, 2036
  II-38-B               (2)                       $132,691.45      September 25, 2036
  II-39-A               (2)                       $128,253.60      September 25, 2036
  II-39-B               (2)                       $128,253.60      September 25, 2036
  II-40-A               (2)                       $123,972.05      September 25, 2036
  II-40-B               (2)                       $123,972.05      September 25, 2036
  II-41-A               (2)                       $119,840.72      September 25, 2036
  II-41-B               (2)                       $119,840.72      September 25, 2036
  II-42-A               (2)                       $115,854.32      September 25, 2036
  II-42-B               (2)                       $115,854.32      September 25, 2036
  II-43-A               (2)                       $112,007.53      September 25, 2036
  II-43-B               (2)                       $112,007.53      September 25, 2036
  II-44-A               (2)                       $108,295.25      September 25, 2036
  II-44-B               (2)                       $108,295.25      September 25, 2036
  II-45-A               (2)                       $104,712.49      September 25, 2036
  II-45-B               (2)                       $104,712.49      September 25, 2036
  II-46-A               (2)                       $101,254.67      September 25, 2036
  II-46-B               (2)                       $101,254.67      September 25, 2036
  II-47-A               (2)                        $97,917.12      September 25, 2036
  II-47-B               (2)                        $97,917.12      September 25, 2036
  II-48-A               (2)                        $94,695.59      September 25, 2036
  II-48-B               (2)                        $94,695.59      September 25, 2036
  II-49-A               (2)                        $91,585.84      September 25, 2036
  II-49-B               (2)                        $91,585.84      September 25, 2036
  II-50-A               (2)                        $88,583.61      September 25, 2036
  II-50-B               (2)                        $88,583.61      September 25, 2036
  II-51-A               (2)                        $85,685.39      September 25, 2036
  II-51-B               (2)                        $85,685.39      September 25, 2036
  II-52-A               (2)                        $82,887.05      September 25, 2036
  II-52-B               (2)                        $82,887.05      September 25, 2036
  II-53-A               (2)                        $80,185.29      September 25, 2036
  II-53-B               (2)                        $80,185.29      September 25, 2036
  II-54-A               (2)                        $77,576.39      September 25, 2036
  II-54-B               (2)                        $77,576.39      September 25, 2036
  II-55-A               (2)                        $75,057.15      September 25, 2036
  II-55-B               (2)                        $75,057.15      September 25, 2036
  II-56-A               (2)                        $72,624.20      September 25, 2036
  II-56-B               (2)                        $72,624.20      September 25, 2036
  II-57-A               (2)                        $70,274.75      September 25, 2036
  II-57-B               (2)                        $70,274.75      September 25, 2036
  II-58-A               (2)                        $68,005.41      September 25, 2036
  II-58-B               (2)                        $68,005.41      September 25, 2036
  II-59-A               (2)                       $662,919.73      September 25, 2036
  II-59-B               (2)                       $662,919.73      September 25, 2036
  II-60-A               (2)                     $1,498,196.85      September 25, 2036
  II-60-B               (2)                     $1,498,196.85      September 25, 2036
  III-1-A               (2)                     $2,212,482.67      September 25, 2036
  III-1-B               (2)                     $2,212,482.67      September 25, 2036
  III-2-A               (2)                     $2,898,940.92      September 25, 2036
  III-2-B               (2)                     $2,898,940.92      September 25, 2036
  III-3-A               (2)                     $3,585,342.82      September 25, 2036
  III-3-B               (2)                     $3,585,342.82      September 25, 2036
  III-4-A               (2)                     $4,267,359.62      September 25, 2036
  III-4-B               (2)                     $4,267,359.62      September 25, 2036
  III-5-A               (2)                     $4,940,524.57      September 25, 2036
  III-5-B               (2)                     $4,940,524.57      September 25, 2036
  III-6-A               (2)                     $5,600,155.05      September 25, 2036
  III-6-B               (2)                     $5,600,155.05      September 25, 2036
  III-7-A               (2)                     $6,241,735.44      September 25, 2036
  III-7-B               (2)                     $6,241,735.44      September 25, 2036
  III-8-A               (2)                     $6,860,596.63      September 25, 2036
  III-8-B               (2)                     $6,860,596.63      September 25, 2036
  III-9-A               (2)                     $7,452,145.70      September 25, 2036
  III-9-B               (2)                     $7,452,145.70      September 25, 2036
 III-10-A               (2)                     $7,987,338.31      September 25, 2036
 III-10-B               (2)                     $7,987,338.31      September 25, 2036
 III-11-A               (2)                     $8,478,194.34      September 25, 2036
 III-11-B               (2)                     $8,478,194.34      September 25, 2036
 III-12-A               (2)                     $8,218,955.03      September 25, 2036
 III-12-B               (2)                     $8,218,955.03      September 25, 2036
 III-13-A               (2)                     $7,949,212.17      September 25, 2036
 III-13-B               (2)                     $7,949,212.17      September 25, 2036
 III-14-A               (2)                     $7,688,325.47      September 25, 2036
 III-14-B               (2)                     $7,688,325.47      September 25, 2036
 III-15-A               (2)                     $7,436,004.31      September 25, 2036
 III-15-B               (2)                     $7,436,004.31      September 25, 2036
 III-16-A               (2)                     $7,191,966.71      September 25, 2036
 III-16-B               (2)                     $7,191,966.71      September 25, 2036
 III-17-A               (2)                     $6,955,941.59      September 25, 2036
 III-17-B               (2)                     $6,955,941.59      September 25, 2036
 III-18-A               (2)                     $6,727,665.37      September 25, 2036
 III-18-B               (2)                     $6,727,665.37      September 25, 2036
 III-19-A               (2)                     $6,506,883.07      September 25, 2036
 III-19-B               (2)                     $6,506,883.07      September 25, 2036
 III-20-A               (2)                     $6,293,349.48      September 25, 2036
 III-20-B               (2)                     $6,293,349.48      September 25, 2036
 III-21-A               (2)                     $6,086,826.03      September 25, 2036
 III-21-B               (2)                     $6,086,826.03      September 25, 2036
 III-22-A               (2)                     $5,887,082.47      September 25, 2036
 III-22-B               (2)                     $5,887,082.47      September 25, 2036
 III-23-A               (2)                   $150,166,170.30      September 25, 2036
 III-23-B               (2)                   $150,166,170.30      September 25, 2036
 III-24-A               (2)                     $1,288,418.60      September 25, 2036
 III-24-B               (2)                     $1,288,418.60      September 25, 2036
 III-25-A               (2)                     $1,385,795.28      September 25, 2036
 III-25-B               (2)                     $1,385,795.28      September 25, 2036
 III-26-A               (2)                     $1,279,052.21      September 25, 2036
 III-26-B               (2)                     $1,279,052.21      September 25, 2036
 III-27-A               (2)                       $808,941.72      September 25, 2036
 III-27-B               (2)                       $808,941.72      September 25, 2036
 III-28-A               (2)                       $625,668.96      September 25, 2036
 III-28-B               (2)                       $625,668.96      September 25, 2036
 III-29-A               (2)                       $603,653.74      September 25, 2036
 III-29-B               (2)                       $603,653.74      September 25, 2036
 III-30-A               (2)                       $582,444.26      September 25, 2036
 III-30-B               (2)                       $582,444.26      September 25, 2036
 III-31-A               (2)                       $562,010.89      September 25, 2036
 III-31-B               (2)                       $562,010.89      September 25, 2036
 III-32-A               (2)                       $542,324.05      September 25, 2036
 III-32-B               (2)                       $542,324.05      September 25, 2036
 III-33-A               (2)                       $523,356.12      September 25, 2036
 III-33-B               (2)                       $523,356.12      September 25, 2036
 III-34-A               (2)                       $505,079.53      September 25, 2036
 III-34-B               (2)                       $505,079.53      September 25, 2036
 III-35-A               (2)                     $1,731,717.13      September 25, 2036
 III-35-B               (2)                     $1,731,717.13      September 25, 2036
 III-36-A               (2)                     $1,284,213.44      September 25, 2036
 III-36-B               (2)                     $1,284,213.44      September 25, 2036
 III-37-A               (2)                       $371,443.43      September 25, 2036
 III-37-B               (2)                       $371,443.43      September 25, 2036
 III-38-A               (2)                       $358,998.69      September 25, 2036
 III-38-B               (2)                       $358,998.69      September 25, 2036
 III-39-A               (2)                       $346,992.04      September 25, 2036
 III-39-B               (2)                       $346,992.04      September 25, 2036
 III-40-A               (2)                       $335,408.23      September 25, 2036
 III-40-B               (2)                       $335,408.23      September 25, 2036
 III-41-A               (2)                       $324,230.87      September 25, 2036
 III-41-B               (2)                       $324,230.87      September 25, 2036
 III-42-A               (2)                       $313,445.61      September 25, 2036
 III-42-B               (2)                       $313,445.61      September 25, 2036
 III-43-A               (2)                       $303,038.06      September 25, 2036
 III-43-B               (2)                       $303,038.06      September 25, 2036
 III-44-A               (2)                       $292,994.42      September 25, 2036
 III-44-B               (2)                       $292,994.42      September 25, 2036
 III-45-A               (2)                       $283,301.20      September 25, 2036
 III-45-B               (2)                       $283,301.20      September 25, 2036
 III-46-A               (2)                       $273,946.01      September 25, 2036
 III-46-B               (2)                       $273,946.01      September 25, 2036
 III-47-A               (2)                       $264,916.23      September 25, 2036
 III-47-B               (2)                       $264,916.23      September 25, 2036
 III-48-A               (2)                       $256,200.34      September 25, 2036
 III-48-B               (2)                       $256,200.34      September 25, 2036
 III-49-A               (2)                       $247,786.86      September 25, 2036
 III-49-B               (2)                       $247,786.86      September 25, 2036
 III-50-A               (2)                       $239,664.28      September 25, 2036
 III-50-B               (2)                       $239,664.28      September 25, 2036
 III-51-A               (2)                       $231,823.12      September 25, 2036
 III-51-B               (2)                       $231,823.12      September 25, 2036
 III-52-A               (2)                       $224,252.16      September 25, 2036
 III-52-B               (2)                       $224,252.16      September 25, 2036
 III-53-A               (2)                       $216,942.50      September 25, 2036
 III-53-B               (2)                       $216,942.50      September 25, 2036
 III-54-A               (2)                       $209,884.07      September 25, 2036
 III-54-B               (2)                       $209,884.07      September 25, 2036
 III-55-A               (2)                       $203,068.25      September 25, 2036
 III-55-B               (2)                       $203,068.25      September 25, 2036
 III-56-A               (2)                       $196,485.85      September 25, 2036
 III-56-B               (2)                       $196,485.85      September 25, 2036
 III-57-A               (2)                       $190,129.39      September 25, 2036
 III-57-B               (2)                       $190,129.39      September 25, 2036
 III-58-A               (2)                       $183,989.66      September 25, 2036
 III-58-B               (2)                       $183,989.66      September 25, 2036
 III-59-A               (2)                     $1,793,539.23      September 25, 2036
 III-59-B               (2)                     $1,793,539.23      September 25, 2036
 III-60-A               (2)                     $4,053,394.00      September 25, 2036
 III-60-B               (2)                     $4,053,394.00      September 25, 2036

---------------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest possible maturity date has been designated as the "latest possible maturity date" for each REMIC 2 Regular Interest.

(2) Calculated in accordance with the definition of "Uncertificated REMIC 2 Pass-Through Rate" herein.



                                     REMIC 3

               As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC 2 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 3." The Class R-3 Interest will represent the sole class of "residual interests" in REMIC 3 for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 3 Pass-Through Rate, the initial Uncertificated Balance or Uncertificated Notional Amount, and solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 3 Regular Interests. None of the REMIC 3 Regular Interests will be certificated.


                                  Initial Uncertificated
               Uncertificated           Balance or
                   REMIC 3            Uncertificated       Latest Possible Maturity
Designation   Pass-Through Rate    Notional Amount (3)             Date(1)
-----------   -----------------   ----------------------   ------------------------
   LT1AA         Variable(2)             $530,259,755.34      September 25, 2036
   LT1A1         Variable(2)                 $835,135.00      September 25, 2036
   LT1A2         Variable(2)                 $834,730.00      September 25, 2036
  LT1A3A         Variable(2)               $1,223,505.00      September 25, 2036
  LT1A3B         Variable(2)                 $398,590.00      September 25, 2036
  LT1A3C1        Variable(2)                 $375,000.00      September 25, 2036
  LT1A3C2        Variable(2)                 $167,475.00      September 25, 2036
  LT1A3D         Variable(2)                  $93,815.00      September 25, 2036
   LT1M1         Variable(2)                 $286,770.00      September 25, 2036
   LT1M2         Variable(2)                 $275,955.00      September 25, 2036
   LT1M3         Variable(2)                 $100,100.00      September 25, 2036
   LT1M4         Variable(2)                 $116,280.00      September 25, 2036
   LT1M5         Variable(2)                 $105,560.00      September 25, 2036
   LT1M6         Variable(2)                  $81,165.00      September 25, 2036
   LT1M7         Variable(2)                 $102,805.00      September 25, 2036
   LT1M8         Variable(2)                  $62,225.00      September 25, 2036
   LT1M9         Variable(2)                  $75,750.00      September 25, 2036
   LT1B          Variable(2)                 $100,100.00      September 25, 2036
   LT1ZZ         Variable(2)               $5,586,667.66      September 25, 2036
  LT1SUB         Variable(2)                   $6,303.85      September 25, 2036
  LT1GRP         Variable(2)                  $23,006.55      September 25, 2036
  LT2SUB         Variable(2)                   $6,300.78      September 25, 2036
  LT2GRP         Variable(2)                  $22,995.38      September 25, 2036
  LT3SUB         Variable(2)                  $17,046.65      September 25, 2036
  LT3GRP         Variable(2)                  $62,214.35      September 25, 2036
   LT1XX         Variable(2)             $540,943,515.45      September 25, 2036
   LTIO          Variable(2)             $541,081,383.00      September 25, 2036

---------------------
(1) For purposes of Treasury Regulations Section 1.860G-1(a)(4)(iii), the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 3 Regular Interest and each Class of Regular Certificates.
(2) Calculated in accordance with the definition of "Uncertificated REMIC 3 Pass-Through Rate" herein.
(3) REMIC 3 Regular Interest LTIO will not have an Uncertificated Balance, but will accrue interest on its Uncertificated Notional Amount, as defined herein.


                                     REMIC 4

                As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the REMIC 3 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 4." The Class R-4 Interest represents the sole class of "residual interests" in REMIC 4 for purposes of the REMIC Provisions.

                The following table sets forth (or describes) the Class designation, Original Certificate Principal Balance, Certificate Interest Rate and Assumed Final Maturity Date for each Class of Certificates comprising the interests in the Trust Fund created hereunder:



                   Original Certificate     Certificate Interest          Assumed Final
     Class           Principal Balance               Rate                  Maturity Date
----------------   --------------------    ----------------------    ------------------------
A-1                     $167,027,000.00               (1)               September 25, 2036
A-2                     $166,946,000.00               (2)               September 25, 2036
A-3A                    $244,701,000.00               (3)               September 25, 2036
A-3B                     $79,718,000.00               (4)               September 25, 2036
A-3C1                    $75,000,000.00               (5)               September 25, 2036
A-3C2                    $33,495,000.00               (6)               September 25, 2036
A-3D                     $18,763,000.00               (7)               September 25, 2036
M-1                      $57,354,000.00               (8)               September 25, 2036
M-2                      $55,191,000.00               (9)               September 25, 2036
M-3                      $20,020,000.00              (10)               September 25, 2036
M-4                      $23,256,000.00              (11)               September 25, 2036
M-5                      $21,112,000.00              (12)               September 25, 2036
M-6                      $16,233,000.00              (13)               September 25, 2036
M-7                      $20,561,000.00              (14)               September 25, 2036
M-8                      $12,445,000.00              (15)               September 25, 2036
M-9                      $15,150,000.00              (16)               September 25, 2036
B                        $20,020,000.00              (17)               September 25, 2036
CE Interest                       (18)               (18)               September 25, 2036
Swap IO Interest                  (19)               (20)               September 25, 2036
R                                 N/A                N/A                         N/A

---------------------
(1) Interest will accrue on the Class A-1 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class A-1 Pass-Through Rate and (ii) the Group 1 Cap for such Distribution Date.
(2) Interest will accrue on the Class A-2 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class A-2 Pass-Through Rate and (ii) the Group 2 Cap for such Distribution Date.
(3) Interest will accrue on the Class A-3A Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class A-3A Pass-Through Rate and (ii) the Group 3 Cap for such Distribution Date.
(4) Interest will accrue on the Class A-3B Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class A-3B Pass-Through Rate and (ii) the Group 3 Cap for such Distribution Date.
(5) Interest will accrue on the Class A-3C1 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class A-3C1 Pass-Through Rate and (ii) the Group 3 Cap for such Distribution Date.
(6) Interest will accrue on the Class A-3C2 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class A-3C2 Pass-Through Rate and (ii) the Group 3 Cap for such Distribution Date.
(7) Interest will accrue on the Class A-3D Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class A-3D Pass-Through Rate and (ii) the Group 3 Cap for such Distribution Date.
(8) Interest will accrue on the Class M-1 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class M-1 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(9) Interest will accrue on the Class M-2 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class M-2 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(10) Interest will accrue on the Class M-3 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class M-3 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(11) Interest will accrue on the Class M-4 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class M-4 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(12) Interest will accrue on the Class M-5 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class M-5 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(13) Interest will accrue on the Class M-6 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class M-6 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(14) Interest will accrue on the Class M-7 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class M-7 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(15) Interest will accrue on the Class M-8 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class M-8 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(16) Interest will accrue on the Class M-9 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class M-9 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(17) Interest will accrue on the Class B Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class B Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(18) Solely for REMIC purposes, the Class CE Interest will (i) have an Original Certificate Principal Balance equal to the Initial Overcollateralization Amount and (ii) will bear interest on its Notional Amount at its Pass-Through Rate.
(19) For federal income tax purposes, the Swap IO Interest will not have an Original Certificate Principal Balance, but will have a notional amount equal to the Uncertificated Notional Amount of REMIC 3 Regular Interest LTIO.
(20) For federal income tax purposes, the Swap IO Interest will not have a Certificate Interest Rate, but will be entitled to 100% of the amounts distributed on REMIC 3 Regular Interest LTIO.


                Interest will accrue on the regular interests represented by the Offered Certificates and Class B Certificates at their respective REMIC 4 Pass-Through Rates.

                                     REMIC 5

                As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class CE Interest and the Swap IO Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 5." The Class R-Certificate represents the sole class of "residual interests" in REMIC 5 for purposes of the REMIC Provisions.

                The following table sets forth (or describes) the Class designation, Original Certificate Principal Balance, Certificate Interest Rate and Assumed Final Maturity Date for the Class of Certificates comprising the interests in the Trust Fund created hereunder:


        Original Certificate    Certificate Interest      Assumed Final
Class    Principal Balance              Rate             Maturity Date(1)
-----   --------------------   ----------------------   ------------------

CE             N/A(2)               Variable(3)         September 25, 2036
R-X             N/A                     N/A                    N/A

---------------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC 5.
(2) Solely for REMIC purposes, the Class CE Certificates will have an Original Certificate Principal Balance equal to the Initial Overcollateralization Amount.
(3) The Class CE Certificates will be entitled to 100% of amounts distributed on the Class CE Interest and the Swap IO Interest.


                In addition, the Trust shall issue the Class P Certificates, which shall be issued by the Grantor Trust.

                                    ARTICLE I

                                   DEFINITIONS

                Section 1.01   Defined Terms.

                Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Interest on all Classes of REMIC 1 Regular Interests will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on all Regular Certificates will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

                "10-K Filing Deadline": As defined in Section 3.31(c) hereof.

                "1933 Act": The Securities Act of 1933, as amended.

                "60+ Day Delinquent Loan": Each Mortgage Loan (including each Mortgage Loan in foreclosure and each Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date) with respect to which any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due and each Mortgage Loan relating to an REO Property.

                "Account": Any of the Collection Account, the Distribution Account, the Swap Account or the Escrow Account.

                "Accrued Certificate Interest": With respect to each Distribution Date and Class of Certificates, an amount equal to the interest accrued at the Certificate Interest Rate described opposite such Class in the table in the Preliminary Statement (or in the case of the regular interests represented thereby, at the related REMIC 4 Pass-Through Rate) during the related Interest Accrual Period on the Certificate Principal Balance of such Class of Certificates, reduced by such Class' Interest Percentage of Relief Act Interest Shortfalls for such Distribution Date.

                "Additional Disclosure Notification": As defined in Section 3.31(b) hereof.

                "Addition Notice": With respect to the transfer of Additional Group 3 Mortgage Loans to the Trust Fund pursuant to Section 2.04, a notice of the Depositor's designation of the Additional Group 3 Mortgage Loans to be sold to the Trust Fund and the aggregate Principal Balance of such Additional Group 3 Mortgage Loans as of the Subsequent Cut-off Date. The Addition Notice shall be given not later than three Business Days prior to the related Additional Transfer Date and shall be substantially in the form attached hereto as Exhibit T.

                "Additional Form 10-D Information": As defined in Section 3.31(b) hereof.

                "Additional Form 10-K Information": As defined in Section 3.31(c) hereof.

                "Additional Group 3 Mortgage Loan": A Mortgage Loan sold by the Depositor to the Trust Fund pursuant to Section 2.04 and included in Loan Group 3, such Mortgage Loan being identified on the Mortgage Loan Schedule delivered pursuant to an Additional Transfer Instrument.

                "Additional Mortgage Loan Purchase Agreements": The agreements between the Depositor and the Seller, regarding the transfer of the Additional Group 3 Mortgage Loans by the Sponsor to the Depositor, substantially in the form attached hereto as Exhibit V.

                "Additional Servicer": A Subcontractor engaged by the Servicer, the Trustee or a custodian that is a "servicer" within the meaning of Item 1101 of Regulation AB and meets any of the criteria in Item 1108(a)(2)(i), (ii) or
(iii) of Regulation AB.

                "Additional Transfer Date": With respect to each Additional Transfer Instrument, the date on which the related Additional Group 3 Mortgage Loans are sold to the Trust Fund.

                "Additional Transfer Instrument": Each Additional Transfer Instrument, dated as of the related Additional Transfer Date, executed by the Trustee and the Depositor substantially in the form attached hereto as Exhibit S by which Additional Group 3 Mortgage Loans are transferred to the Trust Fund.

                "Adjustable-Rate Mortgage Loan": A Mortgage Loan which has a rate at which interest accrues that adjusts based on the Index plus a related Gross Margin, as set forth and subject to the limitations in the related Mortgage Note.

                "Adjustment Date": With respect to each Adjustable-Rate Mortgage Loan, each adjustment date on which the Mortgage Interest Rate of an Adjustable-Rate Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date (or Subsequent Cut-off Date with respect to each Additional Group 3 Mortgage Loan) for each Adjustable-Rate Mortgage Loan is set forth in the Mortgage Loan Schedules.

                "Advance": As to any Mortgage Loan, any advance made by the Servicer in respect of any Distribution Date pursuant to Section 4.07.

                "Adverse REMIC Event": As defined in Section 9.01(f) hereof.

                "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

                "Agreement": This Pooling and Servicing Agreement and all amendments and supplements hereto.

                "Applicable Regulations": As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto.

                "Applied Realized Loss Amount": Any Subordinated Applied Realized Loss Amount.

                "Assessment of Compliance": As defined in Section 3.20(a) hereof.

                "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

                "Assumed Final Maturity Date": As to each Class of Certificates, the date set forth as such in the Preliminary Statement.

                "Attestation Report": As defined in Section 3.20(b) hereof.

                "Available Funds": As to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the Monthly Payments due during the related Collection Period and received on or prior to the related Determination Date by the Servicer, (b) Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Principal Prepayments, Substitution Adjustment Amounts, the Purchase Price for any repurchased Mortgage Loan, the Termination Price with respect to the termination of the Trust pursuant to Section 10.01 hereof and other unscheduled recoveries of principal and interest (excluding Prepayment Charges, Originator Prepayment Charge Payment Amounts, Servicer Prepayment Charge Payment Amounts and Prepayment Interest Excess) in respect of the Mortgage Loans during the related Prepayment Period, (c) the aggregate of any amounts received in respect of an REO Property deposited in the Collection Account for such Distribution Date, (d) any Compensating Interest for such Distribution Date, (e) the aggregate of any Advances made by the Servicer for such Distribution Date, (f) any Reimbursement Amount or Subsequent Recovery deposited into the Collection Account during the related Prepayment Period and
(g) with respect to the Distribution Date immediately following the end of the Funding Period, any amounts in the Group 3 Pre-Funding Account after giving effect to any purchase of Additional Group 3 Mortgage Loans over (ii) the sum of
(a) amounts reimbursable or payable to the Servicer pursuant to Sections 3.05 or 6.03, (b) amounts reimbursable or payable to the Trustee pursuant to Section
8.05 or Section 9.01(c), (c) amounts payable hereunder to the Credit Risk Manager, (d) Stayed Funds, (e) the Servicing Fee and (f) amounts deposited in the Collection Account or the Distribution Account, as the case may be, in error.

                "Balloon Loan": A Mortgage Loan that provides for a Balloon Payment.

                "Balloon Payment": A payment of the unamortized principal balance of a Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding Monthly Payment.

                "Bankruptcy Code": Title 11 of the United States Code, as amended.

                "Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant," or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Offered Certificates and Class B Certificates shall be Book-Entry Certificates.

                "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Delaware, the State of New York, the State of Florida, the State of California, the Commonwealth of Pennsylvania or any city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed provided, however, with respect to distributions on Certificates, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to be closed.

                "Cap": Any of the Group 1 Cap, the Group 2 Cap, the Group 3 Cap or the Pool Cap.

                "Cap Carryover Amount": If on any Distribution Date, the Accrued Certificate Interest for any Offered Certificate and the Class B Certificates is based upon the related Cap, the excess of (i) the amount of interest such Certificate would have been entitled to receive on such Distribution Date based on the related Pass-Through Rate, over (ii) the amount of interest such Certificate received on such Distribution Date based on such related Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate on such Certificate).

                "Cap Carryover Reserve Account": The account or accounts created and maintained pursuant to Section 4.11 hereof.

                "Certificate": Any Regular Certificate, Class P Certificate or Residual Certificate.

                "Certificate Custodian": Initially, Wells Fargo Bank, N.A.; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

                "Certificate Interest Rate": With respect to each Distribution Date and Class of Certificates, the per annum rate described in the table under the captions "REMIC 4" and "REMIC 5" in the Preliminary Statement during the related Interest Accrual Period on the Certificate Principal Balance.

                "Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

                "Certificate Principal Balance": With respect to any Class of Certificates (other than the Class CE, Class P and Residual Certificates) and any Distribution Date, the Original Certificate Principal Balance (a) reduced by the sum of (i) all amounts actually distributed in respect of principal of such Class on all prior Distribution Dates and (ii) Applied Realized Loss Amounts allocated thereto for previous Distribution Dates and (b) increased by any Subsequent Recoveries allocated to such Class for previous Distribution Dates. The Class CE, Class P and Residual Certificates do not have a Certificate Principal Balance. With respect to any Certificate (other than a Class CE, Class P or Residual Certificate) of a Class and any Distribution Date, the portion of the Certificate Principal Balance of such Class represented by such Certificate equal to the product of the Percentage Interest evidenced by such Certificate and the Certificate Principal Balance of such Class.

                "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02 hereof.

                "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of any Residual Certificate for any purpose hereof.

                "Class": Collectively, Certificates or REMIC Regular Interests which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

                "Class A Certificate": Any one of the Certificates with an "A" designated on the face thereof substantially in the form annexed hereto as Exhibits A-1, A-2, A-3A, A-3B, A-3C1, A-3C2 and A-3D, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

                "Class A Certificateholders": Collectively, the Holders of the Class A Certificates.

                "Class A-1 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.140% per annum, and (ii) following the Optional Termination Date, 0.280% per annum.

                "Class A-1 Pass-Through Rate": For each Distribution Date, a per annum rate equal to the lesser of (i) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class A-1 Certificate Margin and (ii) the Group 1 Maximum Rate Cap.

                "Class A-2 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.140% per annum, and (ii) following the Optional Termination Date, 0.280% per annum.

                "Class A-2 Pass-Through Rate": For each Distribution Date, a per annum rate equal to the lesser of (i) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class A-2 Certificate Margin and (ii) the Group 2 Maximum Rate Cap.

                "Class A-3A Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.040% per annum, and (ii) following the Optional Termination Date, 0.080% per annum.

                "Class A-3A Pass-Through Rate": For each Distribution Date, a per annum rate equal to the lesser of (i) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class A-3A Certificate Margin and (ii) the Group 3 Maximum Rate Cap.

                "Class A-3B Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.090% per annum, and (ii) following the Optional Termination Date, 0.180% per annum.

                "Class A-3B Pass-Through Rate": For each Distribution Date, a per annum rate equal to the lesser of (i) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class A-3B Certificate Margin and (ii) the Group 3 Maximum Rate Cap.

                "Class A-3C1 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.150% per annum, and (ii) following the Optional Termination Date, 0.300% per annum.

                "Class A-3C1 Pass-Through Rate": For each Distribution Date, a per annum rate equal to the lesser of (i) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class A-3C1 Certificate Margin and (ii) the Group 3 Maximum Rate Cap.

                "Class A-3C2 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.150% per annum, and (ii) following the Optional Termination Date, 0.300% per annum.

                "Class A-3C2 Pass-Through Rate": For each Distribution Date, a per annum rate equal to the lesser of (i) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class A-3C2 Certificate Margin and (ii) the Group 3 Maximum Rate Cap.

                "Class A-3D Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.240% per annum, and (ii) following the Optional Termination Date, 0.480% per annum.

                "Class A-3D Pass-Through Rate": For each Distribution Date, a per annum rate equal to the lesser of (i) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class A-3D Certificate Margin and (ii) the Group 3 Maximum Rate Cap.

                "Class B Certificates:" Any one of the Certificates with a "B" designated on the face thereof substantially in the form annexed hereto as Exhibit B-10, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

                "Class B Certificateholders": Collectively, the Holders of the Class B Certificates.

                "Class B Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 2.500% per annum, and (ii) following the Optional Termination Date, 3.750% per annum.

                "Class B Pass-Through Rate": For each Distribution Date, a per annum rate equal to the lesser of (i) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class B Certificate Margin and (ii) the Pool Maximum Rate Cap.

                "Class B Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date) and (xi) the Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 93.50% and (ii) the sum of the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period and any amounts remaining in the Group 3 Pre-Funding Account and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period exceeds the product of (i) 0.50% and (ii) the sum of (a) the Pool Balance on the Cut-off Date and (b) the Original Group 3 Pre-Funded Amount.

                "Class B Realized Loss Amortization Amount": As to the Class B Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxxi) hereof, in each case for such Distribution Date.

                "Class CE Certificates": Any one of the Class CE Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit C-1, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

                "Class CE Distributable Amount": With respect to any Distribution Date, (x) the sum of (i) the interest accrued on such Class CE Certificate at its Pass-Through Rate calculated on its Notional Amount less the amount (without duplication) of Cap Carryover Amounts, (ii) the Overcollateralization Release Amount and (iii) amounts distributable in respect of the Swap IO Interest less (y) any Net Swap Payments or Swap Termination Payments paid to the Swap Provider for such Distribution Date.

                "Class CE Uncertificated Principal Balance": As of any date of determination, the Initial Overcollateralization Amount minus the sum of (i) any Realized Losses allocated thereto and (ii) any amounts distributed (or deemed distributed) to the Class CE Certificates with respect thereto.

                "Class M Certificate": Any one of the Certificates with an "M" designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, Exhibit B-2, Exhibit B-3, Exhibit B-4, Exhibit B-5, Exhibit B-6, Exhibit B-7, Exhibit B-8 and Exhibit B-9, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

                "Class M Certificateholders": Collectively, the Holders of the Class M Certificates.

                "Class M-1 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.280% per annum, and (ii) following the Optional Termination Date, 0.420% per annum.

                "Class M-1 Pass-Through Rate": For each Distribution Date, a per annum rate equal to the lesser of (i) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-1 Certificate Margin and (ii) the Pool Maximum Rate Cap.

                "Class M-1 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 55.80% and (ii) the sum of the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period and any amounts remaining in the Group 3 Pre-Funding Account and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period exceeds the product of (i) 0.50% and (ii) the sum of (a) the Pool Balance on the Cut-off Date and (b) the Original Group 3 Pre-Funded Amount.

                "Class M-1 Realized Loss Amortization Amount": As to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (iv) hereof, in each case for such Distribution Date.

                "Class M-2 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.290% per annum, and (ii) following the Optional Termination Date, 0.435% per annum.

                "Class M-2 Pass-Through Rate": For each Distribution Date, a per annum rate equal to the lesser of (i) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-2 Certificate Margin and (ii) the Pool Maximum Rate Cap.

                "Class M-2 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 66.00% and (ii) the sum of the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period and any amounts remaining in the Group 3 Pre-Funding Account and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period exceeds the product of
(i) 0.50% and (ii) the sum of (a) the Pool Balance on the Cut-off Date and (b) the Original Group 3 Pre-Funded Amount.

                "Class M-2 Realized Loss Amortization Amount": As to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (vii) hereof, in each case for such Distribution Date.

                "Class M-3 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.310% per annum, and (ii) following the Optional Termination Date, 0.465% per annum.

                "Class M-3 Pass-Through Rate": For each Distribution Date, a per annum rate equal the lesser of (i) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-3 Certificate Margin and (ii) the Pool Maximum Rate Cap.

                "Class M-3 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 69.70% and
(ii) the sum of the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period and any amounts remaining in the Group 3 Pre-Funding Account and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period exceeds the product of (i) 0.50% and (ii) the sum of (a) the Pool Balance on the Cut-off Date and (b) the Original Group 3 Pre-Funded Amount.

                "Class M-3 Realized Loss Amortization Amount": As to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-3 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (x) hereof, in each case for such Distribution Date.

                "Class M-4 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.360% per annum, and (ii) following the Optional Termination Date, 0.540% per annum.

                "Class M-4 Pass-Through Rate": For each Distribution Date, a per annum rate equal to the lesser of (i) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-4 Certificate Margin and (ii) the Pool Maximum Rate Cap.

                "Class M-4 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 74.00% and (ii) the sum of the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period and any amounts remaining in the Group 3 Pre-Funding Account and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period exceeds the product of (i) 0.50% and (ii) the sum of (a) the Pool Balance on the Cut-off Date and (b) the Original Group 3 Pre-Funded Amount.

                "Class M-4 Realized Loss Amortization Amount": As to the Class M-4 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-4 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xiii) hereof, in each case for such Distribution Date.

                "Class M-5 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.380% per annum, and (ii) following the Optional Termination Date, 0.570% per annum.

                "Class M-5 Pass-Through Rate": For each Distribution Date, a per annum rate equal to the lesser of (i) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-5 Certificate Margin and (ii) the Pool Maximum Rate Cap.

                "Class M-5 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 77.90% and (ii) the sum of the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period and any amounts remaining in the Group 3 Pre-Funding Account and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period exceeds the product of
(i) 0.50% and (ii) the sum of (a) the Pool Balance on the Cut-off Date and (b) the Original Group 3 Pre-Funded Amount.

                "Class M-5 Realized Loss Amortization Amount": As to the Class M-5 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-5 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xvi) hereof, in each case for such Distribution Date.

                "Class M-6 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.430% per annum, and (ii) following the Optional Termination Date, 0.645% per annum.

                "Class M-6 Pass-Through Rate": For each Distribution Date, a per annum rate equal to the lesser of (i) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-6 Certificate Margin and (ii) the Pool Maximum Rate Cap.

                "Class M-6 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 80.90% and
(ii) the sum of the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period and any amounts remaining in the Group 3 Pre-Funding Account and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period exceeds the product of (i) 0.50% and (ii) the sum of (a) the Pool Balance on the Cut-off Date and (b) the Original Group 3 Pre-Funded Amount.

                "Class M-6 Realized Loss Amortization Amount": As to the Class M-6 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-6 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xix) hereof, in each case for such Distribution Date.

                "Class M-7 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.800% per annum, and (ii) following the Optional Termination Date, 1.200% per annum.

                "Class M-7 Pass-Through Rate": For each Distribution Date, a per annum rate equal to the lesser of (i) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-7 Certificate Margin and (ii) the Pool Maximum Rate Cap.

                "Class M-7 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution
Date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 84.70% and (ii) the sum of the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period and any amounts remaining in the Group 3 Pre-Funding Account and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period exceeds the product of (i) 0.50% and (ii) the sum of (a) the Pool Balance on the Cut-off Date and (b) the Original Group 3 Pre-Funded Amount.

                "Class M-7 Realized Loss Amortization Amount": As to the Class M-7 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-7 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxii) hereof, in each case for such Distribution Date.

                "Class M-8 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.920% per annum, and (ii) following the Optional Termination Date, 1.380% per annum.

                "Class M-8 Pass-Through Rate": For each Distribution Date, a per annum rate equal to the lesser of (i) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-8 Certificate Margin and (ii) the Pool Maximum Rate Cap.

                "Class M-8 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution
Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date) and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 87.00% and (ii) the sum of the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period and any amounts remaining in the Group 3 Pre-Funding Account and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period exceeds the product of
(i) 0.50% and (ii) the sum of (a) the Pool Balance on the Cut-off Date and (b) the Original Group 3 Pre-Funded Amount.

                "Class M-8 Realized Loss Amortization Amount": As to the Class M-8 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-8 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxv) hereof, in each case for such Distribution Date.

                "Class M-9 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 1.800% per annum, and (ii) following the Optional Termination Date, 2.700% per annum.

                "Class M-9 Pass-Through Rate": For each Distribution Date, a per annum rate equal to the lesser of (i) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-9 Certificate Margin and (ii) the Pool Maximum Rate Cap.

                "Class M-9 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution
Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) 89.80% and (ii) the sum of the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period and any amounts remaining in the Group 3 Pre-Funding Account and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period exceeds the product of (i) 0.50% and (ii) the sum of (a) the Pool Balance on the Cut-off Date and (b) the Original Group 3 Pre-Funded Amount.

                "Class M-9 Realized Loss Amortization Amount": As to the Class M-9 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-9 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxviii) hereof, in each case for such Distribution Date.

                "Class P Certificate": Any one of the Certificates with a "P" designated on the face thereof substantially in the form annexed hereto as Exhibit C-2, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

                "Class R Certificate": The Class R Certificate executed by the Trustee on behalf of the Trust, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C-3 and evidencing the ownership of the Residual Interest in each of REMIC 1, REMIC 2, REMIC 3 and REMIC 4. The Class R Certificate represents the ownership of the Class R-1 Interest, the Class R-2 Interest, the Class R-3 Interest and the Class R-4 Interest.

                "Class R-X Certificate": The Class R-X Certificate executed by the Trustee on behalf of the Trust, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C-4 and evidencing the ownership of the Residual Interest in REMIC 5.

                "Class R-1 Interest": The uncertificated residual interest in REMIC 1.

                "Class R-2 Interest": The uncertificated residual interest in REMIC 2.

                "Class R-3 Interest": The uncertificated residual interest in REMIC 3.

                "Class R-4 Interest": The uncertificated residual interest in REMIC 4.

                "Closing Date": August 10, 2006.

                "Code": The Internal Revenue Code of 1986, as it may be amended from time to time.

                "Collection Account": The account or accounts created and maintained by the Servicer pursuant to Section 3.04(a), which shall be entitled "Collection Account, Option One Mortgage Corporation, as Servicer for the Trust under the Pooling and Servicing Agreement dated as of July 1, 2006 among Asset Backed Funding Corporation, as Depositor, Option One Mortgage Corporation, as Servicer, and Wells Fargo Bank, N.A., as Trustee, in trust for registered Holders of ABFC 2006-OPT1 Trust, Asset Backed Funding Corporation Asset-Backed Certificates, Series 2006-OPT1," and which must be an Eligible Account.

               "Collection Period": With respect to any Distribution Date, the period from the second day of the calendar month preceding the month in which such Distribution Date occurs through the first day of the month in which such Distribution Date occurs.

               "Combined Loan-to-Value Ratio": For any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the sum of (i) the Principal Balance of the Mortgage Loan at origination and (ii) the principal balance of the senior mortgage loan, if any, on the date of origination of the Mortgage Loan and the denominator of which is the Value of the related Mortgaged Property.

                "Commission": The United States Securities and Exchange Commission.

                "Compensating Interest": As defined in Section 3.23 hereof.

                "Compliance Statement": As defined in Section 3.19 hereof.

                "Condemnation Proceeds": All awards or settlements in respect of a taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

                "Consulting Agreement": The Consulting Agreement, dated as of August 10, 2006, between the Credit Risk Manager and the Depositor.

                "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at (i) for certificate transfer purposes, Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota, 55479-0113, Attention: Client Manager-ABFC, Series 2006-OPT1 and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Client Manager-ABFC, Series 2006-OPT1 or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

                "Corresponding Classes": With respect to REMIC 3 and REMIC 4, the following Classes shall be Corresponding Classes:

Corresponding REMIC 3 Classes    Corresponding REMIC 4 Classes
-----------------------------    -----------------------------
LT1A1                            Class A-1 Certificates
LT1A2                            Class A-2 Certificates
LT1A3A                           Class A-3A Certificates
LT1A3B                           Class A-3B Certificates
LT1A3C1                          Class A-3C1 Certificates
LT1A3C2                          Class A-3C2 Certificates
LT1A3D                           Class A-3D Certificates
LT1M1                            Class M-1 Certificates
LT1M2                            Class M-2 Certificates
LT1M3                            Class M-3 Certificates
LT1M4                            Class M-4 Certificates
LT1M5                            Class M-5 Certificates
LT1M6                            Class M-6 Certificates
LT1M7                            Class M-7 Certificates
LT1M8                            Class M-8 Certificates
LT1M9                            Class M-9 Certificates
LT1B                             Class B Certificates

                "Credit Enhancement Percentage": For any Distribution Date and any Class of Certificates, the percentage obtained by dividing (x) the sum of
(i) the aggregate Certificate Principal Balance of the Class or Classes of Certificates with a lower distributions priority than such Class before taking into account the distribution of the Principal Distribution Amount on such Distribution Date and (ii) the Overcollateralization Amount after taking into account the distribution of the Principal Distribution Amount as of the prior Distribution Date by (y) the sum of the (i) Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period and (ii) any amount remaining in the Group 3 Pre-Funding Account.

                "Credit Risk Manager": Clayton Fixed Income Services Inc., a Colorado corporation.

                "Credit Risk Manager Fee": The fee payable to the Credit Risk Manager on each Distribution Date for its services as Credit Risk Manager, in an amount equal to the product of (i) one-twelfth of the Credit Risk Manager Fee Rate and (ii) the Pool Balance as of the opening of business on the first day of the related Collection Period.

                "Credit Risk Manager Fee Rate": With respect to any Distribution Date, 0.0150% per annum.

                "Credit Risk Management Agreement": The Credit Risk Management Agreement between the Servicer and the Credit Risk Manager dated as of August 10, 2006.

                "Cut-off Date": July 1, 2006.

                "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the unpaid Principal Balance thereof as of the Cut-off Date, with respect to each Initial Mortgage Loan, or as of the Subsequent Cut-off Date, with respect to each Additional Group 3 Mortgage Loan, as applicable, after application of funds received or advanced on or before such date (or as of the applicable date of substitution with respect to an Eligible Substitute Mortgage
Loan).

                "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

                "Deemed Material and Adverse Representation": As such term is defined in the Option One Sale Agreement.

                "Defective Mortgage Loan": A Mortgage Loan replaced or to be replaced by one or more Eligible Substitute Mortgage Loans.

                "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                "Definitive Certificates": As defined in Section 5.02(c) hereof.

                "Delinquent": Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan.

                "Depositor": Asset Backed Funding Corporation, a Delaware corporation, or any successor in interest.

                "Depository": The initial depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

                "Depository Participant": A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                "Determination Date": With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

                "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer under this Agreement) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer under this Agreement) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                "Disqualified Organization": A "disqualified organization" under
Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code, or (iv) any other Person so designated by the Trustee based upon an Opinion of Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and a majority of its board of directors is not selected by a governmental unit. The term "United States," "state" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

                "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.04(b), which shall be entitled "Distribution Account, Wells Fargo Bank, N.A., as Trustee, in trust for the registered Holders of ABFC 2006-OPT1 Trust, Asset Backed Funding Corporation Asset-Backed Certificates, Series 2006-OPT1" and which must be an Eligible Account.

                "Distribution Date": The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in August 2006.

                "Distribution Date Statement": As defined in Section 4.06(a) hereof.

                "Due Date": With respect to each Mortgage Loan and any Distribution Date, the day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due, exclusive of any grace period.

                "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "A-1+" by S&P, "F-1+" by Fitch or "P-1" by Moody's (or comparable ratings if S&P, Fitch and Moody's are not the Rating Agencies) by each of the Rating Agencies at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee and the NIMS Insurer. Eligible Accounts may bear interest.

                "Eligible Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the NIMS Insurer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

                (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of S&P and the highest available rating category of Fitch and provided that each such investment has an original maturity of no more than 365 days and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

                (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by S&P, A+ or higher by Fitch and A2 or higher by Moody's, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest or (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

                (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

                (vi) units of money market funds registered under the Investment Company Act of 1940 (including funds managed or advised by the Trustee or affiliates thereof) that, if rated by each Rating Agency, are rated in its highest rating category (if so rated by such Rating Agency); and

                (vii) if previously confirmed in writing to the Trustee and consented to by the NIMS Insurer, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as an eligible investment of funds backing securities having ratings equivalent to its highest initial rating of the Senior Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                "Eligible Substitute Mortgage Loan": A mortgage loan substituted for a Defective Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate principal balance) not in excess of the then outstanding principal balance of the Defective Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) be of the same type (fixed-rate or adjustable-rate) and have a Mortgage Interest Rate not less than the Mortgage Interest Rate of the Defective Mortgage Loan and not more than 2% in excess of the Mortgage Interest Rate of such Defective Mortgage Loan and, with respect to an Adjustable-Rate Mortgage Loan, have the same Index as the Defective Mortgage Loan and have a Gross Margin equal to or greater than the Defective Mortgage Loan, (iii) have a FICO Score not less than the Defective Mortgage Loan, (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Defective Mortgage Loan, (v) have a Combined Loan-to-Value Ratio as of the date of substitution not greater than the Combined Loan-to-Value Ratio of the Defective Mortgage Loan as of such date, (vi) have a Prepayment Charge at least equal in amount of that of the Defective Mortgage Loan and (vii) conform to each representation and warranty set forth in the applicable section of the applicable Originator Mortgage Loan Purchase Agreement and Section 3.01 of the Mortgage Loan Purchase Agreement applicable to the Defective Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Defective Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balance, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates, the terms described in clause (iv) hereof shall be determined on the basis of weighted average remaining term to maturity, the Combined Loan-to-Value Ratios described in clause (v) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (vii) hereof must be satisfied as to each Eligible Substitute Mortgage Loan or in the aggregate, as the case may be. Any Defective Mortgage Loan that is a Group 1 Mortgage Loan, Group 2 Mortgage Loan or Group 3 Mortgage Loan must be replaced by an Eligible Substitute Mortgage Loan that will be a Group 1 Mortgage Loan, Group 2 Mortgage Loan or Group 3 Mortgage Loan, as applicable.

                "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                "ERISA-Restricted Certificates": Any of the Class B, Class CE, Class P and Residual Certificates.

                "Escrow Account": The account or accounts created and maintained pursuant to Section 3.06.

                "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

                "Estate in Real Property": A fee simple estate in a parcel of real property.

                "Exchange Act": The Securities Exchange Act of 1934, as amended.

                "Expense Fee Rate": The sum of (i) the Servicing Fee Rate and
(ii) the Credit Risk Manager Fee Rate.

                "Extended Period": As defined in Section 9.04(b) hereof.

                "Extra Principal Distribution Amount": As of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

                "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

                "Fidelity Bond": As defined in Section 3.12 hereof.

               "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property
(i) purchased by the applicable Originator or the Seller pursuant to or as contemplated by Section 2.03 or (ii) purchased by the Majority Class CE Certificateholders or the Servicer pursuant to Section 10.01), a determination made by the Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

                "Fitch": Fitch Ratings and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "Fitch" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Commission.

                "Fixed-Rate Mortgage Loan": A Mortgage Loan which has a constant annual rate at which interest accrues in accordance with the provisions of the related Mortgage Note.

                "Fixed Swap Payment": With respect to any Distribution Date, an amount equal to the product of (x) 5.345%, (y) the notional amount for that Distribution Date set forth in the Interest Rate Swap Agreement and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

               "Floating Swap Payment": With respect to any Distribution Date, an amount equal to the product of (i) Swap LIBOR, (ii) the notional amount for that Distribution Date set forth in the Interest Rate Swap Agreement and (iii) a fraction, the numerator of which is the actual number of days elapsed from and including the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution
Date), and the denominator of which is 360.

                "Foreclosure Price": The amount reasonably expected to be received from the sale of the related Mortgaged Property net of any expenses associated with foreclosure proceedings.

                "Form 8-K": As defined in Section 3.31(a) hereof.

                "Form 8-K Information": As defined in Section 3.31(d) hereof.

                "Form 10-D": As defined in Section 3.31(a) hereof.

                "Form 10-K": As defined in Section 3.31(a) hereof.

                "Funding Period": The period beginning on the Closing Date and ending on the earlier to occur of (a) the date upon which the amount on deposit in the Group 3 Pre-Funding Account has been reduced to zero or (b) August 30, 2006.

                "Grantor Trust": That portion of the Trust exclusive of any REMIC created hereunder consisting of (a) the Prepayment Charges, any Originator Prepayment Charge Payment Amounts and any Servicer Prepayment Charge Payment Amounts and the right of the Class P Certificateholders to receive such Prepayment Charges, Originator Prepayment Charge Payment Amounts and Servicer Prepayment Charge Payment Amounts, (b) the right of the Offered Certificates and the Class B Certificates to receive Cap Carryover Amounts, (c) the Interest Rate Swap Agreement, the Swap Account, the Cap Carryover Reserve Account and the beneficial interest of the Class CE Certificates with respect thereto, (d) the Group 3 Pre-Funding Account and (e) the obligation of the Class CE Certificates to pay Cap Carryover Amounts.

                "Gross Margin": With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Interest Rate for such Mortgage Loan.

                "Group 1 Cap": For any Distribution Date and for the Class A-1 Certificates, (a) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the Weighted Average Net Mortgage Interest Rate for the Group 1 Mortgage Loans minus
(b) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) and the denominator of which is the Pool Balance as of the first day of the related Collection Period.

                "Group 1 Interest Remittance Amount": As of any Distribution Date, the excess of (A) the sum, without duplication, of (i) all interest due and collected or advanced with respect to the related Collection Period on the Group 1 Mortgage Loans received by the Servicer on or prior to the Determination Date for such Distribution Date (less the Servicing Fee for such Mortgage Loans, amounts available for reimbursement of Advances and Servicing Advances pursuant to Section 3.05, expenses reimbursable pursuant to Section 6.03 and indemnification payments pursuant to Sections 3.26 and 8.05), (ii) all Compensating Interest paid by the Servicer on the related Distribution Date with respect to the Group 1 Mortgage Loans, (iii) the portion of any payment in connection with any Principal Prepayment (other than any Prepayment Interest Excess), substitution, Purchase Price, Termination Price, Insurance Proceeds or Net Liquidation Proceeds relating to interest with respect to the Group 1 Mortgage Loans received during the related Prepayment Period and (iv) the portion of any Reimbursement Amount relating to interest on such Mortgage Loans received during the related Prepayment Period over (B) the product of (x) any amounts payable to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event) and (y) a fraction, the numerator of which is the aggregate Principal Balance of the Group 1 Mortgage Loans as of the first day of the related Collection Period and the denominator of which is equal to the Pool Balance as of the first day of the related Collection Period.

                "Group 1 Maximum Rate Cap": As of any Distribution Date and the Class A-1 Certificates, (a) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the Weighted Average Net Maximum Mortgage Interest Rates for the Group 1 Mortgage Loans minus (b) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of
(i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), and the denominator of which is equal to the Pool Balance as of the first day of the related Collection Period plus (c) a percentage, expressed as a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the Pool Balance as of the first day of the related Collection Period.

                "Group 1 Mortgage Loan": The Initial Group 1 Mortgage Loans.

                "Group 1 Principal Percentage": With respect to any Distribution Date and the Class A-1 Certificates, the percentage equivalent to a fraction, the numerator of which is the Principal Remittance Amount allocable to the Group 1 Mortgage Loans for such Distribution Date and the denominator of which is the Principal Remittance Amount allocable to the Mortgage Loans for such Distribution Date.

                "Group 1 Senior Principal Distribution Amount": With respect to any Distribution Date (i) before the Stepdown Date or as to which a Trigger Event is in effect, the Group 1 Principal Percentage of the Principal Distribution Amount (excluding any amount included in the Principal Distribution Amount pursuant to clause (iii) of the definition thereof) and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of
(a) the Certificate Principal Balance of the Class A-1 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 45.20% and (2) the aggregate Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period and (y) the amount by which the aggregate Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period exceeds the product of (1) 0.50% and (2) the aggregate Principal Balance of the Group 1 Mortgage Loans on the Cut-off Date.

                "Group 2 Cap": For any Distribution Date and for the Class A-2 Certificates, (a) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the Weighted Average Net Mortgage Interest Rate for the Group 2 Mortgage Loans, minus (b) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) and the denominator of which is the Pool Balance as of the first day of the related Collection Period.

                "Group 2 Interest Remittance Amount": As of any Distribution Date, the excess of (A) the sum, without duplication, of (i) all interest due and collected or advanced with respect to the related Collection Period on the Group 2 Mortgage Loans received by the Servicer on or prior to the Determination Date for such Distribution Date (less the Servicing Fee for such Mortgage Loans, amounts available for reimbursement of Advances and Servicing Advances pursuant to Section 3.05, expenses reimbursable pursuant to Section 6.03 and indemnification payments pursuant to Sections 3.26 and 8.05), (ii) all Compensating Interest paid by the Servicer on the related Distribution Date with respect to the Group 2 Mortgage Loans, (iii) the portion of any payment in connection with any Principal Prepayment (other than any Prepayment Interest Excess), substitution, Purchase Price, Termination Price, Insurance Proceeds or Net Liquidation Proceeds relating to interest with respect to the Group 2 Mortgage Loans received during the related Prepayment Period and (iv) the portion of any Reimbursement Amount relating to interest on such Mortgage Loans received during the related Prepayment Period over (B) the product of (x) any amounts payable to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event) and (y) a fraction, the numerator of which is the aggregate Principal Balance of the Group 2 Mortgage Loans as of the first day of the related Collection Period and the denominator of which is equal to the Pool Balance as of the first day of the related Collection Period.

                "Group 2 Maximum Rate Cap": As of any Distribution Date and the Class A-2 Certificates, (a) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the Weighted Average Net Maximum Mortgage Interest Rates for the Group 2 Mortgage Loans minus (b) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of
(i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), and the denominator of which is equal to the Pool Balance as of the first day of the related Collection Period plus (c) a percentage, expressed as a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the Pool Balance as of the first day of the related Collection Period.

                "Group 2 Mortgage Loan": The Initial Group 2 Mortgage Loans.

                "Group 2 Principal Percentage": With respect to any Distribution Date and the Class A-2 Certificates, the percentage equivalent to a fraction, the numerator of which is the Principal Remittance Amount allocable to the Group 2 Mortgage Loans for such Distribution Date and the denominator of which is the Principal Remittance Amount allocable to the Mortgage Loans for such Distribution Date.

                "Group 2 Senior Principal Distribution Amount": With respect to any Distribution Date (i) before the Stepdown Date or as to which a Trigger Event is in effect, the Group 2 Principal Percentage of the Principal Distribution Amount (excluding any amount included in the Principal Distribution Amount pursuant to clause (iii) of the definition thereof) and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of
(a) the aggregate Certificate Principal Balance of the Class A-2 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 45.20% and (2) the aggregate Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period and (y) the amount by which the aggregate Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period exceeds the product of
(1) 0.50% and (2) the aggregate Principal Balance of the Group 2 Mortgage Loans on the Cut-off Date.

                "Group 3 Cap": For any Distribution Date and for the Class A-3A, Class A-3B, A-3C1, Class A-3C2 and Class A-3D Certificates, (a) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the Weighted Average Net Mortgage Interest Rate for the Group 3 Mortgage Loans minus (b) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of (i) the Net Swap Payment owed to the Swap Provider and
(ii) any Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) and the denominator of which is the Pool Balance as of the first day of the related Collection Period.

                "Group 3 Interest Remittance Amount": As of any Distribution Date, the excess of (A) the sum, without duplication, of (i) all interest due and collected or advanced with respect to the related Collection Period on the Group 3 Mortgage Loans received by the Servicer on or prior to the Determination Date for such Distribution Date (less the Servicing Fee for such Mortgage Loans, amounts available for reimbursement of Advances and Servicing Advances pursuant to Section 3.05, expenses reimbursable pursuant to Section 6.03 and indemnification payments pursuant to Sections 3.26 and 8.05), (ii) all Compensating Interest paid by the Servicer on the related Distribution Date with respect to the Group 3 Mortgage Loans, (iii) the portion of any payment in connection with any Principal Prepayment (other than any Prepayment Interest Excess), substitution, Purchase Price, Termination Price, Insurance Proceeds or Net Liquidation Proceeds relating to interest with respect to the Group 3 Mortgage Loans received during the related Prepayment Period and (iv) the portion of any Reimbursement Amount relating to interest on such Mortgage Loans received during the related Prepayment Period over (B) the product of (x) any amounts payable to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event) and (y) a fraction, the numerator of which is the aggregate Principal Balance of the Group 3 Mortgage Loans as of the first day of the related Collection Period and the denominator of which is equal to the Pool Balance as of the first day of the related Collection Period.

                "Group 3 Maximum Rate Cap": As of any Distribution Date and the Class A-3A, Class A-3B, A-3C1, Class A-3C2 and Class A-3D Certificates, (a) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the Weighted Average Net Maximum Mortgage Interest Rates for the Group 3 Mortgage Loans, minus (b) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), and the denominator of which is equal to the Pool Balance as of the first day of the related Collection Period plus (c) a percentage, expressed as a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the Pool Balance as of the first day of the related Collection Period.

                "Group 3 Mortgage Loan": The Initial Group 3 Mortgage Loans and any Additional Group 3 Mortgage Loans.

                "Group 3 Pre-Funding Account": The account established and maintained pursuant to Section 4.10.

                "Group 3 Principal Percentage": With respect to any Distribution Date and the Class A-3A, Class A-3B, Class A-3C1, Class A-3C2 and Class A-3D Certificates, the percentage equivalent to a fraction, the numerator of which is the Principal Remittance Amount allocable to the Group 3 Mortgage Loans for such Distribution Date and the denominator of which is the Principal Remittance Amount allocable to the Mortgage Loans for such Distribution Date.

                "Group 3 Senior Principal Distribution Amount": With respect to any Distribution Date (i) before the Stepdown Date or as to which a Trigger Event is in effect, the sum of (a) the Group 3 Principal Percentage of the Principal Distribution Amount (excluding any amount included in the Principal Distribution Amount pursuant to clause (iii) of the definition thereof) and (b) on the Distribution Date immediately following the end of the Funding Period, any amount remaining in the Group 3 Pre-Funding Account after giving effect to any purchase of Additional Group 3 Mortgage Loans and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the sum of (a) the excess of (I) the sum of the Certificate Principal Balances of the Class A-3A, Class A-3B, Class A-3C1, Class A-3C2 and Class A-3D Certificates immediately prior to that Distribution Date over (II) the lesser of (x) the product of (1) 45.20% and (2) the sum of (A) the aggregate Principal Balance of the Group 3 Mortgage Loans as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period and (B) any amounts remaining in the Group 3 Pre-Funding Account and (y) the amount by which the aggregate Principal Balance of the Group 3 Mortgage Loans as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period exceeds the product of
(1) 0.50% and (2) the sum of (A) the aggregate Principal Balance of the Group 3 Mortgage Loans on the Cut-off Date and (B) the Original Group 3 Pre-Funded Amount and (b) on the Distribution Date immediately following the end of the Funding Period, any amount remaining in the Group 3 Pre-Funding Account after giving effect to any purchase of Additional Group 3 Mortgage Loans.

                "Group Subordinate Amount" for any Distribution Date and (i) the Group 1 Mortgage Loans, will be equal to the excess of the aggregate Principal Balance of the Group 1 Mortgage Loans as of the first day of the related Collection Period over the Certificate Principal Balance of the Class A-1 Certificates immediately prior to such Distribution Date, (ii) the Group 2 Mortgage Loans, will be equal to the excess of the aggregate Principal Balance of the Group 2 Mortgage Loans as of the first day of the related Collection Period over the Certificate Principal Balance of the Class A-2 Certificates immediately prior to such Distribution Date and (iii) the Group 3 Mortgage Loans, will be equal to the excess of (a) the sum of the aggregate Principal Balance of the Group 3 Mortgage Loans as of the first day of the related Collection Period and the amount (if any) in the Group 3 Pre-Funding Account over (b) the aggregate Certificate Principal Balance of the Class A-3A, Class A-3B, Class A-3C1, Class A-3C2 and Class A-3D Certificates immediately prior to such Distribution Date.

                "Indenture": An indenture relating to the issuance of net interest margin notes secured by the Class CE Certificates and the Class P Certificates, which may or may not be guaranteed by the NIMS Insurer.

                "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Servicer and their respective Affiliates, (ii) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Servicer or any Affiliate thereof, and (iii) is not connected with the Depositor or the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Servicer or any Affiliate thereof, as the case may be.

                "Independent Contractor": Either (i) any Person (other than the Servicer) that would be an "independent contractor" with respect to the Trust Fund within the meaning of Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer) if the Trustee has received an Opinion of Counsel, which Opinion of Counsel shall be an expense of the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                "Index": With respect to each Adjustable-Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

                "Initial Certificate Principal Balance": With respect to any Certificate of a Class other than a Class CE, Class P or Residual Certificate, the amount designated "Initial Certificate Principal Balance" on the face thereof.

                "Initial Group 1 Mortgage Loan": Each Group 1 Mortgage Loan included in the Trust Fund on the Closing Date and listed on the Mortgage Loan Schedule. The aggregate Principal Balance of the Initial Group 1 Mortgage Loans as of the Cut-off Date is equal to $230,065,449.86.

                "Initial Group 2 Mortgage Loan": Each Group 2 Mortgage Loan included in the Trust Fund on the Closing Date and listed on Mortgage Loan Schedule. The aggregate Principal Balance of the Initial Group 2 Mortgage Loans as of the Cut-off Date is equal to $229,953,819.39.

                "Initial Group 3 Mortgage Loan": Each Group 3 Mortgage Loan included in the Trust Fund on the Closing Date and listed on Mortgage Loan Schedule. The aggregate Principal Balance of the Initial Group 3 Mortgage Loans as of the Cut-off Date is equal to $528,008,647.09.

                "Initial Mortgage Loan": Any of the Initial Group 1 Mortgage Loans, Initial Group 2 Mortgage Loans or Initial Group 3 Mortgage Loans.

                "Initial Overcollateralization Amount": $35,170,766.21.

                "Interest Rate Swap Agreement": The 1992 ISDA Master Agreement (Multicurrency-Cross Border) dated as of August 10, 2006 (together with the schedule thereto, the Master Agreement) between Bank of America, National Association and the Trustee, and a confirmation of the same date, which supplements and forms part of the Master Agreement, substantially in the form attached hereto as Exhibit N.

                "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

                "Interest Accrual Period": With respect to any Distribution Date and the Offered Certificates and the Class B Certificates, the period from the preceding Distribution Date to the day prior to the current Distribution Date (or, in the case of the first Distribution Date, the period from the Closing Date through August 25, 2006).

                "Interest Carry Forward Amount": For any Class of Certificates (other than the Class CE, Class P and Residual Certificates) and any Distribution Date, the sum of (a) the excess, if any, of the Accrued Certificate Interest for such Distribution Date over the amount in respect of interest actually distributed on such Class for such Distribution Date, (b) any remaining unpaid Interest Carry Forward Amount from prior Distribution Dates and (c) interest on such remaining Interest Carry Forward Amount referred to in clause
(b) at the applicable Certificate Interest Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

                "Interest Percentage": With respect to any Class of Certificates and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such Class to the sum of the Accrued Certificate Interest for all Classes, in each case with respect to such Distribution Date, without regard to shortfalls caused by the Relief Act or similar state laws.

                "Interest Remittance Amount": As of any Determination Date, the sum of the Group 1 Interest Remittance Amount, the Group 2 Interest Remittance Amount and the Group 3 Interest Remittance Amount.

                "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Collection Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Collection Period and not previously recovered.

                "LIBOR Business Day": Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

                "LIBOR Determination Date": With respect to the Offered Certificates and the Class B Certificates, (i) for the first Distribution Date, the second LIBOR Business Day preceding the Closing Date and (ii) for each subsequent Distribution Date, the second LIBOR Business Day prior to the immediately preceding Distribution Date.

                "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

                "Liquidation Proceeds": The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation or
(ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise.

                "Liquidation Report": The report with respect to a Liquidated Mortgage Loan in such form as is agreed to by the Servicer and the Trustee listing (i) the sale price of the related Mortgaged Property or amount of the REO Disposition, (ii) the amount of any Realized Loss (or gain) with respect to such Liquidated Mortgage Loan, (iii) the expenses relating to the liquidation of such Liquidated Mortgage Loan and (iv) such other information as is agreed to by the Servicer and the Trustee.

                "Loan Group": Any of Loan Group 1, Loan Group 2 or Loan Group 3.

                "Loan Group 1": The Group 1 Mortgage Loans.

                "Loan Group 2": The Group 2 Mortgage Loans.

                "Loan Group 3": The Group 3 Mortgage Loans.

                "Losses": As defined in Section 9.03.

                "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

                "Majority Certificateholders": The Holders of Certificates evidencing at least 51% of the Voting Rights.

                "Majority Class CE Certificateholders": The Holders of Class CE Certificates evidencing at least a 51% Percentage Interest in the Class CE Certificates.

                "Marker Rate": With respect to the Class CE Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC Pass-Through Rates for REMIC 3 Regular Interest LT1A1, REMIC 3 Regular Interest LT1A2, REMIC 3 Regular Interest LT1A3A, REMIC 3 Regular Interest LT1A3B, REMIC 3 Regular Interest LT1A3C1, REMIC 3 Regular Interest LT1A3C2, REMIC 3 Regular Interest LT1A3D, REMIC 3 Regular Interest LT1M1, REMIC 3 Regular Interest LT1M2, REMIC 3 Regular Interest LT1M3, REMIC 3 Regular Interest LT1M4, REMIC 3 Regular Interest LT1M5, REMIC 3 Regular Interest LT1M6, REMIC 3 Regular Interest LT1M7, REMIC 3 Regular Interest LT1M8, REMIC 3 Regular Interest LT1M9, REMIC 3 Regular Interest LT1B and REMIC 3 Regular Interest LT1ZZ, (i) with the rate on each such REMIC Regular Interest (other than REMIC 3 Regular Interest LT1ZZ) subject to a cap equal to the REMIC 4 Pass-Through Rate of its Corresponding Class (taking into account in determining any such Pass-Through Rate the imposition of the Group 1 Cap, the Group 2 Cap, the Group 3 Cap or the Pool Cap, as applicable, calculated as described in the definition of REMIC 4 Pass-Through Rate) for the purposes of this calculation and (ii) with the rate on REMIC 3 Regular Interest LT1ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 3 Pass-Through Rate and the related caps with respect to each such REMIC Regular Interest (other than REMIC 3 Regular Interest LT1ZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

                "Maximum LT1ZZ Uncertificated Accrued Interest Deferral Amount":
With respect to any Distribution Date, the excess of (a) accrued interest at the Uncertificated REMIC 3 Pass-Through Rate applicable to REMIC 3 Regular Interest LT1ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT1ZZ minus the REMIC 3 Overcollateralized Amount, in each case for such Distribution Date, over (b) Uncertificated Accrued Interest on REMIC 3 Regular Interest LT1A1, REMIC 3 Regular Interest LT1A2, REMIC 3 Regular Interest LT1A3A, REMIC 3 Regular Interest LT1A3B, REMIC 3 Regular Interest LT1A3C1, REMIC 3 Regular Interest LT1A3C2, REMIC 3 Regular Interest LT1A3D, REMIC 3 Regular Interest LT1M1, REMIC 3 Regular Interest LT1M2, REMIC 3 Regular Interest LT1M3, REMIC 3 Regular Interest LT1M4, REMIC 3 Regular Interest LT1M5, REMIC 3 Regular Interest LT1M6, REMIC 3 Regular Interest LT1M7, REMIC 3 Regular Interest LT1M8, REMIC 3 Regular Interest LT1M9 and REMIC 3 Regular Interest LT1B, each subject to a cap equal to the REMIC 4 Pass-Through Rate of the related Corresponding Class for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 3 Pass-Through Rate and the related caps with respect to Uncertificated Accrued Interest on REMIC 3 Regular Interest LT1A1, REMIC 3 Regular Interest LT1A2, REMIC 3 Regular Interest LT1A3A, REMIC 3 Regular Interest LT1A3B, REMIC 3 Regular Interest LT1A3C1, REMIC 3 Regular Interest LT1A3C2, REMIC 3 Regular Interest LT1A3D, REMIC 3 Regular Interest LT1M1, REMIC 3 Regular Interest LT1M2, REMIC 3 Regular Interest LT1M3, REMIC 3 Regular Interest LT1M4, REMIC 3 Regular Interest LT1M5, REMIC 3 Regular Interest LT1M6, REMIC 3 Regular Interest LT1M7, REMIC 3 Regular Interest LT1M8, REMIC 3 Regular Interest LT1M9 and REMIC 3 Regular Interest LT1B shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

                "Maximum Mortgage Interest Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Interest Rate thereunder.

                "MERS": As defined in Section 2.01 hereof.

                "Minimum Mortgage Interest Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Interest Rate thereunder.

                "Monthly Excess Cashflow Allocation": As defined in Section 4.02(b).

                "Monthly Excess Cashflow Amount": The sum of the Monthly Excess Interest Amount, the Overcollateralization Release Amount and (without duplication) any portion of the Principal Distribution Amount remaining after principal distributions on the Offered Certificates and the Class B Certificates.

                "Monthly Excess Interest Amount": With respect to each Distribution Date, the amount, if any, by which the related Interest Remittance Amount for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date pursuant to paragraphs (i) through (xv) under Section 4.01.

                "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act or similar state laws; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.01; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

                "Moody's": Moody's Investors Service, Inc., and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Securities and Exchange Commission.

                "Mortgage": The mortgage, deed of trust or other instrument creating a first or second lien on, or first or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

                "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                "Mortgage Interest Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate
(i) in the case of each Fixed-Rate Mortgage Loan shall remain constant at the rate set forth in the applicable Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cut-off Date, and (ii) in the case of each Adjustable-Rate Mortgage Loan (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the applicable Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded as provided in the Mortgage Note, of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

                "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) and any Additional Transfer Instrument as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedules.

                "Mortgage Loan Purchase Agreement": The agreement between the Seller and the Depositor, dated as of July 1, 2006, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor, substantially in the form attached hereto as Exhibit G.

                "Mortgage Loan Schedule": As of any date with respect to the Mortgage Loans, the lists of such Mortgage Loans included in the Trust Fund on such date, separately identifying the Fixed-Rate Mortgage Loans and the Adjustable-Rate Mortgage Loans, as supplemented by each schedule of Additional Group 3 Mortgage Loans attached to an Additional Transfer Instrument. The Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

                                   (1) the Mortgage Loan identifying number;

                                   (2) the state and zip code of the Mortgaged
                            Property;

                                   (3) the type of Residential Dwelling
                            constituting the Mortgaged Property;

                                   (4) the occupancy status of the Mortgaged
                            Property at origination;

                                   (5) the original months to maturity;

                                   (6) the date of origination;

                                   (7) the first payment date;

                                   (8) the stated maturity date;

                                   (9) the stated remaining months to maturity
                            from the Cut-off Date (or Subsequent Cut-off Date, with respect to an Additional Group 3 Mortgage Loan) based on the original amortization schedule;

                                   (10) the original principal amount of the
                            Mortgage Loan;

                                   (11) the Principal Balance of each Mortgage
                            Loan as of the Cut-off Date (or Subsequent Cut-off Date, with respect to an Additional Group 3 Mortgage
                            Loan);

                                   (12) the Mortgage Interest Rate of the
                            Mortgage Loan as of the Cut-off Date (or Subsequent Cut-off Date, with respect to an Additional Group 3 Mortgage Loan);

                                   (13) the current principal and interest
                            payment of the Mortgage Loan as of the Cut-off Date (or Subsequent Cut-off Date, with respect to an Additional Group 3 Mortgage Loan);

                                   (14) the contractual interest paid to date of
                            the Mortgage Loan;

                                   (15) the Combined Loan-to-Value Ratio at
                            origination and as of the Cut-off Date;

                                   (16) a code indicating the loan performance
                            status of the Mortgage Loan as of the Cut-off Date;

                                   (17) a code indicating the Index that is
                            associated with such Mortgage Loan;

                                   (18) the Gross Margin;

                                   (19) the Periodic Rate Cap;

                                   (20) the Minimum Mortgage Interest Rate;

                                   (21) the Maximum Mortgage Interest Rate;

                                   (22) a code indicating whether the Mortgage
                            Loan has a Prepayment Charge and the type of Prepayment Charge and the term;

                                   (23) the first Adjustment Date immediately
                            following the Cut-off Date;

                                   (24) the rate adjustment frequency;

                                   (25) the payment adjustment frequency;

                                   (26) the purpose of the Mortgage Loan; and

                                   (27) a code indicating whether the Mortgage
                            Loan is a second lien.

                The Mortgage Loan Schedules shall set forth the following information, as of the Cut-off Date (or Subsequent Cut-off Date, with respect to an Additional Group 3 Mortgage Loan), with respect to the Mortgage Loans in the aggregate, for the Fixed-Rate Mortgage Loans and for the Adjustable-Rate Mortgage Loans: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedules shall be amended from time to time in accordance with the provisions of this Agreement and a copy of such amended Mortgage Loan Schedules shall be furnished by the Servicer to the NIMS Insurer. With respect to any Eligible Substitute Mortgage Loan, Cut-off Date shall refer to the applicable date of substitution.

                "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

                "Mortgage Pool": The pool of Mortgage Loans, identified on the Mortgage Loan Schedules from time to time, and any REO Properties acquired in respect thereof.

                "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

                "Mortgagor": The obligor on a Mortgage Note.

                "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of unreimbursed Advances, unreimbursed Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

                "Net Maximum Mortgage Interest Rate": With respect to (x) each Adjustable-Rate Mortgage Loan, the applicable Maximum Mortgage Interest Rate and
(y) each Fixed-Rate Mortgage Loan, the Mortgage Interest Rate for such Mortgage Loan, in each case less the Expense Fee Rate.

                "Net Mortgage Interest Rate": With respect to any Mortgage Loan, the Mortgage Interest Rate borne by such Mortgage Loan minus the Expense Fee Rate.

                "Net Swap Payment": With respect to a Distribution Date (i) in the case of payments made by the Trust, the excess, if any, of (x) the Fixed Swap Payment for such Distribution Date over (y) the Floating Swap Payment for such Distribution Date and (ii) in the case of payments made by the Swap Provider, the excess, if any, of (x) the Floating Swap Payment for such Distribution Date over (y) the Fixed Swap Payment for such Distribution Date.

                "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

                "NIMS Insurer": Any insurer that is guaranteeing certain payments under notes secured by collateral which includes all or a portion of the Class CE and Class P Certificates.

                "Nonrecoverable Advance": Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not be ultimately recoverable from Late Collections on such Mortgage Loan as provided herein.

               "Notional Amount": With respect to any Distribution Date and the Class CE Interest and Class CE Certificates, an amount equal to the aggregate principal balance of the REMIC 1 Regular Interests for such Distribution Date.

               "Offered Certificates": The Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-3C1, Class A-3C2, Class A-3D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

               "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated) or a principal, and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicer, the Seller or the Depositor, as applicable.

                "One-Month LIBOR": With respect to each Interest Accrual Period, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the interbank offered rate for one-month United States dollar deposits in the London market as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date. If such rate does not appear on that page (or such other page as may replace that page on that service, or if such service is no longer offered, another service for displaying One-Month LIBOR or comparable rates as selected by the Trustee) on a LIBOR Determination Date, One-Month LIBOR for the related Interest Accrual Period will be the Reference Bank Rate, determined by the Trustee as follows:

                (i) If on such LIBOR Determination Date two or more Reference Banks provide Reference Bank Rates, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such Reference Bank Rates (rounded upwards if necessary to the nearest whole multiple of 0.001%);

                (ii) If on such LIBOR Determination Date fewer than two Reference Banks provide Reference Bank Rates, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Depositor and the NIMS Insurer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates; and

                (iii) If no such quotations can be obtained, One-Month LIBOR for the related Interest Accrual Period shall be One-Month LIBOR for the prior Distribution Date.

                "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Servicer except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

                "Option One Sale Agreement": The Flow Sale and Servicing Agreement, dated as of July 28, 2006, as it may be amended from time to time, by and among the Seller, as purchaser, Option One Mortgage Corporation and its affiliates, as sellers.

                "Optional Termination Date": The first Distribution Date on which the NIMS Insurer, if any, or if there is no NIMS Insurer, the Majority Class CE Certificateholders or, if such holder is the Seller or is an affiliate of the Seller, the Servicer, may opt to terminate the Mortgage Pool pursuant to
Section 10.01.

                "Original Certificate Principal Balance": With respect to each Class of Certificates, the Certificate Principal Balance thereof on the Closing Date, as set forth opposite such Class in the Preliminary Statement, except with respect to (i) the Class P and Residual Certificates, which have an Original Certificate Principal Balance of zero and (ii) the Class CE Certificates, which, solely for REMIC purposes, have an Original Certificate Principal Balance equal to the Initial Overcollateralization Amount.

                "Original Group 3 Pre-Funded Amount": The amount deposited by the Depositor in the Group 3 Pre-Funding Account on the Closing Date, which amount is $94,134,849.87.

                "Originator": Either Option One Mortgage Corporation or Ownit Mortgage, as the case may be, or their successors in interest.

                "Originator Mortgage Loan Purchase Agreement": Either (i) the Option One Sale Agreement or (ii) the Ownit Sale Agreement.

                "Originator Prepayment Charge Payment Amount": The amount payable by (i) Option One Mortgage Corporation pursuant to Section 4.22 of the Option One Sale Agreement or (ii) Ownit Mortgage pursuant to Section 9.03 of the Ownit Sale Agreement in respect of certain Prepayment Charges that are not collected from the Mortgagor.

                "Overcollateralization Amount": As of any Distribution Date, the excess, if any, of (x) the sum of (i) the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period and (ii) any funds on deposit in the Group 3 Pre-Funding Account on the related Determination Date over (y) the aggregate Certificate Principal Balance of all Classes of Offered Certificates and the Class B Certificates (after taking into account all distributions of principal on such Distribution Date and the increase of any Certificate Principal Balance as a result of Subsequent Recoveries).

                "Overcollateralization Deficiency": As of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all Classes of Offered Certificates and the Class B Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

                "Overcollateralization Release Amount": With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal distribution on the Offered Certificates and the Class B Certificates on such Distribution Date, over (ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

                "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                "Ownit Mortgage": Ownit Mortgage Solutions, Inc. or its successor in interest.

                "Ownit Sale Agreement": The Mortgage Loan Purchase and Warranties Agreement, dated as of March 1, 2005, by and between Bank of America, National Association, as purchaser, and Ownit Mortgage, as seller and the related Memoranda of Sale, dated as of March 17, 2005, as amended by the Assignment, Assumption and Recognition Agreement, dated August 10, 2006, among the Depositor, Bank of America, National Association, the Trustee, the Servicer, and Ownit Mortgage.

                "Pass-Through Rate": Any of the Class A-1 Pass-Through Rate, Class A-2 Pass-Through Rate, the Class A-3A Pass-Through Rate, the Class A-3B Pass-Through Rate, the Class A-3C1 Pass-Through Rate, Class A-3C2 Pass-Through Rate, the Class A-3D Pass-Through Rate, the Class M-1 Pass-Through Rate, the Class M-2 Pass-Through Rate, the Class M-3 Pass-Through Rate, the Class M-4 Pass-Through Rate, the Class M-5 Pass-Through Rate, the Class M-6 Pass-Through Rate, the Class M-7 Pass-Through Rate, the Class M-8 Pass-Through Rate, the Class M-9 Pass-Through Rate and the Class B Pass-Through Rate; and in the case of any Regular Interest, the Pass-Through Rate set forth in the definition thereof.

                With respect to the Class CE Interest and the Class CE Certificates and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (S) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 3 Regular Interest LT1AA, REMIC 3 Regular Interest LT1A1, REMIC 3 Regular Interest LT1A2, REMIC 3 Regular Interest LT1A3A, REMIC 3 Regular Interest LT1A3B, REMIC 3 Regular Interest LTA3C1, REMIC 3 Regular Interest LT1A3C2, REMIC 3 Regular Interest LT1A3D, REMIC 3 Regular Interest LT1M1, REMIC 3 Regular Interest LT1M2, REMIC 3 Regular Interest LT1M3, REMIC 3 Regular Interest LT1M4, REMIC 3 Regular Interest LT1M5, REMIC 3 Regular Interest LT1M6, REMIC 3 Regular Interest LT1M7, REMIC 3 Regular Interest LT1M8, REMIC 3 Regular Interest LT1M9, REMIC 3 Regular Interest LT1B and REMIC 3 Regular Interest LT1ZZ. For purposes of calculating the Pass-Through Rate for the Class CE Interest and the Class CE Certificates, the numerator is equal to the sum of the following components:

                            (A) the Uncertificated REMIC 3 Pass-Through Rate for
                     REMIC 3 Regular Interest LT1AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT1AA;

                            (B) the Uncertificated REMIC 3 Pass-Through Rate for
                     REMIC 3 Regular Interest LT1A1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT1A1;

                            (C) the Uncertificated REMIC 3 Pass-Through Rate for
                     REMIC 3 Regular Interest LT1A2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT1A2;

                            (D) the Uncertificated REMIC 3 Pass-Through Rate for
                     REMIC 3 Regular Interest LT1A3A minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT1A3A;

                            (E) the Uncertificated REMIC 3 Pass-Through Rate for
                     REMIC 3 Regular Interest LT1A3B minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT1A3B;

                            (F) the Uncertificated REMIC 3 Pass-Through Rate for
                     REMIC 3 Regular Interest LT1A3C1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT1A3C1;

                            (G) the Uncertificated REMIC 3 Pass-Through Rate for
                     REMIC 3 Regular Interest LT1A3C2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of the REMIC 3 Regular Interest LT1A3C2;

                            (H) the Uncertificated REMIC 3 Pass-Through Rate for
                     REMIC 3 Regular Interest LT1A3D minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of the REMIC 3 Regular Interest LT1A3D;

                            (I) the Uncertificated REMIC 3 Pass-Through Rate for
                     REMIC 3 Regular Interest LT1M1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT1M1;

                            (J) the Uncertificated REMIC 3 Pass-Through Rate for
                     REMIC 3 Regular Interest LT1M2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT1M2;

                            (K) the Uncertificated REMIC 3 Pass-Through Rate for
                     REMIC 3 Regular Interest LT1M3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT1M3;

                            (L) the Uncertificated REMIC 3 Pass-Through Rate for
                     REMIC 3 Regular Interest LT1M4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT1M4;

                            (M) the Uncertificated REMIC 3 Pass-Through Rate for
                     REMIC 3 Regular Interest LT1M5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT1M5;

                            (N) the Uncertificated REMIC 3 Pass-Through Rate for
                     REMIC 3 Regular Interest LT1M6 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT1M6;

                            (O) the Uncertificated REMIC 3 Pass-Through Rate for
                     REMIC 3 Regular Interest LT1M7 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT1M7;

                            (P) the Uncertificated REMIC 3 Pass-Through Rate for
                     REMIC 3 Regular Interest LT1M8 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT1M8;

                            (Q) the Uncertificated REMIC 3 Pass-Through Rate for
                     REMIC 3 Regular Interest LT1M9 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT1M9;

                            (R) the Uncertificated REMIC 3 Pass-Through Rate for
                     REMIC 3 Regular Interest LT1B minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT1B; and

                            (S) the Uncertificated REMIC 3 Pass-Through Rate for
                     REMIC 3 Regular Interest LT1ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest LT1ZZ.

                With respect to the Swap IO Interest, the Swap IO Interest shall not have a Pass-Through Rate, but interest for such Regular Interest and each Distribution Date shall be an amount equal to 100% of the amounts distributable to REMIC 3 Regular Interest LTIO for such Distribution Date.

                "Paying Agent": Any paying agent appointed pursuant to Section 5.05.

                "Percentage Interest": With respect to any Certificate (other than a Class CE, Class P or Residual Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance, as the case may be, represented by such Certificate and the denominator of which is the Original Certificate Principal Balance of the related Class. With respect to a Class CE or Class P Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%. With respect to a Residual Certificate, 100%.

                "Periodic Rate Cap": With respect to each Adjustable-Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Interest Rate or the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

                "Permitted Transferee": Any transferee of a Residual Certificate other than a Disqualified Organization, a non-U.S. Person or a U.S. Person with respect to whom income on a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person.

                "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

                "Pool Balance": As of any date of determination, the aggregate Principal Balance of the Mortgage Loans.

                "Pool Cap": As of any Distribution Date, a per annum rate, equal to the weighted average of the Group 1 Cap, the Group 2 Cap and Group 3 Cap, weighted on the basis of the related Group Subordinate Amount. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the REMIC 3 Pass-Through Rate on (a) REMIC 3 Regular Interest LT1SUB, subject to a cap and floor equal to the Weighted Average Net Mortgage Interest Rates of the Group 1 Mortgage Loans, (b) REMIC 3 Regular Interest LT2SUB, subject to a cap and floor equal to the Weighted Average Net Mortgage Interest Rates of the Group 2 Mortgage Loans and (c) REMIC 3 Regular Interest LT3SUB, subject to a cap and floor equal to the Weighted Average Net Mortgage Interest Rates of the Group 3 Mortgage Loans, weighted on the basis of the Uncertificated Balance of such REMIC 3 Regular Interests.

                "Pool Maximum Rate Cap": As of any Distribution Date, a per annum rate, equal to the weighted average of the Group 1 Maximum Rate Cap, the Group 2 Maximum Rate Cap and the Group 3 Maximum Rate Cap, weighted on the basis of the related Group Subordinate Amount.

                "Prepayment Charge": With respect to any Prepayment Period, any prepayment premium, penalty or charge collected by the Servicer from a Mortgagor in connection with any voluntary Principal Prepayment in full pursuant to the terms of the related Mortgage Note as from time to time held as a part of the Trust Fund, the Prepayment Charges so held being identified in the Mortgage Loan Schedules (other than any Originator Prepayment Charge Payment Amount or Servicer Prepayment Charge Payment Amount).

                "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period beginning on the first day of the calendar month in which such Distribution Date occurs through the Determination Date of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Mortgage Interest Rate (net of the Servicing Fee Rate) on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.

                "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the portion of the related Prepayment Period occurring in the prior calendar month that was applied by the Servicer to reduce the outstanding Principal Balance of such Mortgage Loan on a date preceding the related Due Date, an amount equal to interest at the applicable Mortgage Interest Rate (net of the Servicing Fee Rate) on the amount of such Principal Prepayment for the number of days commencing on the date on which the Principal Prepayment is applied and ending on the last day of the calendar month in which applied.

                "Prepayment Period": With respect to any Distribution Date, the period commencing on the day after the Determination Date in the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, on July 1, 2006) and ending on the Determination Date in the calendar month in which such Distribution Date occurs.

                "Principal Balance": As to any Mortgage Loan and any day, other than a Liquidated Mortgage Loan, the related Cut-off Date Principal Balance, minus the sum of (i) all collections and other amounts credited against the principal balance of any such Mortgage Loan, (ii) the principal portion of Advances, (iii) any Deficient Valuation and (iv) any principal reduction resulting from a Servicer Modification. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

                "Principal Distribution Amount": As to any Distribution Date, the sum of (i) the Principal Remittance Amount minus the Overcollateralization Release Amount, if any, (ii) the Extra Principal Distribution Amount, if any and
(iii) with respect to the Distribution Date in September 2006, the amount, if any, remaining in the Group 3 Pre-Funding Account after the Funding Period.

                "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

                "Principal Remittance Amount": With respect to any Distribution Date, to the extent of funds available therefor, the excess (less amounts available for reimbursement of Advances and Servicing Advances pursuant to
Section 3.05 and expenses and indemnification payments pursuant to Section 6.03 and Section 8.05) of (A): the sum of (i) each payment of principal on a Mortgage Loan due during the related Collection Period and received by the Servicer on or prior to the related Determination Date, and any Advances with respect thereto,
(ii) all full and partial Principal Prepayments received by the Servicer during the related Prepayment Period, (iii) Insurance Proceeds, Net Liquidation Proceeds and Subsequent Recoveries allocable to principal actually collected by the Servicer during the related Prepayment Period, (iv) with respect to Defective Mortgage Loans repurchased with respect to such Prepayment Period, the portion of the Purchase Price allocable to principal, (v) any Substitution Adjustment Amounts received during the related Prepayment Period, and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with
Section 10.01 hereof, that portion of the Termination Price in respect of principal over (B) to the extent any amounts payable to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event) exceed the Interest Remittance Amount for such Distribution Date (without giving effect to clause
(B) of the definitions of "Group 1 Interest Remittance Amount," "Group 2 Interest Remittance Amount" and "Group 3 Interest Remittance Amount").

                "Private Certificates": Any of the Class B, Class CE, Class P and Residual Certificates.

                "Prospectus Supplement": That certain Prospectus Supplement dated August 8, 2006 relating to the public offering of the Offered Certificates.

                "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01),
(ii) in the case of a Mortgage Loan, accrued interest on such Principal Balance at the applicable Mortgage Interest Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, (iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to
Section 3.13 and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation.

                "Rating Agency or Rating Agencies": Fitch, Moody's and S&P, or their respective successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating organizations as set forth on the most current list of such organizations released by the Commission and designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer.

                "Realized Loss": With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Net Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. With respect to any Mortgage Loan, a Deficient Valuation or a reduction in the Principal Balance thereof resulting from a Servicer Modification.

                "Realized Loss Amortization Amount": Any of the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-3 Realized Loss Amortization Amount, the Class M-4 Realized Loss Amortization Amount, the Class M-5 Realized Loss Amortization Amount, the Class M-6 Realized Loss Amortization Amount, the Class M-7 Realized Loss Amortization Amount, the Class M-8 Realized Loss Amortization Amount, the Class M-9 Realized Loss Amortization Amount and the Class B Realized Loss Amortization Amount.

                "Record Date": With respect to all of the Offered and Class B Certificates (other than the Private Certificates), the Business Day immediately preceding such Distribution Date; provided, however, that if any such Certificate becomes a Definitive Certificate, the Record Date for such Certificate shall be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. With respect to the Class CE, Class P and Residual Certificates, the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

                "Reference Bank Rate": With respect to each Interest Accrual Period, the rates at which deposits in U.S. Dollars are offered by the Reference Banks as of 11:00 A.M., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates.

                "Reference Banks": Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor or the Trustee, (iii) whose quotations appear on the Telerate Page 3750 on the relevant LIBOR Determination Date and (iv) which have been designated as such by the Trustee; provided, however, that if fewer than two of such banks provide a One-Month LIBOR rate, then any leading banks selected by the Trustee which are engaged in transactions in United States dollar deposits in the international Eurocurrency market.

                "Regular Certificate": Any of the Offered Certificates, the Class B Certificates and the Class CE Certificates.

                "Regulation AB": Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

                "Regulation FD" Regulation FD, 17 C.F.R. ss.ss.243.100-243.103, as such may be amended from time to time.

                "Reimbursement Amount": With respect to any Mortgage Loan, any costs or damages incurred by the Trust in connection with a breach of (i) Ownit Mortgage's representations and warranties set forth in clauses (g), (tt), (uu),
(vv) or (nnn) of Section 9.02 of the Ownit Sale Agreement or (ii) a breach of Option One Mortgage Corporation's representations and warranties set forth in
Section 3.03(i) or 3.03(ddd) of the Option One Sale Agreement.

                "Related Documents": With respect to any Mortgage Loan, the related Mortgage Notes, Mortgages and other related documents.

                "Relevant Servicing Criteria": The Servicing Criteria applicable to the various parties, as set forth on Exhibit Q attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Trustee or the Servicer, the term "Relevant Servicing Criteria" may refer to a portion of the Relevant Servicing Criteria applicable to the Servicer or the Trustee.

                "Relief Act": The Servicemembers Civil Relief Act, as it may be amended from time to time.

                "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Collection Period as a result of the application of the Relief Act or similar state laws, the amount by which (i) interest collectible on such Mortgage Loan during such Collection Period is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Mortgage Interest Rate for such Mortgage Loan before giving effect to the application of the Relief Act or similar state laws.

                "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                "REMIC 1 Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a "regular interest" in REMIC 1. Each REMIC 1 Regular Interest shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC 1 Regular Interests are set forth in the Preliminary Statement hereto. The REMIC 1 Regular Interests consist of REMIC 1 Regular Interest I-1, REMIC 1 Regular Interest I-2 and REMIC 1 Regular Interest I-3.

                "REMIC 2 Group 1 Regular Interests": REMIC 2 Regular Interest I-1-A through REMIC 2 Regular Interest I-60-B as designated in the Preliminary Statement hereto.

                "REMIC 2 Group 2 Regular Interests": REMIC 2 Regular Interest II-1-A through REMIC 2 Regular Interest II-60-B as designated in the Preliminary Statement hereto.

                "REMIC 2 Group 3 Regular Interests": REMIC 2 Regular Interest III-1-A through REMIC 2 Regular Interest III-60-B as designated in the Preliminary Statement hereto.

                "REMIC 2 Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a "regular interest" in REMIC 2. Each REMIC 2 Regular Interest shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC 2 Regular Interests are set forth in the Preliminary Statement hereto. The REMIC 2 Regular Interests consist of the REMIC 2 Group 1 Regular Interests, REMIC 2 Group 2 Regular Interests and REMIC 2 Group 3 Regular Interests.

                "REMIC 3 Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) 50% of the sum of the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest LT1AA minus the Marker Rate, divided by (b) 12.

                "REMIC 3 Marker Allocation Percentage": 50% of any amount payable from or loss attributable to the Mortgage Loans (in the case of interest, less the interest distributable on the REMIC 3 Regular Interest LTIO), which shall be allocated to REMIC 3 Regular Interest LT1AA, REMIC 3 Regular Interest LT1A1, REMIC 3 Regular Interest LT1A2, REMIC 3 Regular Interest LT1A3A, REMIC 3 Regular Interest LT1A3B, REMIC 3 Regular Interest LT1A3C1, REMIC 3 Regular Interest LT1A3C2, REMIC 3 Regular Interest LT1A3D, REMIC 3 Regular Interest LT1M1, REMIC 3 Regular Interest LT1M2, REMIC 3 Regular Interest LT1M3, REMIC 3 Regular Interest LT1M4, REMIC 3 Regular Interest LT1M5, REMIC 3 Regular Interest LT1M6, REMIC 3 Regular Interest LT1M7, REMIC 3 Regular Interest LT1M8, REMIC 3 Regular Interest LT1M9, REMIC 3 Regular Interest LT1B and REMIC 3 Regular Interest LT1ZZ.

                "REMIC 3 Overcollateralization Target Amount": 0.50% of the Targeted Overcollateralization Amount.

                "REMIC 3 Overcollateralized Amount": With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Principal Balances of the REMIC 3 Regular Interests minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC 3 Regular Interest LT1A1, REMIC 3 Regular Interest LT1A2, REMIC 3 Regular Interest LT1A3A, REMIC 3 Regular Interest LT1A3B, REMIC 3 Regular Interest LT1A3C1, REMIC 3 Regular Interest LT1A3C2, REMIC Regular Interest LT1A3D, REMIC 3 Regular Interest LT1M1, REMIC 3 Regular Interest LT1M2, REMIC 3 Regular Interest LT1M3, REMIC 3 Regular Interest LT1M4, REMIC 3 Regular Interest LT1M5, REMIC 3 Regular Interest LT1M6, REMIC 3 Regular Interest LT1M7, REMIC 3 Regular Interest LT1M8, REMIC 3 Regular Interest LT1M9 and REMIC 3 Regular Interest LT1B, in each case as of such date of determination.

                "REMIC 3 Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) 50% of the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC 3 Regular Interest LT1A1, REMIC 3 Regular Interest LT1A2, REMIC 3 Regular Interest LT1A3A, REMIC 3 Regular Interest LT1A3B, REMIC 3 Regular Interest LT1A3C1, REMIC 3 Regular Interest LT1A3C2, REMIC 3 Regular Interest LT1A3D, REMIC 3 Regular Interest LT1M1, REMIC 3 Regular Interest LT1M2, REMIC 3 Regular Interest LT1M3, REMIC 3 Regular Interest LT1M4, REMIC 3 Regular Interest LT1M5, REMIC 3 Regular Interest LT1M6, REMIC 3 Regular Interest LT1M7, REMIC 3 Regular Interest LT1M8, REMIC 3 Regular Interest LT1M9 and REMIC 3 Regular Interest LT1B, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 3 Regular Interest LT1A1, REMIC 3 Regular Interest LT1A2, REMIC 3 Regular Interest LT1A3A, REMIC 3 Regular Interest LT1A3B, REMIC 3 Regular Interest LT1A3C1, REMIC 3 Regular Interest LT1A3C2, REMIC 3 Regular Interest LT1A3D, REMIC 3 Regular Interest LT1M1, REMIC 3 Regular Interest LT1M2, REMIC 3 Regular Interest LT1M3, REMIC 3 Regular Interest LT1M4, REMIC 3 Regular Interest LT1M5, REMIC 3 Regular Interest LT1M6, REMIC 3 Regular Interest LT1M7, REMIC 3 Regular Interest LT1M8, REMIC 3 Regular Interest LT1M9, REMIC 3 Regular Interest LT1B and REMIC 3 Regular Interest LT1ZZ.

                "REMIC 3 Regular Interest LT1AA": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT1AA shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                "REMIC 3 Regular Interest LT1A1": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT1A1 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                "REMIC 3 Regular Interest LT1A2": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT1A2 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                "REMIC 3 Regular Interest LT1A3A": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT1A3A shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                "REMIC 3 Regular Interest LT1A3B": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT1A3B shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                "REMIC 3 Regular Interest LT1A3C1": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT1A3C1 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                "REMIC 3 Regular Interest LT1A3C2": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT1A3C2 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                "REMIC 3 Regular Interest LT1A3D": One of the separate non-certificated beneficial ownership interest sin REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT1A3D shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                "REMIC 3 Regular Interest LT1B": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT1B shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                "REMIC 3 Regular Interest LT1GRP": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT1GRP shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                "REMIC 3 Regular Interest LT1M1": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT1M1 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                "REMIC 3 Regular Interest LT1M2": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT1M2 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                "REMIC 3 Regular Interest LT1M3": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT1M3 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                "REMIC 3 Regular Interest LT1M4": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT1M4 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                "REMIC 3 Regular Interest LT1M5": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT1M5 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                "REMIC 3 Regular Interest LT1M6": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT1M6 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                "REMIC 3 Regular Interest LT1M7": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT1M7 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                "REMIC 3 Regular Interest LT1M8": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT1M8 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                "REMIC 3 Regular Interest LT1M9": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT1M9 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                "REMIC 3 Regular Interest LT1SUB": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT1SUB shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                "REMIC 3 Regular Interest LT2GRP": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT2GRP shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                "REMIC 3 Regular Interest LT2SUB": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT2SUB shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                "REMIC 3 Regular Interest LT3GRP": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT3GRP shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                "REMIC 3 Regular Interest LT3SUB": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT3SUB shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                "REMIC 3 Regular Interest LT1XX": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT1XX shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                "REMIC 3 Regular Interest LT1ZZ": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT1ZZ shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               "REMIC 3 Regular Interest LTIO": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LTIO shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                "REMIC 3 Regular Interests": REMIC 3 Regular Interest LT1AA, REMIC 3 Regular Interest LT1A1, REMIC 3 Regular Interest LT1A2, REMIC 3 Regular Interest LT1A3A, REMIC 3 Regular Interest LT1A3B, REMIC 3 Regular Interest LT1A3C1, REMIC 3 Regular Interest LT1A3C2, REMIC 3 Regular Interest LT1A3D, REMIC 3 Regular Interest LT1M1, REMIC 3 Regular Interest LT1M2, REMIC 3 Regular Interest LT1M3, REMIC 3 Regular Interest LT1M4, REMIC 3 Regular Interest LT1M5, REMIC 3 Regular Interest LT1M6, REMIC 3 Regular Interest LT1M7, REMIC 3 Regular Interest LT1M8, REMIC 3 Regular Interest LT1M9, REMIC 3 Regular Interest LT1B, REMIC 3 Regular Interest LT1SUB, REMIC 3 Regular Interest LT1GRP, REMIC 3 Regular Interest LT2SUB, REMIC 3 Regular Interest LT2GRP, REMIC 3 Regular Interest LT3SUB, REMIC 3 Regular Interest LT3GRP, REMIC 3 Regular Interest LT1XX, REMIC 3 Regular Interest LT1ZZ and REMIC 3 Regular Interest LTIO.

                "REMIC 3 Sub WAC Allocation Percentage": 50% of any amount payable or loss attributable from the Mortgage Loans (in the case of interest, less the interest distributable on the REMIC 3 Regular Interest LTIO), which shall be allocated to REMIC 3 Regular Interest LT1SUB, REMIC 3 Regular Interest LT1GRP, REMIC 3 Regular Interest LT2SUB, REMIC 3 Regular Interest LT2GRP, REMIC 3 Regular Interest LT3SUB, REMIC 3 Regular Interest LT3GRP and REMIC 3 Regular Interest LT1XX.

                "REMIC 3 Subordinated Balance Ratio": The ratio among the Uncertificated Principal Balances of each REMIC 3 Regular Interest ending with the designation "SUB," equal to the ratio among, with respect to each such REMIC 3 Regular Interest, the excess of (x) the aggregate Principal Balance of the Mortgage Loans in the related Loan Group over (y) the aggregate current Certificate Principal Balance of the Class A Certificates in the related Loan Group.

                "REMIC 4 Pass-Through Rate": With respect to the Class A-1 Certificates, the rate specified in footnote (1) under the heading "REMIC 4" in the Preliminary Statement hereto, without taking into account (i) clause (b)(ii) of the definition of "Group 1 Cap" or (ii) clause (b)(ii) and clause (c) of the definition of "Group 1 Maximum Rate Cap." With respect to the Class A-2 Certificates, the rate specified in footnote (2) under the heading "REMIC 4" in the Preliminary Statement hereto, without taking into account (i) clause (b)(ii) of the definition of "Group 2 Cap" or (ii) clause (b)(ii) and clause (c) of the definition of "Group 2 Maximum Rate Cap." With respect to the Class A-3A, Class A-3B, Class A-3C1, Class A-3C2 and Class A-3D Certificates, the rate specified in footnote (3), (4), (5), (6) or (7), as applicable, under the heading "REMIC 4" in the Preliminary Statement hereto, without taking into account (i) clause
(b)(ii) of the definition of "Group 3 Cap" or (ii) clause (b)(ii) and clause (c) of the definition of "Group 3 Maximum Rate Cap." With respect to the Class M and Class B Certificates, the rate specified in footnotes (8) through (17), as applicable, under the heading "REMIC 4" in the Preliminary Statement hereto, provided that (A) the definition of "Pool Cap" shall be calculated without taking into account clause (b)(ii) of the definition of each of "Group 1 Cap," "Group 2 Cap" and "Group 3 Cap" and (B) the definition of "Pool Maximum Rate Cap" shall be calculated without taking into account clause (b)(ii ) and clause
(c) of the definition of each of "Group 1 Maximum Rate Cap," "Group 2 Maximum Rate Cap" and "Group 3 Maximum Rate Cap."

                "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

                "REMIC Regular Interest": Any of the REMIC 1 Regular Interests, REMIC 2 Regular Interests, REMIC 3 Regular Interests, the Swap IO Interest, the Class CE Interest or any of the Certificates (other than the Class P and Residual Certificates), exclusive of the right to receive Cap Carryover Amounts and, in the case of the Class CE Interest, exclusive of the obligation to pay Cap Carryover Amounts and Net Swap Payments and the right to receive Net Swap Payments from the Swap Provider.

                "Remittance Report": A report prepared by the Servicer and delivered to the Trustee and the NIMS Insurer pursuant to Section 4.07, containing the information attached hereto as Exhibit M.

                "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

                "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust.

                "REO Imputed Interest": As to any REO Property, for any Collection Period, an amount equivalent to interest (at the Net Mortgage Interest Rate that would have been applicable to the related Mortgage Loan had it been outstanding) for such Collection Period on the unpaid Principal Balance of the Mortgage Loan as of the date of acquisition.

                "REO Principal Amortization": With respect to any REO Property, for any calendar month, the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section
3.13 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section
3.13 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan.

                "REO Property": A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.13.

                "Reportable Event": As defined in Section 3.31(d) hereof.

                "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

                "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) a manufactured home, or (v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

                "Residual Certificates": Either of the Class R or Class R-X Certificates.

                "Residual Interest": The sole Class of "residual interests" in each REMIC within the meaning of Section 860G(a)(2) of the Code.

                "Responsible Officer": When used with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and in each case having direct responsibility for the administration of this Agreement.

                "S&P": Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Commission.

                "Sarbanes-Oxley Certification": As defined in Section 3.31(b) hereof.

                "Securities Act": The Securities Act of 1933, as amended, and the rules and regulations thereunder.

                "Schedule of Additional Mortgage Loans": With respect to any Additional Transfer Instrument, the schedule of Additional Group 3 Mortgage Loans set forth in Attachment B to such Additional Transfer Instrument.

                "Seller": Bank of America, National Association, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

                "Senior Certificates": The Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-3C1, Class A-3C2 and Class A-3D Certificates.

                "Senior Principal Distribution Amount": For any Distribution Date, the sum of the Group 1 Senior Principal Distribution Amount, the Group 2 Senior Principal Distribution Amount and the Group 3 Senior Principal Distribution Amount.

                "Servicer": Option One Mortgage Corporation, a California corporation, or any successor servicer appointed as herein provided, in its capacity as Servicer hereunder.

                "Servicer Event of Termination": One or more of the events described in Section 7.01.

                "Servicer Modification": A modification to the terms of a Mortgage Loan, in accordance with the terms of Section 3.01, as to which the Mortgagor is in default or as to which, in the judgment of the Servicer, default is reasonably foreseeable.

                "Servicer Prepayment Charge Payment Amount": The amount payable by the Servicer in respect of any waived Prepayment Charges pursuant to Section 3.01, which amount shall be equal to the difference between the amount of Prepayment Charge due by a Mortgagor before any waiver and the actual amount of the Prepayment Charge that was paid by the Mortgagor.

                "Servicer Remittance Date": The 20th day of each month beginning in August 2006 (or, if such day is not a Business Day, the preceding Business
Day).

                "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Servicer (including reasonable attorneys' fees and disbursements) in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property,
(ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Section 3.08.

                "Servicing Criteria": The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time, which as of the Closing Date are listed on Exhibit Q hereto.

                "Servicing Fee": With respect to each Mortgage Loan (including each REO Property) and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month.

                "Servicing Fee Rate": With respect to each Mortgage Loan, 0.30% per annum for the first 10 calendar months following the Cut-off Date, 0.40% per annum for the 11th through 30th calendar months following the Cut-off Date, and 0.65% per annum for all calendar months thereafter.

                "Servicing Function Participant": Any Subservicer, subcontractor or other Person engaged by the Servicer or the Trustee that is participating in the servicing function with respect to the Mortgage Loans, within the meaning of
Item 1122 of Regulation AB.

                "Servicing Officer": Any representative or officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

                "Servicing Standard": The standards set forth in Section 3.01 hereof.

                "Similar Law": As defined in Section 5.02(d) hereof.

                "Sponsor": Bank of America, National Association.

                "Startup Day": As defined in Section 9.01(b) hereof.

                "Stayed Funds": Any payment required to be made under the terms of the Certificates and this Agreement but which is not remitted by the Servicer because the Servicer is the subject of a proceeding under the Bankruptcy Code and the making of such remittance is prohibited by Section 362 of the Bankruptcy Code.

                "Stepdown Date": The earlier to occur of (i) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date in August 2009 and (y) the Distribution Date on which the Credit Enhancement Percentage for the Senior Certificates is greater than or equal to 54.80%.

                "Subcontractor": Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of the Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Servicer, a Subservicer or the Trustee.

                "Subordinated Applied Realized Loss Amount": With respect to each Distribution Date, the excess, if any, of the aggregate of (a) the Certificate Principal Balances of the Certificates (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date and any increase in any Certificate Principal Balance as a result of Subsequent Recoveries) over (b) the Pool Balance as of the end of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period.

                "Subordinated Certificates": The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B, Class CE and Residual Certificates.

                "Subordination Depletion Date": The Distribution Date on which
(i) the aggregate Certificate Principal Balance of the Class M and Class B Certificates has been reduced to zero and (ii) the Overcollateralization Amount is reduced to zero.

                "Subsequent Cut-off Date": With respect to the Additional Group 3 Mortgage Loans sold to the Trust Fund pursuant to an Additional Transfer Instrument, the later of (i) the first day of the month in which the related Additional Transfer Date occurs or (ii) the date of origination of such Mortgage Loan.

                "Subsequent Recovery": Any amount (net of reimbursable expenses) received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior month.

                "Subservicer": Any Person that services Mortgage Loans on behalf of the Servicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of some or all of the material servicing functions required to be performed by the Servicer under this Agreement, with respect to some or all of the Mortgage Loans, that are identified in Item 1122(d) of Regulation AB.

                "Subservicing Agreement": Any subservicing agreement between the Servicer and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as provided in Section 3.16.

                "Substitution Adjustment Amount": As defined in Section 2.03(d) hereof.

                "Swap Account": The account or accounts created and maintained pursuant to Section 4.09. The Swap Account must be an Eligible Account.

                "Swap Interest Shortfall Amount": Any shortfall of interest with respect to any Class of Certificates resulting from the application of the related Cap due to a discrepancy between the Uncertificated Notional Amount of the Swap IO Interest and the scheduled notional amount pursuant to the Interest Rate Swap Agreement.

                "Swap IO Interest": The regular interest in REMIC 4 entitled to the amounts set forth in the Preliminary Statement hereto.

                "Swap LIBOR": As to any Distribution Date, LIBOR (as determined pursuant to the Interest Rate Swap Agreement with respect to such Distribution
Date).

                "Swap Provider": Bank of America, National Association.

                "Swap Provider Trigger Event": A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement) or (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

                "Swap Termination Payment": The payment due under the Interest Rate Swap Agreement upon the early termination of the Interest Rate Swap Agreement.

                "Targeted Overcollateralization Amount": As of any Distribution Date, (x) prior to the Stepdown Date, 3.25% of the sum of (i) the Pool Balance of the Initial Mortgage Loans on the Cut-off Date and (ii) the amount on deposit in the Group 3 Pre-Funding Account on the Closing Date and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the greater of (a) 6.50% of the sum of the Pool Balance as of the last day of the related Collection Period after giving effect to Principal Prepayments in the related Prepayment Period and any amounts remaining in the Group 3 Pre-Funding Account and (b) 0.50% of the sum of (I) the Pool Balance of the Initial Mortgage Loans on the Cut-off Date and (II) the amount on deposit in the Group 3 Pre-Funding Account on the Closing Date and (ii) if a Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

                "Tax Matters Person": The tax matters person or persons appointed pursuant to Section 9.01(e) hereof.

                "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust for each of the five REMICs created pursuant to this Agreement under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                "Telerate Page 3750": The display page currently so designated on the Reuters Telerate Service (or such other page as may replace the Telerate Page 3750 page on that service for the purpose of displaying London interbank offered rates of major banks).

                "Termination Price": As defined in Section 10.01(a) hereof.

                "Trigger Event": On any Distribution Date, a Trigger Event has occurred if

                (i) the three-month rolling average of 60+ Day Delinquent Loans (as a percentage of the Pool Balance as of the last day of the related Collection Period) equals or exceeds the applicable percentages of the Credit Enhancement Percentage as set forth below for the most senior class of Class A, Class M and Class B Certificates then outstanding;

                                Class             Percentage
                        ----------------------    ----------
                        Class A Certificates        29.20%
                        Class M-1 Certificates      36.20%
                        Class M-2 Certificates      47.06%
                        Class M-3 Certificates      52.81%
                        Class M-4 Certificates      61.53%
                        Class M-5 Certificates      72.40%
                        Class M-6 Certificates      83.77%
                        Class M-7 Certificates     104.57%
                        Class M-8 Certificates     123.08%
                        Class M-9 Certificates     156.86%
                        Class B Certificates       246.15%

or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Collection Period) divided by the Pool Balance of the Initial Mortgage Loans on the Cut-off Date plus the Original Group 3 Pre-Funded Amount exceeds the applicable percentages set forth below with respect to that Distribution Date:


    Distribution Date Occurring In                       Percentage
    ------------------------------        -----------------------------------------

     August 2008 through July 2009           1.70% for the first month, plus an
                                          additional 1/12th of 2.10% for each month
                                                         thereafter
     August 2009 through July 2010           3.80% for the first month, plus an
                                          additional 1/12th of 2.15% for each month
                                                         thereafter
     August 2010 through July 2011           5.95% for the first month, plus an
                                          additional 1/12th of 1.70% for each month
                                                         thereafter
     August 2011 through July 2012           7.65% for the first month, plus an
                                          additional 1/12th of 0.85% for each month
                                                         thereafter
      August 2012 and thereafter                            8.50%

                "Trust": ABFC 2006-OPT1 Trust, the trust created hereunder.

                "Trust Fund": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to a portion of which five REMIC elections are to be made, such entire Trust Fund consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof,
(iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under each Originator Mortgage Loan Purchase Agreement, the Mortgage Loan Purchase Agreement (including any security interest created thereby) and any Additional Mortgage Loan Purchase Agreement, (v) the Trustee's rights under the Interest Rate Swap Agreement and
(vi) the Collection Account, the Distribution Account, the Swap Account, the Cap Carryover Reserve Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto.

                "Trustee": Wells Fargo Bank, N.A., a national banking association, or any successor Trustee appointed as herein provided.

                "Uncertificated Accrued Interest": With respect to each REMIC 1 Regular Interest, REMIC 2 Regular Interest or REMIC 3 Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated REMIC 1 Pass-Through Rate, Uncertificated REMIC 2 Pass-Through Rate or Uncertificated REMIC 3 Pass-Through Rate, as applicable on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such REMIC Regular Interests based on their respective entitlements to interest irrespective of any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date).

                "Uncertificated Notional Amount": With respect to REMIC 3 Regular Interest LTIO and each Distribution Date listed below, the aggregate Uncertificated Balance of the REMIC 2 Regular Interests ending with the designation "A" listed below:


Distribution Date                            REMIC 2 Regular Interests
-----------------   ----------------------------------------------------------------------------
        1           I-1-A through I-60-A, II-1-A through II-60-A and III-1-A through III-60-A
        2           I-2-A through I-60-A, II-2-A through II-60-A and III-2-A through III-60-A
        3           I-3-A through I-60-A, II-3-A through II-60-A and III-3-A through III-60-A
        4           I-4-A through I-60-A, II-4-A through II-60-A and III-4-A through III-60-A
        5           I-5-A through I-60-A, II-5-A through II-60-A and III-5-A through III-60-A
        6           I-6-A through I-60-A, II-6-A through II-60-A and III-6-A through III-60-A
        7           I-7-A through I-60-A, II-7-A through II-60-A and III-7-A through III-60-A
        8           I-8-A through I-60-A, II-8-A through II-60-A and III-8-A through III-60-A
        9           I-9-A through I-60-A, II-9-A through II-60-A and III-9-A through III-60-A
       10           I-10-A through I-60-A, II-10-A through II-60-A and III-10-A through III-60-A
       11           I-11-A through I-60-A, II-11-A through II-60-A and III-11-A through III-60-A
       12           I-12-A through I-60-A, II-12-A through II-60-A and III-12-A through III-60-A
       13           I-13-A through I-60-A, II-13-A through II-60-A and III-13-A through III-60-A
       14           I-14-A through I-60-A, II-14-A through II-60-A and III-14-A through III-60-A
       15           I-15-A through I-60-A, II-15-A through II-60-A and III-15-A through III-60-A
       16           I-16-A through I-60-A, II-16-A through II-60-A and III-16-A through III-60-A
       17           I-17-A through I-60-A, II-17-A through II-60-A and III-17-A through III-60-A
       18           I-18-A through I-60-A, II-18-A through II-60-A and III-18-A through III-60-A
       19           I-19-A through I-60-A, II-19-A through II-60-A and III-19-A through III-60-A
       20           I-20-A through I-60-A, II-20-A through II-60-A and III-20-A through III-60-A
       21           I-21-A through I-60-A, II-21-A through II-60-A and III-21-A through III-60-A
       22           I-22-A through I-60-A, II-22-A through II-60-A and III-22-A through III-60-A
       23           I-23-A through I-60-A, II-23-A through II-60-A and III-23-A through III-60-A
       24           I-24-A through I-60-A, II-24-A through II-60-A and III-24-A through III-60-A
       25           I-25-A through I-60-A, II-25-A through II-60-A and III-25-A through III-60-A
       26           I-26-A through I-60-A, II-26-A through II-60-A and III-26-A through III-60-A
       27           I-27-A through I-60-A, II-27-A through II-60-A and III-27-A through III-60-A
       28           I-28-A through I-60-A, II-28-A through II-60-A and III-28-A through III-60-A
       29           I-29-A through I-60-A, II-29-A through II-60-A and III-29-A through III-60-A
       30           I-30-A through I-60-A, II-30-A through II-60-A and III-30-A through III-60-A
       31           I-31-A through I-60-A, II-31-A through II-60-A and III-31-A through III-60-A
       32           I-32-A through I-60-A, II-32-A through II-60-A and III-32-A through III-60-A
       33           I-33-A through I-60-A, II-33-A through II-60-A and III-33-A through III-60-A
       34           I-34-A through I-60-A, II-34-A through II-60-A and III-34-A through III-60-A
       35           I-35-A through I-60-A, II-35-A through II-60-A and III-35-A through III-60-A
       36           I-36-A through I-60-A, II-36-A through II-60-A and III-36-A through III-60-A
       37           I-37-A through I-60-A, II-37-A through II-60-A and III-37-A through III-60-A
       38           I-38-A through I-60-A, II-38-A through II-60-A and III-38-A through III-60-A
       39           I-39-A through I-60-A, II-39-A through II-60-A and III-39-A through III-60-A
       40           I-40-A through I-60-A, II-40-A through II-60-A and III-40-A through III-60-A
       41           I-41-A through I-60-A, II-41-A through II-60-A and III-41-A through III-60-A
       42           I-42-A through I-60-A, II-42-A through II-60-A and III-42-A through III-60-A
       43           I-43-A through I-60-A, II-43-A through II-60-A and III-43-A through III-60-A
       44           I-44-A through I-60-A, II-44-A through II-60-A and III-44-A through III-60-A
       45           I-45-A through I-60-A, II-45-A through II-60-A and III-45-A through III-60-A
       46           I-46-A through I-60-A, II-46-A through II-60-A and III-46-A through III-60-A
       47           I-47-A through I-60-A, II-47-A through II-60-A and III-47-A through III-60-A
       48           I-48-A through I-60-A, II-48-A through II-60-A and III-48-A through III-60-A
       49           I-49-A through I-60-A, II-49-A through II-60-A and III-49-A through III-60-A
       50           I-50-A through I-60-A, II-50-A through II-60-A and III-50-A through III-60-A
       51           I-51-A through I-60-A, II-51-A through II-60-A and III-51-A through III-60-A
       52           I-52-A through I-60-A, II-52-A through II-60-A and III-52-A through III-60-A
       53           I-53-A through I-60-A, II-53-A through II-60-A and III-53-A through III-60-A
       54           I-54-A through I-60-A, II-54-A through II-60-A and III-54-A through III-60-A
       55           I-55-A through I-60-A, II-55-A through II-60-A and III-55-A through III-60-A
       56           I-56-A through I-60-A, II-56-A through II-60-A and III-56-A through III-60-A
       57           I-57-A through I-60-A, II-57-A through II-60-A and III-57-A through III-60-A
       58           I-58-A through I-60-A, II-58-A through II-60-A and III-58-A through III-60-A
       59           I-59-A through I-60-A, II-59-A through II-60-A and III-59-A through III-60-A
       60           I-60-A, II-60-A and III-60-A
   thereafter       $0.00

                With respect to the Swap IO Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC 3 Regular Interest LTIO.

                "Uncertificated Principal Balance": The amount of any REMIC 1 Regular Interest, REMIC 2 Regular Interest or REMIC 3 Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC 1 Regular Interest, REMIC 2 Regular Interest and REMIC 3 Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC 1 Regular Interest, REMIC 2 Regular Interest or REMIC 3 Regular Interest shall be reduced by all distributions of principal made on such REMIC 1 Regular Interest, REMIC 2 Regular Interest or REMIC 3 Regular Interest, as applicable, on such Distribution Date pursuant to Section 4.08 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.08(b). The Uncertificated Balance of REMIC 3 Regular Interest LT1ZZ shall be increased by interest deferrals as provided in
Section 4.08(a)(i). The Uncertificated Balance of each REMIC 1 Regular Interest, REMIC 2 Regular Interest or REMIC 3 Regular Interest, as applicable, shall never be less than zero.

                "Uncertificated REMIC 1 Pass-Through Rate": With respect to REMIC 1 Regular Interest I-1, the Weighted Average Net Mortgage Interest Rates on the Group 1 Mortgage Loans as of the first day of the month preceding the month in which the Distribution Date. With respect to REMIC 1 Regular Interest I-2, the Weighted Average Net Mortgage Interest Rates on the Group 2 Mortgage Loans as of the first day of the month preceding the month in which the Distribution Date. With respect to REMIC 1 Regular Interest I-3, the Weighted Average Net Mortgage Interest Rates on the Group 3 Mortgage Loans as of the first day of the month preceding the month in which the Distribution Date.

                "Uncertificated REMIC 2 Pass-Through Rate": With respect to each REMIC 2 Group I Regular Interest ending with the designation "A," a per annum rate equal to the Weighted Average Net Mortgage Interest Rate of Loan Group 1 multiplied by 2, subject to a maximum rate of 10.690%. With respect to each REMIC 2 Group I Regular Interest ending with the designation "B," the greater of
(x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the Weighted Average Net Mortgage Interest Rate of Loan Group 1 over (ii) 10.690% and (y) 0.00%. With respect to each REMIC 2 Group II Regular Interest ending with the designation "A," a per annum rate equal to the Weighted Average Net Mortgage Interest Rate of Loan Group 2 multiplied by 2, subject to a maximum rate of 10.690%. With respect to each REMIC 2 Group II Regular Interest ending with the designation "B," the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the Weighted Average Net Mortgage Interest Rate of Loan Group 2 over (ii) 10.690% and (y) 0.00%. With respect to each REMIC 2 Group III Regular Interest ending with the designation "A," a per annum rate equal to the Weighted Average Net Mortgage Interest Rate of Loan Group 3 multiplied by 2, subject to a maximum rate of 10.690%. With respect to each REMIC 2 Group III Regular Interest ending with the designation "B," the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the Weighted Average Net Mortgage Interest Rate of Loan Group 3 over (ii) 10.690% and (y) 0.00%.

                "Uncertificated REMIC 3 Pass-Through Rate": With respect to REMIC 3 Regular Interest LT1AA, REMIC 3 Regular Interest LT1A1, REMIC 3 Regular Interest LT1A2, REMIC 3 Regular Interest LT1A3A, REMIC 3 Regular Interest LT1A3B, REMIC 3 Regular Interest LT1A3C1, REMIC 3 Regular Interest LT1A3C2, REMIC 3 Regular Interest LT1A3D, REMIC 3 Regular Interest LT1M1, REMIC 3 Regular Interest LT1M2, REMIC 3 Regular Interest LT1M3, REMIC 3 Regular Interest LT1M4, REMIC 3 Regular Interest LT1M5, REMIC 3 Regular Interest LT1M6, REMIC 3 Regular Interest LT1M7, REMIC 3 Regular Interest LT1M8, REMIC 3 Regular Interest LT1M9, REMIC 3 Regular Interest LT1B, REMIC 3 Regular Interest LT1ZZ, REMIC 3 Regular Interest LT1SUB, REMIC 3 Regular Interest LT2SUB, REMIC 3 Regular Interest LT3SUB and REMIC 3 Regular Interest LT1XX, a per annum rate (but not less than zero) equal to the weighted average of (x) with respect to REMIC 2 Regular Interests ending with the designation "B," the weighted average of the Uncertificated REMIC 2 Pass-Through Rates for such REMIC 2 Regular Interests, weighted on the basis of the Uncertificated Balance of such REMIC 2 Regular Interests for each such Distribution Date and (y) with respect to REMIC 2 Regular Interests ending with the designation "A," for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC 2 Regular Interest listed below, weighted on the basis of the Uncertificated Balance of each such REMIC 2 Regular Interest for each such Distribution Date:


Distribution
    Date        REMIC 2 Regular Interest                   Pass-Through Rate
------------    ------------------------     ------------------------------------------------
     1          I-1-A through I-60-A         2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-60-A     2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
     2          I-2-A through I-60-A         2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-2-A through II-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                             rate Uncertificated REMIC 2 Pass-Through Rate
                III-2-A through III-60-A     2 multiplied by Swap LIBOR, subject to a maximum
                                             rate Uncertificated REMIC 2 Pass-Through Rate
                I-1-A                        Uncertificated REMIC 2 Pass-Through Rate
                II-1-A                       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A                      Uncertificated REMIC 2 Pass-Through Rate
     3          I-3-A through I-60-A         2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-3-A through II-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-3-A through III-60-A     2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A and I-2-A              Uncertificated REMIC 2 Pass-Through Rate
                II-1-A and II-2-A            Uncertificated REMIC 2 Pass-Through Rate
                III-1-A and III-2-A          Uncertificated REMIC 2 Pass-Through Rate
     4          I-4-A through I-60-A         2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-4-A through II-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-4-A through III-60-A     2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-3-A          Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-3-A        Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-3-A      Uncertificated REMIC 2 Pass-Through Rate
     5          I-5-A through I-60-A         2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-5-A through II-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-5-A through III-60-A     2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-4-A          Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-4-A        Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-4-A      Uncertificated REMIC 2 Pass-Through Rate
     6          I-6-A through I-60-A         2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-6-A through II-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-6-A through III-60-A     2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-5-A          Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-5-A        Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-5-A      Uncertificated REMIC 2 Pass-Through Rate
     7          I-7-A through I-60-A         2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-7-A through II-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-7-A through III-60-A     2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-6-A          Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-6-A        Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-6-A      Uncertificated REMIC 2 Pass-Through Rate
     8          I-8-A through I-60-A         2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-8-A through II-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-8-A through III-60-A     2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-7-A          Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-7-A        Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-7-A      Uncertificated REMIC 2 Pass-Through Rate
     9          I-9-A through I-60-A         2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-9-A through II-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-9-A through III-60-A     2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-8-A          Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-8-A        Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-8-A      Uncertificated REMIC 2 Pass-Through Rate
     10         I-10-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-10-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-10-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-9-A          Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-9-A        Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-9-A      Uncertificated REMIC 2 Pass-Through Rate
     11         I-11-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-11-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-11-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-10-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-10-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-10-A     Uncertificated REMIC 2 Pass-Through Rate
     12         I-12-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-12-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-12-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-11-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-11-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-11-A     Uncertificated REMIC 2 Pass-Through Rate
     13         I-13-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-13-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-13-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-12-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-12-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-12-A     Uncertificated REMIC 2 Pass-Through Rate
     14         I-14-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-14-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-14-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-13-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-13-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-13-A     Uncertificated REMIC 2 Pass-Through Rate
     15         I-15-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-15-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-15-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-14-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-14-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-14-A     Uncertificated REMIC 2 Pass-Through Rate
     16         I-16-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-16-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-16-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-15-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-15-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-15-A     Uncertificated REMIC 2 Pass-Through Rate
     17         I-17-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-17-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-17-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-16-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-16-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-16-A     Uncertificated REMIC 2 Pass-Through Rate
     18         I-18-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-18-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-18-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-17-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-17-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-17-A     Uncertificated REMIC 2 Pass-Through Rate
     19         I-19-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-19-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-19-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-18-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-18-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-18-A     Uncertificated REMIC 2 Pass-Through Rate
     20         I-20-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-20-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-20-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-19-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-19-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-19-A     Uncertificated REMIC 2 Pass-Through Rate
     21         I-21-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-21-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-21-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-20-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-20-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-20-A     Uncertificated REMIC 2 Pass-Through Rate
     22         I-22-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-22-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-22-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-21-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-21-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-21-A     Uncertificated REMIC 2 Pass-Through Rate
     23         I-23-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-23-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-23-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-22-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-22-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-22-A     Uncertificated REMIC 2 Pass-Through Rate
     24         I-24-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-24-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-24-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-23-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-23-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-23-A     Uncertificated REMIC 2 Pass-Through Rate
     25         I-25-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-25-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-25-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-24-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-24-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-24-A     Uncertificated REMIC 2 Pass-Through Rate
     26         I-26-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-26-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-26-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-25-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-25-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-25-A     Uncertificated REMIC 2 Pass-Through Rate
     27         I-27-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-27-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-27-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-26-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-26-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-26-A     Uncertificated REMIC 2 Pass-Through Rate
     28         I-28-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-28-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-28-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-27-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-27-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-27-A     Uncertificated REMIC 2 Pass-Through Rate
     29         I-29-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-29-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-29-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-28-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-28-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-28-A     Uncertificated REMIC 2 Pass-Through Rate
     30         I-30-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-30-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-30-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-29-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-29-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-29-A     Uncertificated REMIC 2 Pass-Through Rate
     31         I-31-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-31-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-31-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-30-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-30-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-30-A     Uncertificated REMIC 2 Pass-Through Rate
     32         I-32-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-32-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-32-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-31-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-31-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-31-A     Uncertificated REMIC 2 Pass-Through Rate
     33         I-33-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-33-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-33-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-32-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-32-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-32-A     Uncertificated REMIC 2 Pass-Through Rate
     34         I-34-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-34-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-34-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-33-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-33-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-33-A     Uncertificated REMIC 2 Pass-Through Rate
     35         I-35-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-35-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-35-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-34-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-34-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-34-A     Uncertificated REMIC 2 Pass-Through Rate
     36         I-36-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-36-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-36-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-35-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-35-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-35-A     Uncertificated REMIC 2 Pass-Through Rate
     37         I-37-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-37-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-37-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-36-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-36-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-36-A     Uncertificated REMIC 2 Pass-Through Rate
     38         I-38-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-38-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-38-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-37-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-37-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-37-A     Uncertificated REMIC 2 Pass-Through Rate
     39         I-39-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-39-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-39-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-38-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-38-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-38-A     Uncertificated REMIC 2 Pass-Through Rate
     40         I-40-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-40-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-40-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-39-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-39-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-39-A     Uncertificated REMIC 2 Pass-Through Rate
     41         I-41-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-41-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-41-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-40-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-40-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-40-A     Uncertificated REMIC 2 Pass-Through Rate
     42         I-42-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-42-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-42-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-41-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-41-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-41-A     Uncertificated REMIC 2 Pass-Through Rate
     43         I-43-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-43-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-43-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-42-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-42-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-42-A     Uncertificated REMIC 2 Pass-Through Rate
     44         I-44-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-44-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-44-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-43-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-43-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-43-A     Uncertificated REMIC 2 Pass-Through Rate
     45         I-45-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-45-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-45-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-44-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-44-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-44-A     Uncertificated REMIC 2 Pass-Through Rate
     46         I-46-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-46-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-46-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-45-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-45-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-45-A     Uncertificated REMIC 2 Pass-Through Rate
     47         I-47-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-47-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-47-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-46-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-46-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-46-A     Uncertificated REMIC 2 Pass-Through Rate
     48         I-48-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-48-A through II-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-48-A through III-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-47-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-47-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-47-A     Uncertificated REMIC 2 Pass-Through Rate
     49         I-49-A and I-60-A            2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-49-A and II-60-A          2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-49-A and III-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-48-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-48-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-48-A     Uncertificated REMIC 2 Pass-Through Rate
     50         I-50-A and I-60-A            2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-50-A and II-60-A          2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-50-A and III-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-49-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-49-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-49-A     Uncertificated REMIC 2 Pass-Through Rate
     51         I-51-A and I-60-A            2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-51-A and II-60-A          2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-51-A and III-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-50-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-50-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-50-A     Uncertificated REMIC 2 Pass-Through Rate
     52         I-52-A and I-60-A            2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-52-A and II-60-A          2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-52-A and III-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-51-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-51-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-51-A     Uncertificated REMIC 2 Pass-Through Rate
     53         I-53-A and I-60-A            2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-53-A and II-60-A          2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-53-A and III-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-52-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-52-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-52-A     Uncertificated REMIC 2 Pass-Through Rate
     54         I-54-A and I-60-A            2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-54-A and II-60-A          2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-54-A and III-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-53-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-53-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-53-A     Uncertificated REMIC 2 Pass-Through Rate
     55         I-55-A and I-60-A            2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-55-A and II-60-A          2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-55-A and III-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-54-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-54-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-54-A     Uncertificated REMIC 2 Pass-Through Rate
     56         I-56-A and I-60-A            2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-56-A and II-60-A          2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-56-A and III-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-55-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-55-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-55-A     Uncertificated REMIC 2 Pass-Through Rate
     57         I-57-A and I-60-A            2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-57-A and II-60-A          2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-57-A and III-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-56-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-56-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-56-A     Uncertificated REMIC 2 Pass-Through Rate
     58         I-58-A and I-60-A            2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-58-A and II-60-A          2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-58-A and III-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-57-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-57-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-57-A     Uncertificated REMIC 2 Pass-Through Rate
     59         I-59-A and I-60-A            2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-59-A and II-60-A          2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-59-A and III-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-58-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-58-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-58-A     Uncertificated REMIC 2 Pass-Through Rate
     60         I-60-A                       2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                II-60-A                      2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                III-60-A                     2 multiplied by Swap LIBOR, subject to a maximum
                                             rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-59-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-59-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-59-A     Uncertificated REMIC 2 Pass-Through Rate
thereafter      I-1-A through I-60-A         Uncertificated REMIC 2 Pass-Through Rate
                II-1-A through II-60-A       Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-60-A     Uncertificated REMIC 2 Pass-Through Rate


               With respect to REMIC 3 Regular Interest LT1GRP, a per annum rate (but not less than zero) equal to the weighted average of (x) with respect to REMIC 2 Group I Regular Interests ending with the designation "B," the weighted average of the Uncertificated REMIC 2 Pass-Through Rates for such REMIC 2 Regular Interests, weighted on the basis of the Uncertificated Balance of each such REMIC 2 Regular Interest for each such Distribution Date and (y) with respect to REMIC 2 Group I Regular Interests ending with the designation "A," for each Distribution Date listed below, the weighted average of the rates listed below for such REMIC 2 Regular Interests listed below, weighted on the basis of the Uncertificated Balance of each such REMIC 2 Regular Interest for each such Distribution Date:



Distribution
    Date        REMIC 2 Regular Interest                          Rate
------------    ------------------------    ------------------------------------------------
     1          I-1-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate

     2          I-2-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A                       Uncertificated REMIC 2 Pass-Through Rate

     3          I-3-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A and I-2-A             Uncertificated REMIC 2 Pass-Through Rate

     4          I-4-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-3-A         Uncertificated REMIC 2 Pass-Through Rate

     5          I-5-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-4-A         Uncertificated REMIC 2 Pass-Through Rate

     6          I-6-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-5-A         Uncertificated REMIC 2 Pass-Through Rate

     7          I-7-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-6-A         Uncertificated REMIC 2 Pass-Through Rate

     8          I-8-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-7-A         Uncertificated REMIC 2 Pass-Through Rate

     9          I-9-A through I-60-A        2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-8-A         Uncertificated REMIC 2 Pass-Through Rate

     10         I-10-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-9-A         Uncertificated REMIC 2 Pass-Through Rate

     11         I-11-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-10-A        Uncertificated REMIC 2 Pass-Through Rate

     12         I-12-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-11-A        Uncertificated REMIC 2 Pass-Through Rate

     13         I-13-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-12-A        Uncertificated REMIC 2 Pass-Through Rate

     14         I-14-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-13-A        Uncertificated REMIC 2 Pass-Through Rate

     15         I-15-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-14-A        Uncertificated REMIC 2 Pass-Through Rate

     16         I-16-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-15-A        Uncertificated REMIC 2 Pass-Through Rate

     17         I-17-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-16-A        Uncertificated REMIC 2 Pass-Through Rate

     18         I-18-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-17-A        Uncertificated REMIC 2 Pass-Through Rate

     19         I-19-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-18-A        Uncertificated REMIC 2 Pass-Through Rate

     20         I-20-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-19-A        Uncertificated REMIC 2 Pass-Through Rate

     21         I-21-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-20-A        Uncertificated REMIC 2 Pass-Through Rate

     22         I-22-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-21-A        Uncertificated REMIC 2 Pass-Through Rate

     23         I-23-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-22-A        Uncertificated REMIC 2 Pass-Through Rate

     24         I-24-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-23-A        Uncertificated REMIC 2 Pass-Through Rate

     25         I-25-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-24-A        Uncertificated REMIC 2 Pass-Through Rate

     26         I-26-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-25-A        Uncertificated REMIC 2 Pass-Through Rate

     27         I-27-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-26-A        Uncertificated REMIC 2 Pass-Through Rate

     28         I-28-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-27-A        Uncertificated REMIC 2 Pass-Through Rate

     29         I-29-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-28-A        Uncertificated REMIC 2 Pass-Through Rate

     30         I-30-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-29-A        Uncertificated REMIC 2 Pass-Through Rate

     31         I-31-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-30-A        Uncertificated REMIC 2 Pass-Through Rate

     32         I-32-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-31-A        Uncertificated REMIC 2 Pass-Through Rate

     33         I-33-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-32-A        Uncertificated REMIC 2 Pass-Through Rate

     34         I-34-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-33-A        Uncertificated REMIC 2 Pass-Through Rate

     35         I-35-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-34-A        Uncertificated REMIC 2 Pass-Through Rate

     36         I-36-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-35-A        Uncertificated REMIC 2 Pass-Through Rate

     37         I-37-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-36-A        Uncertificated REMIC 2 Pass-Through Rate

     38         I-38-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-37-A        Uncertificated REMIC 2 Pass-Through Rate

     39         I-39-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-38-A        Uncertificated REMIC 2 Pass-Through Rate

     40         I-40-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-39-A        Uncertificated REMIC 2 Pass-Through Rate

     41         I-41-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-40-A        Uncertificated REMIC 2 Pass-Through Rate

     42         I-42-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-41-A        Uncertificated REMIC 2 Pass-Through Rate

     43         I-43-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-42-A        Uncertificated REMIC 2 Pass-Through Rate

     44         I-44-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-43-A        Uncertificated REMIC 2 Pass-Through Rate

     45         I-45-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-44-A        Uncertificated REMIC 2 Pass-Through Rate

     46         I-46-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-45-A        Uncertificated REMIC 2 Pass-Through Rate

     47         I-47-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-46-A        Uncertificated REMIC 2 Pass-Through Rate

     48         I-48-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-47-A        Uncertificated REMIC 2 Pass-Through Rate

     49         I-49-A and I-60-A           2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-48-A        Uncertificated REMIC 2 Pass-Through Rate

     50         I-50-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-49-A        Uncertificated REMIC 2 Pass-Through Rate

     51         I-51-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-50-A        Uncertificated REMIC 2 Pass-Through Rate

     52         I-52-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-51-A        Uncertificated REMIC 2 Pass-Through Rate

     53         I-53-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-52-A        Uncertificated REMIC 2 Pass-Through Rate

     54         I-54-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-53-A        Uncertificated REMIC 2 Pass-Through Rate

     55         I-55-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-54-A        Uncertificated REMIC 2 Pass-Through Rate

     56         I-56-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-55-A        Uncertificated REMIC 2 Pass-Through Rate

     57         I-57-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-56-A        Uncertificated REMIC 2 Pass-Through Rate

     58         I-58-A through I-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-57-A        Uncertificated REMIC 2 Pass-Through Rate

     59         I-59-A and I-60-A           2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-58-A        Uncertificated REMIC 2 Pass-Through Rate

     60         I-60-A                      2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                I-1-A through I-59-A        Uncertificated REMIC 2 Pass-Through Rate

 thereafter     I-1-A through I-60-A        Uncertificated REMIC 2 Pass-Through Rate

                With respect to REMIC 3 Regular Interest LT2GRP, a per annum rate (but not less than zero) equal to the weighted average of (x) with respect to REMIC 2 Group II Regular Interests ending with the designation "B," the weighted average of the Uncertificated REMIC 2 Pass-Through Rates for such REMIC 2 Regular Interests, weighted on the basis of the Uncertificated Balance of each such REMIC 2 Regular Interest for each such Distribution Date and (y) with respect to REMIC 2 Group II Regular Interests ending with the designation "A," for each Distribution Date listed below, the weighted average of the rates listed below for such REMIC 2 Regular Interests listed below, weighted on the basis of the Uncertificated Balance of each such REMIC 2 Regular Interest for each such Distribution Date:



Distribution
    Date          REMIC 2 Regular Interest                          Rate
------------      ------------------------  ------------------------------------------------
       1          II-1-A through II-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate

       2          II-2-A through II-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A                    Uncertificated REMIC 2 Pass-Through Rate

       3          II-3-A through II-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A and II-2-A         Uncertificated REMIC 2 Pass-Through Rate

       4          II-4-A through II-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-3-A     Uncertificated REMIC 2 Pass-Through Rate

       5          II-5-A through II-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-4-A     Uncertificated REMIC 2 Pass-Through Rate

       6          II-6-A through II-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-5-A     Uncertificated REMIC 2 Pass-Through Rate

       7          II-7-A through II-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-6-A     Uncertificated REMIC 2 Pass-Through Rate

       8          II-8-A through II-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-7-A     Uncertificated REMIC 2 Pass-Through Rate

       9          II-9-A through II-60-A    2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-8-A     Uncertificated REMIC 2 Pass-Through Rate

       10         II-10-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-9-A     Uncertificated REMIC 2 Pass-Through Rate

       11         II-11-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-10-A    Uncertificated REMIC 2 Pass-Through Rate

       12         II-12-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-11-A    Uncertificated REMIC 2 Pass-Through Rate

       13         II-13-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-12-A    Uncertificated REMIC 2 Pass-Through Rate

       14         II-14-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-13-A    Uncertificated REMIC 2 Pass-Through Rate

       15         II-15-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-14-A    Uncertificated REMIC 2 Pass-Through Rate

       16         II-16-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-15-A    Uncertificated REMIC 2 Pass-Through Rate

       17         II-17-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-16-A    Uncertificated REMIC 2 Pass-Through Rate

       18         II-18-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-17-A    Uncertificated REMIC 2 Pass-Through Rate

       19         II-19-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-18-A    Uncertificated REMIC 2 Pass-Through Rate

       20         II-20-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-19-A    Uncertificated REMIC 2 Pass-Through Rate

       21         II-21-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-20-A    Uncertificated REMIC 2 Pass-Through Rate

       22         II-22-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-21-A    Uncertificated REMIC 2 Pass-Through Rate

       23         II-23-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-22-A    Uncertificated REMIC 2 Pass-Through Rate

       24         II-24-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-23-A    Uncertificated REMIC 2 Pass-Through Rate

       25         II-25-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-24-A    Uncertificated REMIC 2 Pass-Through Rate

       26         II-26-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-25-A    Uncertificated REMIC 2 Pass-Through Rate

       27         II-27-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-26-A    Uncertificated REMIC 2 Pass-Through Rate

       28         II-28-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-27-A    Uncertificated REMIC 2 Pass-Through Rate

       29         II-29-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-28-A    Uncertificated REMIC 2 Pass-Through Rate

       30         II-30-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-29-A    Uncertificated REMIC 2 Pass-Through Rate

       31         II-31-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-30-A    Uncertificated REMIC 2 Pass-Through Rate

       32         II-32-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-31-A    Uncertificated REMIC 2 Pass-Through Rate

       33         II-33-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-32-A    Uncertificated REMIC 2 Pass-Through Rate

       34         II-34-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-33-A    Uncertificated REMIC 2 Pass-Through Rate

       35         II-35-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-34-A    Uncertificated REMIC 2 Pass-Through Rate

       36         II-36-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-35-A    Uncertificated REMIC 2 Pass-Through Rate

       37         II-37-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-36-A    Uncertificated REMIC 2 Pass-Through Rate

       38         II-38-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-37-A    Uncertificated REMIC 2 Pass-Through Rate

       39         II-39-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-38-A    Uncertificated REMIC 2 Pass-Through Rate

       40         II-40-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-39-A    Uncertificated REMIC 2 Pass-Through Rate

       41         II-41-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-40-A    Uncertificated REMIC 2 Pass-Through Rate

       42         II-42-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-41-A    Uncertificated REMIC 2 Pass-Through Rate

       43         II-43-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-42-A    Uncertificated REMIC 2 Pass-Through Rate

       44         II-44-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-43-A    Uncertificated REMIC 2 Pass-Through Rate

       45         II-45-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-44-A    Uncertificated REMIC 2 Pass-Through Rate

       46         II-46-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-45-A    Uncertificated REMIC 2 Pass-Through Rate

       47         II-47-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-46-A    Uncertificated REMIC 2 Pass-Through Rate

       48         II-48-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-47-A    Uncertificated REMIC 2 Pass-Through Rate

       49         II-49-A and II-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-48-A    Uncertificated REMIC 2 Pass-Through Rate

       50         II-50-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-49-A    Uncertificated REMIC 2 Pass-Through Rate

       51         II-51-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-50-A    Uncertificated REMIC 2 Pass-Through Rate

       52         II-52-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-51-A    Uncertificated REMIC 2 Pass-Through Rate

       53         II-53-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-52-A    Uncertificated REMIC 2 Pass-Through Rate

       54         II-54-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-53-A    Uncertificated REMIC 2 Pass-Through Rate

       55         II-55-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-54-A    Uncertificated REMIC 2 Pass-Through Rate

       56         II-56-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-55-A    Uncertificated REMIC 2 Pass-Through Rate

       57         II-57-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-56-A    Uncertificated REMIC 2 Pass-Through Rate

       58         II-58-A through II-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-57-A    Uncertificated REMIC 2 Pass-Through Rate

       59         II-59-A and II-60-A       2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-58-A    Uncertificated REMIC 2 Pass-Through Rate

       60         II-60-A                   2 multiplied by Swap LIBOR, subject to a maximum
                                            rate of Uncertificated REMIC 2 Pass-Through Rate
                  II-1-A through II-59-A    Uncertificated REMIC 2 Pass-Through Rate

thereafter        II-1-A through II-60-A    Uncertificated REMIC 2 Pass-Through Rate

                With respect to REMIC 3 Regular Interest LT3GRP, a per annum rate (but not less than zero) equal to the weighted average of (x) with respect to REMIC 2 Group III Regular Interests ending with the designation "B," the weighted average of the Uncertificated REMIC 2 Pass-Through Rates for such REMIC 2 Regular Interests, weighted on the basis of the Uncertificated Balance of each such REMIC 2 Regular Interest for each such Distribution Date and (y) with respect to REMIC 2 Group III Regular Interests ending with the designation "A," for each Distribution Date listed below, the weighted average of the rates listed below for such REMIC 2 Regular Interests listed below, weighted on the basis of the Uncertificated Balance of each such REMIC 2 Regular Interest for each such Distribution Date:


Distribution
    Date        REMIC 2 Regular Interest                          Rate
------------    ------------------------   ------------------------------------------------
     1          III-1-A through III-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                           rate of Uncertificated REMIC 2 Pass-Through Rate

     2          III-2-A through III-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                           rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A                    Uncertificated REMIC 2 Pass-Through Rate

     3          III-3-A through III-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                           rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A and III-2-A        Uncertificated REMIC 2 Pass-Through Rate

     4          III-4-A through III-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                           rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-3-A    Uncertificated REMIC 2 Pass-Through Rate

     5          III-5-A through III-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                           rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-4-A    Uncertificated REMIC 2 Pass-Through Rate

     6          III-6-A through III-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                           rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-5-A    Uncertificated REMIC 2 Pass-Through Rate

     7          III-7-A through III-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                           rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-6-A    Uncertificated REMIC 2 Pass-Through Rate

     8          III-8-A through III-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                           rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-7-A    Uncertificated REMIC 2 Pass-Through Rate

     9          III-9-A through III-60-A   2 multiplied by Swap LIBOR, subject to a maximum
                                           rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-8-A    Uncertificated REMIC 2 Pass-Through Rate

     10         III-10-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-9-A    Uncertificated REMIC 2 Pass-Through Rate

     11         III-11-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-10-A   Uncertificated REMIC 2 Pass-Through Rate

     12         III-12-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-11-A   Uncertificated REMIC 2 Pass-Through Rate

     13         III-13-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-12-A   Uncertificated REMIC 2 Pass-Through Rate

     14         III-14-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-13-A   Uncertificated REMIC 2 Pass-Through Rate

     15         III-15-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-14-A   Uncertificated REMIC 2 Pass-Through Rate

     16         III-16-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-15-A   Uncertificated REMIC 2 Pass-Through Rate

     17         III-17-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-16-A   Uncertificated REMIC 2 Pass-Through Rate

     18         III-18-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-17-A   Uncertificated REMIC 2 Pass-Through Rate

     19         III-19-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-18-A   Uncertificated REMIC 2 Pass-Through Rate

     20         III-20-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-19-A   Uncertificated REMIC 2 Pass-Through Rate

     21         III-21-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-20-A   Uncertificated REMIC 2 Pass-Through Rate

     22         III-22-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-21-A   Uncertificated REMIC 2 Pass-Through Rate

     23         III-23-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-22-A   Uncertificated REMIC 2 Pass-Through Rate

     24         III-24-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-23-A   Uncertificated REMIC 2 Pass-Through Rate

     25         III-25-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-24-A   Uncertificated REMIC 2 Pass-Through Rate

     26         III-26-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-25-A   Uncertificated REMIC 2 Pass-Through Rate

     27         III-27-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-26-A   Uncertificated REMIC 2 Pass-Through Rate

     28         III-28-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-27-A   Uncertificated REMIC 2 Pass-Through Rate

     29         III-29-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-28-A   Uncertificated REMIC 2 Pass-Through Rate

     30         III-30-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-29-A   Uncertificated REMIC 2 Pass-Through Rate

     31         III-31-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-30-A   Uncertificated REMIC 2 Pass-Through Rate

     32         III-32-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-31-A   Uncertificated REMIC 2 Pass-Through Rate

     33         III-33-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-32-A   Uncertificated REMIC 2 Pass-Through Rate

     34         III-34-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-33-A   Uncertificated REMIC 2 Pass-Through Rate

     35         III-35-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-34-A   Uncertificated REMIC 2 Pass-Through Rate

     36         III-36-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-35-A   Uncertificated REMIC 2 Pass-Through Rate

     37         III-37-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-36-A   Uncertificated REMIC 2 Pass-Through Rate

     38         III-38-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-37-A   Uncertificated REMIC 2 Pass-Through Rate

     39         III-39-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-38-A   Uncertificated REMIC 2 Pass-Through Rate

     40         III-40-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-39-A   Uncertificated REMIC 2 Pass-Through Rate

     41         III-41-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-40-A   Uncertificated REMIC 2 Pass-Through Rate

     42         III-42-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-41-A   Uncertificated REMIC 2 Pass-Through Rate

     43         III-43-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-42-A   Uncertificated REMIC 2 Pass-Through Rate

     44         III-44-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-43-A   Uncertificated REMIC 2 Pass-Through Rate

     45         III-45-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-44-A   Uncertificated REMIC 2 Pass-Through Rate

     46         III-46-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-45-A   Uncertificated REMIC 2 Pass-Through Rate

     47         III-47-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-46-A   Uncertificated REMIC 2 Pass-Through Rate

     48         III-48-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-47-A   Uncertificated REMIC 2 Pass-Through Rate

     49         III-49-A and III-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                           rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-48-A   Uncertificated REMIC 2 Pass-Through Rate

     50         III-50-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-49-A   Uncertificated REMIC 2 Pass-Through Rate

     51         III-51-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-50-A   Uncertificated REMIC 2 Pass-Through Rate

     52         III-52-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-51-A   Uncertificated REMIC 2 Pass-Through Rate

     53         III-53-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-52-A   Uncertificated REMIC 2 Pass-Through Rate

     54         III-54-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-53-A   Uncertificated REMIC 2 Pass-Through Rate

     55         III-55-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-54-A   Uncertificated REMIC 2 Pass-Through Rate

     56         III-56-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-55-A   Uncertificated REMIC 2 Pass-Through Rate

     57         III-57-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-56-A   Uncertificated REMIC 2 Pass-Through Rate

     58         III-58-A through           2 multiplied by Swap LIBOR, subject to a maximum
                III-60-A                   rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-57-A   Uncertificated REMIC 2 Pass-Through Rate

     59         III-59-A and III-60-A      2 multiplied by Swap LIBOR, subject to a maximum
                                           rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-58-A   Uncertificated REMIC 2 Pass-Through Rate

     60         III-60-A                   2 multiplied by Swap LIBOR, subject to a maximum
                                           rate of Uncertificated REMIC 2 Pass-Through Rate
                III-1-A through III-59-A   Uncertificated REMIC 2 Pass-Through Rate

thereafter      III-1-A through III-60-A   Uncertificated REMIC 2 Pass-Through Rate

With respect to REMIC 3 Regular Interest LTIO and Distribution Dates 1 through 60, a per annum rate equal to the excess, if any, of (i) 10.690% minus (ii) 2 times Swap LIBOR.

                "United States Person" or "U.S. Person": (i) A citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury Regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain Trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person; provided, that for purposes of the definition of a "Permitted Transferee," a U.S. Person shall not include any person whose income is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person.

                "Unpaid Realized Loss Amount": For any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates and as to any Distribution Date, the excess of (x) the aggregate Applied Realized Loss Amounts allocated to such Class for all prior Distribution Dates over (y) the sum of (a) the cumulative amount of any Subsequent Recoveries allocated to such Class and (b) the aggregate Realized Loss Amortization Amounts with respect to such Class for all prior Distribution Dates.

                "Value": With respect to any Mortgaged Property, the lesser of:
(i) an amount determined by an appraisal done at origination of the Mortgage Loan; provided, however, such amount may be reduced to reflect the results of a review of such appraisal in accordance with the related Originator's underwriting guidelines and (ii) the purchase price paid for such Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a refinanced Mortgage Loan, the value of the Mortgaged Property is based solely on clause (i).

                "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. The Voting Rights allocated among Holders of the Offered Certificates and the Class B Certificates shall be 98%, and shall be allocated among each such Class according to the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Certificate Principal Balance of all the Offered Certificates and the Class B Certificates then outstanding. The Voting Rights allocated to each such Class of Certificates shall be allocated among all holders of each such Class in proportion to the outstanding Certificate Principal Balance of such Certificates; provided, however, that any Certificate registered in the name of the Servicer, the Depositor or the Trustee or any of their respective affiliates shall not be included in the calculation of Voting Rights; provided that only such Certificates as are known by a Responsible Officer of the Trustee to be so registered will be so excluded. 1% of all the Voting Rights will be allocated to the Holders of each of the Class CE and Class P Certificates. The Residual Certificates shall have no Voting Rights.

                "Weighted Average Net Maximum Mortgage Interest Rate": The weighted average (based on Principal Balance as of the first day of the related Collection Period or, in the case of the first Distribution Date, the Cut-Off
Date) of the Net Maximum Mortgage Interest Rates of the Mortgage Loans, the Group 1 Mortgage Loans, the Group 2 Mortgage Loans or the Group 3 Mortgage Loans, as applicable, expressed for each such Mortgage Loan as an annual rate and calculated on the basis of twelve months consisting of 30 days each and a 360-day year.

               "Weighted Average Net Mortgage Interest Rate": The weighted average (based on Principal Balance as of the first day of the related Collection Period or, in the case of the first Distribution Date, the Cut-Off
Date) of the Net Mortgage Interest Rates of the Mortgage Loans, the Group 1 Mortgage Loans, the Group 2 Mortgage Loans or the Group 3 Mortgage Loans, as applicable, expressed for each such Mortgage Loan as an annual rate and calculated on the basis of twelve months consisting of 30 days each and a 360-day year. With respect to the Distribution Date in September 2006, the Weighted Average Net Mortgage Interest Rate of the Group 3 Mortgage Loans shall be multiplied by a fraction, the numerator of which is 528,008,647 and the denominator of which is 622,143,497.

                "Written Order to Authenticate": A written order by which the Depositor directs the Trustee to execute, authenticate and deliver the Certificates.

                Section 1.02   Accounting.

                Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

                Section 1.03   Rights of the NIMS Insurer.

                Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of notes issued pursuant to the Indenture and (ii) any series of notes issued pursuant to the Indenture remains outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such notes; provided, however, the NIMS Insurer shall not have any rights hereunder (except pursuant to Section 11.01 in the case of clause (ii) below) during the period of time, if any, that (i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

                Section 1.04   Fiscal Year

                The fiscal year of the Trust will be the calendar year.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                Section 2.01   Conveyance of Mortgage Loans.

                The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Initial Mortgage Loan identified on the Mortgage Loan Schedules, including the related Cut-off Date Principal Balance, all interest accruing thereon after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Initial Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure;
(iii) its interest in any insurance policies in respect of the Initial Mortgage Loans; (iv) all other assets included or to be included in the Trust Fund; (v) all proceeds of any of the foregoing; (vi) the rights of the Depositor under the Consulting Agreement; and (vii) the rights of the Depositor under each Originator Mortgage Loan Purchase Agreement and the Mortgage Loan Purchase Agreement. Such assignment includes all interest and principal due to the Depositor or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

                In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with the Trustee, or its designated agent, the following documents or instruments with respect to each Initial Mortgage Loan so transferred and assigned and the Depositor, shall, in accordance with
Section 2.04, deliver or caused to be delivered to the Trustee with respect to each Additional Group 3 Mortgage Loan, the following documents or instruments (a "Mortgage File") so transferred and assigned:

                (i) the original Mortgage Note, endorsed in blank or with respect to any lost Mortgage Note, an original Lost Note Affidavit, together with a copy of the related Mortgage Note;

                (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

                (iii) an original Assignment (which may be in blank), in form and substance acceptable for recording; provided, however, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no Assignment in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

                (iv) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments;

                (v) the original or a certified copy of lender's title insurance policy; and

                (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

                The Trustee agrees to execute and deliver to the Depositor (i) with respect to the Initial Mortgage Loans, on or prior to the Closing Date, an acknowledgment of receipt of the original Mortgage Notes relating to the Initial Mortgage Loans (with any exceptions noted), substantially in the form attached as Exhibit F-3 hereto and (ii) with respect to the Additional Group 3 Mortgage Loans, on or prior to the Additional Transfer Date, an acknowledgment of receipt of the original Mortgage Notes relating to the Additional Group 3 Mortgage Loans (with any exceptions noted).

                If any of the documents referred to in Section 2.01(ii), (iii) or (iv) above have as of the Closing Date (or the Additional Transfer Date, with respect to the Additional Group 3 Mortgage Loans) been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee no later than the Closing Date (or the Additional Transfer Date, with respect to the Additional Group 3 Mortgage Loans), of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. The Depositor shall deliver or cause to be delivered to the Trustee promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

                Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 120 days to cure such defect or 150 days following the Closing Date (or Additional Transfer Date, with respect to the Additional Group 3 Mortgage Loans), in the case of missing Mortgages or Assignments or deliver such missing document to the Trustee. If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03.

                The Depositor herewith delivers to the Trustee executed copies of the Originator Mortgage Loan Purchase Agreements and the Mortgage Loan Purchase Agreement.

                The Depositor hereby directs the Trustee to execute, deliver and perform its obligations, on behalf of the Trust, under the Interest Rate Swap Agreement and to make the representations of the Trust contained therein.

                It is agreed and understood by the parties hereto that it is not intended that any mortgage loan be included in the Trust that is a "High-Cost Home Loan" as defined in any of (i) the New Jersey Home Ownership Act effective November 27, 2003, (ii) the New Mexico Home Loan Protection Act, effective January 1, 2004, (iii) the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 or (iv) the Indiana Home Loan Practices Act, effective January 1, 2005.

                Concurrently with the execution and delivery of this Agreement, the Depositor shall deliver the Mortgage Loan Schedule to the Trustee and the Servicer. The Depositor and the Trustee shall provide a copy of the Mortgage Loan Schedule to any Certificateholders upon written request made to it at the addresses set forth on Exhibit D, as the same may be amended from time to time by written notice from such party to the other parties hereto.

                Section 2.02   Acceptance by Trustee.

                The Trustee acknowledges the receipt of, subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the documents referred to in Section 2.01 above and all other assets included in the definition of "Trust Fund" and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders.

                The Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File within 60 days after the Closing Date, with respect to each Initial Mortgage Loan, or the Additional Transfer Date, with respect to each Additional Group 3 Mortgage Loan (or, with respect to any document delivered after the Startup Day (in the case of the Initial Mortgage Loans) or the Additional Transfer Date (in the case of the Additional Group 3 Mortgage Loans), within 60 days of receipt and with respect to any Eligible Substitute Mortgage Loan, within 60 days after the assignment thereof) and to certify in substantially the form attached hereto as Exhibit F-1 that, as to each Initial Mortgage Loan listed in the Mortgage Loan Schedules (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedules that corresponds to items (1), (2),
(10) and (22) of the Mortgage Loan Schedules accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

                Prior to the first anniversary date of this Agreement the Trustee shall deliver to the Depositor, the Servicer and the NIMS Insurer a final certification in the form annexed hereto as Exhibit F-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

                If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify the Seller, the Depositor, the NIMS Insurer and the Servicer. In addition, upon the discovery by the Originators, the Seller, the Depositor, the NIMS Insurer, the Trustee or the Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the related Originator in the applicable Originator Mortgage Loan Purchase Agreement or the Seller in the Mortgage Loan Purchase Agreement or an Additional Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. Notwithstanding the foregoing, any breach of a Deemed Material and Adverse Representation with respect to a Group 1 Mortgage Loan or Group 2 Mortgage Loan shall automatically be deemed to materially and adversely affect such Mortgage Loan or the interest of the related Certificateholders therein.

                The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans and the Related Documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee, on behalf of the Trust, a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Initial Mortgage Loans and the Related Documents, and that this Agreement shall constitute a security agreement under applicable law.

                Section 2.03 Repurchase or Substitution of Mortgage Loans by the Originators or the Seller.

                (a) Upon discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Originators or the Seller of any representation or warranty under the related Originator Mortgage Loan Purchase Agreement, the Mortgage Loan Purchase Agreement or Additional Mortgage Loan Purchase Agreement, as applicable, in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan, Prepayment Charge or the interest therein of the Certificateholders, the Trustee shall promptly notify the applicable Originator or the Seller, as the case may be, the Servicer and the NIMS Insurer of such defect, missing document or breach and request that, in the case of a defective or missing document, the Seller cure such defect or deliver such missing document within 120 days from the date the Seller was notified of such missing document or defect or, in the case of a beach of a representation or warranty, request the related Originator or the Seller, as applicable, cure such breach within 90 days from the date the applicable Originator or the Seller, as the case may be, was notified of such breach. Notwithstanding the foregoing, any breach of a Deemed Material and Adverse Representation with respect to a Group 1 Mortgage Loan or Group 2 Mortgage Loan shall automatically be deemed to materially and adversely affect such Mortgage Loan or the interest of the related Certificateholders therein. If the Seller does not deliver such missing document or cure such defect or if the related Originator or the Seller, as applicable, does not cure such breach in all material respects during such period, the Trustee shall enforce such Originator's or the Seller's obligation, as the case may be, under the applicable Originator Mortgage Loan Purchase Agreement or the Mortgage Loan Purchase Agreement, or Additional Mortgage Loan Purchase Agreement as applicable, and cause such Originator or the Seller, as applicable, to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such period (subject to Section 2.03(d)). The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Trustee, upon receipt of written notice from the Servicer of such deposit, shall release to the related Originator or the Seller, as applicable, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as such Originator or the Seller, as applicable, shall furnish to it and as shall be necessary to vest in such Originator or the Seller, as the case may be, any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, the related Originator or the Seller, as the case may be, may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Defective Mortgage
Loan) and substitute one or more Eligible Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(c).

                With respect to the representations and warranties set forth in the applicable Originator Mortgage Loan Purchase Agreement, the Mortgage Loan Purchase Agreement or the Additional Mortgage Loan Purchase Agreement that are made to the best of the related Originator's or the Seller's knowledge, as applicable, or as to which such Originator or the Seller, as the case may be, has no knowledge, if it is discovered by the Depositor, the Servicer, the NIMS Insurer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, Prepayment Charge or the interest therein of the Certificateholders then, notwithstanding such Originator's or the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

                It is understood and agreed that the representations and warranties set forth in the applicable Originator Mortgage Loan Purchase Agreement, the Mortgage Loan Purchase Agreement or Additional Mortgage Loan Purchase Agreement shall survive delivery of the Mortgage Files to the Trustee and the Closing Date and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. It is understood and agreed that the obligations of the Originators and the Seller set forth in this Section 2.03(a) to cure, substitute for or repurchase a Mortgage Loan pursuant to the related Originator Mortgage Loan Purchase Agreement, the Mortgage Loan Purchase Agreement or Additional Mortgage Loan Purchase Agreement, as applicable, and to pay the Reimbursement Amount constitute the sole remedies available to the Certificateholders and to the Trustee on their behalf respecting a breach of the representations and warranties contained in the Originator Mortgage Loan Purchase Agreement, Mortgage Loan Purchase Agreement and Additional Mortgage Loan Purchase Agreement.

                The representations and warranties of the applicable Originator with respect to the Mortgage Loans in the respective Originator Mortgage Loan Purchase Agreement, which have been assigned to the Trustee hereunder, were made as of the dates specified in the applicable Originator Mortgage Loan Purchase Agreement. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the applicable Originator under the respective Originator Mortgage Loan Purchase Agreement and (ii) a representation or warranty of the Seller under the Mortgage Loan Purchase Agreement or Additional Mortgage Loan Purchase Agreement (other than Seller's representations with respect to predatory and abusive lending laws in Section 3.01(k) and 3.01(s) of the Mortgage Loan Purchase Agreement), the only right or remedy of the Trustee or of any Certificateholder shall be the Trustee's right to enforce the obligations of the applicable Originator under any applicable representation or warranty made by it. The Trustee acknowledges that the Seller shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans (except as otherwise set forth in this paragraph) if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the applicable Originator in the respective Originator Mortgage Loan Purchase Agreement, without regard to whether such Originator fulfills its contractual obligations in respect of such representation or warranty. In addition, to the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (x) the Option One Mortgage Corporation's representation with respect to predatory and abusive lending laws in Section 3.03(i) or 3.03(ddd) of the Option One Sale Agreement or Ownit Mortgage's representations and warranties set forth in clauses (g), (tt), (uu),
(vv) or (nnn) of Section 9.02 of the Ownit Sale Agreement and (y) the Seller's representation with respect to predatory and abusive lending laws in Section 3.01(k) or 3.01(s) of the Mortgage Loan Purchase Agreement, such Originator shall be obligated to pay the Reimbursement Amount relating to such Mortgage Loan, and, to the extent such Originator fails to do so, the Trustee shall be entitled to enforce the Seller's obligation to pay such Reimbursement Amount. In any event, the Reimbursement Amount shall be delivered to the Servicer for deposit into the Collection Account within 10 days from the date the Seller was notified by the Trustee of the Reimbursement Amount.

                (b) Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

                (c) Any substitution of Eligible Substitute Mortgage Loans for Defective Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Defective Mortgage Loan for which an Originator or the Seller substitutes an Eligible Substitute Mortgage Loan or Loans, such substitution shall be effected by such Originator or the Seller, as applicable, delivering to the Trustee for such Eligible Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Eligible Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment Amount (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Eligible Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, shall review such documents as specified in Section 2.02 and deliver to the Servicer and the NIMS Insurer, with respect to such Eligible Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Servicer and the NIMS Insurer a certification substantially in the form of Exhibit F-2 hereto with respect to such Eligible Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the related Originator or the Seller, as applicable. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Defective Mortgage Loan in the Collection Period or Prepayment Period, as applicable, preceding the date of substitution and the Depositor, an Originator or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Defective Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders and the NIMS Insurer that such substitution has taken place, shall amend the applicable Mortgage Loan Schedule to reflect the removal of such Defective Mortgage Loan from the terms of this Agreement and the substitution of the Eligible Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee and the NIMS Insurer. Upon such substitution, such Eligible Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by an Originator or the Seller, the applicable Originator Mortgage Loan Purchase Agreement or the Mortgage Loan Purchase Agreement or Additional Mortgage Loan Purchase Agreement, as the case may be, including, in the case of a substitution effected by such Originator or the Seller, all applicable representations and warranties thereof included in such Originator Mortgage Loan Purchase Agreement, Mortgage Loan Purchase Agreement or Additional Mortgage Loan Purchase Agreement, as the case may be, as of the date of substitution.

                For any month in which an Originator or the Seller substitutes one or more Eligible Substitute Mortgage Loans for one or more Defective Mortgage Loans, the Servicer will determine the amount (the "Substitution Adjustment Amount"), if any, by which the aggregate Purchase Price of all such Defective Mortgage Loans exceeds the aggregate, as to each such Eligible Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month's interest on such principal balance at the applicable Net Mortgage Interest Rate. On the date of such substitution, the related Originator or the Seller, as the case may be, will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment Amount, if any, and the Trustee, upon receipt of the related Eligible Substitute Mortgage Loan or Loans and notice by the Servicer of such deposit, shall release to such Originator or the Seller, as applicable, the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as such Originator or the Seller, as the case may be, shall deliver to it and as shall be necessary to vest therein any Defective Mortgage Loan released pursuant hereto. In addition, such Originator or the Seller, as applicable, shall obtain at its own expense and deliver to the Trustee and the NIMS Insurer an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(l) of the Code or on "contributions after the startup date" under Section 860G(d)(l) of the Code, or
(b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

                (d) Upon discovery by an Originator, the Seller, the Servicer, the NIMS Insurer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, such Originator or the Seller, as applicable, shall repurchase or, subject to the limitations set forth in Section 2.03(c), substitute one or more Eligible Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. In addition, upon discovery that a Mortgage Loan is defective in a manner that would cause it to be a "defective obligation" within the meaning of Treasury Regulations relating to REMICs, such Originator or the Seller, as the case may be, shall cure the defect or make the required purchase or substitution no later than 90 days after the discovery of the defect. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a). The Trustee shall reconvey to such Originator or the Seller, as applicable, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

(e) If a Mortgagor is forty-five (45) days or more delinquent with respect to a Mortgage Loan's first Monthly Payment that was due the Seller after its initial purchase under the Option One Sale Agreement, the Servicer, at the Seller's option, shall repurchase such Mortgage Loan at the purchase price set forth in the Option One Sale Agreement plus accrued and unpaid interest thereon from the date to which interest was last paid through the last day of the month in which such repurchase takes place at the applicable Mortgage Loan Remittance Rate (as such term is defined in the Option One Sale Agreement); provided, however, the Servicer's obligation to repurchase any such Mortgage Loan pursuant to this paragraph shall expire 150 days following the related Closing Date (as such term is defined in the Option One Sale Agreement)."

                Section 2.04   Conveyance of the Additional Group 3 Mortgage
Loans.

                (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Trustee's delivery on the Additional Transfer Dates to or upon the order of the Depositor of all or a portion of the balance of funds in the Group 3 Pre-Funding Account, the Depositor shall on any Additional Transfer Date sell, transfer, assign, set over and convey without recourse to the Trust Fund but subject to the other terms and provisions of this Agreement all of the right, title and interest of the Depositor in and to (i) the Additional Group 3 Mortgage Loans identified on the Schedule of Additional Mortgage Loans attached to the related Additional Transfer Instrument delivered by the Depositor on such Additional Transfer Date, (ii) all interest accruing thereon on and after the Subsequent Cut-off Date and all collections in respect of interest and principal due after the Subsequent Cut-off Date and (iii) all items with respect to such Additional Group 3 Mortgage Loans to be delivered pursuant to Section 2.01 and the other items in the related Mortgage Files; provided, however, that the Depositor reserves and retains all right, title and interest in and to principal received and interest accruing on the Additional Group 3 Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Trustee for deposit in the Mortgage Pool by the Depositor of the Additional Group 3 Mortgage Loans identified on the Schedule of Additional Mortgage Loans shall be absolute and is intended by the Depositor, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Additional Group 3 Mortgage Loans by the Depositor to the Trust Fund. The related Mortgage File for each Additional Group 3 Mortgage Loan shall be delivered to the Trustee at least three Business Days prior to the related Additional Transfer Date.

                The purchase price paid by the Trustee from amounts released from the Group 3 Pre-Funding Account shall be one-hundred percent (100%) of the aggregate Principal Balance of the related Additional Group 3 Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor). This Agreement shall constitute a fixed-price purchase contract in accordance with Section 860G(a)(3)(A)(ii) of the Code.

                (b) The Depositor shall transfer to the Trustee for deposit in the Mortgage Pool the Additional Group 3 Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Trustee shall release funds from the Group 3 Pre-Funding Account only upon the satisfaction of each of the following conditions on or prior to the related Additional Transfer Date:

                (i) the Depositor shall have provided the Trustee, the NIMS Insurer and the Rating Agencies with a timely Addition Notice and shall have provided any information reasonably requested by the Trustee with respect to the Additional Group 3 Mortgage Loans;

                (ii) the Depositor shall have delivered to the Trustee and the NIMS Insurer a duly executed Additional Transfer Instrument, which shall include a Schedule of Additional Mortgage Loans listing the Additional Group 3 Mortgage Loans, and the Depositor, shall have delivered a computer file containing such schedule to the Trustee at least three Business Days prior to the related Additional Transfer Date;

                (iii) as of each Additional Transfer Date, as evidenced by delivery of the Additional Transfer Instrument, substantially in the form of Exhibit S the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Fund or the Certificateholders;

                (v) the Funding Period shall not have terminated;

                (vi) the Depositor shall not have selected the Additional Group 3 Mortgage Loans in a manner that it believed to be adverse to the interests of the Certificateholders;

                (vii) the Depositor shall have delivered to the Trustee and the NIMS Insurer an Additional Transfer Instrument confirming the satisfaction of the conditions precedent specified in this Section 2.04 and, pursuant to the Additional Transfer Instrument, assigned to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Additional Mortgage Loan Purchase Agreement, to the extent of the Additional Group 3 Mortgage Loans;

                (viii) with respect to the last Additional Transfer Date, the Depositor shall have delivered to the Trustee and the NIMS Insurer a letter from an Independent accountant (with copies provided to each Rating Agency) stating that the characteristics of the Additional Group 3 Mortgage Loans conform to the characteristics set forth in clauses (i) through (xi) of paragraph (c) below and to the characteristics set forth in paragraph (d) below; and

                (ix) the Depositor shall have received the consent of the NIMS Insurer, if any, to the transfer of such Additional Group 3 Mortgage Loans.

                (c) The obligation of the Trust Fund to purchase an Additional Group 3 Mortgage Loan on any Additional Transfer Date is subject to the satisfaction of the conditions set forth in the following paragraphs and the accuracy of the following representations and warranties with respect to each Additional Group 3 Mortgage Loan determined as of the applicable Subsequent Cut-off Date: (i) such Additional Group 3 Mortgage Loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such Additional Group 3 Mortgage Loan will not be less than 120 months and will not exceed 360 months;
(iii) the Additional Group 3 Mortgage Loan may not provide for negative amortization; (iv) such Additional Group 3 Mortgage Loan will not have a Combined Loan-to-Value Ratio greater than 100.00%; (v) all of the Additional Group 3 Mortgage Loans will have, as of the Subsequent Cut-off Date, a weighted average term to stated maturity not in excess of 360 months; (vi) each Additional Group 3 Mortgage Loan that is a Fixed-Rate Mortgage Loan shall have a Mortgage Interest Rate that is not less than 3.000% or greater than 14.700%;
(vii) each Additional Group 3 Mortgage Loan shall have been serviced by the Servicer since origination or the date of purchase; (viii) each Additional Group 3 Mortgage Loan shall have a first payment date occurring on or before September 1, 2006 and shall include 30 days of interest thereon, (ix) each Additional Group 3 Mortgage Loan that is an Adjustable-Rate Mortgage Loan shall have a Gross Margin not less than 0.500%, a Maximum Mortgage Interest Rate not less than 9.500% and a Minimum Mortgage Interest Rate not less than 5.500% and (xii) such Additional Group 3 Mortgage Loan shall have been underwritten in accordance with the criteria set forth under "Underwriting Standards" in the Prospectus Supplement.

                (d) Following the purchase of any Additional Group 3 Mortgage Loan by the Trust, no Group 3 Mortgage Loan (including such Additional Group 3 Mortgage Loans) shall have as of the Subsequent Cut-off Date: (i) a Mortgage Interest Rate less than 3.000% per annum or greater than 14.700% per annum; (ii) a Combined Loan-to-Value Ratio greater than 100.00%; (iii) a Principal Balance greater than $1,700,000; or (iv) a FICO score less than 500. In addition, no Adjustable-Rate Mortgage Loan in Group 3 will have a Gross Margin less than 0.500% per annum and all of the Group 3 Mortgage Loans will have a weighted average original term to stated maturity of not more than 360 months.

                (e) Notwithstanding the foregoing, any Additional Group 3 Mortgage Loan may be rejected by (i) the NIMS Insurer or (ii) any Rating Agency if the inclusion of any such Additional Group 3 Mortgage Loan would adversely affect the ratings of any Class of Certificates. At least one Business Day prior to the Additional Transfer Date, each Rating Agency shall notify the Trustee as to which Additional Group 3 Mortgage Loans, if any, shall not be included in the transfer on the Additional Transfer Date; provided, however, that the Depositor shall have delivered to each Rating Agency at least three Business Days prior to such Additional Transfer Date a computer file acceptable to each Rating Agency describing the characteristics specified in paragraphs (c) and (d) above.

                (f) In connection with the transfer and assignment of the Additional Group 3 Mortgage Loans, the Depositor shall satisfy the document delivery requirements set forth in Section 2.01 hereof.

                Section 2.05 Representations, Warranties and Covenants of the Servicer.

                The Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders and to the Depositor and the NIMS Insurer that as of the Closing Date or as of such date specifically provided herein:

                (i) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all licenses necessary to carry on its business as now being conducted, except for such licenses, certificates and permits the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of the Servicer to conduct its business as it is presently conducted, and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer or to ensure the enforceability or validity of each Mortgage Loan; the Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

                (ii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the articles of incorporation or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

                (iii) The Servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

                (iv) This Agreement, and all documents and instruments contemplated hereby which are executed and delivered by the Servicer, constitute and will constitute valid, legal and binding obligations of the Servicer, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally (whether considered in a proceeding at law or in equity);

                (v) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                (vi) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Servicer that, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or that would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or that would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

                (vii) No consent, approval or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained;

                (viii) No information in this Agreement provided by the Servicer nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee by the Servicer in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading;

                (ix) The Servicer has fully furnished, and shall continue to fully furnish for so long as it is servicing the Mortgage Loans hereunder, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on the Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis;

                (x) Except as otherwise disclosed in the Prospectus Supplement, no legal or governmental proceedings are pending (or known to be contemplated) against the Servicer that would be material to Certificateholders;

                (xi) Except as otherwise disclosed in the Prospectus Supplement, the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer under such securitization;

                (xii) Except as otherwise disclosed in the Prospectus Supplement, the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger;

                (xiii) Except as otherwise disclosed in the Prospectus Supplement, no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer has been disclosed or reported by the Servicer within the past three (3) years;

                (xiv) Except as otherwise disclosed in the Prospectus Supplement, no material changes to the Servicer's policies or procedures with respect to the servicing function it will perform under this Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the date of this Agreement;

                (xv) Except as otherwise disclosed in the Prospectus Supplement, there is no material risk that the Servicer's financial condition could affect one or more aspects of the performance by the Servicer of its servicing obligations under this Agreement in a manner that could have a material impact on the performance of the Mortgage Loans or the Certificates; and

                (xvi) Except as disclosed in the Prospectus Supplement, there are no affiliations, relationships or transactions relating to the Servicer and any party identified in Item 1119 of Regulation AB of the type described therein.

                It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor, the NIMS Insurer and the Certificateholders. Upon discovery by any of the Depositor, the Servicer, the NIMS Insurer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties hereto.

                Upon discovery by any of the Depositor, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in this Section 2.05, the party discovering such breach shall give prompt written notice, which shall not exceed two days, to the other parties. The Trustee shall consult with the Depositor to determine if any such breach is material and any breach determined by the Depositor to be material shall be included by the Trustee on the next Distribution Date Statement prepared pursuant to Section 4.06.

                Section 2.06   Representations and Warranties of the Depositor.

                The Depositor represents and warrants to the Trust and the Trustee on behalf of the Certificateholders and to the Servicer and the NIMS Insurer as follows:

                (i) This agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Initial Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

                (iii) As of the Closing Date, the Depositor has transferred all right, title interest in the Initial Mortgage Loans to the Trustee on behalf of the Trust;

                (iv) The Depositor has not transferred the Initial Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

                (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

                (vi) The Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

                (vii) The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

                (viii) To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

                (ix) There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

                Section 2.07 Issuance of Certificates and the Uncertificated Regular Interests.

                The Trustee acknowledges the assignment to it of the Initial Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, and the Trustee acknowledges the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the Written Order to Authenticate executed by an officer of the Depositor, has executed, and the Certificate Registrar has authenticated and delivered to or upon the order of the Depositor, the Certificates (other than the Class CE, Class P and Residual Certificates) in minimum dollar denominations or $25,000 and integral dollar multiples of $1 in excess. The Class CE and Class P Certificates are issuable only in minimum Percentage Interests of 10%. Each Class of Residual Certificate is issuable only as a single certificate. The Trustee acknowledges the issuance of the uncertificated REMIC 1 Regular Interests and declares that it holds such regular interests as assets of REMIC 2. The Trustee acknowledges the issuance of the uncertificated REMIC 2 Regular Interests and declares that it hold such regular interests as assets of REMIC 3. The Trustee acknowledges the issuance of the uncertificated REMIC 3 Regular Interests and declares that it hold such regular interests as assets of REMIC 4. The Trustee acknowledges the issuance of the uncertificated Class CE Interest and declares that it hold such regular interest as assets of REMIC 5. The Trustee acknowledges the obligation of the Class CE Certificates to pay Cap Carryover Amounts, and declares that it holds the same as assets of the Grantor Trust on behalf of the Holders of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-3C1, Class A-3C2, Class A-3D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, respectively, which shall be treated as beneficially owning the right to receive the Cap Carryover Amounts from the Grantor Trust. In addition to the assets described in the preceding sentence, the assets of the Grantor Trust shall also include (i) Prepayment Charges, any Originator Prepayment Charge Payment Amounts, any Servicer Prepayment Charge Payment Amounts and the beneficial interest of the Class P Certificates with respect thereto and (ii) the Interest Rate Swap Agreement, the Swap Account and the beneficial interest of the Class CE Certificates with respect thereto, subject to the obligation to pay Cap Carryover Amounts. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

                Section 3.01   Servicer to Act as Servicer.

                The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and the normal and usual standards of practice of prudent mortgage servicers servicing similar mortgage loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement (the "Servicing Standard").

                Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Certificateholders; provided, however, that the Servicer shall not make future advances and, except as set forth in the following sentence or Section 3.03, the Servicer shall not permit any modification with respect to any Mortgage Loan that would (i) change the Mortgage Interest Rate, defer or forgive the payment thereof of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan, (ii) affect adversely the status of any REMIC constituting part of the Trust Fund as a REMIC, or (iii) cause any such REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions. In the event that the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable, the Servicer may permit a modification of such Mortgage Loan to reduce the Principal Balance thereof and/or extend the term, but not beyond the latest maturity date of any other Mortgage Loan. Notwithstanding the foregoing, the Servicer shall not permit any modification with respect to any Mortgage Loan that would both (x) effect an exchange or reissuance of such Mortgage Loan under
Section 1.860G-2(b) of the Treasury Regulations and (y) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions. The NIMS Insurer's prior written consent shall be required for any modification, waiver or amendment if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut-off Date. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself, and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. The Servicer shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with Applicable Regulations, and shall provide to the Mortgagor any reports required to be provided to them thereby. The Trustee shall execute and deliver to the Servicer within at least fifteen (15) Business Day of receipt, upon request, any powers of attorney furnished to it by the Servicer empowering the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate any Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Properties, in accordance with this Agreement, and the Trustee shall execute and deliver such other documents as the Servicer may request, necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Servicing Standard (and the Trustee shall have no liability for misuse of any such powers of attorney by the Servicer). Notwithstanding anything contained herein to the contrary, the Servicer shall not without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Servicer's representative capacity or (ii) take any action with the intent to cause, and which results in, the Trustee being registered to do business in any state.

                In servicing and administering the Mortgage Loans, the Servicer shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and the Certificateholders' reliance on the Servicer.

                The Servicer shall give prompt notice to the Trustee of any action, of which the Servicer has actual knowledge, to (i) assert a claim against the Trust Fund or (ii) assert jurisdiction over the Trust Fund.

                Notwithstanding anything in this Agreement to the contrary, in the event of a voluntary Principal Prepayment in full of a Mortgage Loan, the Servicer may not waive any Prepayment Charge or portion thereof required by the terms of the related Mortgage Note unless (i)(a) the Servicer determines that such waiver is standard and customary in servicing similar mortgage loans, (b) such waiver relates to a default or a reasonably foreseeable default and (c) would, in the reasonable judgment of the Servicer, maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Charge, or (ii) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment. If the Servicer has waived or does not collect all or a portion of a Prepayment Charge relating to a voluntary Principal Prepayment in full due to any action or omission of the Servicer, other than as provided above, the Servicer shall, on the date on which the Principal Prepayment in full is remitted to the Trustee, deliver to the Trustee the Servicer Prepayment Charge Amount with respect to such Mortgage Loan for distribution in accordance with the terms of this Agreement.

                In the event that a Prepayment Charge due with respect to any Mortgage Loan is not timely received by the Servicer, the Servicer shall use commercially reasonable efforts to determine whether the related Originator is obligated to pay a related Originator Prepayment Charge Payment Amount, and if the Servicer determines that a Originator Prepayment Charge Payment Amount is due, the Servicer shall promptly notify the related Originator, and the Servicer shall enforce the Originator's obligations to pay in a timely manner any such Originator Prepayment Charge Payment Amounts and, to the extent that such amounts are received by the Servicer, shall cause such amounts to be deposited into the Collection Account within one Business Day of receipt.

                Section 3.02   Collection of Mortgage Loan Payments.

                Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full or as long as the Mortgage Loan remains subject to this Agreement, the Servicer will diligently collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and Applicable Regulations, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Servicer will take special care in ascertaining and estimating on escrowed Mortgage Loans annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to that end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

                Section 3.03   Realization Upon Defaulted Mortgage Loans.

                In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Certificateholders. With respect to any defaulted Mortgage Loan, the Servicer shall have the right to review the status of the related forbearance plan and, subject to the second paragraph of Section 3.01, may modify such forbearance plan; including extending the Mortgage Loan repayment date for a period of one year or reducing the Mortgage Interest Rate up to 50 basis points.

                In connection with a foreclosure or other conversion, the Servicer shall exercise such rights and powers vested in it hereunder and use the same degree of care and skill in its exercise as prudent mortgage servicers would exercise or use under the circumstances in the conduct of their own affairs and consistent with Applicable Regulations and the Servicing Standards, including, without limitation, advancing funds for the payment of taxes and insurance premiums.

                Notwithstanding the foregoing provisions of this Section 3.03, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property if, as a result of any such action, the Trust would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has received the prior written consent of the NIMS Insurer and has received a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                A. such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Certificateholders to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                B. there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Certificateholders to take such actions with respect to the affected Mortgaged Property.

                The cost of the environmental audit report contemplated by this
Section 3.03 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05(iv).

                If the Servicer determines, as described above, that it is in the best economic interest of the Certificateholders to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Certificateholders. The cost of any such compliance, containment, clean-up or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05.

                Section 3.04   Collection Account and Distribution Account.

                (a) The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts. Each Collection Account shall be an Eligible Account.

                The Servicer shall deposit or cause to be deposited on a daily basis and in no event more than one Business Day after receipt thereof in the clearing account (which must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities, and shall thereafter deposit in the Collection Account, in no event more than one Business Day after deposit of such funds in the clearing account, and retain therein, the following payments and collections received or made by it after the Cut-off Date, with respect to the Initial Mortgage Loans, or the Subsequent Cut-off Date, with respect to the Additional Group 3 Mortgage Loans (other than in respect of principal and interest due on or before the Cut-off Date or Subsequent Cut-off Date, as applicable):

                (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Interest Rate less the Servicing Fee Rate and any Prepayment Interest Excess;

                (iii) all Liquidation Proceeds and any Subsequent Recoveries;

                (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 3.10, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

                (v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

                (vi) any amounts required to be deposited by the Servicer in connection with any REO Property pursuant to Section 3.13;

                (vii) all Prepayment Charges collected by the Servicer in connection with the voluntary Principal Prepayment in full of any Mortgage Loan, all Originator Prepayment Charge Payment Amounts paid by the applicable Originator and all Servicer Prepayment Charge Payment Amounts required to be paid by the Servicer pursuant to Section 3.01 in connection with any such Principal Prepayment; and

                (viii) all amounts required to be deposited by the Servicer pursuant to Section 2.03.

                Any interest paid on funds deposited in the Collection Account, subject to Section 3.25, shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Collection Account pursuant to Section 3.05(v). The foregoing requirements for deposit from the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, bad check fees, prepayment charges that are not Prepayment Charges, Originator Prepayment Charge Payment Amounts or Servicer Prepayment Charge Payment Amounts, assumption fees and other similar fees need not be deposited by the Servicer in the Collection Account. Amounts deposited in the Collection Account in error may be withdrawn by the Servicer at any time.

                (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Certificateholders. On behalf of the Trust Fund, the Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account by 1:00 p.m. New York time on the Servicer Remittance Date, (i) that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be deposited to the Distribution Account from a different source as provided herein) then on deposit in the Collection Account, (ii) the amount of all Prepayment Charges collected by the Servicer in connection with the voluntary Principal Prepayment in full of any of the Mortgage Loans then on deposit in the Collection Account (other than any such Prepayment Charges received after the related Prepayment Period) and (iii) any Originator Prepayment Charge Payment Amount or any Servicer Prepayment Charge Payment Amount. Amounts in the Distribution Account shall be deemed to be held on behalf of the Grantor Trust and the related REMICs in accordance with the REMIC distributions set forth in Section 4.08. The Trustee shall be entitled to withdraw from the Distribution Account any amounts owing to it pursuant to
Section 8.05 and Section 9.01(c) prior to the distribution of any amounts on deposit to the Certificateholders; provided, however, the Trustee shall provide the Depositor, the NIMS Insurer and the Servicer with a written account of such amounts five Business Days prior to withdrawing such funds. In connection with any failure by the Servicer to make any remittance required to be made by the Servicer to the Trustee for deposit in the Distribution Account on the day and by the time such remittance is required to be made under the terms of this
Section 3.04(b) (without giving effect to any grace or cure period), the Servicer shall pay to the Trustee for the account of the Trustee interest at the prime rate of United States money center commercial banks as published in The Wall Street Journal on any amount not timely remitted from and including the day such remittance was required to be made to, but not including, the day on which such remittance was actually made.

                (c) Funds in the Collection Account and the Distribution Account may be invested in Eligible Investments in accordance with the provisions set forth in Section 3.25. The Servicer shall give notice to the Trustee and the NIMS Insurer of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Servicer, the NIMS Insurer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

                (d) In the event the Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to the Servicer any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer shall deliver to the Trustee from time to time for deposit, and the Trustee shall so deposit, in the Distribution Account in respect of REMIC 1:

                (i) any Advances, as required pursuant to Section 4.07;

                (ii) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters;

                (iii) any amounts required to be delivered by the Servicer to the Trustee for deposit in the Distribution Account pursuant to Sections 2.03, 3.04, 3.13, 3.15, 3.16, 3.23, 3.24, 4.07 or 10.01; and

                (iv) any amounts required to be deposited by the Servicer pursuant to Section 3.11 in connection with the deductible clause in any blanket hazard insurance policy, such deposit being made from the Servicer's own funds, without reimbursement therefor.

                (e) Promptly upon receipt of any Stayed Funds, whether from the Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Trustee shall notify the Servicer of such receipt and deposit such funds in the Distribution Account, subject to withdrawal thereof as permitted hereunder. In addition, the Trustee shall deposit in the Distribution Account any amounts required to be deposited pursuant to Section 3.25(b) in connection with losses realized on Eligible Investments with respect to funds held in the Distribution Account.

                (f) Any Prepayment Charges, Originator Prepayment Charge Payment Amounts and Servicer Prepayment Charge Payment Amounts deposited pursuant to
Section 3.04(a)(vii) shall not be assets of any REMIC created hereunder, but shall be considered assets of the Grantor Trust held by the Trustee for the benefit of the Class P Certificateholders.

                Section 3.05   Permitted Withdrawals From the Collection
Account.

                The Servicer may, from time to time, withdraw from the Collection Account for the following purposes:

                (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.04(b) or permitted to be so remitted pursuant to the first sentence of
        Section 3.04(d);

                (ii) to reimburse itself for (a) any unreimbursed Advances to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments, Liquidation Proceeds and Insurance Proceeds on Mortgage Loans with respect to which such Advances were made in accordance with the provisions of Section 4.07;
        (b) any unreimbursed Advances with respect to the final liquidation of a Mortgage Loan that are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer for such unreimbursed Advances; or (c) subject to
        Section 4.07(b), any unreimbursed Advances to the extent of funds held in the Collection Account for future distribution that were not included in Available Funds for the preceding Distribution Date;

                (iii) to reimburse itself for (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds received with respect to such Mortgage Loan, and (c) any Servicing Advances with respect to the final liquidation of a Mortgage Loan that are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer for Servicing Advances;

                (iv) to reimburse itself for any amounts paid or expenses incurred pursuant to Section 3.03 (and not otherwise previously reimbursed);

                (v) to pay to itself as servicing compensation (a) any interest earned on funds in the Collection Account (all such interest to be withdrawn monthly not later than each Servicer Remittance Date), (b) the Servicing Fee from that portion of any payment or recovery as to interest to a particular Mortgage Loan to the extent not retained pursuant to Section 3.04(a)(ii) and (c) any Prepayment Interest Excess;

                (vi) to pay or reimburse itself for any amounts payable or paid pursuant to Section 6.03 (and not otherwise previously reimbursed); and

                (vii) to clear and terminate the Collection Account upon the termination of this Agreement.

                The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                Section 3.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts.

                The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts (which may be evidenced by a letter agreement), in the form of time deposit or demand accounts. A copy of such letter agreement shall be furnished to the Trustee upon request. The Escrow Account shall be an Eligible Account.

                The Servicer shall deposit or cause to be deposited on a daily basis and in no event more than one Business Day after receipt thereof in the clearing account (which must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities, and shall thereafter deposit in the Escrow Account or Accounts, in no event more than one Business Day after deposit of such funds in the clearing account, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and
(ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be set forth in, or in accordance with, Section 3.07. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by the related Mortgage Loan or Applicable Regulations, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

                Section 3.07   Permitted Withdrawals From Escrow Account.

                Withdrawals from the Escrow Account may be made by the Servicer
(i) to effect timely payments of ground rents, taxes, assessments, water rates, fire, flood and hazard insurance premiums and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien), (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or Late Collections of Escrow Payments thereunder with respect to taxes and assessments and with respect to hazard insurance, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Collection Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by the related Mortgage Loan or Applicable Regulations, any interest paid on the funds deposited in the Escrow Account, (vii) to clear and terminate the Escrow Account on the termination of this Agreement, or (viii) to transfer to the Collection Account any insurance proceeds. As part of its servicing duties, the Servicer shall pay to the Mortgagor interest on funds in the Escrow Account, to the extent required by the related Mortgage Loan or Applicable Regulations, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

                In the event the Servicer shall deposit in the Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Escrow Account, any provision herein to the contrary notwithstanding.

                Section 3.08 Payment of Taxes, Insurance and Other Charges; Collections Thereunder.

                With respect to each Mortgage Loan that provides for Escrow Payments, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of fire, flood and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment of taxes, assessments, hazard insurance premiums, and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien). To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall use its best efforts to determine that any such payments are made by the Mortgagor at the time they first become due. If any such payment has not been made, the Servicer will advance or cause to be advanced funds necessary to avoid the lapse of insurance coverage on the Mortgaged Property and to assure that no Mortgaged Property is lost to a tax sale or foreclosure as a result of a tax lien.

                Section 3.09   Transfer of Accounts.

                The Servicer may transfer the Collection Account and the Escrow Account to a different depository institution from time to time. Upon such transfer, the Servicer shall deliver to the Trustee, the NIMS Insurer and the Depositor, a certification or letter agreement, as the case may be, as required pursuant to Sections 3.04 and 3.06.

                Section 3.10   Maintenance of Hazard Insurance.

                The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the Principal Balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the Principal Balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. The Servicer shall also maintain on the REO Property for the benefit of the Certificateholders, (x) fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) 100% of the maximum insurable value of the improvements securing the Mortgage Loan and (ii) the outstanding Principal Balance of the Mortgage Loan at the time it became an REO Property, (y) public liability insurance and, (z) to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Collection Account, subject to withdrawal pursuant to Section
3.05. It is understood and agreed that no earthquake or other additional insurance is required to be maintained by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such Applicable Regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a general policy rating of B:III or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

                Section 3.11   Maintenance of Mortgage Impairment Insurance
Policy.

                In the event that the Servicer shall obtain and maintain a blanket policy issued by an insurer that has a general policy rating of B:III or better in Best's Key Rating Guide insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.10 and otherwise complies with all other requirements of Section 3.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 3.10, and there shall have been a loss which would have been covered by such policy, deliver to the Trustee for deposit in the Distribution Account the amount not otherwise payable under the blanket policy because of such deductible clause, which amount shall not be reimbursable to the Servicer from the Trust Fund. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Trustee, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty days prior written notice to the Trustee.

                Section 3.12   Fidelity Bond, Errors and Omissions Insurance.

                The Servicer shall maintain, at its own expense, a blanket fidelity bond (the "Fidelity Bond") and an errors and omissions insurance policy, with broad coverage with financially responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae MBS Selling and Servicing Guide or by Freddie Mac in the Freddie Mac Servicer's Guide. Upon request of the Trustee or the NIMS Insurer, the Servicer shall cause to be delivered to the requesting party a certified true copy of the Fidelity Bond and errors and omissions insurance policy and a statement from the surety and the insurer that such Fidelity Bond and errors and omissions insurance policy shall in no event be terminated or materially modified without thirty days' prior written notice to the Trustee.

                Section 3.13   Title, Management and Disposition of REO
Property.

                (a) In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken (pursuant to a limited power of attorney to be provided by the Trustee to the Servicer) in the name of the Trustee or its nominee, on behalf of the Certificateholders, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the benefit of the Trustee.

                (b) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property before the end of the third taxable year beginning after the year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code unless the Servicer has received a grant of extension from the Internal Revenue Service of the above-mentioned grace period such that the holding by the Trust Fund of such REO Property subsequent to such period will not: (i) result in the imposition of any tax on "prohibited transactions" as defined in Section 860F of the Code; or (ii) cause any REMIC constituting any part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates (other than the Class P Certificates) are outstanding, in which case the Trust Fund may continue to hold such REO Property.

                Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code; or (ii) subject any REMIC constituting part of the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

                The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and the Trust Fund solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or result in the receipt by the related REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Servicer shall make or cause to be made a written or electronic report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Servicer to the Trustee upon request. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders and the Trust Fund.

                With respect to each REO Property, the Servicer shall account separately for each REO Property with respect to all funds collected and received in connection with the operation of such REO Property.

                The Servicer shall deposit or cause to be deposited, on a daily basis, within one Business Day of receipt, in the Collection Account, all revenues received with respect to each REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the related REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.10 hereof and the fees of any managing agent acting on behalf of the Servicer.

                The Servicer shall furnish to the Trustee, on each Servicer Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Trustee shall reasonably request.

                The Servicer shall use its best efforts to dispose of the REO Property as promptly as is practically consistent with protecting the Certificateholders' interests.

                Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders. If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing Advances, Servicing Fees and Advances with respect to the REO Property, the Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances, Servicing Fees and Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Servicer as provided above, shall be deposited in the Collection Account for transfer to the Distribution Account on the succeeding Servicer Remittance Date in accordance with Section 3.04(a)(vi).

                Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration and an Opinion of Counsel is obtained by the Servicer to the effect that such sale shall not cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC).

                Section 3.14 Due-on-Sale Clauses; Assumption and Substitution Agreements.

                When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event, the Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Note; provided that no such substitution will be permitted unless such person satisfies the underwriting criteria of the Servicer and has a credit score at least equal to that of the original Mortgagor. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable under the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates) which copy shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

                Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

                Section 3.15   Notification of Adjustments.

                On each Adjustment Date, the Servicer shall make Mortgage Interest Rate adjustments for each Adjustable-Rate Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note and Applicable Regulations. The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note and Applicable Regulations regarding Mortgage Interest Rate adjustments. Upon the discovery by the Servicer or the Trustee that the Servicer has failed to adjust or has incorrectly adjusted a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor; provided, however, the Servicer shall be held harmless with respect to any Mortgage Interest Rate adjustments made by any servicer prior to the Servicer.

                Section 3.16 Subservicing; Enforcement of the Obligations of the Servicer

                The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement unless the Servicer complies with the provisions of this
Section 3.16 and the proposed Subservicer (i) is an institution which is an approved Fannie Mae or Freddie Mac Seller/Servicer as indicated in writing, (ii) represents and warrants that it is in compliance with the laws of each state as necessary to enable it to perform its obligations under such subservicing agreement and (iii) is acceptable to the NIMS Insurer.

                The Servicer shall give prior written notice to the Trustee, the Depositor and the NIMS Insurer of the appointment of any Subservicer and shall furnish to the Trustee, the Depositor and the NIMS Insurer a copy of any related subservicing agreement. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans immediately upon receipt by any Subservicer of such payments. Any such subservicing agreement shall be consistent with and not violate the provisions of this Agreement. Each subservicing agreement shall provide that a successor Servicer or the Trustee shall have the option to terminate such agreement without payment of any fees if the predecessor Servicer is terminated or resigns. The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) to comply with the provisions of this Section 3.16 and with Sections 3.19, 3.20 and 3.31 of this Agreement (and shall amend, with the consent of the parties hereto, Exhibit Q to reflect such Subservicer's Assessment of Compliance with the Servicing Criteria) to the same extent as if such Subservicer were the Servicer. The Servicer shall be responsible for obtaining from each such Subservicer and delivering to the applicable Persons any Assessment of Compliance and related Attestation Report required to be delivered by such Subservicer under Sections 3.19 and 3.20 and any certification required to be delivered under Section 3.31 to the Person that will be responsible for signing the Sarbanes-Oxley Certification, in each case as and when required to be delivered.

                Subject to the conditions set forth in this Section 3.16, the Servicer is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. The Servicer shall promptly upon request provide to the Depositor a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by the Servicer, specifying (i) the identity of each such Subcontractor that is a Servicing Function Participant and (ii) which elements of the Servicing Criteria will be addressed in Assessments of Compliance provided by each Servicing Function Participant. As a condition to the utilization by the Servicer of any Servicing Function Participant, the Servicer shall cause any such Servicing Function Participant for the benefit of the Depositor to comply with the provisions of Section 3.19 and 3.20 of this Agreement to the same extent as if such Servicing Function Participant were the Servicer. The Servicer shall be responsible for obtaining from each such Servicing Function Participant and delivering to the applicable Persons any Assessment of Compliance and related Attestation Report required to be delivered by such Servicing Function Participant under Section 3.20, in each case as and when required to be delivered.

                Notwithstanding the foregoing, if the Servicer engages a Subcontractor in connection with the performance of any of its duties under this Agreement, the Servicer shall be responsible for determining whether such Subcontractor is an Additional Servicer.

                Notwithstanding any subservicing agreement or the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or a Subcontractor or reference to actions taken through a Subservicer, Subcontractor or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the Subservicer or the Subcontractor and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Subservicer or Subcontractor for indemnification of the Servicer by such Subservicer or Subcontractor and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                The Servicer shall indemnify the Depositor, the Sponsor and the Trustee and any of their directors, officers, employees or agents and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to the failure of the Servicer to perform any of its obligations under
Section 3.16, Section 3.19, Section 3.20 or Section 3.31.

                Section 3.17   Trustee to Cooperate; Release of Files.

                (a) Upon the payment in full of any Mortgage Loan (including any liquidation of such Mortgage Loan through foreclosure or otherwise, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes), the Servicer shall deliver to the Trustee, in written form (with two executed copies) or electronic form, of a completed "Request for Release" in the form of Exhibit E. Upon receipt of such Request for Release of Documents, the Trustee shall promptly release the related Mortgage File within three (3) Business Days via overnight mail delivery (at the expense of the Servicer), in trust, to (i) the Servicer, or (ii) such other party identified in the related Request for Release. The Trustee agrees to indemnify the Servicer, out of its own funds, for any loss, liability or expense (other than special, indirect, punitive or consequential damages which will not be paid by the Trustee) incurred by the Servicer as a direct result of the negligence or willful misconduct by the Trustee in releasing the Mortgage File as provided above. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Trustee hereby authorizes and empowers the Servicer to execute an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage, which instrument of satisfaction or assignment shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

                (b) From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any insurance policy relating to a Mortgage Loan, the Trustee shall (except in the case of the payment or liquidation pursuant to which the related Mortgage File is released to an escrow agent or an employee, agent or attorney of the Trustee), upon written request of the Servicer and delivery to the Trustee, in written form (with two executed copies) or electronic form, of a "Request for Release" in the form of Exhibit E signed by a Servicing Officer, release the related Mortgage File to the Servicer within three (3) Business Days and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to the Servicer. Such receipt shall obligate the Servicer to return the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a Request for Release evidencing such liquidation, the receipt shall be released by the Trustee to the Servicer.

                (c) Subject to Section 3.01, the Servicer shall have the right to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations, (iii) removal, demolition or division of properties subject to Mortgages, (iv) modifications, and (v) second mortgage subordination agreements. No application for approval shall be considered by the Servicer unless: (w) it has received an Opinion of Counsel, addressed to the Trustee (which opinion shall not be an expense of the Trustee or the Trust Fund) that such sale, disposition, substitution, acquisition or contribution will not affect adversely the status of any REMIC constituting part of the Trust Fund as a REMIC or cause any REMIC constituting part of the Trust Fund to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions; (x) the provisions of the related Note and Mortgage have been complied with; (y) the Combined Loan-to-Value Ratio and debt-to-income ratio after any release does not exceed the maximum Combined Loan-to-Value Ratio and debt-to-income ratio established in accordance with the underwriting standards of the Mortgage Loans; and (z) the lien priority of the related Mortgage is not affected. Upon receipt by the Trustee of a Servicing Officer's certificate setting forth the action proposed to be taken in respect of a particular Mortgage Loan and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Trustee shall execute and deliver to the Servicer the consent or partial release so requested by the Servicer. A proposed form of consent or partial release, as the case may be, shall accompany any Servicing Officer's certificate delivered by the Servicer pursuant to this paragraph.

                Section 3.18   Servicing Compensation.

                As compensation for its activities hereunder, the Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Mortgage Loan (including REO Properties) and any Prepayment Interest Excess. The Servicer shall be entitled to retain additional servicing compensation in the form of release fees, bad check charges, assumption fees, modification or extension fees, late payment charges, prepayment charges that are not Prepayment Charges, Originator Prepayment Charge Payment Amounts or Servicer Prepayment Charge Payment Amounts, or any other service-related fees and similar items, to the extent collected from Mortgagors.

                Section 3.19   Annual Statement as to Compliance.

                The Trustee and the Servicer shall deliver, and shall cause each Additional Servicer engaged by it to deliver, or otherwise make available to the Depositor, the NIMS Insurer, the Trustee and each Rating Agency, no later than March 15th of each calendar year beginning in 2007, an officers' certificate in the form required by Item 1123 of Regulation AB (each, a "Compliance Statement"), signed by an officer of such party, stating, as to the signer thereof, that (a) a review of the activities of such party during the preceding calendar year or portion thereof and of the performance of such party under this Agreement, or, in the case of an Additional Servicer, such other applicable agreement, has been made by such officer or under such officer's supervision and (b) to the best of such officers' knowledge, based on such review, such party has fulfilled all of its obligations under this Agreement, or, in the case of an Additional Servicer, such other applicable agreement in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Each such Compliance Statement shall contain no restrictions or limitations on its use. The obligations of the Servicer and the Trustee under this Section apply to each entity that acted as Servicer or Trustee, as applicable, during the applicable period, whether or not such entity is acting as Servicer or Trustee at the time such Compliance Statement is required to be delivered.

                Section 3.20   Assessments of Compliance; Attestation Reports.

                (a) Each of the Servicer and the Trustee, at its own expense, shall furnish, and shall cause any Servicing Function Participant engaged by it to furnish, at such party's expense, to the Trustee, the NIMS Insurer and the Depositor in electronic form, on or before March 15th of each calendar year beginning in 2007, a report on an assessment of compliance (each, an "Assessment of Compliance") with the Servicing Criteria applicable to it that contains (A) a statement by such party of its responsibility for assessing compliance with the Servicing Criteria applicable to it, (B) a statement that such party used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to it, (C) such party's assessment of compliance with the Servicing Criteria applicable to it as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 3.31, including, if there has been any material instance of noncompliance with the Servicing Criteria applicable to it, an identification of each such failure and the nature and status thereof, (D) a statement that a registered public accounting firm has issued an Attestation Report on such party's Assessment of Compliance with the Servicing Criteria applicable to such party as of and for such period and (E) a statement as to which of the Servicing Criteria, if any, are not applicable to such party, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving such party, that are backed by the same asset type as the Mortgage Loans.

                Each such Assessment of Compliance shall be addressed to the Depositor and the Trustee and signed by an authorized officer of the applicable party, and shall address each of the Relevant Servicing Criteria set forth on Exhibit Q hereto, or as set forth in the notification furnished to the Depositor and the Trustee pursuant to Section 3.20(c). The Servicer and the Trustee hereby acknowledge and agree that their respective Assessments of Compliance will cover the items identified on Exhibit Q hereto as being covered by such party. The parties to this Agreement acknowledge that where a particular Servicing Criterion has multiple components, each party's assessment of compliance (and related Attestation of Compliance) will relate only to those components that are applicable to such party. Promptly after receipt of such Assessments of Compliance, the Trustee shall confirm that the Assessments of Compliance, taken individually address the applicable Servicing Criteria for each party as set forth on Exhibit Q and notify the Depositor of any exceptions.

                (b) Each of the Servicer and the Trustee, at its own expense, shall cause, and shall cause any Servicing Function Participant engaged by it, at such party's expense, to cause, on or before March 15th of each year, commencing in 2007, a registered public accounting firm (which may also render other services to the Servicer, the Trustee, or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish electronically a report (an "Attestation Report") to the Trustee and the Depositor (with a hard copy to follow within 10 calendar days), to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Servicing Criteria applicable to it, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such party's Assessment of Compliance with the Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's Assessment of Compliance with the Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. If requested by the Depositor, such report shall contain or be accompanied by a consent of such accounting firm to inclusion or incorporation of such report in the Depositor's registration statement on Form S-3 relating to the Offered Certificates and the Form 10-K for the Trust.

                Promptly after receipt of such Assessment of Compliance and Attestation Report, the Trustee shall confirm that each Assessment of Compliance is coupled with a related Attestation Report and shall notify the Depositor of any exceptions.

                (c) No later than 30 days following the end of each fiscal year for the Trust for which a Form 10-K is required to be filed, (i) the Servicer shall forward to the Trustee and Depositor the name of each Servicing Function Participant engaged by it and what Servicing Criteria will be addressed in the report on Assessment of Compliance prepared by such Servicing Function Participant and (ii) the Trustee shall forward to the Depositor the name of each Servicing Function Participant engaged by it and what Servicing Criteria will be addressed in the report on Assessment of Compliance prepared by such Servicing Function Participant, in each case to the extent of any change from the prior year's notice, if any. When the Servicer and the Trustee submit their respective Assessment of Compliance to the Depositor, the Servicer and/or Trustee, as applicable, shall also at such time include the Assessment of Compliance and Attestation Report of each Servicing Function Participant engaged by the Servicer and/or Trustee, as applicable.

                (d) Beginning with fiscal year 2008 and thereafter, none of the Servicer, the Trustee or any Servicing Function Participant engaged by such parties shall be required to deliver or cause the delivery of any such Assessments of Compliance or Attestation Reports until April 15 unless such party has received written notice from the Depositor that a Form 10-K is required to be filed in respect of the Trust for the preceding fiscal year.

                Section 3.21 Access to Certain Documentation and Information Regarding the Mortgage Loans.

                (a) The Servicer shall provide to the Trustee, Certificateholders that are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of each of the foregoing (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations) access to the available documentation regarding the Mortgage Loans, such access being afforded without charge but only upon reasonable advance request and during normal business hours at the offices of the Servicer designated by it.

                (b) The Servicer, in its capacity as an Originator and Servicer, shall afford the NIMS Insurer, upon reasonable advance notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations. Upon request, the Servicer shall furnish to the NIMS Insurer its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement.

                Section 3.22   Duties of Credit Risk Manager.

                For and on behalf of the Depositor, the Credit Risk Manager shall provide reports and recommendations as to loss mitigation activities concerning Mortgage Loans that are past due, are in default, as to which there has been commencement of foreclosure, as to which there has been forbearance in exercise of remedies, as to which any obligor is the subject of bankruptcy, receivership, or an arrangement of creditors, or which have become REO Properties. Such reports and recommendations will be based upon information provided pursuant to the Credit Risk Management Agreement. The Credit Risk Manager shall look solely to the Servicer for all information and data (including loss and delinquency information and data) and loan-level information and data relating to the servicing of the Mortgage Loans.

                The Credit Risk Manager may be removed at any time by a vote of Certificateholders holding Certificates evidencing at least 66 2/3% of the aggregate Voting Rights of the Certificates. After any such termination, the Credit Risk Manager shall have no further obligations hereunder, and shall no longer be entitled to the Credit Risk Manager Fee.

                Section 3.23 Obligations of the Servicer in Respect of Compensating Interest.

                Not later than the close of business on each Servicer Remittance Date, the Servicer shall deliver to the Trustee for deposit in the Distribution Account an amount ("Compensating Interest") equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls on the Mortgage Loans for the related Distribution Date resulting from Principal Prepayments in full on the Mortgage Loans during the related Prepayment Period and (B) the aggregate Servicing Fee received in the related Collection Period. The Servicer shall apply Compensating Interest to offset any Prepayment Interest Shortfalls resulting from Principal Prepayments in full on the Mortgage Loans. The Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of Compensating Interest. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Distribution Date. The Servicer shall not be obligated to pay Compensating Interest with respect to Prepayment Interest Shortfalls resulting from partial Principal Prepayments or Relief Act Interest Shortfalls.

                Section 3.24   Obligations of the Servicer in Respect of
Mortgage
Interest Rates and Monthly Payments.

                In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Interest Rates, Monthly Payments or Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.24 shall not limit the ability of the Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

                Section 3.25 Investment of Funds in the Collection Account and the Distribution Account.

                (a) The Servicer may direct any depository institution maintaining the Collection Account and the Trustee may direct any depository institution maintaining the Distribution Account (for purposes of this Section 3.25, each an "Investment Account"), to invest the funds in such Investment Account in one or more Eligible Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon or if such investment is managed or advised by the Trustee or an Affiliate of the Trustee. All such Eligible Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee or the Servicer, as applicable (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account) over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in an Eligible Investment payable on demand, the Trustee shall at the direction of the
Servicer:

                        (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Eligible Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                        (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Eligible Investment would not constitute an Eligible Investment in respect of funds thereafter on deposit in the Investment Account.

                (b) All income and gain realized from the investment of funds in the Collection Account shall be for the benefit of the Servicer. The Servicer shall deposit in the Collection Account or (to the extent funds in the Escrow Account are invested if permitted by applicable law) the Escrow Account, as applicable, from its own funds the amount of any loss incurred in respect of any such Eligible Investment made with funds in such account immediately upon realization of such loss. All income and gain realized from the investment of funds in the Distribution Account shall be for the benefit of the Trustee. The Trustee shall deposit in the Distribution Account from its own funds the amount of any loss incurred on Eligible Investments in the Distribution Account.

                (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Eligible Investment, or if a default occurs in any other performance required under any Eligible Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the NIMS Insurer or Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                The Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

                Section 3.26   Liability of Servicer; Indemnification.

                (a) Subject to clause (b) below and Section 6.03, the Servicer (except the Trustee if it is required to succeed the Servicer hereunder) indemnifies and holds the Trustee, the Depositor, the NIMS Insurer and the Trust Fund harmless against any and all third party claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Depositor, the NIMS Insurer and the Trust Fund may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the Servicing Standard, including, but not limited to the Servicer's obligation to deliver any information, report, certification, accountants' letter or other material required to comply with Regulation AB or (b) any material breach by the Servicer or any of the representations and warranties contained in Section 2.05. The Servicer shall immediately notify the Trustee, the NIMS Insurer and the Depositor if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee, the Depositor, the NIMS Insurer and/or the Trust Fund in respect of such claim. The provisions of this Section 3.26 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

                (b) None of the Depositor, the NIMS Insurer, the Servicer, or any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositors, the NIMS Insurer or the Servicer or any such Person against any breach of warranties or representations made by such party herein, or against any specific liability imposed on the Servicer for a breach of the Servicing Standard and/or this Agreement, or against any liability which would otherwise be imposed by reason of its respective willful misfeasance, bad faith, fraud or negligence in the performance of its duties or by reasons of negligent disregard of its respective obligations or duties hereunder.

                The Depositor, the NIMS Insurer, the Servicer and any director, officer, employee or agent of the Depositor, the NIMS Insurer or the Servicer, may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person with respect to any matters arising hereunder. The Depositor, the Servicer, the NIMS Insurer and any director, officer, employee or agent of the Depositor, the Servicer or the NIMS Insurer shall be indemnified and held harmless by the Trust against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred in connection with any legal action incurred by reason of its respective misfeasance, bad faith, fraud or negligence, a breach of a representation or warranty made by such party hereunder or (in the case of the Servicer) a breach of the Servicing Standard in the performance of its respective duties or by reason of negligent disregard of its respective obligations or duties hereunder. Neither the Depositor, the NIMS Insurer, nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Depositor, the NIMS Insurer or the Servicer may in their discretion undertake any action related to their obligations hereunder which they may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. The Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

                Section 3.27 Reports of Foreclosure and Abandonment of Mortgaged Properties.

                Beginning in 2006, the Servicer shall file the reports of foreclosure and abandonment of any Mortgaged Property required by Section 6050J of the Code with the Internal Revenue Service on or before the due date for any such report. Not later than 90 days following the end of each calendar year, beginning in 2006, the Servicer will deliver an Officer's Certificate to the Trustee and the NIMS Insurer certifying its compliance with this Section 3.27. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J.

                Section 3.28   Protection of Assets.

                (a) Except for transactions and activities entered into in connection with the securitization that is the subject of this Agreement, the Trust is not authorized and has no power to:

                        (1) borrow money or issue debt;

                        (2) merge with another entity, reorganize, liquidate or
                sell assets; or

                        (3) engage in any business or activities.

                (b) Each party to this Agreement agrees that it will not file an involuntary bankruptcy petition against the Trustee or the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid.

                Section 3.29   Limitation of Liability of the Credit Risk
Manager.

                Neither the Credit Risk Manager, nor any of the directors, officers, employees or agents of the Credit Risk Manager, shall be under any liability to the Depositor, the Servicer, the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by the Servicer under the Credit Risk Management Agreement or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement or the applicable Credit Risk Management Agreement. The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer pursuant to the applicable Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

                Section 3.30   No Personal Solicitation.

                From and after the Closing Date, the Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on the Servicer's behalf, to personally, by telephone, mail or electronic mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that the Servicer may (i) with respect to each Adjustable Rate Mortgage Loan, solicit any Mortgagor 60 days prior to the later of the expiration of (a) any applicable prepayment penalty period or (b) the applicable fixed-rate period and (ii) with respect to each Fixed-Rate Mortgage Loan, solicit any Mortgagor 60 days prior to the later of (a) the expiration of any applicable prepayment penalty period or (b) 24 months after its origination; provided, further, that the Servicer may solicit any Mortgagor for whom the Servicer has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the mortgagor initiates a title search; provided further, it is understood and agreed that promotions undertaken by the Servicer or any of its Affiliates which
(i) concern optional insurance products or other additional products or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section, nor is the Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor. Furthermore, the Servicer shall be permitted to include in its monthly statements to borrowers or otherwise, statements regarding the availability of the Servicer's counseling services with respect to refinancing mortgage loans.

                Section 3.31   Periodic Filings.

                (a) The Trustee and the Servicer shall reasonably cooperate with the Depositor to enable the Depositor to satisfy its reporting requirements under the Exchange Act and the parties hereto shall reasonably cooperate to enable the Commission's requirements with respect to the Depositor to be met in the event that the Commission issues additional interpretive guidelines or promulgates rules or regulations, or in the event of any other change of law that would require reporting arrangements or the allocation of responsibilities with respect thereto, as described in this Section 3.31, to be conducted or allocated in a different manner. Without limiting the generality of the foregoing, the Trustee shall prepare on behalf of the Depositor any Current Reports on Form 8-K (each, a "Form 8-K"), Distribution Reports on Form 10-D (each, a "Form 10-D") and Annual Reports on Form 10-K (each, a "Form 10-K") as required by the Exchange Act and the rules and regulations of the Commission thereunder, the Depositor shall sign and the Trustee shall file (via the Commission's Electronic Data Gathering and Retrieval System) such Forms on behalf of the Depositor. Notwithstanding the foregoing, the Depositor shall prepare, sign and file the Form 8-K in connection with the issuance of the Certificates.

                (b) Each Form 10-D shall be prepared and filed in the form and substance as required by the Exchange Act by the Trustee within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act) and shall include a copy of the Distribution Date Statement for such Distribution Date as an exhibit thereto. In addition, the Trustee shall include under Item 1 of each Form 10-D any information required by Item 1121 of Regulation AB to the extent relevant that is not included on the Distribution Date Statement. Any information in addition to the Distribution Date Statement and any other information required by Item 1121 of Regulation AB ("Additional Form 10-D Information") shall be determined by the party preparing such information as set forth on Exhibit R-1 hereto and the Trustee shall compile such information pursuant to the following paragraph. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Information, except to the extent of its obligations as set forth in the next paragraph.

                As set forth on Exhibit R-1 hereto, within five (5) calendar days (or, solely in the case of Item 7 listed on Exhibit R-1, the greater of five (5) calendar days or three (3) Business Days) after the related Distribution Date, (i) the parties described on Exhibit R-1 shall be required to provide to the Depositor and the Trustee, to the extent known by such parties, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Trustee and such party, any Additional Form 10-D Information, if applicable, together with an Additional Disclosure Notification in the form of Exhibit U hereto (an "Additional Disclosure Notification") and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Information (other than with respect to Additional Form 10-D Information provided by the Trustee). The Depositor will be responsible for all reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-D Information on Form 10-D pursuant to this paragraph, including converting any such information to an EDGAR-compatible format.

                After preparing the Form 10-D, the Trustee shall forward electronically a copy of the Form 10-D to the Depositor for review. No later than 2 Business Days prior to the 15th calendar day after the related Distribution Date, the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to immediately follow) to the Trustee. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section 3.31(e). Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby instructs the Trustee, with respect to each Form 10-D, to check "yes" for each item unless the Trustee has received timely prior written notice from the Depositor that the answer should be "no" for an item. Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D. Each party to this Agreement acknowledges that the performance by the Trustee of its duties under this
Section 3.31(b) related to the timely preparation, arrangement for execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.31(b). The Trustee shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any party hereto or any Servicing Function Participant or any party hereto (other than the Trustee or any Servicing Function Participant utilized by the Trustee) needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or wilful misconduct.

                (c) On or before 90 days after the end of each fiscal year of the Trust (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission) (the "10-K Filing Deadline") commencing in 2007, the Trustee shall prepare and file a Form 10-K, in form and substance as required by applicable law or applicable Commission staff interpretations. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement: (i) a Compliance Statement for the Trustee, the Servicer and each Additional Servicer, as described under Section 3.19, (ii)(A) the Assessment of Compliance for each of the Servicer, the Trustee and each Servicing Function Participant, as described under Section 3.20, and (B) if the Servicer's, the Trustee's or each Servicing Function Participant's Assessment of Compliance described under Section 3.20 identifies any material instance of noncompliance or is not included, disclosure identifying such instance of noncompliance or disclosure that such report is not included and an explanation thereof, as the case may be, (iii)(A) the registered public accounting firm Attestation Report for the Servicer, the Trustee and each Servicing Function Participant, as described under Section 3.20, and (B) if any registered public accounting firm Attestation Report described under Section 3.20 identifies any material instance of noncompliance or is not included, disclosure identifying such instance of noncompliance or disclosure that such report is not included and an explanation thereof, as the case may be, and (iv) a Sarbanes-Oxley Certification. Any information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Information") shall be reported by the party responsible for preparing such information as set forth on Exhibit R-2 hereto and the Trustee shall compile such information pursuant to the following paragraph. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Information, except to the extent of its obligations as set forth in the next paragraph.

                As set forth on Exhibit R-2 hereto, no later than March 1st of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007 (i) the parties described in Exhibit R-2 shall be required to provide to the Trustee and the Depositor, to the extent known by such applicable parties, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Trustee and such party, any Additional Form 10-K Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Information (other than with respect to Additional Form 10-K Information provided by the Trustee). The Depositor will be responsible for all reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-K Information on Form 10-K pursuant to this paragraph, including converting any such information to an EDGAR-compatible format.

                After preparing the Form 10-K, the Trustee shall forward electronically a copy of the Form 10-K to the Depositor for review. No later than the close of business on the fourth Business Day prior to the 10-K Filing Deadline, a senior officer of the Depositor in charge of securitization shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K to the Trustee. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 3.31(e). The Depositor hereby instructs the Trustee, with respect to each Form 10-K, to check "yes" for each item unless the Trustee has received timely prior written notice from the Depositor that the answer should be "no" for an item. Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-K. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 3.31(c) relating to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this
Section 3.31, Section 3.19 and Section 3.20. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any party hereto or any Servicing Function Participant (other than the Trustee or any Servicing Function Participant utilized by the Trustee) needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

                The Form 10-K shall also include a certification in the form attached hereto as Exhibit O (the "Sarbanes-Oxley Certification"), which shall be signed by a senior officer of the Depositor in charge of securitization. The Depositor shall deliver the Sarbanes-Oxley Certification to the Trustee four (4) Business Days prior to the latest date on which the Form 10-K may be timely filed.

                For so long as the Trust is subject to the reporting requirements of the Exchange Act, the Trustee and the Servicer shall provide, and shall cause any Servicing Function Participant engaged by it to provide, to the Depositor, on or before March 15th of each year, commencing in March 2007, and otherwise within a reasonable time upon request, a certification in the form attached hereto as Exhibit P-1, in the case of the Trustee, and Exhibit P-2, in the case of the Servicer. In the event the Trustee or the Servicer is terminated or resigns pursuant to the terms of this Agreement, such Trustee or Servicer shall provide a certification in the form attached hereto as Exhibit P-1, in the case of the Trustee, or Exhibit P-2, in the case of the Servicer, with respect to the period of time it was subject to this Agreement. In the event that prior to the filing date of the Form 10-K in March of each year, the Trustee or the Servicer has actual knowledge of information material to the Sarbanes-Oxley Certification, that party shall promptly notify the Depositor and each of the other parties signing the certifications.

                In addition, (i) the Trustee shall indemnify and hold harmless the Depositor, the Servicer, the Sponsor and their officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (A) any inaccuracy in the Assessment of Compliance with the Servicing Criteria pursuant to Section 3.20 provided by the Trustee or any Servicing Function Participant appointed by the Trustee and
(B) any inaccuracy in the certification provided by the Trustee pursuant to this
Section 3.31(c), and (C) any breach by the Trustee of its obligations (or of the obligations of any Servicing Function Participant appointed by the Trustee) under Sections 3.20 and 3.31 or the Trustee's or such Servicing Function Participant's negligence, bad faith or willful misconduct in connection therewith and (ii) the Servicer shall indemnify and hold harmless the Depositor, the Sponsor, the Trustee and their respective officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (A) any inaccuracy in the Assessment of Compliance with the Servicing Criteria pursuant to Section
3.20 provided by the Servicer or any Servicing Function Participant appointed by the Servicer, (B) any inaccuracy in the certification provided by the Servicer pursuant to this Section 3.31(c), and (C) any breach by the Servicer of its obligations (or of the obligations of any Servicing Function Participant appointed by the Servicer) under Sections 3.20 and 3.31 or the Servicer's or such Servicing Function Participant's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, the Servicer, the Trustee and the Sponsor and their officers, directors and Affiliates, then the indemnifying party agrees that it shall contribute to the amount paid or payable by the indemnified party and any of their officers, directors or Affiliates as a result of the losses, claims, damages or liabilities of the indemnified party, any of their officers, directors or Affiliates in such proportion as is appropriate to reflect the relative fault of the indemnifying party and each of their officers, directors and Affiliates on the one hand and the indemnified party on the other in connection with a breach of the indemnifying party's obligations under this Section 3.31(c) or Section 3.20 or the indemnifying party's negligence, bad faith or willful misconduct in connection therewith. The Servicer hereby acknowledges and agrees that the Depositor and the Trustee are relying on the Servicer's performance of its obligations under Sections 3.19,
3.20 and 3.31 in order to perform their respective obligations under this
Section 3.31.

                (d) Within four (4) Business Days (or, in the case of any information disclosed pursuant to Item 7.01 of Form 8-K, within the time period required by Regulation FD) after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and also if requested by the Depositor, the Trustee shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-K (such information, "Form 8-K Information") shall be reported to the Depositor and the Trustee by the parties set forth on Exhibit R-3 hereto and compiled by the Trustee pursuant to the following paragraph. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Information or any Form 8-K, except to the extent of its obligations as set forth in the next paragraph.

                As set forth on Exhibit R-3 hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than 12:00 noon EST on the second Business Day after the occurrence of a Reportable Event (i) the parties described in Exhibit R-3 shall be required to provide to the Depositor and the Trustee, to the extent known by such applicable parties, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Trustee and such party, any Form 8-K Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 8-K Information (other than with respect to Additional Form 8-K Information provided by the Trustee). The Depositor will be responsible for all reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Form 8-K Information on Form 8-K pursuant to this paragraph, including converting any such information to an EDGAR-compatible format.

                After preparing the Form 8-K, the Trustee shall forward electronically a draft copy of the Form 8-K to the Depositor for review, verification and execution by the Depositor. No later than 12:00 noon EST on the third Business Day after the Reportable Event, an officer of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will, make available on its internet website a final executed copy of each Form 8-K prepared and filed by it. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section 3.31(e). The parties hereto acknowledge that the performance by the Trustee of its duties under this Section 3.31(d) related to the timely preparation and filing of Form 8-K is contingent upon the parties to this Agreement and any other Person obligated to provide Form 8-K Information as set forth on Exhibit R-3 hereto, observing all applicable deadlines in the performance of their duties under this Section 3.31(d). The Trustee shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any party hereto or any Servicing Function Participant (other than the Trustee or any Servicing Function Participant utilized by the Trustee) needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

                (e) In the event that the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee will immediately notify the Depositor. In the case of Form 10-D and Form 10-K, the Depositor, Servicer and Trustee will cooperate to prepare and file a Form 12b-25 pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee will, upon receipt of all information required to be included on Form 8-K, file such Form 8-K. Within 5 calendar days following the original due date of the Form 10-D, the Trustee shall prepare and file the related Form 10-D. Within 15 calendar days following the original due date of the Form 10-K, the Trustee shall prepare and file the related Form 10-K. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the party to this Agreement deciding that an amendment to such Form 8-K, Form 10-D or Form 10-K is required will notify the Depositor, the Trustee and the Servicer and such parties will cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A. Any Form 12b-25 or any amendment to Form 10-D or Form 10-K shall be signed by a senior officer of the Depositor. Any amendment to Form 8-K or any Form 15 (as described in Section 3.31(g)) shall be signed by an officer of the Depositor. The Depositor and Servicer acknowledge that the performance by the Trustee of its duties under this Section 3.31(e) related to the timely preparation and filing of a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon the Servicer and the Depositor performing their duties under this Section. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto (other than the Trustee or any Servicing Function Participant utilized by the Trustee) needed to prepare, arrange for execution or file such Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

                (f) Upon any filing with the Commission, the Trustee shall promptly deliver or otherwise make available to the Depositor a copy of any such executed report, statement or information.

                (g) The obligations set forth in paragraphs (a) through (f) of this Section shall only apply with respect to periods for which the Trustee is obligated to file reports on Form 8-K, 10-D or 10-K. Unless otherwise instructed by the Depositor, on or prior to January 30th of the first year in which the Trustee is permitted to do so under Section 15(d) of the Exchange Act and other applicable law and regulations, the Trustee shall prepare (and the Depositor shall execute) and file with the Commission a Form 15 Suspension Notification with respect to the Trust, with a copy to the Depositor. If at the beginning of any year after the filing of a Form 15 Suspension Notification, if the number of Certificateholders of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Trustee shall recommence preparing and filing reports on Form 8-K, 10-D and 10-K as required pursuant to this Section and the parties hereto will again have the obligations set forth in paragraphs (a) through (f) of this Section until such time as the Trustee is again able to file with the Commission a Form 15 Suspension Notification with respect to the Trust.

                (h) The Depositor, the Trustee and the Servicer shall notify the Depositor and the Trustee of any proceedings of the type described in Item 1117 of Regulation AB, together with a description thereof, within five Business Days of any such party's knowledge thereof. In addition, the Depositor, the Trustee and the Servicer shall notify the Depositor and the Trustee of any affiliations or relationships that develop following the Closing Date between the Depositor, the Trustee or the Servicer and any of parties listed in Item 1119 of Regulation AB, together with a description thereof, within five Business Days of any such party's knowledge thereof.

                (i) The Trustee, the Depositor and the Servicer shall reasonably cooperate to enable the Commission's requirements with respect to the Trust to be met in the event that the Commission issues additional interpretive guidelines or promulgates rules or regulations, or in the event of any other change of law that would require reporting arrangements or the allocation of responsibilities with respect thereto, as described in this Section 3.31, to be conducted or allocated in a different manner.

                                   ARTICLE IV

                                  FLOW OF FUNDS

                Section 4.01   Interest Distributions.

                On each Distribution Date, the Trustee shall withdraw from the Distribution Account the Interest Remittance Amount and apply it in the following order of priority (based upon the Mortgage Loan information provided to it in the Remittance Report, upon which the Trustee may conclusively rely), and the calculations required to be made by the Trustee, to the extent available:

                (i) to the Credit Risk Manager, the Credit Risk Manager Fee for such Distribution Date;

                (ii) concurrently, as follows:

                        (a) from the Group 1 Interest Remittance Amount, to the
                Class A-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

                        (b) from the Group 2 Interest Remittance Amount, to the
                Class A-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

                        (c) concurrently, from the Group 3 Interest Remittance
                Amount, to the Class A-3A, Class A-3B, Class A-3C1, Class A-3C2 and Class A-3D Certificates, pro rata based on the Accrued Certificate Interest for each such Class, the applicable Accrued Certificate Interest thereon for such Distribution Date;

                (iii) concurrently, as follows:

                        (a) from the Group 1 Interest Remittance Amount, to the
                Class A-1 Certificates, the Interest Carry Forward Amount thereon for such Distribution Date;

                        (b) from the Group 2 Interest Remittance Amount, to the
                Class A-2 Certificates, the Interest Carry Forward Amount thereon for such Distribution Date; and

                        (c) concurrently, from the Group 3 Interest Remittance
                Amount, to the Class A-3A, Class A-3B, Class A-3C1, Class A-3C2 and Class A-3D Certificates, pro rata based on the Interest Carry Forward Amount for each such Class, the applicable Interest Carry Forward Amount thereon for such Distribution Date;

                (iv) concurrently, as follows:

                        (a) if the Group 1 Interest Remittance Amount is
                insufficient to pay the Class A-1 Certificates' Accrued Certificate Interest for such Distribution Date pursuant to
                Section 4.01(ii)(a) above, from the remaining Group 2 Interest Remittance Amount and Group 3 Interest Remittance Amount, to the Class A-1 Certificates, to cover such shortfall for such Distribution Date;

                        (b) if the Group 2 Interest Remittance Amount is
                insufficient to pay the Class A-2 Certificates' Accrued Certificate Interest for such Distribution Date pursuant to
                Section 4.01(ii)(b) above, from the remaining Group 1 Interest Remittance Amount and Group 3 Interest Remittance Amount, to the Class A-2 Certificates, to cover such shortfall for such Distribution Date; and

                        (c) if the Group 3 Interest Remittance Amount is
                insufficient to pay the Class A-3A, Class A-3B, Class A-3C1, Class A-3C2 and Class A-3D Certificates' applicable Accrued Certificate Interest for such Distribution Date pursuant to
                Section 4.01(ii)(c) above, concurrently, from the remaining Group 1 Interest Remittance Amount and Group 2 Interest Remittance Amount, to the Class A-3A, Class A-3B, Class A-3C1, Class A-3C2 and Class A-3D Certificates, pro rata based on the remaining Accrued Certificate Interest for each such Class, to cover such shortfall for such Distribution Date;

                (v) concurrently, as follows:

                        (a) if the Group 1 Interest Remittance Amount is
                insufficient to pay the Class A-1 Certificates' Interest Carry Forward Amount for such Distribution Date pursuant to Section 4.01(iii)(a) above, from the remaining Group 2 Interest Remittance Amount and Group 3 Interest Remittance Amount, to the Class A-1 Certificates, to cover such shortfall for such Distribution Date;

                        (b) if the Group 2 Interest Remittance Amount is
                insufficient to pay the Class A-2 Certificates' Interest Carry Forward Amount for such Distribution Date pursuant to Section 4.01(iii)(b) above, from the remaining Group 1 Interest Remittance Amount and Group 3 Interest Remittance Amount, to the Class A-2 Certificates, to cover such shortfall for such Distribution Date; and

                        (c) if the Group 3 Interest Remittance Amount is
                insufficient to pay the Class A-3A, Class A-3B, Class A-3C1, Class A-3C2 and Class A-3D Certificates' applicable Interest Carry Forward Amount for such Distribution Date pursuant to
                Section 4.01(iii)(c) above, concurrently, from the remaining Group 1 Interest Remittance Amount and Group 2 Interest Remittance Amount, to the Class A-3A, Class A-3B, Class A-3C1, Class A-3C2 and Class A-3D Certificates, pro rata based on the remaining Interest Carry Forward Amount for each such Class, to cover such shortfall for such Distribution Date;

                (vi) to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

                (vii) to the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

                (viii) to the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

                (ix) to the Class M-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

                (x) to the Class M-5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

                (xi) to the Class M-6 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

                (xii) to the Class M-7 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

                (xiii) to the Class M-8 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

                (xiv) to the Class M-9 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

                (xv) to the Class B Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

                (xvi) the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth above will be applied as described under Section 4.02(b) hereof.

                Notwithstanding the foregoing, if two Groups are entitled to receive any remaining Accrued Certificate Interest pursuant to clause (iv) of this Section 4.01 (such Groups, the "Interest Shortfall Groups"), the amount distributed pursuant to clause (iv) of this Section 4.01 to the Interest Shortfall Groups will be paid to such Interest Shortfall Groups, pro rata based on the remaining Accrued Certificate Interest for each such Interest Shortfall Group.

                Notwithstanding the foregoing, if two Groups are entitled to receive any remaining Interest Carry Forward Amounts pursuant to clause (v) of this Section 4.01 (such Groups, the "Interest Carry Forward Shortfall Groups"), the amount distributed pursuant to clause (v) of this Section 4.01 to the Interest Carry Forward Shortfall Groups will be paid to such Interest Carry Forward Shortfall Groups, pro rata based on the remaining Interest Carry Forward Amounts for each such Interest Carry Forward Shortfall Group

                Section 4.02 Distributions of Principal and Monthly Excess Cashflow Amounts.

                (a) On each Distribution Date, the Trustee shall make the following distributions in the following order of priority (based upon the Mortgage Loan information provided to it in the Remittance Report and the calculations required to be made by the Trustee), to the extent of the Principal Distribution Amount:

                    (i) before the Stepdown Date or with respect to which a
                Trigger Event is in effect, as follows:

                first, concurrently, as follows:

                         (I) the Group 1 Senior Principal Distribution Amount,
                    to the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                         (II) the Group 2 Senior Principal Distribution Amount,
                    to the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                         (III) (A) with respect to any Distribution Date prior to the Subordination Depletion Date, sequentially, the Group 3 Senior Principal Distribution Amount, as follows:

                                        (1) sequentially, to the Class A-3A and
                                Class A-3B Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero;

                                        (2) concurrently, to the Class A-3C1 and
                                Class A-3C2 Certificates, pro rata based on the Certificate Principal Balance of each such Class prior to distributions on such Distribution Date, until the Certificate Principal Balances thereof have been reduced to zero; and

                                        (3) to the Class A-3D Certificates,
                                until the Certificate Principal Balance thereof has been reduced to zero; and

                                (B) with respect to any Distribution Date on or
                    after the Subordination Depletion Date, concurrently, the Group 3 Senior Principal Distribution Amount, to the Class A-3A, Class A-3B, Class A-3C1, Class A-3C2 and Class A-3D Certificates, pro rata based on the Certificate Principal Balance of each such Class prior to distributions on such Distribution Date, until the Certificate Principal Balances thereof have been reduced to zero;

                second, concurrently, as follows:

                         (I) the Group 1 Senior Principal Distribution Amount remaining after priority first of this Section 4.02(a)(i), pro rata, as follows:

                                (A) to the Class A-2 Certificates, until the
                         Certificate Principal Balance thereof has been reduced to zero; and

                                (B) (1) with respect to any Distribution Date prior to the Subordination Depletion Date, sequentially, as follows:

                                              (a) sequentially, to the Class
                                      A-3A and Class A-3B Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero;

                                              (b) concurrently, to the Class
                                      A-3C1 and Class A-3C2 Certificates, pro
                                      rata based on the Certificate Principal
                                      Balance of each such Class prior to
                                      distributions on such Distribution Date, until the Certificate Principal Balances thereof have been reduced to zero; and

                                              (c) to the Class A-3D
                                      Certificates, until the Certificate
                                      Principal Balance thereof has been reduced to zero; and

                                      (2) with respect to any Distribution Date
                         on or after the Subordination Depletion Date, concurrently, to the Class A-3A, Class A-3B, Class A-3C1, Class A-3C2 and Class A-3D Certificates, pro rata based on the Certificate Principal Balance of each such Class prior to distributions on such Distribution Date, until the Certificate Principal Balances thereof have been reduced to zero; and

                         (II) the Group 2 Senior Principal Distribution Amount
                    remaining after priority first of this Section 4.02(a)(i), pro rata, as follows:

                                (A) to the Class A-1 Certificates, until the
                         Certificate Principal Balance thereof has been reduced to zero;

                                (B) (1) with respect to any Distribution Date prior to the Subordination Depletion Date, sequentially, as follows:

                                              (a) sequentially, to the Class
                                      A-3A and Class A-3B Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero;

                                              (b) concurrently, to the Class
                                      A-3C1 and Class A-3C2 Certificates, pro
                                      rata based on the Certificate Principal
                                      Balance of each such Class prior to
                                      distributions on such Distribution Date, until the Certificate Principal Balances thereof have been reduced to zero; and

                                              (c) to the Class A-3D
                                      Certificates, until the Certificate
                                      Principal Balance thereof has been reduced to zero; and

                                      (2) with respect to any Distribution Date
                         on or after the Subordination Depletion Date, concurrently, to the Class A-3A, Class A-3B, Class A-3C1, Class A-3C2 and Class A-3D Certificates, pro rata based on the Certificate Principal Balance of each such Class prior to distributions on such Distribution Date, until the Certificate Principal Balances thereof have been reduced to zero; and

                         (III) the Group 3 Senior Principal Distribution Amount
                    remaining after priority first of this Section 4.02(a)(i), concurrently, to the Class A-1 and Class A-2 Certificates, pro rata based on the Certificate Principal Balance of each such Class prior to distributions on such Distribution Date, until the Certificate Principal Balances thereof have been reduced to zero;

                third, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                fourth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                fifth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                sixth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                seventh, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                eighth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                ninth, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                tenth, to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                eleventh, to the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                twelfth, to the Class B Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                thirteenth, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as set forth in
Section 4.02(b); and

                    (ii) on or after the Stepdown Date and as long as a Trigger
                Event is not in effect, as follows:

                    first, concurrently, as follows:

                         (I) the Group 1 Senior Principal Distribution Amount,
                    to the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                         (II) the Group 2 Senior Principal Distribution Amount,
                    to the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                         (III) (A) with respect to any Distribution Date prior to the Subordination Depletion Date, sequentially, the Group 3 Senior Principal Distribution Amount, as follows:

                                        (1) sequentially, to the Class A-3A and
                                Class A-3B Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero;

                                        (2) concurrently, to the Class A-3C1 and
                                Class A-3C2 Certificates, pro rata based on the Certificate Principal Balance of each such Class prior to distributions on such Distribution Date, until the Certificate Principal Balances thereof have been reduced to zero; and

                                        (3) to the Class A-3D Certificates,
                                until the Certificate Principal Balance thereof has been reduced to zero; and

                                (B) with respect to any Distribution Date on or
                    after the Subordination Depletion Date, concurrently, the Group 3 Senior Principal Distribution Amount to the Class A-3A, Class A-3B, Class A-3C1, Class A-3C2 and Class A-3D Certificates, pro rata based on the Certificate Principal Balance of each such Class prior to distributions on such Distribution Date, until the Certificate Principal Balances thereof have been reduced to zero;

                    second, concurrently, as follows:

                         (I) the Group 1 Senior Principal Distribution Amount
                    remaining after priority first of this Section 4.02(a)(ii), pro rata, as follows:

                                (A) to the Class A-2 Certificates, until the
                         Certificate Principal Balance thereof has been reduced to zero, up to an amount equal to the Group 2 Senior Principal Distribution Amount not paid pursuant to priority first of this Section 4.02(a)(ii); and

                                (B) (1) with respect to any Distribution Date prior to the Subordination Depletion Date, sequentially, up to an amount equal to the Group 3 Senior Principal Distribution Amount not paid pursuant to priority first of this Section 4.02(a)(ii), as follows:

                                              (a) sequentially, to the Class
                                      A-3A and Class A-3B Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero;

                                              (b) concurrently, to the Class
                                      A-3C1 and Class A-3C2 Certificates, pro
                                      rata based on the Certificate Principal
                                      Balance of each such Class prior to
                                      distributions on such Distribution Date, until the Certificate Principal Balances thereof have been reduced to zero; and

                                              (c) to the Class A-3D
                                      Certificates, until the Certificate
                                      Principal Balance thereof has been reduced to zero; and

                                      (2) with respect to any Distribution Date
                         on or after the Subordination Depletion Date, concurrently, to the Class A-3A, Class A-3B, Class A-3C1, Class A-3C2 and Class A-3D Certificates, pro rata based on the Certificate Principal Balance of each such Class prior to distributions on such Distribution Date, up to an amount equal to the Group 3 Senior Principal Distribution Amount not paid pursuant to priority first of this Section 4.02(a)(ii), until the Certificate Principal Balances thereof have been reduced to zero;

                         (II) the Group 2 Senior Principal Distribution Amount
                    remaining after priority first of this Section 4.02(a)(ii), pro rata, as follows:

                                (A) to the Class A-1 Certificates, until the
                         Certificate Principal Balance thereof has been reduced to zero, up to an amount equal to the Group 1 Senior Principal Distribution Amount not paid pursuant to priority first of this Section 4.02(a)(ii);

                                (B) (1) with respect to any Distribution Date
                         prior to the Subordination Depletion Date, sequentially, up to an amount equal to the Group 3 Senior Principal Distribution Amount not paid pursuant to priority first of this Section 4.02(a)(ii), as follows:

                                              (a) sequentially, to the Class
                                      A-3A and Class A-3B Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero;

                                              (b) concurrently, to the Class
                                      A-3C1 and Class A-3C2 Certificates, pro
                                      rata based on the Certificate Principal
                                      Balance of each such Class prior to
                                      distributions on such Distribution Date, until the Certificate Principal Balances thereof have been reduced to zero; and

                                              (c) to the Class A-3D
                                      Certificates, until the Certificate
                                      Principal Balance thereof has been reduced to zero; and

                                      (2) with respect to any Distribution Date
                         on or after the Subordination Depletion Date, concurrently, to the Class A-3A, Class A-3B, Class A-3C1, Class A-3C2 and Class A-3D Certificates, pro rata based on the Certificate Principal Balance of each such Class prior to distributions on such Distribution Date, up to an amount equal to the Group 3 Senior Principal Distribution Amount not paid pursuant to priority first of this Section 4.02(a)(ii), until the Certificate Principal Balances thereof have been reduced to zero;

                         (III) the Group 3 Senior Principal Distribution Amount
                    remaining after priority first of this Section 4.02(a)(ii), pro rata, as follows:

                                (A) to the Class A-1 Certificates, until the
                         Certificate Principal Balance thereof has been reduced to zero, up to an amount equal to the Group 1 Senior Principal Distribution Amount not paid pursuant to priority first of this Section 4.02(a)(ii) above; and

                                (B) to the Class A-2 Certificates, until the
                         Certificate Principal Balance thereof has been reduced to zero, up to an amount equal to the Group 2 Senior Principal Distribution Amount not paid pursuant to priority first of this Section 4.02(a)(ii);

                third, to the Class M-1 Certificates, up to the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                fourth, to the Class M-2 Certificates, up to the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                fifth, to the Class M-3 Certificates, up to the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                sixth, to the Class M-4 Certificates, up to the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                seventh, to the Class M-5 Certificates, up to the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                eighth, to the Class M-6 Certificates, up to the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                ninth, to the Class M-7 Certificates, up to the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                tenth, to the Class M-8 Certificates, up to the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                eleventh, to the Class M-9 Certificates, up to the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                twelfth, to the Class B Certificates, up to the Class B Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

                thirteenth, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as set forth in
Section 4.02(b).

                (b) On each Distribution Date, any Monthly Excess Cashflow Amount shall be distributed, to the extent available, in the following order of priority (the "Monthly Excess Cashflow Allocation") on such Distribution Date:

                    (i) to the Senior Certificates, pro rata, any remaining
                Accrued Certificate Interest for such Classes for that Distribution Date;

                    (ii) to the Senior Certificates, pro rata, any Interest
                Carry Forward Amounts for such Classes for that Distribution
                Date;

                    (iii) to the Class M-1 Certificates, any remaining Accrued
                Certificate Interest thereon for that Distribution Date;

                    (iv) to the Class M-1 Certificates, any Interest Carry
                Forward Amount thereon for that Distribution Date;

                    (v) to the Class M-1 Certificates, any Class M-1 Realized
                Loss Amortization Amount for that Distribution Date;

                    (vi) to the Class M-2 Certificates, any remaining Accrued
                Certificate Interest thereon for that Distribution Date;

                    (vii) to the Class M-2 Certificates, any Interest Carry
                Forward Amount thereon for that Distribution Date;

                    (viii) to the Class M-2 Certificates, any Class M-2 Realized
                Loss Amortization Amount for that Distribution Date;

                    (ix) to the Class M-3 Certificates, any remaining Accrued
                Certificate Interest thereon for that Distribution Date;

                    (x) to the Class M-3 Certificates, any Interest Carry
                Forward Amount thereon for that Distribution Date;

                    (xi) to the Class M-3 Certificates, any Class M-3 Realized
                Loss Amortization Amount for that Distribution Date;

                    (xii) to the Class M-4 Certificates, any remaining Accrued
                Certificate Interest thereon for that Distribution Date;

                    (xiii) to the Class M-4 Certificates, any Interest Carry
                Forward Amount thereon for that Distribution Date;

                    (xiv) to the Class M-4 Certificates, any Class M-4 Realized
                Loss Amortization Amount for that Distribution Date;

                    (xv) to the Class M-5 Certificates, any remaining Accrued
                Certificate Interest thereon for that Distribution Date;

                    (xvi) to the Class M-5 Certificates, any Interest Carry
                Forward Amount thereon for that Distribution Date;

                    (xvii) to the Class M-5 Certificates, any Class M-5 Realized
                Loss Amortization Amount for that Distribution Date;

                    (xviii) to the Class M-6 Certificates, any remaining Accrued
                Certificate Interest thereon for that Distribution Date;

                    (xix) to the Class M-6 Certificates, any Interest Carry
                Forward Amount thereon for that Distribution Date;

                    (xx) to the Class M-6 Certificates, any Class M-6 Realized
                Loss Amortization Amount for that Distribution Date;

                    (xxi) to the Class M-7 Certificates, any remaining Accrued
                Certificate Interest thereon for that Distribution Date;

                    (xxii) to the Class M-7 Certificates, any Interest Carry
                Forward Amount thereon for that Distribution Date;

                    (xxiii) to the Class M-7 Certificates, any Class M-7
                Realized Loss Amortization Amount for that Distribution Date;

                    (xxiv) to the Class M-8 Certificates, any remaining Accrued
                Certificate Interest thereon for that Distribution Date;

                    (xxv) to the Class M-8 Certificates, any Interest Carry
                Forward Amount thereon for that Distribution Date;

                    (xxvi) to the Class M-8 Certificates, any Class M-8 Realized
                Loss Amortization Amount for that Distribution Date;

                    (xxvii) to the Class M-9 Certificates, any remaining Accrued
                Certificate Interest thereon for that Distribution Date;

                    (xxviii) to the Class M-9 Certificates, any Interest Carry
                Forward Amount thereon for that Distribution Date;

                    (xxix) to the Class M-9 Certificates, any Class M-9 Realized
                Loss Amortization Amount for that Distribution Date;

                    (xxx) to the Class B Certificates, any remaining Accrued
                Certificate Interest thereon for that Distribution Date;

                    (xxxi) to the Class B Certificates, any Interest Carry
                Forward Amount thereon for that Distribution Date;

                    (xxxii) to the Class B Certificates, any Class B Realized
                Loss Amortization Amount for that Distribution Date;

                    (xxxiii) to the Cap Carryover Reserve Account, an amount
                equal to the aggregate of the Cap Carryover Amounts for such Distribution Date;

                    (xxxiv) to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event; and

                    (xxxv) to pay to the Class CE Certificates, up to the Class
                CE Distributable Amount for such Distribution Date.

                On each Distribution Date, there shall be distributed to concurrently, to the Holder of the Residual Certificates in respect of the Class R-1 Interest, any remaining amount in the Distribution Account on such date after the application pursuant to Sections 4.01, 4.02(a) and 4.02(b)(i)-(xxxv).

                (c) On each Distribution Date, after making the distributions of the Interest Remittance Amount, Principal Distribution Amount and Monthly Excess Cashflow as set forth above, the Trustee shall distribute the amount on deposit in the Swap Account as follows:

                first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

                second, to the Swap Provider, any Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

                third, concurrently, to each Class of Class A Certificates, the related Accrued Certificate Interest and Interest Carry Forward Amount remaining undistributed after the distributions made pursuant to Sections 4.01 and 4.02(b), on a pro rata basis based on such respective remaining Accrued Certificate Interest and Interest Carry Forward Amount;

                fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the related Accrued Certificate Interest and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions made pursuant to Section 4.01 and 4.02(b);

                fifth, to the holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal pursuant to the priorities set forth in Section 4.02(a) for such Distribution Date, in an amount necessary to restore the Overcollateralization Amount to the Targeted Overcollateralization Amount as a result of current or prior Realized Losses for such Distribution Date after taking into account distributions made pursuant to
Section 4.02(b);

                sixth, to the Offered Certificates and Class B Certificates, to pay Cap Carryover Amounts in the following order of priority, to the extent remaining undistributed after distributions are made from the Cap Carryover Reserve Account:

                (i) concurrently, to the Class A Certificates, pro rata (based on the remaining Cap Carryover Amount of each such Class) any remaining Cap Carryover Amount for such Class; and

                (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, any remaining Cap Carryover Amount for each such Class;

                seventh, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, to the extent of any remaining Realized Loss Amortization Amount for each such Class; and

                eighth, to the Class CE Certificates, any remaining amounts.

                (d) On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Charges collected by the Servicer in connection with the Principal Prepayment in full of any of the Mortgage Loans, any Originator Prepayment Charge Payment Amount or Servicer Prepayment Charge Payment Amount and shall distribute such amounts to the Holders of the Class P Certificates. Such amounts shall be treated as having been distributed to the Holders of the Class P Certificates from the Grantor Trust.

                (e) Any amounts distributed to the Offered Certificates and the Class B Certificates in respect of interest pursuant to Sections 4.02(c) above which constitute Cap Carryover Amounts shall first be deemed distributed by REMIC 4 as a distribution to the Class CE Interest and then a distribution by REMIC 5 to the Class CE Certificates, and then distributed to the Offered Certificates and the Class B Certificates from the Grantor Trust as payments on notional principal contracts in the nature of cap contracts. Any remaining amount with respect to the Class CE Certificates shall be treated as having been distributed to the Holders of the Class CE Certificates from the Grantor Trust. With respect to the Offered Certificates and the Class B Certificates, any excess of the REMIC 4 Pass-Through Rate over the related Pass-Through Rate, subject to the applicable Caps, shall be treated as received by those Classes and then distributed to the Class CE Certificates and, to the extent applicable, paid to the Swap Provider as a Net Swap Payment or Swap Termination Payment as provided in Section 4.09(d).

                (f) On each Distribution Date, Unpaid Realized Loss Amounts on the Offered Certificates and the Class B Certificates will be reduced by the amount of any Subsequent Recoveries received during the related Prepayment Period in the same order as Realized Loss Amortization Amounts are paid to the Offered Certificates and the Class B Certificates pursuant to Section 4.02(b) above.

                Section 4.03   Allocation of Losses.

                Any Subordinated Applied Realized Loss Amount for a Distribution Date will be allocated against the Class B, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, until their respective Certificate Principal Balances have been reduced to zero.

                Section 4.04   Method of Distribution.

                The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of Certificateholders of the Certificates, by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of such Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

                Section 4.05   Distributions on Book-Entry Certificates.

                Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor or the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

                Section 4.06   Statements.

                (a) On each Distribution Date, based on the Mortgage Loan information contained in the Remittance Report, the Trustee shall prepare and post on its website at www.ctslink.com, a statement (the "Distribution Date Statement") as to the distributions made on such Distribution Date:

                (i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to principal, separately identified and the amount of the distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Charges, Originator Prepayment Charge Payment Amounts and Servicer Prepayment Charge Payment Amounts;

                (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest or Class CE Distributable Amount, separately identified;

                (iii) the Overcollateralization Amount, the
        Overcollateralization Release Amount, the Overcollateralization Deficiency and the Targeted Overcollateralization Amount as of such Distribution Date and the Monthly Excess Interest Amount and Monthly Excess Cashflow Amount for such Distribution Date;

                (iv) the aggregate amount of servicing compensation received by the Servicer during the related Collection Period and the amount of Compensating Interest paid by the Servicer;

                (v) the aggregate amount of Advances for the related Collection Period, cumulative unreimbursed Advances and Servicing Advances and cumulative Nonrecoverable Advances;

                (vi) the Pool Balance, at the close of business at the end of the related Collection Period;

                (vii) the number, weighted average remaining term to maturity, the weighted average Mortgage Interest Rate of the Mortgage Loans as of the related Due Date and number and aggregate Principal Balance of all Additional Group 3 Mortgage Loans added during the preceding Prepayment Period;

                (viii) the number and aggregate unpaid principal balance of Mortgage Loans (a) 30 to 59 days past due on a contractual basis, (b) 60 to 89 days past due on a contractual basis, (c) 90 or more days past due on a contractual basis, (d) as to which foreclosure proceedings have been commenced and (e) in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date;

                (ix) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid Principal Balance of the REO Property as of the close of business on the last Business Day of such calendar month and the Principal Balance of such Mortgage Loan as of the date it became an REO Property;

                (x) the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the close of business of the last day of the preceding Collection Period;

                (xi) separately stated for each Loan Group, the aggregate amount of Principal Prepayments made during the related Prepayment Period;

                (xii) separately stated for each Loan Group, the aggregate amount of Realized Losses incurred during the related Collection Period and the cumulative amount of Realized Losses;

                (xiii) the Certificate Principal Balance of each Class of Certificates, after giving effect to the distributions, and allocations of Subordinated Applied Realized Loss Amounts, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Subordinated Applied Realized Loss Amounts;

                (xiv) the Accrued Certificate Interest in respect of each Class of Certificates for such Distribution Date and any related Cap Carryover Amounts, and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

                (xv) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 3.23;

                (xvi) the Cap Carryover Amounts distributed on such Distribution Date, the amounts remaining after giving effect to distributions thereof on such Distribution Date and the amount of all Cap Carryover Amounts covered by withdrawals from the Swap Account or the Cap Carryover Reserve Account on such Distribution Date;

                (xvii) for the distribution occurring on the Distribution Date immediately following the end of the Funding Period, the balance on deposit in the Group 3 Pre-Funding Account that has not been used to purchase Additional Group 3 Mortgage Loans and that is being distributed to the related Class A Certificates as a mandatory distribution of principal, if any, on such Distribution Date;

                (xviii) any Overcollateralization Deficiency after giving effect to the distribution of principal on such Distribution Date;

                (xix) whether a Trigger Event has occurred and is continuing, and the cumulative Realized Losses, as a percentage of the original Pool Balance;

                (xx) the Available Funds;

                (xxi) the rate at which interest accrues for each Class of Certificates for such Distribution Date;

                (xxii) the information contained in the Liquidation Report for such Distribution Date;

                (xxiii) the aggregate Principal Balance of Mortgage Loans purchased by the Servicer, an Originator or the Seller during the related Prepayment Period and indicating the section of this Agreement or the applicable Originator Mortgage Loan Purchase Agreement, as applicable, requiring or allowing the purchase of each such Mortgage Loan;

                (xxiv) the amount of the Credit Risk Manager Fee paid;

                (xxv) the Mortgage Loan identifying number of each Mortgage Loan with a Prepayment Charge that was the subject of a Principal Prepayment in full during the related Collection Period, the Prepayment Charge listed on each related Mortgage Note and the Prepayment Charge collected, the Servicer Prepayment Charge Payment Amount paid by the Servicer or the Originator Prepayment Charge Payment Amount paid by the related Originator with respect to each such Mortgage Loan;

                (xxvi) the amount of Subsequent Recoveries received during the related Prepayment Period;

                (xxvii) only for so long as the Trust is subject to the Exchange Act reporting requirements, the Interest Rate Swap Agreement's "significance percentage" of the Pool Balance;

                (xxviii) the amount and recipient of any Net Swap Payments and Swap Termination Payments;

                (xxix) the date of such Distribution Date and the Determination Date for such Distribution Date;

                (xxx) any expenses or indemnification amounts paid by the Trust Fund, the specific purpose of each payment and the parties to whom these payments are made;

                (xxxi) for each Class, the applicable Record Date and Interest Accrual Period; and

                (xxxii) unless such information is otherwise set forth in From 10-D relating to such Distribution Date, any material breaches of representations and warranties relating to the Mortgage Loans or material breaches of transaction covenants or representations and warranties.

                The Trustee may fully rely upon and shall have no liability with respect to information with respect to the Mortgage Loans provided by the Servicer.

                In determining whether a breach of a representation or warranty relating to the Mortgage Loans is material or whether a breach of a transaction covenant or representation or warranty is material for purposes of subclause (xxxii) above, the Trustee may consult with the Depositor and rely on the Depositor's determination of materiality.

                In the case of information furnished pursuant to subclauses (i),
(ii) and (xiii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

                The Trustee will also make available copies of the periodic reports the Trustee prepares and files with the Commission, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and amendments to these reports available through www.ctslink.com promptly (but no later than one Business Day) after the Trustee has filed such reports with the Commission.

                (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to the NIMS Insurer and each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i), (ii), (xiv) and (xvi) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

                (c) On each Distribution Date, the Trustee shall forward to each Residual Certificateholder a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to each Residual Certificateholder by the Trustee pursuant to any requirements of the Code as from time to time in force.

                (d) For all purposes of this Agreement including, but not limited to, providing the information set forth in clause (viii) of Section 4.06(a), with respect to any Mortgage Loan, delinquencies shall be determined and reported based on the so-called "OTS" methodology for determining delinquencies on mortgage loans similar to the Mortgage Loans. By way of example, a Mortgage Loan would be one payment delinquent with respect to a Monthly Payment due on a Due Date if such Monthly Payment is not made by the close of business on the Mortgage Loan's next succeeding Due Date, and a Mortgage Loan would be two payments delinquent with respect to such Monthly Payment if such Monthly Payment were not made by the close of business on the Mortgage Loan's second succeeding Due Date. The Servicer hereby represents and warrants to the Depositor that this delinquency recognition policy is its current policy and is not less restrictive than any delinquency recognition policy established by the primary safety and soundness regulator, if any, of the Servicer.

                Section 4.07   Remittance Reports; Advances.

                (a) On the third Business Day following each Determination Date but in no event later than the 20th day of each month (or if such 20th day is not a Business Day, the preceding Business Day), the Servicer shall deliver to the Trustee and the NIMS Insurer by telecopy (or by such other means as the Servicer, the NIMS Insurer and the Trustee may agree from time to time) a Remittance Report with respect to the related Distribution Date. On the same date, the Servicer shall electronically forward to the Trustee in such medium as may be agreed between the Servicer and the Trustee the information set forth in such Remittance Report with respect to the related Distribution Date and such information reasonably available to the Servicer necessary in order for the Trustee to perform the calculations necessary to make the distributions and allocations contemplated by Section 4.01, 4.02, 4.03 and 4.11 and to prepare the Distribution Date Statement. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

                (b) The amount of Advances to be made by the Servicer for any Distribution Date shall equal, subject to Section 4.07(d), the sum of (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Collection Period in respect of the Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the close of business on the related Determination Date, and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Collection Period and as to which REO Property an REO Disposition did not occur during the related Collection Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for such Collection Period, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.13 for distribution on such Distribution Date. For purposes of the preceding sentence, the Monthly Payment on each Balloon Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan.

                On or before 1:00 p.m. New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans for the related Distribution Date either (i) from its own funds, (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of the Collection Account that amounts held for future distribution have been, as permitted by this Section 4.07, used by the Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage Loans. Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Servicer Remittance
Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 and 4.02 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trustee will provide notice to the Servicer and NIMS Insurer by telecopy by the close of business on any Servicer Remittance Date in the event that the amount remitted by the Servicer to the Trustee on such date is less than the Advances required to be made by the Servicer for the related Distribution Date, as set forth in the related Remittance Report.

                (c) The obligation of the Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan, shall continue until the earlier of such time as the Trust acquires title to the related Mortgaged Property or such Mortgage Loan is paid in full by the Mortgagor or disposed of by the Trust, or until the recovery of all Liquidation Proceeds thereon.

                (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Servicer delivered to the Depositor, the NIMS Insurer and the Trustee. The Trustee shall be entitled to conclusively rely upon any such determination by the Servicer.

                Section 4.08   REMIC Distributions.

                (a) On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Distribution Account and distributed to the Holder of the Class R Certificate (in respect of the Class R-1 Interest), as the case may be:

                (i) With respect to the Group 1 Mortgage Loans, all distributions of principal and interest thereon to the Class I-1 Interest;

                (ii) With respect to the Group 2 Mortgage Loans, all distributions of principal and interest thereon to the Class I-2 Interest; and

                (iii) With respect to the Group 3 Mortgage Loans, all distributions of principal and interest thereon to the Class I-3 Interest.

                (b) (1) On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 2 to REMIC 3 on account of the REMIC 2 Group 1 Regular Interests or withdrawn from the Distribution Account and distributed to the Holder of the Class R Certificate (in respect of the Class R-2 Interest), as the case may be:

                (i) to each of REMIC 2 Regular Interest I-1-A through I-60-B, pro rata, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC 2 Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates; and

                (ii) to the extent of amounts remaining after the distributions made pursuant to clause (i) above, payments of principal shall be allocated to REMIC 2 Regular Interests I-1-A through I-60-B starting with the lowest numerical denomination until the Uncertificated Balance of each such REMIC 2 Regular Interest is reduced to zero, provided that, for REMIC 2 Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC 2 Regular Interests.

                    (2) On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 2 to REMIC 3 on account of the REMIC 2 Group 2 Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificate (in respect of the Class R-2 Interest), as the case may be:

                (i) to each of REMIC 2 Regular Interest II-1-A through II-60-B, pro rata, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC 2 Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates; and

                (ii) to the extent of amounts remaining after the distributions made pursuant to clause (i) above, payments of principal shall be allocated REMIC 2 Regular Interests II-1-A through II-60-B starting with the lowest numerical denomination until the Uncertificated Balance of each such REMIC 2 Regular Interest is reduced to zero, provided that, for REMIC 2 Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC 2 Regular Interests.

                    (3) On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 2 to REMIC 3 on account of the REMIC 2 Group 3 Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificate (in respect of the Class R-2 Interest), as the case may be:

                         (i) to each of REMIC 2 Regular Interest III-1-A through
                    III-60-B, pro rata, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC 2 Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates; and

                         (ii) to the extent of amounts remaining after the
                    distributions made pursuant to clause (i) above, payments of principal shall be allocated to REMIC 2 Regular Interests III-1-A through III-60-B starting with the lowest numerical denomination until the Uncertificated Balance of each such REMIC 2 Regular Interest is reduced to zero, provided that, for REMIC 2 Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC 2 Regular Interests.

                (c) On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 3 to REMIC 4 on account of the REMIC 3 Regular Interests or withdrawn from the Distribution Account and distributed to the Holder of the Class R Certificate (in respect of the Class R-3 Interest), as the case may be:

                (i) to REMIC 3 Regular Interest LTIO, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC 3 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; to REMIC 3 Regular Interest LT1AA, REMIC 3 Regular Interest LT1A1, REMIC 3 Regular Interest LT1A2, REMIC 3 Regular Interest LT1A3A, REMIC 3 Regular Interest LT1A3B, REMIC 3 Regular Interest LT1A3C1, REMIC 3 Regular Interest LT1A3C2, REMIC 3 Regular Interest LT1A3D, REMIC 3 Regular Interest LT1M1, REMIC 3 Regular Interest LT1M2, REMIC 3 Regular Interest LT1M3, REMIC 3 Regular Interest LT1M4, REMIC 3 Regular Interest LT1M5, REMIC 3 Regular Interest LT1M6, REMIC 3 Regular Interest LT1M7, REMIC 3 Regular Interest LT1M8, REMIC 3 Regular Interest LT1M9, REMIC 3 Regular Interest LT1B and REMIC 3 Regular Interest LT1ZZ, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 3 Regular Interest LT1ZZ shall be reduced and deferred when the REMIC 3 Overcollateralized Amount is less than the REMIC 3 Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum LT1ZZ Uncertificated Accrued Interest Deferral Amount and such amount will be payable to REMIC 3 Regular Interest LT1A1, REMIC 3 Regular Interest LT1A2, REMIC 3 Regular Interest LT1A3A, REMIC 3 Regular Interest LT1A3B, REMIC 3 Regular Interest LT1A3C1, REMIC 3 Regular Interest LT1A3C2, REMIC 3 Regular Interest LT1A3D, REMIC 3 Regular Interest LT1M1, REMIC 3 Regular Interest LT1M2, REMIC 3 Regular Interest LT1M3, REMIC 3 Regular Interest LT1M4, REMIC 3 Regular Interest LT1M5, REMIC 3 Regular Interest LT1M6, REMIC 3 Regular Interest LT1M7, REMIC 3 Regular Interest LT1M8, REMIC 3 Regular Interest LT1M9 and REMIC 3 Regular Interest LT1B, in the same proportion as the Overcollateralization Deficiency is allocated to the Corresponding Certificates, and REMIC 3 Regular Interest LT1ZZ shall be increased by such amount;

                (ii) to REMIC 3 Regular Interest LT1SUB, REMIC 3 Regular Interest LT1GRP, REMIC 3 Regular Interest LT2SUB, REMIC 3 Regular Interest LT2GRP, REMIC 3 Regular Interest LT3SUB, REMIC 3 Regular Interest LT3GRP and REMIC 3 Regular Interest LT1XX, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                (iii) to REMIC 3 Regular Interests, as a distribution of principal, in an amount equal to the remainder of the REMIC 3 Marker Allocation Percentage of Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                                (1) to REMIC 3 Regular Interest LT1AA, 98.00% of
                        such remainder, until the Uncertificated Balance of such Uncertificated REMIC 3 Regular Interest is reduced to zero;

                                (2) to REMIC 3 Regular Interest LT1A1, REMIC 3
                        Regular Interest LT1A2, REMIC 3 Regular Interest LT1A3A, REMIC 3 Regular Interest LT1A3B, REMIC 3 Regular Interest LT1A3C1, REMIC 3 Regular Interest LT1A3C2, REMIC 3 Regular Interest LT1A3D, REMIC 3 Regular Interest LT1M1, REMIC 3 Regular Interest LT1M2, REMIC 3 Regular Interest LT1M3, REMIC 3 Regular Interest LT1M4, REMIC 3 Regular Interest LT1M5, REMIC 3 Regular Interest LT1M6, REMIC 3 Regular Interest LT1M7, REMIC 3 Regular Interest LT1M8, REMIC 3 Regular Interest LT1M9, and REMIC 3 Regular Interest LT1B, 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Balances of such REMIC 3 Regular Interests are reduced to zero; then

                                (3) to REMIC 3 Regular Interest LT1ZZ, 1.00% of
                        such remainder, until the Uncertificated Balance of such REMIC 3 Regular Interest is reduced to zero;

                        provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to the Overcollateralization Release Amount shall be allocated to (i) REMIC 3 Regular Interest LT1AA and (ii) REMIC 3 Regular Interest LT1ZZ, respectively; and

                (iv) to the Holders of REMIC 3 Regular Interests, in an amount equal to the REMIC 3 Sub WAC Allocation Percentage of Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, such that distributions of principal shall be deemed to be made to the REMIC 3 Regular Interests first, so as to keep the Uncertificated Balance of each REMIC 3 Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Principal Balance of the Mortgage Loans in the related group of Mortgage Loans; second, to each REMIC 3 Regular Interest ending with the designation "SUB," so that the Uncertificated Balance of each such REMIC 3 Regular Interest is equal to 0.01% of the excess of (x) the aggregate Principal Balance of the Mortgage Loans in the related group of Mortgage Loans over (y) the aggregate current Certificate Principal Balance of the Class A Certificates in the related group of Mortgage Loans (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC 3 Regular Interests such that the REMIC 3 Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC 3 Regular Interest LT1XX.

                (d) On each Distribution Date, the Trustee shall cause all distributions on the regular interests in REMIC 4, represented by the Certificates (other than the Class CE, Class P and Residual Certificates) to be distributed in amounts corresponding to the distributions on such Certificates, provided that interest shall be computed at the REMIC 4 Pass-Through Rate.

                (e) On each Distribution Date, the Trustee shall cause all distributions on the Class CE Interest to be distributed by REMIC 4 to REMIC 5 for distributions in respect of the Class CE Certificates or as otherwise distributable as set forth in Section 4.02(c) and (e). Any amount remaining in the Distribution Account with respect to REMIC 5 on any Distribution Date shall be distributed to the Holder of the Class R-X Certificate.

                (f) The Trustee shall cause the following allocation of losses:

                (i) The aggregate amount of any Prepayment Interest Shortfalls and the aggregate amount of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, (a) with respect to the Group 1 Mortgage Loans, to REMIC 1 Regular Interest I-1, to the extent of one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Balance of such REMIC 1 Regular Interest, (b) with respect to the Group 2 Mortgage Loans, to REMIC 1 Regular Interest I-2, to the extent of one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Balance of such REMIC 1 Regular Interest and
        (c) with respect to the Group 3 Mortgage Loans, to REMIC 1 Regular Interest I-3, to the extent of one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Balance of such REMIC 1 Regular Interest.

                (ii) The aggregate amount of any Prepayment Interest Shortfalls and the aggregate amount of any Relief Act Interest Shortfalls incurred in respect of the Loan Group 1 for any Distribution Date shall be allocated first, to the REMIC 2 Group I Regular Interests ending with the designation "B," pro rata, based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 2 Pass-Through Rates on the respective Uncertificated Balances of each such REMIC 2 Regular Interest, and then, to REMIC 2 Group I Regular Interests ending with the designation "A," pro rata based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 2 Pass-Through Rates on the respective Uncertificated Balances of each such REMIC 2 Regular Interest. The aggregate amount of any Prepayment Interest Shortfalls and the aggregate amount of any Relief Act Interest Shortfalls incurred in respect of the Loan Group 2 for any Distribution Date shall be allocated first, to the REMIC 2 Group II Regular Interests ending with the designation "B," pro rata, based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 2 Pass-Through Rates on the respective Uncertificated Balances of each such REMIC 2 Regular Interest, and then, to REMIC 2 Group II Regular Interests ending with the designation "A," pro rata, based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 2 Pass-Through Rates on the respective Uncertificated Balances of each such REMIC 2 Regular Interest. The aggregate amount of any Prepayment Interest Shortfalls and the aggregate amount of any Relief Act Interest Shortfalls incurred in respect of the Loan Group 3 for any Distribution Date shall be allocated first, to the REMIC 2 Group III Regular Interests ending with the designation "B," pro rata, based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 2 Pass-Through Rates on the respective Uncertificated Balances of each such REMIC 2 Regular Interest, and then, to REMIC 2 Group III Regular Interests ending with the designation "A," pro rata, based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 2 Pass-Through Rates on the respective Uncertificated Balances of each such REMIC 2 Regular Interest.

                (iii) The REMIC 3 Marker Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls and the REMIC 3 Marker Allocation Percentage of the aggregate amount of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC 3 Regular Interest LT1AA, REMIC 3 Regular Interest LT1A1, REMIC 3 Regular Interest LT1A2, REMIC 3 Regular Interest LT1A3A, REMIC 3 Regular Interest LT1A3B, REMIC 3 Regular Interest LT1A3C1, REMIC 3 Regular Interest LT1A3C2, REMIC 3 Regular Interest LT1A3D, REMIC 3 Regular Interest LT1M1, REMIC 3 Regular Interest LT1M2, REMIC 3 Regular Interest LT1M3, REMIC 3 Regular Interest LT1M4, REMIC 3 Regular Interest LT1M5, REMIC 3 Regular Interest LT1M6, REMIC 3 Regular Interest LT1M7, REMIC 3 Regular Interest LT1M8, REMIC 3 Regular Interest LT1M9, REMIC 3 Regular Interest LT1B and REMIC 3 Regular Interest LT1ZZ, pro rata, based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 3 Pass-Through Rate on the respective Uncertificated Balance of each such REMIC 3 Regular Interest;

                (iv) The REMIC 3 Sub WAC Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls and the REMIC 3 Sub WAC Allocation Percentage of the aggregate amount of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC 3 Regular Interest LT1SUB, REMIC 3 Regular Interest LT1GRP, REMIC 3 Regular Interest LT2SUB, REMIC 3 Regular Interest LT2GRP, REMIC 3 Regular Interest LT3SUB, REMIC 3 Regular Interest LT3GRP and REMIC 3 Regular Interest LT1XX, pro rata, based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 3 Pass-Through Rate on the respective Uncertificated Balance of each such REMIC 3 Regular Interest;

                (v) Any remaining Prepayment Interest Shortfalls and Relief Act Shortfalls in REMIC 3 for any Distribution Date shall be allocated to the REMIC 3 Regular Interest LTIO.

                (vi) The aggregate amount of any Prepayment Interest Shortfalls and the aggregate amount of any Relief Act Interest Shortfalls allocated to the Class CE Interest in REMIC 4 shall be allocated to REMIC 5 in respect of the Class CE Certificates;

                (vii) With respect to the REMIC 1 Regular Interests, (A) all Realized Losses on the Group 1 Mortgage Loans shall be allocated shall be allocated by the Trustee on each Distribution Date to REMIC 1 Regular Interest I-1, until the Uncertificated Balance of such REMIC 1 Regular Interest has been reduced to zero; (B) all Realized Losses on the Group 2 Mortgage Loans shall be allocated by the Trustee on each Distribution Date to REMIC 1 Regular Interest I-2, until the Uncertificated Balance of such REMIC 1 Regular Interest has been reduced to zero and (C) all Realized Losses on the Group 3 Mortgage Loans shall be allocated by the Trustee on each Distribution Date to REMIC 1 Regular Interest I-3, until the Uncertificated Balance of such REMIC 1 Regular Interest has been reduced to zero.

                (viii) With respect to the REMIC 2 Regular Interests, all Realized Losses on the Group 1 Mortgage Loans shall be allocated by the Trustee on each Distribution Date to REMIC 2 Regular Interest I-1-A through REMIC 2 Regular Interest I-60-B, starting with the lowest numerical denomination until such REMIC 2 Regular Interest has been reduced to zero, provided that, for REMIC 2 Regular Interests with the same numerical denomination, such Realized Losses shall be allocated, pro rata, between such REMIC 2 Regular Interests. All Realized Losses on the Group 2 Mortgage Loans shall be allocated by the Trustee on each Distribution Date to REMIC 2 Regular Interest II-1-A through REMIC 2 Regular Interest II-60-B, starting with the lowest numerical denomination until such REMIC 2 Regular Interest has been reduced to zero, provided that, for REMIC 2 Regular Interests with the same numerical denomination, such Realized Losses shall be allocated, pro rata, between such REMIC 2 Regular Interests. All Realized Losses on the Group 3 Mortgage Loans shall be allocated by the Trustee on each Distribution Date to REMIC 2 Regular Interest III-1-A through REMIC 2 Regular Interest III-60-B, starting with the lowest numerical denomination until such REMIC 2 Regular Interest has been reduced to zero, provided that, for REMIC 2 Regular Interests with the same numerical denomination, such Realized Losses shall be allocated, pro rata, between such REMIC 2 Regular Interests.

                (ix) The REMIC 3 Marker Allocation Percentage of all Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC 3 Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to REMIC 3 Regular Interest LT1AA and REMIC 3 Regular Interest LT1ZZ up to an aggregate amount equal to the REMIC 3 Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Balances of REMIC 3 Regular Interest LT1AA and REMIC 3 Regular Interest LT1ZZ up to an aggregate amount equal to the REMIC 3 Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Balances of REMIC 3 Regular Interest LT1AA, REMIC 3 Regular Interest LT1B and REMIC 3 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC 3 Regular Interest LT1B has been reduced to zero, fourth, to the Uncertificated Balances of REMIC 3 Regular Interest LT1AA, REMIC 3 Regular Interest LT1M9 and REMIC 3 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC 3 Regular Interest LT1M9 has been reduced to zero; fifth, to the Uncertificated Balances of REMIC 3 Regular Interest LT1AA, REMIC 3 Regular Interest LT1M8 and REMIC 3 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC 3 Regular Interest LT1M8 has been reduced to zero; sixth to the Uncertificated Balances of REMIC 3 Regular Interest LT1AA, REMIC 3 Regular Interest LT1M7 and REMIC 3 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC 3 Regular Interest LT1M7 has been reduced to zero; seventh, to the Uncertificated Balances of REMIC 3 Regular Interest LT1AA, REMIC 3 Regular Interest LT1M6 and REMIC 3 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC 3 Regular Interest LT1M6 has been reduced to zero; eighth, to the Uncertificated Balances of REMIC 3 Regular Interest LT1AA, REMIC 3 Regular Interest LT1M5 and REMIC 3 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balances of REMIC 3 Regular Interest LT1M5 has been reduced to zero; ninth, to the Uncertificated Balances of REMIC 3 Regular Interest LT1AA, REMIC 3 Regular Interest LT1M4 and REMIC 3 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balances of REMIC 3 Regular Interest LT1M4 has been reduced to zero; tenth, to the Uncertificated Balances of REMIC 3 Regular Interest LT1AA, REMIC 3 Regular Interest LT1M3 and REMIC 3 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balances of REMIC 3 Regular Interest LT1M3 has been reduced to zero; eleventh, to the Uncertificated Balances of REMIC 3 Regular Interest LT1AA, REMIC 3 Regular Interest LT1M2 and REMIC 3 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balances of REMIC 3 Regular Interest LT1M2 has been reduced to zero; twelfth, to the Uncertificated Balances of REMIC 3 Regular Interest LT1AA, REMIC 3 Regular Interest LT1M1 and REMIC 3 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balances of REMIC 3 Regular Interest LT1M1 has been reduced to zero;

                (x) The REMIC 3 Sub WAC Allocation Percentage of all Realized Losses shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Balance of each REMIC 3 Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC 3 Regular Interest ending with the designation "SUB," so that the Uncertificated Balance of each such REMIC 3 Regular Interest is equal to 0.01% of the excess of (x) the aggregate Principal Balance of the Mortgage Loans in the related Loan Group over (y) the aggregate current Certificate Principal Balances of the Class A Certificates in the related group of Mortgage Loans (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC 3 Regular Interests such that the REMIC 3 Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses shall be allocated to REMIC 3 Regular Interest LT1XX; and

                (xi) All Realized Losses on the Class CE Interest in respect of REMIC 4 shall be allocated shall be allocated by the Trustee on each Distribution Date to REMIC 5 and the Class CE Certificates.

                (g) Notwithstanding anything to the contrary contained herein, the above distributions in this Section 4.08 (other than on the Certificates) are deemed distributions, and distributions of funds from the Distribution Account shall be made only in accordance with Sections 4.01 and 4.02 hereof.

                Section 4.09   Swap Account.

                (a) No later than the Closing Date, the Trustee shall establish and maintain a separate, segregated trust account to be titled, "Wells Fargo Bank, N.A. as Trustee, in trust for the registered holders of Asset Backed Funding Corporation Asset-Backed Certificates, Series 2006-OPT1--Swap Account." Such account shall be an Eligible Account and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement. Amounts therein shall be held uninvested.

                (b) On the Business Day prior to each Distribution Date, prior to any distribution to any Certificate, the Trustee shall deposit into the Swap
Account: (i) the amount of any Net Swap Payment or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider (after taking into account any upfront payment received from the counterparty to a replacement interest rate swap agreement) from Available Funds and (ii) amounts received by the Trustee, for distribution in accordance with Section 4.02(c). For federal income tax purposes, any amounts paid to the Swap Provider on the Business Day prior to each Distribution Date shall be deemed paid, pursuant to Section 4.08 hereof (i) from REMIC 1 to REMIC 2, pro rata to the REMIC 1 Regular Interests based on the Uncertificated Accrued Interest thereon, (ii) then from REMIC 2 to REMIC 3 , pro rata to the REMIC 2 Regular Interests based on Uncertificated Accrued Interest thereon, (iii) then from REMIC 3 to REMIC 4 in respect of the Class LTIO Interest, (iv) then from REMIC 4 to REMIC 5 in respect of the Swap IO Interest, and (v) then from the Class CE Certificates to the Swap Provider in respect of the Net Swap Payment due to the Swap Provider on such Distribution Date. To the extent the payment provided for in the preceding sentence is less than the amount of the Net Swap Payment due to the Swap Provider on such Distribution Date, such additional amounts shall be deemed paid in a manner similar to the deemed payments provided in the preceding sentence to the Holders of the Offered Certificates and the Class B Certificates in respect of the Class IO Distribution Amount (as defined in Section 4.09(d) below), and then shall be deemed paid to the Class CE Certificates pursuant to the notional principal contract described in Section 4.09(d) below and then to the Swap Provider. Any amounts deemed paid by any REMIC created hereunder pursuant to the preceding two sentences shall not be duplicated by any payments deemed made pursuant to Section 4.08 on the succeeding Distribution Date. Any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement will be subordinated to distributions to the Holders of the Class A Certificates, Class B Certificates, and Class M Certificates and shall be paid as set forth under Section 4.02(b)(xxxiv).

                (c) For federal income tax purposes, the Swap Account shall be owned by the Holders of the Class CE Certificates.

                (d) The Trustee shall treat the Holders of Certificates (other than the Class P, Class CE and Residual Certificates) as having entered into a notional principal contract with respect to the Holders of the Class CE Certificates. Pursuant to each such notional principal contract, all Holders of Certificates (other than the Class P, Class CE and Residual Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class CE Certificates an aggregate amount equal to the excess, if any, of
(i) the amount payable on such Distribution Date on the Regular Interest in REMIC 4 corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a "Class IO Distribution Amount"). A Class IO Distribution Amount payable from interest collections shall be allocated pro rata among such Certificates based on the excess of (a) the amount of interest otherwise payable to such Certificates over
(ii) the amount of interest payable to such Certificates at a per annum rate equal to the applicable Cap, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holders of the Class CE Certificates shall be treated as having agreed to pay Cap Carryover Amounts to the Holders of the Certificates (other than the Class CE, Class P and Residual Certificates), in accordance with the terms of this Agreement. Any payments to the Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Certificates (other than the Class CE, Class P and Residual Certificates) of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of their interests in REMIC 4 and as having been paid by such Holders to the Trustee pursuant to the notional principal contract. Thus, each Certificate (other than the Class P and Residual Certificates) shall be treated as representing not only ownership of Regular Interests in REMIC 4, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

                Section 4.10   Group 3 Pre-Funding Account.

                (a) No later than the Closing Date, the Trustee shall establish and maintain a segregated trust account that is an Eligible Account, which shall be titled "Group 3 Pre-Funding Account, Wells Fargo Bank, N.A., as trustee, in trust for the registered Holders of ABFC 2006-OPT1 Trust, Asset Backed Funding Corporation Asset-Backed Certificates, Series 2006-OPT1" (the "Group 3 Pre-Funding Account"). The Trustee shall, promptly upon receipt, deposit in the Group 3 Pre-Funding Account and retain therein the Original Group 3 Pre-Funded Amount remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the Group 3 Pre-Funding Account shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein.

                (b) Funds in the Group 3 Pre-Funding Account will remain uninvested. For federal income tax purposes, the Depositor shall be the owner of Group 3 Pre-Funding Account and shall report all items of income, deduction, gain or loss arising therefrom.

                (c) Amounts on deposit in the Group 3 Pre-Funding Account shall be withdrawn by the Trustee as follows:

                (i) On any Additional Transfer Date, the Trustee shall withdraw from the Group 3 Pre-Funding Account an amount equal to 100% of the aggregate Principal Balance of the Additional Group 3 Mortgage Loans transferred and assigned to the Trustee for deposit in the Mortgage Pool on such Additional Transfer Date and pay such amount to or upon the order of the Depositor upon satisfaction of the conditions set forth in
        Section 2.04 with respect to such transfer and assignment;

                (ii) If the amount on deposit in the Group 3 Pre-Funding Account has not been reduced to zero during the Funding Period, on the day immediately following the termination of the Funding Period, the Trustee shall deposit into the Distribution Account any amounts remaining in the Group 3 Pre-Funding Account for distribution in accordance with the terms hereof;

                (iii) To withdraw any amount not required to be deposited in the Group 3 Pre-Funding Account or deposited therein in error; and

                (iv) To clear and terminate the Group 3 Pre-Funding Account upon the earlier to occur of (A) the Distribution Date immediately following the end of the Funding Period and (B) the termination of this Agreement, with any amounts remaining on deposit therein being paid to the Holders of the Certificates then entitled to distributions in respect of principal.

                Withdrawals pursuant to clauses (i), (ii) and (iii) shall be treated as contributions of cash to REMIC 1 on the date of withdrawal.

                Section 4.11   Cap Carryover Reserve Account

                On the Closing Date, the Trustee will establish the Cap Carryover Reserve Account (the "Cap Carryover Reserve Account"), which account will remain uninvested, held in trust for the benefit of the Holders of the Offered Certificates and Class B Certificates. The Cap Carryover Reserve Account will be an asset of the Trust but not of any REMIC. On each Distribution Date, Cap Carryover Amounts available pursuant to clause (xxxiii) of Section 4.02(b) will be deposited into the Cap Carryover Reserve Account. On such Distribution Date, the Trustee shall withdraw such Cap Carryover Amounts on deposit and apply them, sequentially, as follows:

                first, concurrently, to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-3C1, Class A-3C2 and Class A-3D Certificates, pro rata (based on the Cap Carryover Amount for each such Class), any Cap Carryover Amount for such Class; and

                second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, any Cap Carryover Amount for such Class.

                                   ARTICLE V

                                THE CERTIFICATES

                Section 5.01   The Certificates.

                Each of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-3C1, Class A-3C2, Class A-3D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B, Class CE, Class P and Residual Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed by the Trustee and authenticated and delivered by the Certificate Registrar to or upon the receipt of a Written Order to Authenticate from the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. Each Class of the Offered Certificates and the Class B Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 and integral multiples of $1 in excess thereof. The Class CE and Class P Certificates are issuable only in minimum Percentage Interests of 10%. Each Residual Certificate is issuable only as a single certificate.

                The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Certificate Registrar substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Offered Certificates and the Class B Certificates shall be Book-Entry Certificates. The Class CE, Class P and Residual Certificates shall not be Book-Entry Certificates but shall be issued in fully registered certificate form.

                Section 5.02 Registration of Transfer and Exchange of Certificates.

                (a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office of the Trustee a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee as Certificate Registrar shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.14, 8.15 and 8.16 shall apply to the Certificate Registrar to the same extent as they apply to the Trustee. Any Certificate Registrar appointed in accordance with this Section 5.02(a) may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Servicer and the Depositor, such resignation to become effective upon appointment of a successor Certificate Registrar.

                Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of the Residual Certificates, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

                At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to the Depository, the initial Depository, by, or on behalf of, the Depositor; or to, and deposited with the Certificate Custodian, on behalf of the Depository, if directed to do so pursuant to instructions from the Depository. Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:
(i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

                All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

                (c) If the Depository advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and the Trustee or the Depositor is unable to locate a qualified successor. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Trust's expense, execute on behalf of the Trust and the Certificate Registrar shall authenticate definitive, fully registered certificates (the "Definitive Certificates"). None of the Depositor or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

                (d) Except with respect to a transfer of the Private Certificates between or among the Depositor, the Seller, their affiliates or both, no transfer, sale, pledge or other disposition of any Private Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J-2) under the 1933 Act, the Certificate Registrar and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Certificate Registrar or the Depositor or (ii) the Certificate Registrar shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J-1 or J-2 (in the case of the Class P, Class CE or Residual Certificates) or in the form of Exhibit J-2 (in the case of Class B Certificates)) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Certificate Registrar certifying to the Depositor and the Certificate Registrar the facts surrounding such transfer, which investment letter shall not be an expense of the Certificate Registrar or the Depositor. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. For purposes of clause (ii) of this Section 5.02(d) the representations required in any transferor certificate (substantially in the form of Exhibit L hereto) and any investment letter (substantially in the form of Exhibit J-2 hereto) shall be deemed to have made in connection with the transfer of any Private Certificate that is a Book-Entry Certificate.

                No transfer of an ERISA-Restricted Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor (such requirement is satisfied only by the Certificate Registrar's receipt of a representation letter from the transferee substantially in the form of Exhibit I hereto, as appropriate), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer other than, except in the case of the Class P Certificates or the Residual Certificates, an insurance company general account that is eligible for and meets all requirements for relief under Sections I and III of PTCE 95-60 or (ii) (except in the case of the Class P Certificates or the Residual Certificates) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Certificate Registrar, to the effect that the purchase or holding of such ERISA Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA,
Section 4975 of the Code or Similar Law and will not subject the Depositor, the Servicer, the Trustee, the NIMS Insurer or the Certificate Registrar to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of clause (i) of the preceding sentence, such representation shall be deemed to have been made to the Certificate Registrar by the acceptance by a Certificate Owner of the beneficial interest in any such Class of ERISA-Restricted Certificates, unless the Certificate Registrar shall have received from the transferee an alternative representation acceptable in form and substance to the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA, Section 4975 of the Code or Similar Law without the delivery to the Certificate Registrar of an Opinion of Counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

                For so long as the Interest Rate Swap Agreement is in existence, each beneficial owner of a Certificate other than an ERISA Restricted Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an "accredited investor" (as defined in Rule 501(a) of Regulation D under the 1933 Act, as amended, and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Swap Account are eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers").

                Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

                (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Certificate Registrar shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                A. an affidavit in the form of Exhibit K hereto from the proposed transferee to the effect that, among other things, such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in a Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                B. a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

                (iv) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become the Holder of Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Certificate Registrar shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Certificate Registrar received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

                (v) If any Person other than a Disqualified Organization acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Certificate Registrar shall have the right but not the obligation, without notice to the Holder of a Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of a Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of a Residual Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of a Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations. The Trustee shall be entitled to reasonable compensation for providing such information from the person to whom it is provided.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Certificate Registrar, in form and substance satisfactory to the Certificate Registrar, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC.

                (e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

                Section 5.03   Mutilated, Destroyed, Lost or Stolen
Certificates.

                If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor, the NIMS Insurer and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                Section 5.04   Persons Deemed Owners.

                The Servicer, the Depositor, the NIMS Insurer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Servicer, the Depositor, the NIMS Insurer, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and 4.02 and for all other purposes whatsoever, and none of the Servicer, the Trust, the NIMS Insurer, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

                Section 5.05   Appointment of Paying Agent.

                (a) The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and
4.02 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor, the NIMS Insurer and the Rating Agencies. The Trustee as Paying Agent shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.14, 8.15 and 8.16 shall apply to the Paying Agent to the same extent as they apply to the Trustee. Any Paying Agent appointed in accordance with this Section 5.05 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Servicer, the NIMS Insurer and the Depositor, such resignation to become effective upon appointment of a successor Paying Agent.

                                   ARTICLE VI

                         THE SERVICER AND THE DEPOSITOR

                Section 6.01   Liability of the Servicer and the Depositor.

                The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

                Section 6.02 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or the Depositor.

                Any entity into which the Servicer or the Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Servicer or the Depositor, shall be the successor of the Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor servicer. The Servicer and such successor or surviving Person shall notify the Depositor and the Trustee of any such merger, conversion or consolidation at least two Business Days prior to the effective date thereof and shall provide the Depositor and the Trustee with all information required by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such merger, conversion or consolidation.

                Section 6.03   Limitation on Liability of the Servicer and
Others.

                Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Servicer or by reason of its reckless disregard of its obligations and duties of the Servicer hereunder; provided, further, that this provision shall not be construed to entitle the Servicer to indemnity in the event that amounts advanced by the Servicer to retire any senior lien exceed Liquidation Proceeds (in excess of related liquidation expenses) realized with respect to the related Mortgage Loan. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to pay such expenses from the proceeds of the Trust or to be reimbursed therefor pursuant to Section 3.05 upon presentation to the Trustee of documentation of such expenses, costs and liabilities. The Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Servicer solely in its capacity as Servicer hereunder and in no other capacities.

                Section 6.04   Servicer Not to Resign.

                Subject to the provisions of Section 7.01 and Section 6.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee and the NIMS Insurer in writing and such proposed successor servicer is reasonably acceptable to the Trustee and the NIMS Insurer; and (b) each Rating Agency shall have delivered a letter to the Trustee and the NIMS Insurer prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Regular Certificates or the ratings that are in effect; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee shall have assumed the Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the NIMS Insurer.

                Section 6.05   Delegation of Duties.

                (a) In the ordinary course of business, the Servicer, subject to the provisions of Section 3.16, at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in
Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. The Servicer shall provide the Trustee, the NIMS Insurer and the Rating Agencies with 60 days prior written notice prior to the delegation of any of its duties to any Person other than any of the Servicer's Affiliates or their respective successors and assigns.

                (b) The Servicer is hereby authorized, with the consent of the NIMS Insurer, to enter into a financing or other facility (any such arrangement, an "Advance Facility") under which (1) the Servicer assigns or pledges to another Person (together with such Person's successors and assigns, an "Advancing Person") the Servicer's rights under this Agreement to be reimbursed for any Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement. The Servicer shall notify each other party to this Agreement prior to or promptly after entering into or terminating any Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Advances and/or Servicing Advances on the Servicer's behalf, the Servicer shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement. If the Servicer enters into an Advance Facility, and for so long as an Advancing Person remains entitled to receive reimbursement for any Advances and/or Servicing Advances, as applicable, pursuant to this Agreement, then the Servicer shall not be permitted to reimburse itself for Advances and/or Servicing Advances, but instead the Servicer shall be required to remit amounts collected that would otherwise be retained by the Servicer to reimburse it for the amount of previously unreimbursed Advances ("Advance Reimbursements") and/or previously unreimbursed Servicing Advances ("Servicing Advance Reimbursements" and together with Advance Reimbursements, "Reimbursements") (in each case to the extent such type of Reimbursements are included in the Advance Facility) in accordance with the documentation establishing the Advance Facility to such Advancing Person or to a trustee, agent or custodian (an "Advance Facility Trustee") designated by such Advancing Person. Notwithstanding anything to the contrary herein, in no event shall Advance Reimbursements or Servicing Advance Reimbursements be included in the "Available Funds" or distributed to Certificateholders. If the terms of a facility proposed to be entered into with an Advancing Person by the Servicer would not materially and adversely affect the interests of any Certificateholder, then the NIMS Insurer shall not withhold its consent to the Servicer's entering such facility.

                Reimbursements shall consist solely of amounts in respect of Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related Advance(s) and/or Servicing Advance(s). Notwithstanding the foregoing, no Person shall be entitled to reimbursement from funds held in the Collection Account for future distribution to Certificateholders pursuant to this Agreement. None of the Depositor or the Trustee shall have any duty or liability with respect to the calculation or payment of any Reimbursements, nor shall the Depositor or the Trustee have any responsibility to track or monitor the administration of the Advance Facility or the payment of Reimbursements to the related Advancing Person or Advance Facility Trustee. The Servicer shall maintain and provide to any successor servicer and (upon request) the Trustee a detailed accounting on a loan by loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor servicer shall be entitled to rely on any such information provided by the predecessor servicer, and the successor servicer shall not be liable for any errors in such information.

                An Advancing Person who receives an assignment or pledge of the rights to be reimbursed for Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a subservicer set forth in this Agreement.

                The documentation establishing any Advance Facility shall require that Reimbursements distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a "first in, first out"
(FIFO) basis. Such documentation shall also require the Servicer to provide to the related Advancing Person or Advance Facility Trustee loan by loan information with respect to each Reimbursement distributed to such Advancing Person or Advance Facility Trustee on each Distribution Date, to enable the Advancing Person or Advance Facility Trustee to make the FIFO allocation of each Reimbursement with respect to each Mortgage Loan. The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility Trustee for all Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been assigned or pledged to an Advancing Person.

                The Servicer shall indemnify the Depositor, the Trustee, the NIMS Insurer, any successor servicer and the Trust Fund resulting from any claim by the related Advancing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Depositor, the Trustee or any successor servicer.

                Any amendment to this Section 6.05(b) or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 6.05(b), including amendments to add provisions relating to a successor servicer, may be entered into by the Trustee, the Depositor and the Servicer without the consent of any Certificateholder but with the consent of the NIMS Insurer, provided such amendment complies with Section 11.01 hereof. All reasonable costs and expenses (including attorneys' fees) of each party hereto of any such amendment shall be borne solely by the Servicer. Prior to entering into an Advance Facility, the Servicer shall notify the lender under such facility in writing that: (a) the Advances and/or Servicing Advances financed by and/or pledged to the lender are obligations owed to the Servicer on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances and/or Servicing Advances only to the extent provided herein, and the Trustee and the Trust are not otherwise obligated or liable to repay any Advances and/or Servicing Advances financed by the lender; (b) the Servicer will be responsible for remitting to the lender the applicable amounts collected by it as reimbursement for Advances and/or Servicing Advances funded by the lender, subject to the restrictions and priorities created in this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and the lender.

                If the Servicer determines any such affiliate or third party vendor would be a "servicer" within the meaning of Item 1101 of Regulation AB, the Servicer shall not engage such affiliate or third party vendor unless it provides the Trustee and the Depositor the information required by Section 1108(b) and 1108(c) of Regulation AB prior to such engagement.

                In the event of any assignment of rights or delegation of duties of the Servicer, the Trustee shall report such event on Form 8-K within four Business Days after the effective date thereof provided that the Servicer provides notice of such occurrence to the Trustee within 2 days of such effective date.

                                  ARTICLE VII

                                     DEFAULT

                Section 7.01   Servicer Events of Termination.

                (a) If any one of the following events ("Servicer Events of Termination") shall occur and be continuing:

                (i) (A) The failure by the Servicer to make any Advance or to pay Compensating Interest; or (B) any other failure by the Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account any payment required to be made under the terms of this Agreement, which failure continues unremedied for a period of one Business Day after the first date on which (x) the Servicer has knowledge of such failure or (y) written notice of such failure is given to the Servicer; or

                (ii) The failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the NIMS Insurer or by any Holder of a Regular Certificate evidencing at least 25% of the Voting Rights or (B) actual knowledge of such failure by a Servicing Officer of the Servicer; or

                (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

                (iv) The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

                (v) As of any Distribution Date, if the average for the related Collection Period and the two preceding Collection Periods of the fraction, expressed as a percentage, the numerator of which is (a) the aggregate Principal Balance of 60+ Day Delinquent Loans and the denominator of which is (b) the aggregate Principal Balance of the Mortgage Loans, in the case of both (a) and (b), as of the last day of each such Collection Period, exceeds 18%; or

                (vi) The failure of the Servicer to comply with Sections 3.19,
        3.20 or 3.31 hereof (including with respect to any Additional Servicer, Subservicer or Subcontractor engaged by the Servicer) (without any regard to any cure period).

                (b) Then, and in each and every such case, so long as a Servicer Event of Termination shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i)(A) above, if such Advance is not made by 2:00 P.M., New York time, on the Business Day immediately following the Servicer Remittance Date, the Trustee may terminate all of the rights and obligations of the Servicer under this Agreement and the Trustee, or a successor servicer appointed in accordance with Section 7.02, shall immediately make such Advance and assume, pursuant to Section 7.02, the duties of a successor servicer and (y) in the case of (i)(B), (ii), (iii), (iv), (v) and (vi) above, the Trustee shall, at the direction of the NIMS Insurer or Holders of each Class of Regular Certificates evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to the Servicer (and to the Trustee if given by Holders of Certificates), terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to each Rating Agency, the NIMS Insurer and the Depositor. On or after the receipt by the Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section or successor servicer appointed in connection with Section 7.02; and, without limitation, the Trustee or successor servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and Related Documents or otherwise. The Servicer agrees to cooperate with the Trustee (or the applicable successor servicer) in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the delivery to the Trustee (or the applicable successor servicer) of all documents and records requested by it to enable it to assume the Servicer's functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee (or the applicable successor servicer) for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, the Distribution Account or any Escrow Account or that have been deposited by the Servicer in such accounts or thereafter received by the Servicer with respect to the Mortgage Loans or any REO Property received by the Servicer. All reasonable out-of-pocket costs and expenses (including attorneys' fees) incurred in connection with transferring the servicing to the successor servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor servicer (or if the predecessor servicer is the Trustee, the initial servicer) upon presentation of reasonable documentation of such costs and expenses, and if such predecessor Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee shall be entitled to reimbursement therefor from the assets of the Trust).

                Notwithstanding any termination of the activities of a Servicer hereunder, the Servicer shall be entitled to receive payment of all accrued and unpaid Servicing Fees and reimbursement for all outstanding Advances and Servicing Advances properly made prior to the date of termination.

                Section 7.02   Trustee to Act; Appointment of Successor.

                (a) Within 90 days of the time the Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to
Section 7.01 or 6.04, the Trustee (or such other successor servicer as is approved in accordance with this Agreement) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession. As compensation therefor, the Trustee (or such other successor servicer) shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that the appointment of any such successor servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates or the ratings that are in effect by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies and that, in the case of a successor servicer appointed by the Trustee, such successor servicer is reasonably acceptable to the NIMS Insurer. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the Servicing Fee). The successor servicer shall be entitled to withdraw from the Collection Account all costs and expenses associated with the transfer of the servicing to the successor servicer, including costs and expenses of the Trustee. The appointment of a successor servicer shall not affect any liability of the predecessor servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.11 or to indemnify the parties indicated in Section 3.26 pursuant to the terms thereof, nor shall any successor servicer be liable for any acts or omissions of the predecessor servicer or for any breach by such servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                (b) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.12.

                (c) The predecessor Servicer and successor Servicer shall notify the Depositor and Trustee of any such appointment at least two Business Days prior to the effective date thereof and shall provide the Depositor and the Trustee with all information required by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such appointment.

                Section 7.03   Waiver of Defaults.

                The Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the Classes of Certificates affected by a Servicer Event of Termination may, on behalf of all Certificateholders, and with the consent of the NIMS Insurer, waive any events permitting removal of the Servicer as servicer pursuant to this Article VII, provided, however, that such Holders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate and the NIMS Insurer. Upon any waiver of a past default, such default shall cease to exist and any Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

                Section 7.04   Notification to Certificateholders.

                (a) On any termination or appointment of a successor to the Servicer pursuant to this Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, the NIMS Insurer and each Rating Agency.

                (b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Servicer Event of Termination for five Business Days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to the NIMS Insurer and all Certificateholders notice of such occurrence unless such default or Servicer Event of Termination shall have been waived or cured. Such notice shall be given to the Rating Agencies promptly after any such occurrence.

                Section 7.05   Survivability of Servicer Liabilities.

                Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

                                  ARTICLE VIII

                                   THE TRUSTEE

                Section 8.01   Duties of Trustee.

                (a) The Trustee, prior to the occurrence of a Servicer Event of Termination of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer, the Seller, the NIMS Insurer or the Depositor hereunder. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

                No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                (i) prior to the occurrence of a Servicer Event of Termination of which a Responsible Officer of the Trustee shall have actual knowledge, and after the curing of all such Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

                (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMS Insurer or the Majority Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement; and

                (iv) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) and (ii) of Section 7.01(a) or any Servicer Event of Termination unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer, the NIMS Insurer or the Majority Certificateholders. In the absence of such receipt of such notice, the Trustee may conclusively assume that there is no Servicer Event of Termination.

                The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

                The Trustee shall not have any duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

                (b) Upon its receipt from the Sponsor of the "significance estimate" of the Interest Rate Swap Agreement provided in accordance with the Mortgage Loan Purchase Agreement, the Trustee shall, on the basis of each such "significance estimate," calculate the Interest Rate Swap Agreement's "significance percentage" of the of the Pool Balance as of the date of such "significance estimate" in accordance with Item 1115 of Regulation AB. For the avoidance of doubt, such "significance percentage" shall be a fraction, expressed as a percentage, the numerator of which is such "significance estimate" and the denominator of which is the Pool Balance. Further, the Trustee shall determine as of such date whether such "significance percentage" would require disclosure of financial information with respect to the Swap Provider in any report required to be filed with the Commission pursuant to Section 3.31, and if it does, the Trustee shall make a written request of the Swap Provider for such information in accordance with the Interest Rate Swap Agreement, not later than the Business Day following the Business Day on which it receives the related "significance estimate." Upon its receipt of such information, the Trustee shall furnish such information to the Depositor and, if such information is approved by the Depositor, shall include such information in the related report as provided in Section 3.31. In the event the Trustee does not timely receive such information it shall promptly notify the Depositor.

                With respect to the failure of the Swap Provider to perform any of its obligations under the Interest Rate Swap Agreement, the breach by the Swap Provider of any of its representations and warranties made pursuant to the Interest Rate Swap Agreement, or the termination of the Interest Rate Swap Agreement, the Trustee shall send any notices and make any demands, on behalf of the Trust, as are required under the Interest Rate Swap Agreement. The Trustee shall cause any replacement swap provider to provide a copy of the related replacement interest rate swap agreement to the Trustee and the Depositor.

                Upon the occurrence of a Swap Early Termination (i) to the extent that the Trustee receives a Swap Termination Payment from the Swap Provider, if the Trustee acquires a replacement interest rate swap agreement, the Trustee shall apply all or a portion of such Swap Termination Payment as may be necessary to acquire a replacement swap provider under the replacement interest rate swap agreement prior to distribution of such Swap Termination Payment in accordance with the priorities set forth in this Agreement and (ii) to the extent that a Swap Termination Payment is owed to the Swap Provider, if the Trustee acquires a replacement interest rate swap agreement, the Trustee shall apply all or a portion of the amount received from any replacement swap provider under a replacement interest rate swap agreement to pay the Swap Termination Payment owed to the Swap Provider.

                (c) Subject to the conditions set forth in this Section 8.01(c), the Trustee is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. The Trustee shall promptly upon request provide to the Depositor a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by the Trustee, specifying (i) the identity of each such Subcontractor that is a Servicing Function Participant and (ii) which elements of the Servicing Criteria will be addressed in Assessments of Compliance provided by each Servicing Function Participant. As a condition to the utilization by the Trustee of any Servicing Function Participant, the Trustee shall cause any such Servicing Function Participant for the benefit of the Depositor to comply with the provisions of Sections 3.20 and 3.31 of this Agreement to the same extent as if such Servicing Function Participant were the Trustee. The Trustee shall be responsible for obtaining from each such Servicing Function Participant and delivering to the applicable Persons any Assessment of Compliance and related Attestation Report required to be delivered by such Servicing Function Participant under Section 3.31, in each case as and when required to be delivered.

                Notwithstanding the foregoing, if the Trustee engages a Subcontractor in connection with the performance of any of its duties under this Agreement, the Trustee shall be responsible for determining whether such Subcontractor is an Additional Servicer.

                The Trustee shall indemnify the Depositor and the Sponsor and any of their directors, officers, employees or agents and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to a breach of the Trustee's obligation set forth in Section 8.01(b) or 8.01(c).

                Section 8.02   Certain Matters Affecting the Trustee.

                (a) Except as otherwise provided in Section 8.01:

                (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                (ii) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                (iii) the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of the Certificateholders or the NIMS Insurer pursuant to the provisions of this Agreement, unless such Certificateholders or the NIMS Insurer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

                (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                (v) prior to the occurrence of a Servicer Event of Termination and after the curing of all Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholders or the NIMS Insurer; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

                (vi) the Trustee shall not be accountable, have any liability or make any representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as Servicer pursuant to Section 7.02;

                (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by it with due care; and

                (viii) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

                Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans.

                The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or Related Document. The Trustee shall not be accountable for the use or application by the Servicer, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02), or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02), taken in the name of the Trustee; the failure of the Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. The Trustee shall not have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

                Section 8.04   Trustee May Own Certificates.

                The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Servicer, the Depositor or their Affiliates.

                Section 8.05   Trustee Compensation and Expenses.

                The Trustee shall be entitled to investment income from amounts on deposit in the Distribution Account as compensation for its services hereunder. The Trust shall reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders or the Trustee hereunder. In addition, the Trustee and its officers, directors, employees and agents shall be indemnified by the Trust from, and held harmless against, any and all losses, liabilities, damages, claims or expenses incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee's reckless disregard of obligations and duties hereunder. This Section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder.

                Section 8.06   Eligibility Requirements for Trustee.

                The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a minimum long-term debt rating of BBB by Fitch and S&P and a long term debt rating of at least "Baa1" or better by Moody's and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

                Section 8.07   Resignation or Removal of Trustee.

                The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the NIMS Insurer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee reasonably acceptable to the NIMS Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the NIMS Insurer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of their property shall be appointed, or any public officer shall take charge or control of the Trustee or of their property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the NIMS Insurer may remove the Trustee. If the Depositor or the NIMS Insurer removes the Trustee under the authority of the immediately preceding sentence, the Depositor or the NIMS Insurer, as the case may be, shall promptly appoint a successor Trustee (reasonably acceptable to the NIMS Insurer if appointed by the Depositor) by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

                In addition, if (a) the Trustee fails to comply with its obligations to deliver any Assessment of Compliance or Attestation Reports required pursuant to Section 3.20 or (b) any Servicing Function Participant engaged by the Trustee fails to comply with its obligations to deliver any Assessment of Compliance or Attestation Reports, the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

                The Majority Certificateholders or the NIMS Insurer may at any time remove the Trustee by written instrument or instruments delivered to the Servicer, the Depositor, the NIMS Insurer and the Trustee; the Depositor shall thereupon use its best efforts to appoint a successor Trustee reasonably acceptable to the NIMS Insurer in accordance with this Section.

                Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

                Section 8.08   Successor Trustee.

                Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the NIMS Insurer, the Rating Agencies, the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

                No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of the Regular Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

                Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

                The predecessor Trustee and successor Trustee shall notify the Depositor of any such appointment at least two Business Days prior to the effective date thereof and shall provide the Depositor with all information required by the Depositor to comply with its reporting obligation under Item
6.02 of Form 8-K not later than the effective date of such appointment.

                Section 8.09   Merger or Consolidation of Trustee.

                Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the hereunder, provided such entity shall be eligible under the provisions of
Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Trustee and such surviving Person shall notify the Depositor of any such merger, conversion or consolidation and shall provide the Depositor with all information required by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such merger, conversion or consolidation.

                Section 8.10   Appointment of Co-Trustee or Separate Trustee.

                Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the NIMS Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer and the NIMS Insurer. If the Servicer and the NIMS Insurer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.08.

                Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                (iii) the Servicer and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

                Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor, the NIMS Insurer, the Rating Agencies and the Servicer.

                Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

                Section 8.11   Limitation of Liability.

                The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

                Section 8.12 Trustee May Enforce Claims Without Possession of Certificates.

                (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

                (b) The Trustee shall afford the Depositor, the Servicer, the NIMS Insurer and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. The Trustee shall cooperate fully with the Servicer, the NIMS Insurer, the Depositor and such Certificateholder and shall make available to the Servicer, the NIMS Insurer, the Depositor and such Certificateholder for review and copying at the expense of the party requesting such copies, such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Depositor, the Servicer, the NIMS Insurer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

                Section 8.13   Suits for Enforcement.

                In case a Servicer Event of Termination or other default by the Servicer hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

                Section 8.14   Waiver of Bond Requirement.

                The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

                Section 8.15 Waiver of Inventory, Accounting and Appraisal Requirement.

                The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

                                   ARTICLE IX

                     REMIC AND GRANTOR TRUST ADMINISTRATION

                Section 9.01   REMIC Administration.

                (a) The Trustee shall (i) make or cause to be made REMIC elections for each of REMIC 1, REMIC 2, REMIC 3, REMIC 4 and REMIC 5 as set forth in the Preliminary Statement on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued, and (ii) file Form 8811, or other applicable form, within 30 days of the Closing Date (or such other period as may be allowed by applicable law), indicating the name, title, address and telephone number of the Person who will serve as the representative of REMIC 4 and REMIC 5. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

                (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 860G(a)(9) of the Code.

                (c) The Trustee shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its duties hereunder. The Trustee shall be entitled to reimbursement of expenses other than those expenses described in clause (i) or (ii) above from the Trust.

                (d) The Trustee shall prepare or cause to be prepared, sign and file or cause to be filed, each REMIC's federal and state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Trustee.

                (e) The Holder of the Class R Certificate shall be the "tax matters person" as defined in the REMIC Provisions (the "Tax Matters Person") with respect to each of REMIC 1, REMIC 2, REMIC 3 and REMIC 4. The Holder of the Class R-X Certificate shall be the Tax Matters Person with respect to REMIC 5. The Trustee is irrevocably designated as and shall act as attorney-in-fact and agent for each such Tax Matters Person. The Trustee, as agent for each such Tax Matters Person, shall perform, on behalf of each REMIC, all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee, as agent for each such Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

                (f) The Trustee, the Servicer, and the Holders of Certificates shall take any action or cause any REMIC formed under this Agreement to take any action necessary to create or maintain the status of such REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. None of the Trustee, the Servicer or the Holder of a Residual Certificate shall take any action or cause any REMIC formed under this Agreement to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee, the NIMS Insurer and the Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC formed under this Agreement or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the NIMS Insurer and the Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to such REMIC, and no such Person shall take any such action or cause such REMIC to take any such action as to which the Trustee, the NIMS Insurer or the Servicer has advised it in writing that an Adverse REMIC Event could occur.

                (g) The Holder of a Residual Certificate shall pay when due any and all taxes imposed on any REMIC formed under this Agreement by federal or state governmental authorities, but only from amounts, if any, distributable thereon. To the extent that such REMIC taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of future amounts otherwise distributable to the Holder of a Residual Certificate or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of the REMIC Regular Interests or the Certificates, as the case may be.

                (h) The Trustee, shall, for federal income tax purposes, maintain or cause to be maintained books and records with respect to each REMIC formed under this Agreement on a calendar year and on an accrual basis.

                (i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement with respect to Eligible Substitute Mortgage Loans.

                (j) Neither the Trustee nor the Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

                (k) On or before April 15 of each calendar year, beginning in 2006, the Trustee shall deliver to each Rating Agency and the NIMS Insurer an Officer's Certificate stating the Trustee's compliance with the provisions of this Section 9.01.

                Section 9.02   Prohibited Transactions and Activities.

                None of the Depositor, the Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any REMIC pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement, or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC constituting part of the Trust Fund, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC constituting part of the Trust Fund after the Closing Date, unless such party and the NIMS Insurer has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of such REMIC as a REMIC or of the interests therein other than a Residual Certificate as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause such REMIC to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

                Section 9.03 Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

                In the event that any REMIC formed hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Holder of a Residual Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of a Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of a Residual Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of a Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

                Section 9.04   REO Property.

                (a) Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provision of this Agreement, the Servicer, acting on behalf of the Trust hereunder, shall not rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause such REO Property to fail to qualify as "foreclosure" property within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless the Servicer has advised, or has caused the applicable Servicer to advise, the Trustee in writing to the effect that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for such REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

                (b) The Servicer shall make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Servicer shall dispose of any REO Property before the close of the third calendar year beginning after the year of its acquisition by the Trust Fund unless the Servicer has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, any REMIC constituting part of the Trust Fund may hold REO Property for a longer period without adversely affecting its REMIC status or causing the imposition of a Federal or state tax upon any REMIC constituting part of the Trust Fund. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value as determined in good faith by the Servicer for such longer period as such extension permits (the "Extended Period"). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the applicable period,
(i) purchase such REO Property at a price equal to the REO Property's fair market value as determined in good faith by the Servicer or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the applicable period.

                Section 9.05   Grantor Trust Administration.

                The parties intend that the portions of the Trust Fund consisting of (i) the right of the Class P Certificates to receive Prepayment Charges, Originator Prepayment Charge Payment Amounts and Servicer Prepayment Charge Payment Amounts, (ii) the right of the Offered Certificates and the Class B Certificates to receive Cap Carryover Amounts and (iii) the Interest Rate Swap Agreement, the Swap Account and the beneficial interest of the Class CE Certificates with respect thereto subject to the obligation of the Class CE Certificates to pay Cap Carryover Amounts shall be treated as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall furnish or cause to be furnished (x) to the Holders of the Offered Certificates and the Class B Certificates, (y) to the Holders of the Class P Certificates and (z) to the Holder of the Class CE Certificates and shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable, their allocable shares of income and expenses with respect to the property held by the Grantor Trust, at the time or times and in the manner required by the Code.

                                   ARTICLE X

                                   TERMINATION

                Section 10.01   Termination.

                (a) The respective obligations and responsibilities of the Servicer, the Depositor, the Trustee and the Certificate Registrar created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, and (iii) the optional purchase by the NIMS Insurer, if there is a NIMS Insurer, or if there is no NIMS Insurer, the Majority Class CE Certificateholders (or if such holder is the Seller, or an affiliate of the Seller, the Servicer of the Mortgage Loans) as described below. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

                The NIMS Insurer, if there is a NIMS Insurer, or if there is no NIMS Insurer, the Majority Class CE Certificateholders (and, if such holder is the Seller or an affiliate of the Seller, the Servicer of the Mortgage Loans) may, at its option, terminate the Trust Fund and retire the Certificates on the Distribution Date following the Distribution Date upon which the aggregate current Pool Balance is less than 10% of the sum of the aggregate Pool Balance of the Initial Mortgage Loans as of the Cut-off Date and the Original Group 3 Pre-Funded Amount by purchasing all of the outstanding Mortgage Loans and REO Properties in the Trust Fund at a price equal to (i) the sum of the outstanding Principal Balance of the Mortgage Loans and except to the extent previously advanced by the Servicer, accrued and unpaid interest thereon at the weighted average of the Mortgage Interest Rates through the end of the Collection Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances and any unpaid Servicing Fees allocable to such Mortgage Loans, (ii) the fair market value of the REO Properties as determined in good faith by the Servicer and (iii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement (the "Termination Price"). If the NIMS Insurer or the Majority Class CE Certificateholders (or, if the Majority Class CE Certificateholder is the Seller or an affiliate of the Seller, the Servicer) is subject to regulation by the OCC, the FDIC, the Federal Reserve or the Office of Thrift Supervision, however, the option may not be exercised unless the aggregate fair market value of the Mortgage Loans and REO Properties is greater than or equal to the Termination Price. Notwithstanding the foregoing, no party may exercise this optional purchase right unless any Reimbursement Amount owed to the Trust pursuant to Section 2.03 hereof has been paid.

                In connection with any such purchase pursuant to the preceding paragraph, the Servicer shall deliver to the Trustee for deposit in the Distribution Account all amounts then on deposit in the Collection Account (less amounts permitted to be withdrawn by the Servicer pursuant to Section 3.07), which deposit shall be deemed to have occurred immediately following such purchase.

                Any such purchase shall be accomplished by delivery on the Determination Date before such Distribution Date of the Termination Price to the Trustee for deposit into the Distribution Account as part of Available Funds.

                (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the NIMS Insurer, the Majority Class CE Certificateholders or the Servicer, as applicable, by letter to the Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the 15th day of the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. Not less than five (5) Business Days prior to such Determination Date relating to such Distribution Date, the Trustee shall notify the Originators and the Seller of the amount of any unpaid Reimbursement Amount owed to the Trust.

                (c) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Sections 4.01 and 4.02 for such Distribution Date.

                (d) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Servicer shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, a Residual Certificateholder shall be entitled to all unclaimed funds and other assets which remain subject hereto (except with respect to the Class CE and Class P Certificates) and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and all other Certificateholders shall look to a Residual Certificateholder for payment.

                Section 10.02   Additional Termination Requirements.

                (a) In the event that the NIMS Insurer, the Majority Class CE Certificateholders or the Servicer, as applicable, exercise its purchase option as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in
Section 860F of the Code or (ii) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates (other than the Class P Certificates) are outstanding:

                (i) The Trustee shall designate a date within 90 days prior to the final Distribution Date as the date of adoption of plans of complete liquidation of each of REMIC 1, REMIC 2, REMIC 3, REMIC 4 and REMIC 5 and shall specify such date in the final federal income tax return of each REMIC;

                (ii) After the date of adoption of such plans of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust to the Majority Class CE Certificateholders or the Servicer, as applicable, for cash; and

                (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited in the order of priority set forth in Section
        4.02 and then to the Holders of the Class R Certificates, all cash on hand in respect of the REMIC 1, REMIC 2, REMIC 3 and REMIC 4, or to the Holders of the Class R-X Certificates, all cash on hand in respect of the REMIC 5, after such payment (other than cash retained to meet claims) and the Trust shall terminate at such time.

                (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) designate such date of adoption of plans of complete liquidation and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plans of complete liquidation all in accordance with the terms hereof.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                Section 11.01   Amendment.

                This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee; with the consent of the NIMS Insurer and without the consent of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or the Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, (iv) to comply with any requirements imposed by the Code, (v) to conform the obligations of the parties under this Agreement, or to add obligations of the parties to this Agreement, if necessary, to comply with the requirements of Regulation AB or (vi) to provide for the rights of the NIMS Insurer; provided, however, that any such action listed in clause (iii) above shall not adversely affect in any respect the interests of any Certificateholder, as evidenced by (i) notice in writing to the Depositor, the Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency, or (ii) an Opinion of Counsel delivered to the Servicer and the Trustee.

                In addition, this Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMS Insurer and the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Swap Provider or the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates which are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates or the Swap Provider in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least 66 2/3% of the Voting Rights evidenced by such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies. Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel (at the expense of the Person seeking such amendment) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

                Notwithstanding any provision of this Agreement to the contrary, neither the Trustee nor the NIMS Insurer shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, to the effect that such amendment will not result in the imposition of a tax on any REMIC constituting part of the Trust Fund pursuant to the REMIC Provisions or cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates (other than the Class P Certificates) are outstanding and that the amendment is being made in accordance with the terms hereof.

               Notwithstanding any of the other provisions of this Section 11.01, none of the Depositor, the Servicer or the Trustee shall enter into any amendment to Sections 4.01, 4.02 or 4.09 of this Agreement without the prior written consent of the Swap Provider.

               Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicer and each Rating Agency.

                It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                Section 11.02   Recordation of Agreement; Counterparts.

                To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Trust, but only upon direction of Certificateholders, accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                Section 11.03   Limitation on Rights of Certificateholders.

                The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as herein provided, and unless also the Holders of Certificates having not less than 51% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                Section 11.04   Governing Law; Jurisdiction.

                This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

                Section 11.05   Notices.

                All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Trustee, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Corporate Trust Services - ABFC 2006-OPT1 with a copy to: (i) Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services - ABFC 2006-OPT1 and (ii) Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - ABFC 2006-OPT1, or such other address as may hereafter be furnished to the Depositor, the NIMS Insurer and the Servicer in writing by the Trustee, (b) in the case of the Depositor, Asset Backed Funding Corporation, 214 North Tryon Street, 21st Floor, Charlotte, North Carolina 28255, Attention: ABFC Asset-Backed Certificates, Series 2006-OPT1, or such other address as may be furnished to the Servicer, the NIMS Insurer and the Trustee in writing by the Depositor, (c) in the case of the Servicer, Option One Mortgage Corporation, 3 Ada, Irvine, California 92618,
Attention: Debbie Lonergan, Facsimile: (949) 790-7514, or such other address as may be hereafter furnished to the Depositor, the NIMS Insurer and the Trustee by the Servicer in writing and (d) in the case of the NIMS Insurer, such address furnished to the Depositor, the Servicer and the Trustee in writing by the NIMS Insurer. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Servicer Event of Termination shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

                Section 11.06   Severability of Provisions.

                If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                Section 11.07   Article and Section References.

                All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

                Section 11.08   Notice to the Rating Agencies and the NIMS
Insurer.

                (a) Each of the Trustee and the Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies and the NIMS Insurer with respect to each of the following of which a Responsible Officer of the Trustee or the Servicer, as the case may be, has actual knowledge:

                (i) any material change or amendment to this Agreement;

                (ii) the occurrence of any Servicer Event of Termination that has not been cured or waived;

                (iii) the resignation or termination of the Servicer or the Trustee;

                (iv) the final payment to Holders of the Certificates of any Class;

                (v) any change in the location of any Account; and

                (vi) if the Trustee is acting as successor servicer pursuant to
        Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

                (vii) In addition, the Servicer shall promptly furnish to each Rating Agency copies of the following:

                        (A) each annual statement as to compliance described in
                Section 3.19 hereof;

                        (B) each annual independent public accountants'
                servicing report described in Section 3.20 hereof; and

                        (C) each notice delivered pursuant to Section 7.01(a)
                hereof which relates to the fact that the Servicer has not made an Advance.

                Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to:
Fitch Ratings, One State Street Plaza, New York, New York 10004, Attention:
Managing Director, Residential Mortgage-Backed Securities; Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Managing Director, Residential Mortgage-Backed Securities; and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York 10041, Attention: Mortgage Surveillance Group.

                Section 11.09   Further Assurances.

                Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

                Section 11.10   Third Party Beneficiary.

                Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders, the parties hereto and the NIMS Insurer and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

                The NIMS Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement directly against the parties to this Agreement.

                The Swap Provider shall be deemed an express third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement directly against the parties to this Agreement.

                Section 11.11   Acts of Certificateholders.

                (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and such action shall become effective when such instrument or instruments are delivered to the Trustee and the Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 11.11.

                (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

                (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

                Section 11.12   Insolvency.

                The Servicer, Depositor and Trustee shall each notify the Depositor and the Trustee of any of the events enumerated in Item 1.03 of Form 8-K with respect to any of the Servicer, Depositor or Trustee at least two Business Days prior to the effective date thereof and shall provide the Depositor and the Trustee with all information required by the Depositor to comply with its reporting obligation under Item 1.03 of Form 8-K not later than the effective date of any such event.

                Section 11.13 Regulation AB Compliance; Intent of Parties; Reasonableness.

                The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Depositor and the Trustee in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the Servicer and the Trustee shall cooperate fully with the Depositor to deliver to the Depositor and the Trustee (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor and the Trustee to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer and the Trustee, as applicable, reasonably believed by the Depositor to be necessary in order to effect such compliance.

                IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       ASSET BACKED FUNDING
                                         CORPORATION, as Depositor


                                       By:    /s/ Juanita Deane-Warner
                                           ------------------------------------
                                           Name:  Juanita Deane-Warner
                                           Title: Vice President


                                       OPTION ONE MORTGAGE CORPORATION,
                                         as Servicer


                                       By:    /s/ Philip Laren
                                           ------------------------------------
                                           Name:  Philip Laren
                                           Title: Senior Vice President


                                       WELLS FARGO BANK, N.A., as Trustee


                                       By:    /s/ Peter A. Gobell
                                           ------------------------------------
                                           Name:  Peter A. Gobell
                                           Title: Vice President

STATE OF                     )
                             ) ss.:
COUNTY OF                    )

                On the 10th day of August, 2006 before me, a notary public in and for said State, personally appeared _______________ known to me to be a Vice President of Asset Backed Funding Corporation, a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       Notary Public

STATE OF MARYLAND            )
                             ) ss.:
COUNTY OF                    )

                On the 10th day of August, 2006 before me, a notary public in and for said State, personally appeared __________, known to me to be a Vice President of Wells Fargo Bank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

                IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       Notary Public

STATE OF CALIFORNIA          )
                             ) ss.:
COUNTY OF                    )

                On the 10th day of August, 2006 before me, a notary public in and for said State, personally appeared ______________________, known to me to be a ____________________ of Option One Mortgage Corporation, a California corporation, that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       Notary Public

                                   EXHIBIT A-1

                       [FORM OF THE CLASS A-1 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2006-OPT1, CLASS A-1

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2006-OPT1, Class A-1              Original Class Certificate Principal
                                         Balance of the Class A-1 Certificates
Certificate Interest Rate: Floating      as of the Closing Date: $167,027,000.00

Date of Pooling and Servicing Agreement  Initial Certificate Principal Balance:
and Cut-off Date: July 1, 2006           $[__]

First Distribution Date: August 25, 2006 Servicer: Option One Mortgage
                                         Corporation
No.
                                         Trustee: Wells Fargo Bank, N.A.
CUSIP: 00075Q AQ 5
                                         Closing Date: August 10, 2006
ISIN: US00075QAQ55

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class A-1 Certificates) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-1 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class A-1 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-1 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class A-1 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class A-1 Certificate Margin, (ii) the Group 1 Maximum Rate Cap and (iii) the Group 1 Cap. Interest will accrue on the Class A-1 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-1 Certificates.

            The Class A-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT   - as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN    - as joint tenants with right
            of survivorship and not as                       -------------------
            tenants in common                                      (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
________________________________________________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT A-2

                       [FORM OF THE CLASS A-2 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2006-OPT1, CLASS A-2

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2006-OPT1, Class A-2              Original Class Certificate Principal
                                         Balance of the Class A-2 Certificates
Certificate Interest Rate: Floating      as of the Closing Date: $166,946,000.00

Date of Pooling and Servicing Agreement  Initial Certificate Principal Balance:
and Cut-off Date: July 1, 2006           $[__]

First Distribution Date: August 25, 2006 Servicer: Option One Mortgage
                                         Corporation
No.
                                         Trustee: Wells Fargo Bank, N.A.
CUSIP: 00075Q AR 3
                                         Closing Date: August 10, 2006
ISIN: US00075QAR39

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class A-2 Certificates) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-2 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class A-2 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-2 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class A-2 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class A-2 Certificate Margin, (ii) the Group 2 Maximum Rate Cap and (iii) the Group 2 Cap. Interest will accrue on the Class A-2 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-2 Certificates.

            The Class A-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT   - as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN    - as joint tenants with right
            of survivorship and not as                       -------------------
            tenants in common                                      (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
________________________________________________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                  EXHIBIT A-3A

                      [FORM OF THE CLASS A-3A CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                          SERIES 2006-OPT1, CLASS A-3A

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2006-OPT1, Class A-3A             Original Class Certificate Principal
                                         Balance of the Class A-3A Certificates
Certificate Interest Rate: Floating      as of the Closing Date: $244,701,000.00

Date of Pooling and Servicing Agreement  Initial Certificate Principal Balance:
and Cut-off Date: July 1, 2006           $[__]

First Distribution Date: August 25, 2006 Servicer: Option One Mortgage
                                         Corporation
No.
                                         Trustee: Wells Fargo Bank, N.A.
CUSIP: 00075Q AA 0
                                         Closing Date: August 10, 2006
ISIN: US00075QAA04

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class A-3A Certificates) in that certain beneficial ownership interest evidenced by all the Class A-3A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-3A Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class A-3A Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-3A Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class A-3A Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class A-3A Certificate Margin, (ii) the Group 3 Maximum Rate Cap and (iii) the Group 3 Cap. Interest will accrue on the Class A-3A Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-3A Certificates.

            The Class A-3A Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT   - as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN    - as joint tenants with right
            of survivorship and not as                       -------------------
            tenants in common                                      (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
________________________________________________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                  EXHIBIT A-3B

                      [FORM OF THE CLASS A-3B CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                          SERIES 2006-OPT1, CLASS A-3B

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2006-OPT1, Class A-3B             Original Class Certificate Principal
                                         Balance of the Class A-3B Certificates
Certificate Interest Rate: Floating      as of the Closing Date: $79,718,000.00

Date of Pooling and Servicing Agreement  Initial Certificate Principal Balance:
and Cut-off Date: July 1, 2006           $[__]

First Distribution Date: August 25, 2006 Servicer: Option One Mortgage
                                         Corporation
No.
                                         Trustee: Wells Fargo Bank, N.A.

                                         Closing Date: August 10, 2006
CUSIP: 00075Q AB 8

ISIN: US00075QAB86

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class A-3B Certificates) in that certain beneficial ownership interest evidenced by all the Class A-3B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-3B Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class A-3B Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-3B Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class A-3B Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class A-3B Certificate Margin, (ii) the Group 3 Maximum Rate Cap and (iii) the Group 3 Cap. Interest will accrue on the Class A-3B Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-3B Certificates.

            The Class A-3B Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT   - as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN    - as joint tenants with right
            of survivorship and not as                       -------------------
            tenants in common                                      (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
________________________________________________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                  EXHIBIT A-3C1

                      [FORM OF THE CLASS A-3C1 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                          SERIES 2006-OPT1, CLASS A-3C1

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2006-OPT1, Class A-3C1            Original Class Certificate Principal
                                         Balance of the Class A-3C1
Certificate Interest Rate: Floating      Certificates as of the Closing Date:
                                         $75,000,000.00
Date of Pooling and Servicing Agreement
and Cut-off Date: July 1, 2006           Initial Certificate Principal Balance:
                                         $[__]
First Distribution Date: August 25, 2006
                                         Servicer: Option One Mortgage
No. Corporation
                                         Trustee: Wells Fargo Bank, N.A.

CUSIP: 00075Q AS 1                       Closing Date: August 10, 2006

ISIN: US00075QAS12

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class A-3C1 Certificates) in that certain beneficial ownership interest evidenced by all the Class A-3C1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-3C1 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class A-3C1 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-3C1 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class A-3C1 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class A-3C1 Certificate Margin, (ii) the Group 3 Maximum Rate Cap and (iii) the Group 3 Cap. Interest will accrue on the Class A-3C1 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-3C1 Certificates.

            The Class A-3C1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT   - as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN    - as joint tenants with right
            of survivorship and not as                       -------------------
            tenants in common                                      (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
________________________________________________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                  EXHIBIT A-3C2

                      [FORM OF THE CLASS A-3C2 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                          SERIES 2006-OPT1, CLASS A-3C2

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2006-OPT1, Class A-3C2            Original Class Certificate Principal
                                         Balance of the Class A-3C2
Certificate Interest Rate: Floating      Certificates as of the Closing Date:
                                         $33,495,000.00
Date of Pooling and Servicing Agreement
and Cut-off Date: July 1, 2006           Initial Certificate Principal Balance:
                                         $[__]
First Distribution Date: August 25, 2006
                                         Servicer: Option One Mortgage
No. Corporation
                                         Trustee: Wells Fargo Bank, N.A.

CUSIP: 00075Q AC 6                       Closing Date: August 10, 2006

ISIN: US00075QAC69

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class A-3C2 Certificates) in that certain beneficial ownership interest evidenced by all the Class A-3C2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-3C2 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class A-3C2 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-3C2 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class A-3C2 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class A-3C2 Certificate Margin, (ii) the Group 3 Maximum Rate Cap and (iii) the Group 3 Cap. Interest will accrue on the Class A-3C2 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-3C2 Certificates.

            The Class A-3C2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT   - as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN    - as joint tenants with right
            of survivorship and not as                       -------------------
            tenants in common                                      (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
________________________________________________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                  EXHIBIT A-3D

                      [FORM OF THE CLASS A-3D CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                          SERIES 2006-OPT1, CLASS A-3D

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2006-OPT1, Class A-3D             Original Class Certificate Principal
                                         Balance of the Class A-3D Certificates
Certificate Interest Rate: Floating      as of the Closing Date: $18,763,000.00

Date of Pooling and Servicing Agreement  Initial Certificate Principal Balance:
and Cut-off Date: July 1, 2006           $[__]

First Distribution Date: August 25, 2006 Servicer: Option One Mortgage
                                         Corporation
No.
                                         Trustee: Wells Fargo Bank, N.A.

                                         Closing Date: August 10, 2006
CUSIP: 00075Q AD 4

ISIN: US00075QAD43

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class A-3D Certificates) in that certain beneficial ownership interest evidenced by all the Class A-3D Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-3D Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class A-3D Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-3D Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class A-3D Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class A-3D Certificate Margin, (ii) the Group 3 Maximum Rate Cap and (iii) the Group 3 Cap. Interest will accrue on the Class A-3D Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-3D Certificates.

            The Class A-3D Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT   - as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN    - as joint tenants with right
            of survivorship and not as                       -------------------
            tenants in common                                      (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
________________________________________________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-1

                         [FORM OF CLASS M-1 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2006-OPT1, CLASS M-1

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2006-OPT1, Class M-1              Original Class Certificate Principal
                                         Balance of the Class M-1 Certificates
Certificate Interest Rate: Floating      as of the Closing Date: $57,354,000.00

Date of Pooling and Servicing Agreement  Initial Certificate Principal Balance:
and Cut-off Date: July 1, 2006           $[__]

First Distribution Date: August 25, 2006 Servicer: Option One Mortgage
                                         Corporation
No.
                                         Trustee: Wells Fargo Bank, N.A.

                                         Closing Date: August 10, 2006
CUSIP: 00075Q AE 2

ISIN: US00075QAE26

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-1 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-1 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-1 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-1 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-1 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class M-1 Certificate Margin, (ii) the Pool Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-1 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-1 Certificates.

            The Class M-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT   - as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN    - as joint tenants with right
            of survivorship and not as                       -------------------
            tenants in common                                      (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
________________________________________________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-2

                         [FORM OF CLASS M-2 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A AND CLASS M-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2006-OPT1, CLASS M-2

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2006-OPT1, Class M-2              Original Class Certificate Principal
                                         Balance of the Class M-2 Certificates
Certificate Interest Rate: Floating      as of the Closing Date: $55,191,000.00

Date of Pooling and Servicing Agreement  Initial Certificate Principal Balance:
and Cut-off Date: July 1, 2006           $[__]

First Distribution Date: August 25, 2006 Servicer: Option One Mortgage
                                         Corporation
No.
                                         Trustee: Wells Fargo Bank, N.A.

                                         Closing Date: August 10, 2006
CUSIP: 00075Q AF 9

ISIN: US00075QAF90

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-2 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-2 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-2 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-2 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-2 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class M-2 Certificate Margin, (ii) the Pool Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-2 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-2 Certificates.

            The Class M-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A Certificates and Class M-1 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT   - as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN    - as joint tenants with right
            of survivorship and not as                       -------------------
            tenants in common                                      (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
________________________________________________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-3

                         [FORM OF CLASS M-3 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1 AND CLASS M-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2006-OPT1, CLASS M-3

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2006-OPT1, Class M-3              Original Class Certificate Principal
                                         Balance of the Class M-3 Certificates
Certificate Interest Rate: Floating      as of the Closing Date: $20,020,000.00

Date of Pooling and Servicing Agreement  Initial Certificate Principal Balance:
and Cut-off Date: July 1, 2006           $[__]

First Distribution Date: August 25, 2006 Servicer: Option One Mortgage
                                         Corporation
No.
                                         Trustee: Wells Fargo Bank, N.A.

                                         Closing Date: August 10, 2006
CUSIP: 00075Q AG 7

ISIN: US00075QAG73

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-3 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-3 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-3 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-3 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-3 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class M-3 Certificate Margin, (ii) the Pool Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-3 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-3 Certificates.

            The Class M-3 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A Certificates, Class M-1 Certificate and Class M-2 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT   - as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN    - as joint tenants with right
            of survivorship and not as                       -------------------
            tenants in common                                      (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
________________________________________________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-4

                         [FORM OF CLASS M-4 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2 AND CLASS M-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2006-OPT1, CLASS M-4

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2006-OPT1, Class M-4              Original Class Certificate Principal
                                         Balance of the Class M-4 Certificates
Certificate Interest Rate: Floating      as of the Closing Date: $23,256,000.00

Date of Pooling and Servicing Agreement  Initial Certificate Principal Balance:
and Cut-off Date: July 1, 2006           $[__]

First Distribution Date: August 25, 2006 Servicer: Option One Mortgage
                                         Corporation
No.
                                         Trustee: Wells Fargo Bank, N.A.

                                         Closing Date: August 10, 2006
CUSIP: 00075Q AH 5

ISIN: US00075QAH56

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-4 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-4 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-4 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-4 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-4 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class M-4 Certificate Margin, (ii) the Pool Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-4 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-4 Certificates.

            The Class M-4 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT   - as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN    - as joint tenants with right
            of survivorship and not as                       -------------------
            tenants in common                                      (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
________________________________________________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-5

                         [FORM OF CLASS M-5 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2, CLASS M-3 AND CLASS M-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2006-OPT1, CLASS M-5

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2006-OPT1, Class M-5              Original Class Certificate Principal
                                         Balance of the Class M-5 Certificates
Certificate Interest Rate: Floating      as of the Closing Date: $21,112,000.00

Date of Pooling and Servicing Agreement  Initial Certificate Principal Balance:
and Cut-off Date: July 1, 2006           $[__]

First Distribution Date: August 25, 2006 Servicer: Option One Mortgage
                                         Corporation
No.
                                         Trustee: Wells Fargo Bank, N.A.

                                         Closing Date: August 10, 2006
CUSIP: 00075Q AJ 1

ISIN: US00075QAJ13

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-5 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-5 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-5 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-5 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-5 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-5 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class M-5 Certificate Margin, (ii) the Pool Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-5 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-5 Certificates.

            The Class M-5 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates and Class M-4 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT   - as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN    - as joint tenants with right
            of survivorship and not as                       -------------------
            tenants in common                                      (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
________________________________________________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-6

                         [FORM OF CLASS M-6 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4 AND CLASS M-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2006-OPT1, CLASS M-6

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2006-OPT1, Class M-6              Original Class Certificate Principal
                                         Balance of the Class M-6 Certificates
Certificate Interest Rate: Floating      as of the Closing Date: $16,233,000.00

Date of Pooling and Servicing Agreement  Initial Certificate Principal Balance:
and Cut-off Date: July 1, 2006           $[__]

First Distribution Date: August 25, 2006 Servicer: Option One Mortgage
                                         Corporation
No.
                                         Trustee: Wells Fargo Bank, N.A.
CUSIP: 00075Q AK 8
                                         Closing Date: August 10, 2006
ISIN: US00075QAK85

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-6 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-6 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-6 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-6 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-6 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-6 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class M-6 Certificate Margin, (ii) the Pool Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-6 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-6 Certificates.

            The Class M-6 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates and Class M-5 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT   - as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN    - as joint tenants with right
            of survivorship and not as                       -------------------
            tenants in common                                      (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
________________________________________________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-7

                         [FORM OF CLASS M-7 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5 AND CLASS M-6 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2006-OPT1, CLASS M-7

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2006-OPT1, Class M-7              Original Class Certificate Principal
                                         Balance of the Class M-7 Certificates
Certificate Interest Rate: Floating      as of the Closing Date: $20,561,000.00

Date of Pooling and Servicing Agreement  Initial Certificate Principal Balance:
and Cut-off Date: July 1, 2006           $[__]

First Distribution Date: August 25, 2006 Servicer: Option One Mortgage
                                         Corporation
No.
                                         Trustee: Wells Fargo Bank, N.A.
CUSIP: 00075Q AL 6
                                         Closing Date: August 10, 2006
ISIN: US00075QAL68

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-7 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-7 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-7 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-7 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-7 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-7 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class M-7 Certificate Margin, (ii) the Pool Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-7 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-7 Certificates.

            The Class M-7 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 and Class M-6 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT   - as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN    - as joint tenants with right
            of survivorship and not as                       -------------------
            tenants in common                                      (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
________________________________________________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-8

                         [FORM OF CLASS M-8 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5, CLASS M-6 AND CLASS M-7 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2006-OPT1, CLASS M-8

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2006-OPT1, Class M-8              Original Class Certificate Principal
                                         Balance of the Class M-8 Certificates
Certificate Interest Rate: Floating      as of the Closing Date: $12,445,000.00

Date of Pooling and Servicing Agreement  Initial Certificate Principal Balance:
and Cut-off Date: July 1, 2006           $[__]

First Distribution Date: August 25, 2006 Servicer: Option One Mortgage
                                         Corporation
No.
                                         Trustee: Wells Fargo Bank, N.A.
CUSIP: 00075Q AM 4
                                         Closing Date: August 10, 2006
ISIN: US00075QAM42

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-8 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-8 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-8 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-8 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-8 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-8 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class M-8 Certificate Margin, (ii) the Pool Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-8 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-8 Certificates.

            The Class M-8 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT   - as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN    - as joint tenants with right
            of survivorship and not as                       -------------------
            tenants in common                                      (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
________________________________________________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-9

                         [FORM OF CLASS M-9 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5, CLASS M-6, CLASS M-7 AND CLASS M-8 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2006-OPT1, CLASS M-9

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2006-OPT1, Class M-9              Original Class Certificate Principal
                                         Balance of the Class M-9 Certificates
Certificate Interest Rate: Floating      as of the Closing Date: $15,150,000.00

Date of Pooling and Servicing Agreement  Initial Certificate Principal Balance:
and Cut-off Date: July 1, 2006           $[__]

First Distribution Date: August 25, 2006 Servicer: Option One Mortgage
                                         Corporation
No.
                                         Trustee: Wells Fargo Bank, N.A.
CUSIP: 00075Q AN 2
                                         Closing Date: August 10, 2006
ISIN: US00075QAN25

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-9 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-9 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-9 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-9 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-9 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-9 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class M-9 Certificate Margin, (ii) the Pool Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-9 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-9 Certificates.

            The Class M-9 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates and Class M-8 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT   - as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN    - as joint tenants with right
            of survivorship and not as                       -------------------
            tenants in common                                      (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
________________________________________________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                  EXHIBIT B-10

                          [FORM OF CLASS B CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5, CLASS M-6, CLASS M-7, CLASS M-8 AND CLASS M-9 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

      UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE
      IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER
      SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                         ABFC ASSET-BACKED CERTIFICATES
                            SERIES 2006-OPT1, CLASS B

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2006-OPT1, Class B                Original Class Certificate Principal
                                         Balance of the Class B Certificates as
Certificate Interest Rate: Floating      of the Closing Date: $20,020,000.00

Date of Pooling and Servicing Agreement  Initial Certificate Principal Balance:
and Cut-off Date: July 1, 2006           $[__]

First Distribution Date: August 25, 2006 Servicer: Option One Mortgage
                                         Corporation
No.
                                         Trustee: Wells Fargo Bank, N.A.
CUSIP: 00075Q AP 7
                                         Closing Date: August 10, 2006
ISIN: US00075QAP72

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class B Certificates) in that certain beneficial ownership interest evidenced by all the Class B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class B Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class B Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class B Certificate Margin, (ii) the Pool Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class B Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class B Certificates.

            The Class B Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement (as to which, so long as this Certificate is a Book-Entry Certificate, the representations and agreements made therein will be deemed to have been made by the prospective transferor and/or the prospective transferee, as applicable) certifying to the Certificate Registrar the facts surrounding the transfer. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT   - as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN    - as joint tenants with right
            of survivorship and not as                       -------------------
            tenants in common                                      (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
________________________________________________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT C-1

                         [FORM OF CLASS CE CERTIFICATES]

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A DIRECT OR INDIRECT BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

      THIS CLASS CE CERTIFICATE IS SUBORDINATE TO THE CLASS A, CLASS M AND CLASS B CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS CE CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS CE CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED.

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2006-OPT1, CLASS CE

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2006-OPT1, Class CE               Servicer: Option One Mortgage
                                         Corporation
Date of Pooling and Servicing Agreement
and Cut-off Date: July 1, 2006           Trustee: Wells Fargo Bank, N.A.

First Distribution Date: August 25, 2006 Closing Date: August 10, 2006

No.

Percentage Interest: 100%

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

            This certifies that __________________________________ is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class CE Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class CE Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class CE Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

            The Class CE Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or
(ii) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, that the Depositor and the Certificate Registrar receive an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law (collectively, "Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

Dated:

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT   - as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN    - as joint tenants with right
            of survivorship and not as                       -------------------
            tenants in common                                      (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
________________________________________________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT C-2

                          [FORM OF CLASS P CERTIFICATE]

      THIS CLASS P CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED.

                         ABFC ASSET-BACKED CERTIFICATES
                            SERIES 2006-OPT1, CLASS P

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2006-OPT1, Class P                Servicer: Option One Mortgage
                                         Corporation
Date of Pooling and Servicing Agreement
and Cut-off Date: July 1, 2006           Trustee: Wells Fargo Bank, N.A.

First Distribution Date: August 25, 2006 Closing Date: August 10, 2006

No.

Percentage Interest: 100%

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

            This certifies that __________________________________ is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class P Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), from Prepayment Charges, Originator Prepayment Charge Payment Amounts and Servicer Prepayment Charge Payment Amounts in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class P Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class P Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

            The Class P Certificates are limited in right of payment to Prepayment Charges received on the Mortgage Loans, Originator Prepayment Charge Payment Amounts and Servicer Prepayment Charge Payment Amounts, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or
(ii) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, that the Depositor and the Certificate Registrar receive an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law (collectively, "Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Agreement.

Dated:

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT   - as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN    - as joint tenants with right
            of survivorship and not as                       -------------------
            tenants in common                                      (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
________________________________________________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT C-3

                          [FORM OF CLASS R CERTIFICATE]

      THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN FOUR SEPARATE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

      THIS CLASS R CERTIFICATE IS SUBORDINATE TO THE CLASS A, CLASS M, CLASS B AND CLASS CE CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS R CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS R CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED.

      ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (1) AN AFFIDAVIT TO THE CERTIFICATE REGISTRAR THAT SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN
      SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY
      SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CLASS R CERTIFICATE.

                         ABFC ASSET-BACKED CERTIFICATES
                            SERIES 2006-OPT1, CLASS R

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2006-OPT1, Class R                Servicer: Option One Mortgage
                                         Corporation
Date of Pooling and Servicing Agreement
and Cut-off Date: July 1, 2006           Trustee: Wells Fargo Bank, N.A.

First Distribution Date: August 25, 2006 Closing Date: August 10, 2006

No.

Percentage Interest: 100%

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

            This certifies that _______________________ is the registered owner of 100% Percentage Interest in that certain beneficial ownership interest evidenced by the Class R Certificate in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), from funds in the Distribution Account in the amount required to be distributed to the Holder of Class R Certificate on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R Certificate, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

            The Class R Certificate is limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or
(ii) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, that the Depositor and the Certificate Registrar receive an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of this Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law (collectively, "Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust to cease to qualify as five separate REMICs or cause the imposition of a tax upon the Trust.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is the one of the Certificates referred to in the within-mentioned Agreement.

Dated:

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT   - as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN    - as joint tenants with right
            of survivorship and not as                       -------------------
            tenants in common                                      (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
________________________________________________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT C-4

                         [FORM OF CLASS R-X CERTIFICATE]

      THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

      THIS CLASS R-X CERTIFICATE IS SUBORDINATE TO THE CLASS A, CLASS M, CLASS B AND CLASS CE CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS R-X CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS R-X CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED.

      ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-X CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (1) AN AFFIDAVIT TO THE CERTIFICATE REGISTRAR THAT SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-X CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS R-X CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF
      SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CLASS R-X CERTIFICATE.

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2006-OPT1, CLASS R-X

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2006-OPT1, Class R-X              Servicer: Option One Mortgage
                                         Corporation
Date of Pooling and Servicing Agreement
and Cut-off Date: July 1, 2006           Trustee: Wells Fargo Bank, N.A.

First Distribution Date: August 25, 2006 Closing Date: August 10, 2006

No.

Percentage Interest: 100%

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER ENTITY.

            This certifies that _______________________ is the registered owner of 100% Percentage Interest in that certain beneficial ownership interest evidenced by the Class R-X Certificate in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), from funds in the Distribution Account in the amount required to be distributed to the Holder of Class R-X Certificate on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R-X Certificate, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

            The Class R-X Certificate is limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or
(ii) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, that the Depositor and the Certificate Registrar receive an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of this Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law (collectively, "Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust to cease to qualify as five separate REMICs or cause the imposition of a tax upon the Trust.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement, subject to certain conditions set forth in Article X of the Agreement, to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at the Termination Price on the Optional Termination Date. The exercise of such right will effect early retirement of the Certificates.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is the one of the Certificates referred to in the within-mentioned Agreement.

Dated:

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Signatory

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT   - as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN    - as joint tenants with right
            of survivorship and not as                       -------------------
            tenants in common                                      (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
________________________________________________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                    EXHIBIT D

               Addresses for Requesting Mortgage Loan Schedule

In the case of the Depositor:

Asset Backed Funding Corporation
214 North Tryon Street
21st Floor
Charlotte, North Carolina 28255
Attention: ABFC Asset-Backed Certificates, Series 2006-OPT1

In the case of the Servicer:

Option One Mortgage Corporation
3 Ada
Irvine, California 92618
Attention: Debbie Lonergan,

In the case of the Trustee:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services - ABFC 2006-OPT1

                                    EXHIBIT E

                    FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To:   Wells Fargo Bank, N.A.
      24 Executive Park, Suite 100
      Irvine, California 92614
      Attn: Client Manager - ABFC, Series 2006-OPT1

      Re: Pooling and Servicing Agreement dated as of July 1, 2006 among Asset Backed Funding Corporation, as depositor, Option One Mortgage Corporation, as servicer, and Wells Fargo Bank, N.A., as trustee

            All capitalized terms used herein shall have the means ascribed to them in the Pooling and Servicing Agreement (the "Agreement") referenced above.

            In connection with the administration of the Mortgage Loans held by you as Trustee pursuant to the Agreement, we request the release, and hereby acknowledge receipt, of the Trustee's Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____ 1.    Mortgage Paid in Full

_____ 2.    Foreclosure

_____ 3.    Substitution

_____ 4.    Other Liquidation (Repurchases, etc.)

_____ 5.    Nonliquidation    Reason:_____________________

                              By:_________________________

                                 (authorized signer)

                              Issuer:_____________________

                              Address:____________________

                              Date:_______________________

Custodian

Wells Fargo Bank, N.A.

            Please acknowledge the execution of the above request by your signature and date below:

_______________________________     ___________________
      Signature                     Date

Documents returned to Custodian:

_______________________________     ___________________
      Custodian                     Date

                                   EXHIBIT F-1

                     FORM OF TRUSTEE'S INITIAL CERTIFICATION

Date

Asset Backed Funding Corporation
214 North Tryon Street
21st Floor
Charlotte, North Carolina  28255

Option One Mortgage Corporation
3 Ada
Irvine, California 92618

      Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 2006 among Asset Backed Funding Corporation, as depositor, Option One Mortgage Corporation, as servicer, and Wells Fargo Bank, N.A., as trustee, with respect to ABFC Asset-Backed Certificates, Series 2006-OPT1

Ladies and Gentlemen:

            In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that it has received the documents listed in Section 2.01 of the Pooling and Servicing Agreement for each Mortgage File pertaining to each Mortgage Loan listed on the Mortgage Loan Schedule, subject to any exceptions noted on Schedule I hereto and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedules that corresponds to items (1), (2), (7), (8), (10) and (22) of the Mortgage Loan Schedules accurately reflects the information in the Mortgage File.

            Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of
Section 2.02 of the Pooling and Servicing Agreement and the Pooling and Servicing Agreement sections cross-referenced therein.

                                       WELLS FARGO BANK, N.A.
                                          as Trustee


                                       By:__________________________________
                                          Name:
                                          Title:

                                   EXHIBIT F-2

                      FORM OF TRUSTEE'S FINAL CERTIFICATION

[Date]

Asset Backed Funding Corporation
214 North Tryon Street
21st Floor
Charlotte, North Carolina  28255

Option One Mortgage Corporation
3 Ada
Irvine, California 92618

      Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 2006, among Asset Backed Funding Corporation, as depositor, Option One Mortgage Corporation, as servicer, and Wells Fargo Bank, N.A., as trustee, with respect to ABFC Asset-Backed Certificates, Series 2006-OPT1

Ladies and Gentlemen:

            In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto), it has received the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement.

            The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedules, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the applicable documents listed in Section
2.01 of the Pooling and Servicing Agreement and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedules is correct.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement.

                                       WELLS FARGO BANK, N.A.,
                                          as Trustee


                                       By:______________________________________
                                          Name:
                                          Title:

                                   EXHIBIT F-3

                        FORM OF RECEIPT OF MORTGAGE NOTE

Asset Backed Funding Corporation
214 North Tryon Street
21st Floor
Charlotte, North Carolina  28255

      Re:   ABFC Asset-Backed Certificates, Series 2006-OPT1

Ladies and Gentlemen:

            Pursuant to Section 2.01 of the Pooling and Servicing Agreement, dated as of July 1, 2006, among Asset Backed Funding Corporation, as depositor, Option One Mortgage Corporation, as Servicer, and Wells Fargo Bank, N.A., as trustee, we hereby acknowledge that, except as may be specified in any list of exceptions attached hereto, either (i) we have received the original Mortgage Note relating to each of the Mortgage Loans listed on the Mortgage Loan Schedule or (ii) if such original Mortgage Note has been lost, a copy of such original Mortgage Note, together with a lost note affidavit.

                                       WELLS FARGO BANK, N.A.,
                                          as Trustee


                                       By:______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT G

                        MORTGAGE LOAN PURCHASE AGREEMENT

     [Included as Exhibit 4.2 to the Current Report on Form 8-K pursuant to which this Pooling and Servicing Agreement is filed]

                                    EXHIBIT H

                           FORM OF LOST NOTE AFFIDAVIT

            Personally appeared before me the undersigned authority to administer oaths, ______________________ who first being duly sworn deposes and says: Deponent is ______________________ of ______________________________,
successor by merger to _________________________________________ ("Seller") and
who has personal knowledge of the facts set out in this affidavit.

            On ___________________, _________________________ did execute and deliver a promissory note in the principal amount of $__________.

            That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller's records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

            Seller executes this Affidavit for the purpose of inducing Wells Fargo Bank, N.A., as trustee on behalf of ABFC Asset-Backed Certificates, Series 2006-OPT1, to accept the transfer of the above described loan from Seller.

            Seller agrees to indemnify and hold harmless Wells Fargo Bank, N.A. and Asset Backed Funding Corporation for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

                                        By:___________________________________
                                        ______________________________________

STATE OF                )
                        )  SS:
COUNTY OF               )

            On this ____ day of _______ 20__, before me, a Notary Public, in and for said County and State, appeared ________________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

            Witness my hand and Notarial Seal this ____ day of _______ 20__.
______________________________
______________________________

My commission expires________.

                                    EXHIBIT I

                          FORM OF ERISA REPRESENTATION

Wells Fargo Bank, N.A.
Sixth and Marquette
Minneapolis, Minnesota, 55479-0113
Attn: Client Manager - ABFC, Series 2006-OPT1

Asset Backed Funding Corporation
214 North Tryon Street
21st Floor
Charlotte, North Carolina  28255

      Re:   ABFC Asset-Backed Certificates, Series 2006-OPT1

Ladies and Gentlemen:

            1. [The undersigned is the ______________________ of (the
"Transferee") a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.] [The undersigned,
___________________, is the transferee (the "Transferee").]

            2. The Transferee hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") among Asset Backed Funding Corporation, as depositor (the "Depositor"), Option One Mortgage Corporation, as Servicer, and Wells Fargo Bank, N.A., as trustee (the "Trustee"), no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and the Certificate Registrar (as defined in the Agreement) have received a certificate from such transferee in the form hereof.

            3. The Transferee either (x) (i) is not an employee benefit plan subject to Section 406 or Section 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any materially similar provisions of applicable federal, state or local law ("Similar Law"), the Trustee of any such plan or a person acting on behalf of any such plan nor a person using the assets of any such plan or (ii) (except in the case of the Class R, Class R-X, Class CE and Class P Certificates) is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (y) (except in the case of the Class R and Class R-X Certificate) shall deliver to the Certificate Registrar and the Depositor an opinion of counsel (a "Benefit Plan Opinion") satisfactory to the Certificate Registrar, and upon which the Certificate Registrar and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA or Section 4975 of the Code (or similar provisions of Similar Law) and will not subject the Trustee or the Depositor to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee or the Depositor.

            Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

            IN WITNESS WHEREOF, the Transferee has executed this certificate.

                                       _________________________________________
                                        [Transferee]


                                       By:______________________________________
                                          Name:
                                          Title:

                                   EXHIBIT J-1

                  FORM OF INVESTMENT LETTER [NON-RULE 144A]

[DATE]

Asset Backed Funding Corporation
214 North Tryon Street
21st Floor
Charlotte, North Carolina  28255

Wells Fargo Bank, N.A.
Sixth and Marquette
Minneapolis, Minnesota, 55479-0113
Attn: Client Manager - ABFC, Series 2006-OPT1

Ladies and Gentlemen:

            In connection with our acquisition of the ABFC Asset-Backed Certificates, Series 2006-OPT1 (the "Certificates"), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (e) we agree that the Certificates must be held indefinitely by us and we acknowledge that we are able to bear the economic risk of investment in the Certificates, (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement and (h) we acknowledge that the Certificates will bear a legend setting forth the applicable restrictions on transfer.

                                       Very truly yours,

                                       [NAME OF TRANSFEREE]


                                       By:________________________________
                                          Authorized Officer

                                   EXHIBIT J-2

                       FORM OF RULE 144A INVESTMENT LETTER

                                     [DATE]

Asset Backed Funding Corporation
214 North Tryon Street
21st Floor
Charlotte, North Carolina  28255

Wells Fargo Bank, N.A.
Sixth and Marquette
Minneapolis, Minnesota, 55479-0113
Attn: Client Manager - ABFC, Series 2006-OPT1

      Re:   ABFC Asset-Backed Certificates, Series 2006-OPT1

Ladies and Gentlemen:

            In connection with our acquisition of the ABFC Asset-Backed Certificates, Series 2006-OPT1 (the "Certificates"), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (d) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                       Very truly yours,

                                       [NAME OF TRANSFEREE]


                                       By:__________________________________
                                          Authorized Officer

                                                          ANNEX 1 TO EXHIBIT J

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            i. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            ii. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $____________((1)) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

            ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
            (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ___ Broker-dealer. The Buyer is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934.

-------------------------
(1) Buyer must own and/or invest on a discretionary basis at least $__________ in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $__________ in securities.

            ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

            ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

            ___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

            ___   Business Development Company. Buyer is a business
            development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            iii. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            iv. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            v. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            vi. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                       _________________________________________
                                       Print Name of Buyer


                                       By:______________________________________
                                          Name:
                                          Title:

                                       Date:____________________________________

                                                          ANNEX 2 TO EXHIBIT J

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees That are Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

            ___ The Buyer owned $____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                        ________________________________________
                                        Print Name of Buyer or Adviser


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        IF AN ADVISER:


                                        ________________________________________
                                        Print Name of Buyer

                                        Date:___________________________________

                                    EXHIBIT K

                 FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT

                ABFC ASSET-BACKED CERTIFICATES, SERIES 2006-OPT1

STATE OF                )
                        ) ss.:
COUNTY OF               )

            The undersigned, being first duly sworn, deposes and says as follows:

            1. The undersigned is [an officer of] ____________________, the proposed Transferee of an Ownership Interest in the [Class R][Class R-X] Certificates (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Certificates, among Asset Backed Funding Corporation, as depositor, Option One Mortgage Corporation, as servicer, and Wells Fargo Bank, N.A., as trustee (the "Trustee"). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

            2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificates either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

            3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are Disqualified Organization; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is a Disqualified Organization, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is not a Disqualified Organization and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is a Disqualified Organization is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is not a Disqualified Organization and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

            5. The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth in this Exhibit L to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

            7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

            8. The Transferee's taxpayer identification number is
__________________.

            9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

            10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            11. That the Transferee will not cause income from the [Class R][Class R-X] Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other person.

            12. That, if the Transferee is purchasing the [Class R][Class R-X] Certificate in a transfer intended to meet the safe harbor provisions of Treasury Regulations Sections 1.860E-1(c), the Transferee has executed and attached Attachment A hereto.

            13. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code or a plan or arrangement subject to any materially similar provisions of applicable federal, state or local law, nor are we acting on behalf of such a plan.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer, duly attested, this ____ day of __________________, 20__.

                                       [NAME OF TRANSFEREE]


                                       By:__________________________________
                                          Name:
                                          Title:

[Corporate Seal]

ATTEST:

[Assistant] Secretary

            Personally appeared before me the above-named ____________ , known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this ____  day of ________ , 20__.


                                        ________________________________________
                                        NOTARY PUBLIC


                                        My Commission expires the ____ day
                                        of ________________, 20__.

                                  ATTACHMENT A

                                       to

                 AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF
                THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

Check the appropriate box:

|_| The consideration paid to the Transferee to acquire the [Class R][Class R-X] Certificate equals or exceeds the excess of (a) the present value of the anticipated tax liabilities over (b) the present value of the anticipated savings associated with holding such Certificate, in each case calculated in accordance with U.S. Treasury Regulations Sections 1.860E-1(c)(7) and (8), computing present values using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code and the compounding period used by the Transferee.

            OR

|_| The transfer of the [Class R][Class R-X] Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from [Class R][Class R-X] Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the [Class R][Class R-X] Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations;

            (iv) the Transferee has determined the consideration paid to it to acquire the [Class R][Class R-X] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith; and

            (v) in the event of any transfer of the [Class R][Class R-X] Certificate by the Transferee, the Transferee will require its transferee to complete a representation in the form of this Attachment A as a condition of the transferee's purchase of the [Class R][Class R-X] Certificate.

                                    EXHIBIT L

                         FORM OF TRANSFEROR CERTIFICATE

[DATE]

Wells Fargo Bank, N.A.
Sixth and Marquette
Minneapolis, Minnesota, 55479-0113
Attn: Client Manager - ABFC, Series 2006-OPT1

Asset Backed Funding Corporation
214 North Tryon Street
21st Floor
Charlotte, North Carolina  28255

      Re:   ABFC Asset-Backed Certificates, Series 2006-OPT1

Ladies and Gentlemen:

            In connection with our disposition of the ABFC Asset-Backed Certificates, Series 2006-OPT1 (the "Certificates"), we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of the [Class R][Class R-X] Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of the [Class R][Class R-X] Certificate is to impede the assessment or collection of tax.

                                       Very truly yours,


                                       [____________________]

                                       By: ______________________________

                                    EXHIBIT M

                    MONTHLY INFORMATION DELIVERED BY SERVICER

    Column Name                 DESCRIPTION                                   Decimal Comment                           Max Size
-----------------------------------------------------------------------------------------------------------------------------------
LOAN_NBR                        A unique identifier assigned to each loan             Text up to 10 digits                 10
                                by the originator.

SER_INVESTOR_NBR                A value assigned by the Servicer to define            Text up to 10 digits                 20
                                a group of loans.

SERVICER_LOAN_NBR               A unique number assigned to a loan by the             Text up to 10 digits                 10
                                Servicer. This may be different than the
                                LOAN_NBR.

BORR_NEXT _PAY_DUE_DATE         The date at the end of processing cycle               MM/DD/YYYY                           10
                                that the Borrower's next payment is due to
                                the Servicer, as reported by Servicer.

NOTE_INT_RATE                   The loan interest rate as reported by the       4     Max length of 6                      6
                                Servicer.

ACTL_END _PRIN_BAL              The Borrower's actual principal balance at      2     No commas(,) or dollar signs ($)     11
                                the end of the processing cycle.

SCHED_END_PRIN_BAL              The scheduled principal balance due to the      2     No commas(,) or dollar signs ($)     11
                                investors at the end of a processing cycle.

ACTL_BEG _PRIN_BAL              The Borrower's actual principal balance at      2     No commas(,) or dollar signs ($)     11
                                the beginning of the processing cycle.

SCHED_BEG_PRIN_BAL              The scheduled outstanding principal amount      2     No commas(,) or dollar signs ($)     11
                                due at the beginning of the cycle date to
                                be passed through to the investors.

SCHED_PAY_AMT                   The scheduled monthly principal and             2     No commas(,) or dollar signs ($)     11
                                scheduled interest payment that a Borrower
                                is expected to pay; P&I constant.

SCHED_PRIN_ AMT                 The scheduled principal amount as reported      2     No commas(,) or dollar signs ($)     11
                                by the Servicer for the current cycle.

SERV_CURT _AMT_1                The first curtailment amount to be applied.     2     No commas(,) or dollar signs ($)     11

SERV_CURT _AMT_2                The second curtailment amount to be             2     No commas(,) or dollar signs ($)     11
                                applied.

SERV_CURT _AMT_3                The third curtailment amount to be applied.     2     No commas(,) or dollar signs ($)     11

ACTION_CODE                     The standard FNMA numeric code used to                Action Code Key: 15=Bankruptcy,      2
                                indicate the default/delinquent status of a           30=Foreclosure, 70=REO, 60=PIF,
                                particular loan.                                      63= Substitution, 65=Repurchase;

PIF_AMT                         The loan "paid in full" amount as reported      2     No commas(,) or dollar signs ($)     11
                                by the Servicer.

PIF_DATE                        The paid in full date as reported by the              MM/DD/YYYY                           10
                                Servicer.

SCHED_GROSS_INTEREST_AMT        The amount of interest due on the               2     No commas(,) or dollar signs ($)     11
                                outstanding scheduled principal balance in
                                the current cycle.

LOAN_FEE_AMT                    The monthly loan fee amount expressed in        2     No commas(,) or dollar signs ($)     11
                                dollars and cents.

SERV_FEE_RATE                   The Servicer's fee rate for a loan as           4     Max length of 6                      6
                                reported by the Servicer.

CR_LOSS_AMT                     The amount of loss that is classified as a      2     No commas(,) or dollar signs ($)     11
                                credit.

FRAUD_LOSS_AMT                  The amount of loss that is attributable to      2     No commas(,) or dollar signs ($)     11
                                a fraud claim.

BANKRUPTCY_LOSS_AMT             The amount of loss due to bankruptcy.           2     No commas(,) or dollar signs ($)     11

SPH_LOSS_AMT                    The amount of loss that is classified as a      2     No commas(,) or dollar signs ($)     11
                                special hazard.

PREPAY_PENALTY_ AMT             The penalty amount received when a Borrower     2     No commas(,) or dollar signs ($)     11
                                prepays on his loan as reported by the
                                Servicer.

PREPAY_PENALTY_ WAIVED          The prepayment penalty amount for the loan      2     No commas(,) or dollar signs ($)     11
                                waived by the Servicer.

MOD_DATE                        The effective payment date of the                     MM/DD/YYYY                           10
                                modification for the loan.

MOD_TYPE                        The modification type.                                Varchar - value can be alpha or      30
                                                                                      numeric

DELINQ_P&I_ADVANCE_AMT          The current outstanding principal and           2     No commas(,) or dollar signs ($)     11
                                interest advances made by the Servicer.

                                    EXHIBIT N

                      Form of Interest Rate Swap Agreement

    [Included as Exhibit 10.4 to the Current Report on Form 8-K pursuant to which this Pooling and Servicing Agreement is filed]

                                    EXHIBIT O

                      Form of Sarbanes-Oxley Certification

                              ABFC 2006-OPT1 TRUST,
                   ASSET-BACKED CERTIFICATES, SERIES 2006-OPT1

      I, [identify the certifying individual] of Asset Backed Funding Corporation (the "Depositor"), certify that:

1. I have reviewed this report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the ABFC 2006-OPT1 Trust (the "Exchange Act Periodic Reports");

2. Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the servicers have fulfilled their obligations under the pooling and servicing agreement, dated August 10, 2006, among Asset Backed Funding Corporation, Option One Mortgage Corporation and Wells Fargo Bank, N.A.; and;

5. All of the reports on assessment of compliance with the servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

      In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Option One Mortgage Corporation and Wells Fargo Bank, N.A.

                                       By:______________________________________
                                          Name:
                                          Title:

                                   EXHIBIT P-1

      Form of Certification to be Provided by the Trustee to the Depositor

                              ABFC 2006-OPT1 TRUST,
                   ASSET-BACKED CERTIFICATES, SERIES 2006-OPT1

      The Trustee hereby certifies to Asset Backed Funding Corporation and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the ABFC 2006-OPT1 Trust;

2. To my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report; and

3. To my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement, dated as of August 10, 2006, among Asset Backed Funding Corporation, as depositor, Option One Mortgage Corporation, as Servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee") (the "Pooling and Servicing Agreement"), for inclusion the Reports is included in the Report.

4. I am responsible for reviewing the activities performed by the Trustee under the Pooling Agreement, and based on my knowledge and the compliance review conducted in preparing the compliance statement of the Trustee required in the Annual Report under Item 1123 of Regulation AB, and except as disclosed in the Reports, the Trustee has fulfilled its obligations under the Pooling Agreement in all material respects; and

5. The report on assessment of compliance with servicing criteria for asset-backed securities of the Trustee and its related attestation report on assessment of compliance with servicing criteria required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

                                       WELLS FARGO BANK, N.A., as Trustee


                                       By:____________________________________
                                          Name:
                                          Title:

                                   EXHIBIT P-2

      Form of Certification to be Provided by the Servicer to the Depositor

                              ABFC 2006-OPT1 TRUST,
                   ASSET-BACKED CERTIFICATES, SERIES 2006-OPT1

      I, [identify the certifying individual], certify to Asset Backed Funding Corporation and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the servicer compliance statement of the Servicer and the compliance statements of each Subservicer, if any, engaged by the Servicer provided to the Depositor and the Trustee for the Trust's fiscal year [___] in accordance with Item 1123 of Regulation AB (each a "Compliance Statement"), the report on assessment of the Servicer's compliance with the Servicing Criteria and reports on assessment of compliance with Servicing Criteria of each Subservicer or Subcontractor, if any, engaged or utilized by the Servicer provided to the Depositor and the Trustee for the Trust's fiscal year [___] in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (each a "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB related to each Servicing Assessment (each a "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during
      20   that were delivered or caused to be delivered by the Servicer pursuant to the Pooling and Servicing Agreement, dated as of August 10, 2006 (the "Agreement"), among Asset Backed Funding Corporation, as depositor, Option One Mortgage Corporation, as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee") (collectively, the "Servicing Information");

2. Based on my knowledge, the Servicing Information taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the servicing information required to be provided to the Trustee by the Servicer pursuant to the Agreement has been provided to the Trustee;

4. I am responsible for reviewing the activities performed by the Servicer and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required in this report under
      Item 1123 of Regulation AB, and except as disclosed in the compliance statement, the Servicer has fulfilled its obligations under the Agreement; and

5. The Servicing Assessment of the Servicer and of each Subservicer or Subcontractor, if any, engaged or utilized by the Servicer and its related Attestation Report required to be included in the Annual Report on Form 10-K for the Trust's fiscal year [___] in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and the Trustee. Any material instances of non compliance are described in any such Servicing Assessment or Attestation Report.

                                       OPTION ONE MORTGAGE CORPORATION


                                       By:______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT Q

         Servicing Criteria to be Addressed in Assessment of Compliance

                                                                              APPLICABLE
                                                                               SERVICING
                                    SERVICING CRITERIA                         CRITERIA
----------------------------------------------------------------------------------------------
   Reference                             Criteria                          Servicer  Trustee
----------------------------------------------------------------------------------------------
                             General Servicing Considerations

1122(d)(1)(i)     Policies and procedures are instituted to monitor any       X         X
                  performance or other triggers and events of default in
                  accordance with the transaction agreements.

1122(d)(1)(ii)    If any material servicing activities are outsourced to      X         X
                  third parties, policies and procedures are instituted
                  to monitor the third party's performance and
                  compliance with such servicing activities.

1122(d)(1)(iii)   Any requirements in the transaction agreements to
                  maintain a back-up servicer for the mortgage loans are
                  maintained.

1122(d)(1)(iv)    A fidelity bond and errors and omissions policy is in       X
                  effect on the party participating in the servicing
                  function throughout the reporting period in the amount
                  of coverage required by and otherwise in accordance
                  with the terms of the transaction agreements.

                            Cash Collection and Administration

1122(d)(2)(i)     Payments on mortgage loans are deposited into the           X         X
                  appropriate custodial bank accounts and related bank
                  clearing accounts no more than two business days
                  following receipt, or such other number of days
                  specified in the transaction agreements.

1122(d)(2)(ii)    Disbursements made via wire transfer on behalf of an        X         X
                  obligor or to an investor are made only by authorized
                  personnel.

1122(d)(2)(iii)   Advances of funds or guarantees regarding collections,      X         X
                  cash flows or distributions, and any interest or other
                  fees charged for such advances, are made, reviewed and
                  approved as specified in the transaction agreements.

1122(d)(2)(iv)    The related accounts for the transaction, such as cash      X         X
                  reserve accounts or accounts established as a form of
                  overcollateralization, are separately maintained
                  (e.g., with respect to commingling of cash) as set
                  forth in the transaction agreements.

1122(d)(2)(v)     Each custodial account is maintained at a federally         X         X
                  insured depository institution as set forth in the
                  transaction agreements. For purposes of this
                  criterion, "federally insured depository institution"
                  with respect to a foreign financial institution means
                  a foreign financial institution that meets the
                  requirements of Rule 13k-1(b)(1) of the Securities
                  Exchange Act.

1122(d)(2)(vi)    Unissued checks are safeguarded so as to prevent            X         X
                  unauthorized access.

1122(d)(2)(vii)   Reconciliations are prepared on a monthly basis for         X         X
                  all asset-backed securities related bank accounts,
                  including custodial accounts and related bank clearing
                  accounts. These reconciliations are (A) mathematically
                  accurate; (B) prepared within 30 calendar days after
                  the bank statement cutoff date, or such other number
                  of days specified in the transaction agreements; (C)
                  reviewed and approved by someone other than the person
                  who prepared the reconciliation; and (D) contain
                  explanations for reconciling items. These reconciling
                  items are resolved within 90 calendar days of their
                  original identification, or such other number of days
                  specified in the transaction agreements.

                            Investor Remittances and Reporting

1122(d)(3)(i)     Reports to investors, including those to be filed with      X         X
                  the Commission, are maintained in accordance with the
                  transaction agreements and applicable Commission
                  requirements. Specifically, such reports (A) are
                  prepared in accordance with timeframes and other terms
                  set forth in the transaction agreements; (B) provide
                  information calculated in accordance with the terms
                  specified in the transaction agreements; (C) are filed
                  with the Commission as required by its rules and
                  regulations; and (D) agree with investors' or the
                  trustee's records as to the total unpaid principal
                  balance and number of mortgage loans serviced by the
                  Servicer.

1122(d)(3)(ii)    Amounts due to investors are allocated and remitted in      X         X
                  accordance with timeframes, distribution priority and
                  other terms set forth in the transaction agreements.

1122(d)(3)(iii)   Disbursements made to an investor are posted within         X         X
                  two business days to the Servicer's investor records,
                  or such other number of days specified in the
                  transaction agreements.

1122(d)(3)(iv)    Amounts remitted to investors per the investor reports      X         X
                  agree with cancelled checks, or other form of payment,
                  or custodial bank statements.

                                 Pool Asset Administration

1122(d)(4)(i)     Collateral or security on mortgage loans is maintained      X         X
                  as required by the transaction agreements or related
                  mortgage loan documents.

1122(d)(4)(ii)    Mortgage loan and related documents are safeguarded as      X         X
                  required by the transaction agreements

1122(d)(4)(iii)   Any additions, removals or substitutions to the asset       X
                  pool are made, reviewed and approved in accordance
                  with any conditions or requirements in the transaction
                  agreements.

1122(d)(4)(iv)    Payments on mortgage loans, including any payoffs,          X
                  made in accordance with the related mortgage loan
                  documents are posted to the Servicer's obligor records
                  maintained no more than two business days after
                  receipt, or such other number of days specified in the
                  transaction agreements, and allocated to principal,
                  interest or other items (e.g., escrow) in accordance
                  with the related mortgage loan documents.

1122(d)(4)(v)     The Servicer's records regarding the mortgage loans         X
                  agree with the Servicer's records with respect to an
                  obligor's unpaid principal balance.

1122(d)(4)(vi)    Changes with respect to the terms or status of an           X
                  obligor's mortgage loans (e.g., loan modifications or
                  re-agings) are made, reviewed and approved by
                  authorized personnel in accordance with the
                  transaction agreements and related pool asset
                  documents.

1122(d)(4)(vii)   Loss mitigation or recovery actions (e.g., forbearance      X
                  plans, modifications and deeds in lieu of foreclosure,
                  foreclosures and repossessions, as applicable) are
                  initiated, conducted and concluded in accordance with
                  the timeframes or other requirements established by
                  the transaction agreements.

1122(d)(4)(viii)  Records documenting collection efforts are maintained       X
                  during the period a mortgage loan is delinquent in
                  accordance with the transaction agreements. Such
                  records are maintained on at least a monthly basis, or
                  such other period specified in the transaction
                  agreements, and describe the entity's activities in
                  monitoring delinquent mortgage loans including, for
                  example, phone calls, letters and payment rescheduling
                  plans in cases where delinquency is deemed temporary
                  (e.g., illness or unemployment).

1122(d)(4)(ix)    Adjustments to interest rates or rates of return for        X
                  mortgage loans with variable rates are computed based
                  on the related mortgage loan documents.

1122(d)(4)(x)     Regarding any funds held in trust for an obligor (such      X
                  as escrow accounts): (A) such funds are analyzed, in
                  accordance with the obligor's mortgage loan documents,
                  on at least an annual basis, or such other period
                  specified in the transaction agreements; (B) interest
                  on such funds is paid, or credited, to obligors in
                  accordance with applicable mortgage loan documents and
                  state laws; and (C) such funds are returned to the
                  obligor within 30 calendar days of full repayment of
                  the related mortgage loans, or such other number of
                  days specified in the transaction agreements.

1122(d)(4)(xi)    Payments made on behalf of an obligor (such as tax or       X
                  insurance payments) are made on or before the related
                  penalty or expiration dates, as indicated on the
                  appropriate bills or notices for such payments,
                  provided that such support has been received by the
                  servicer at least 30 calendar days prior to these
                  dates, or such other number of days specified in the
                  transaction agreements.

1122(d)(4)(xii)   Any late payment penalties in connection with any           X
                  payment to be made on behalf of an obligor are paid
                  from the Servicer's funds and not charged to the
                  obligor, unless the late payment was due to the
                  obligor's error or omission.

1122(d)(4)(xiii)  Disbursements made on behalf of an obligor are posted       X
                  within two business days to the obligor's records
                  maintained by the Servicer, or such other number of
                  days specified in the transaction agreements.

1122(d)(4)(xiv)   Delinquencies, charge-offs and uncollectible accounts       X         X
                  are recognized and recorded in accordance with the
                  transaction agreements.

1122(d)(4)(xv)    Any external enhancement or other support, identified                 X
                  in Item 1114(a)(1) through (3) or Item 1115 of
                  Regulation AB, is maintained as set forth in the
                  transaction agreements.

[OPTION ONE MORTGAGE CORPORATION] [WELLS FARGO BANK, N.A.]

Date: _________________________

By:

Name: ________________________________

Title: ________________________________

                                   EXHIBIT R-1

                        ADDITIONAL FORM 10-D INFORMATION
--------------------------------------------------------------------------------
           Item on Form 10-D                      Party Responsible
     Item 1: Distribution and Pool
        Performance Information

      Information included in the                      Servicer
      Distribution Date Statement                      Trustee
Any information required by 1121 which                Depositor
  is NOT included on the Distribution
            Date Statement

       Item 2: Legal Proceedings

Any legal proceeding pending against
the following entities or their
respective property, that is material
to Certificateholders, including any
proceeding known to be contemplated by
governmental authorities:

o Issuing Entity (Trust Fund)                  Trustee and Servicer(1)

o Sponsor (Seller)                                    Depositor

o Depositor                                           Depositor

o Trustee                                              Trustee

o Servicer                                             Servicer

o 1110(b) Originator                                  Depositor

o Any 1108(a)(3) Servicer (other than                  Servicer
the Servicer or Trustee)

o Any other party contemplated by                     Depositor
1100(d)(1)

Item 3: Sale of Securities and Use of                Depositor
               Proceeds
Information  from  Item 2(a) of Part II
of Form 10-Q:

With respect to any sale of securities
by the sponsor, depositor or issuing
entity, that are backed by the same
asset pool or are otherwise issued by
the issuing entity, whether or not
registered, provide the sales and use
of proceeds information in Item 701 of
Regulation S-K.  Pricing information
can be omitted if securities were not
registered.  If information has been
previously included in a Current
Report of Form 8-K, it need not be
furnished.

(1) To the extent the Servicer has actual knowledge or should have actual knowledge of such proceeding

     Item 4: Defaults Upon Senior                      Trustee
              Securities

Information  from  Item 3 of Part II of
Form 10-Q:

Report the occurrence of any Event of
Default (after expiration of any grace
period and provision of any required
notice)

  Item 5: Submission of Matters to a                   Trustee
       Vote of Security Holders

Information  from  Item 4 of Part II of
Form 10-Q

 Item 6: Significant Obligors of Pool                 Depositor
                Assets

Item  1112(b)  -  Significant   Obligor
Financial Information*

*This information need only be
reported on the Form 10-D for the
distribution period in which updated
information is required pursuant to
the Item.

    Item 7: Significant Enhancement
         Provider Information

Item 1114(b)(2) - Credit Enhancement
Provider Financial Information*

o  Determining   applicable  disclosure               Depositor
threshold

o Requesting required financial                       Depositor
information (including any required
accountants' consent to the use
thereof) or effecting incorporation by
reference

Item 1115(b) - Derivative Counterparty
        Financial Information*

o Determining  current maximum probable               Depositor
exposure

o  Determining   current   significance           Depositor, Trustee
percentage

o Requesting required financial                       Depositor
information (including any required
accountants' consent to the use
thereof) or effecting incorporation by
reference

*This information need only be
reported on the Form 10-D for the
distribution period in which updated
information is required pursuant to
the Items.

       Item 8: Other Information

Disclose  any  information  required to
be  reported  on Form  8-K  during  the     Any party responsible for the
period covered by the Form 10-D but applicable Form 8-K Disclosure item not reported

           Item 9: Exhibits

    Distribution Date Statement to                     Trustee
          Certificateholders

   Exhibits required by Item 601 of       Depositor, unless previously filed
            Regulation S-K                 under Current Report on Form 8-K

                                   EXHIBIT R-2

                        ADDITIONAL FORM 10-K INFORMATION

                        ADDITIONAL FORM 10-K INFORMATION
--------------------------------------------------------------------------------
           Item on Form 10-K                      Party Responsible
--------------------------------------------------------------------------------
  Item 1B: Unresolved Staff Comments                  Depositor

      Item 9B: Other Information         Any party responsible for disclosure
Disclose any information required to              items on Form 8-K
be reported on Form 8-K during the
fourth quarter covered by the Form
10-K but not reported

     Item 15: Exhibits, Financial                      Trustee
          Statement Schedules                         Depositor

   Reg AB Item 1112(b): Significant
        Obligors of Pool Assets

Significant      Obligor      Financial               Depositor
Information*

*This information need only be
reported on the Form 10-D for the
distribution period in which updated
information is required pursuant to
the Item.

    Reg AB Item 1114(b)(2): Credit
    Enhancement Provider Financial
             Information*

o  Determining   applicable  disclosure               Depositor
threshold

o Requesting required financial                       Depositor
information (including any required
accountants' consent to the use
thereof) or effecting incorporation by
reference

*This information need only be
reported on the Form 10-D for the
distribution period in which updated
information is required pursuant to
the Items.

    Reg AB Item 1115(b): Derivative
  Counterparty Financial Information*

o Determining  current maximum probable               Depositor
exposure

o  Determining   current   significance           Depositor, Trustee
percentage

o Requesting required financial                       Depositor
information (including any required
accountants' consent to the use
thereof) or effecting incorporation by
reference

*This information need only be
reported on the Form 10-D for the
distribution period in which updated
information is required pursuant to
the Items.

  Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against
the following entities or their
respective property, that is material
to Certificateholders, including any
proceeding known to be contemplated by
governmental authorities:

o Issuing Entity (Trust Fund)                  Trustee and Servicer(1)

o Sponsor (Seller)                                    Depositor

o Depositor                                           Depositor

o Trustee                                              Trustee

o Servicer                                             Servicer

o 1110(b) Originator                                  Depositor

o Any 1108(a)(3) Servicer (other than                  Servicer
the Servicer or Trustee)

o Any other party contemplated by                     Depositor
1100(d)(1)

(1) To the extent the Servicer has actual knowledge or should have actual knowledge of such proceeding.

  Reg AB Item 1119: Affiliations and
             Relationships

Whether (a) the Sponsor (Seller),        Depositor as to (a) with respect to
Depositor or Issuing Entity is an           the Depositor and the Sponsor
affiliate of the following parties,
and (b) to the extent known and         Trustee and/or Servicer as to (a) with
material, any of the following parties      respect to the Issuing Entity
are affiliated with one another:

o Servicer                                             Servicer

o Trustee                                              Trustee

o Any other 1108(a)(3) servicer                        Servicer

o Any 1110 Originator                                 Depositor

o Any 1112(b) Significant Obligor                     Depositor

o Any 1114 Credit Enhancement Provider                Depositor

o Any 1115 Derivate Counterparty                      Depositor
Provider

o Any other 1101(d)(1) material party                 Depositor

Whether there are any "outside the       Depositor as to (a) with respect to
ordinary course business arrangements"      the Depositor and the Sponsor
other than would be obtained in an
arm's length transaction between (a)    Trustee and/or Servicer as to (a) with
the Sponsor (Seller), Depositor or          respect to the Issuing Entity
Issuing Entity on the one hand, and
(b) any of the following parties (or
their affiliates) on the other hand,
that exist currently or within the
past two years and that are material
to a Certificateholder's understanding
of the Certificates:

o Servicer                                             Servicer

o Trustee                                              Trustee

o Any other 1108(a)(3) servicer                        Servicer

o Any 1110 Originator                                 Depositor

o Any 1112(b) Significant Obligor                     Depositor

o Any 1114 Credit Enhancement Provider                Depositor

o Any 1115 Derivate Counterparty                      Depositor
Provider

o Any other 1101(d)(1) material party                 Depositor

Whether there are any specific           Depositor as to (a) with respect to
relationships involving the                 the Depositor and the Sponsor
transaction or the pool assets between
(a) the Sponsor (Seller), Depositor or  Trustee and/or servicer as to (a) with
Issuing Entity on the one hand, and         respect to the Issuing Entity
(b) any of the following parties (or
their affiliates) on the other hand,
that exist currently or within the
past two years and that are material:

o Servicer                                             Servicer

o Trustee                                              Trustee

o Any other 1108(a)(3) servicer                        Servicer

o Any 1110 Originator                                 Depositor

o Any 1112(b) Significant Obligor                     Depositor

o Any 1114 Credit Enhancement Provider                Depositor

o Any 1115 Derivate Counterparty                      Depositor
Provider

o Any other 1101(d)(1) material party                 Depositor

                                   EXHIBIT R-3

                              FORM 8-K INFORMATION
--------------------------------------------------------------------------------
           Item on Form 8-K                       Party Responsible
--------------------------------------------------------------------------------

   Item 1.01- Entry into a Material                  All parties
         Definitive Agreement

Disclosure is required regarding entry
into or amendment of any definitive
agreement that is material to the
securitization, even if depositor is
not a party.

Examples: servicing agreement,
custodial agreement.

Note:  disclosure  not  required  as to
definitive  agreements  that are  fully
disclosed in the prospectus

 Item 1.02- Termination of a Material                All parties
         Definitive Agreement

Disclosure is required regarding
termination of  any definitive
agreement that is material to the
securitization (other than expiration
in accordance with its terms), even if
depositor is not a party.

Examples:      servicing     agreement,
custodial agreement.

 Item 1.03- Bankruptcy or Receivership

Disclosure is required regarding the
bankruptcy or receivership, with
respect to any of the following:

o Sponsor (Seller)                                    Depositor

o Depositor                                           Depositor

o Servicer                                             Servicer

o Affiliated Servicer                                  Servicer

o Other Servicer  servicing 20% or more                Servicer
of the pool  assets  at the time of the
report
o Other material servicers                             Servicer

o Trustee                                              Trustee

o Significant Obligor                                 Depositor

o Credit Enhancer (10% or more)                       Depositor

o Derivative Counterparty                             Depositor

   Item 2.04- Triggering Events that                  Depositor
    Accelerate or Increase a Direct                    Servicer
 Financial Obligation or an Obligation                 Trustee
under an Off-Balance Sheet Arrangement

Includes an early amortization,
performance trigger or other event,
including event of default, that would
materially alter the payment
priority/distribution of cash
flows/amortization schedule.

Disclosure will be made of events
other than waterfall triggers which
are disclosed in the monthly
statements to the certificateholders.

  Item 3.03- Material Modification to                  Trustee
      Rights of Security Holders

Disclosure is required of any material
modification to documents defining the
rights of Certificateholders,
including the Pooling and Servicing
Agreement.

 Item 5.03- Amendments of Articles of                  Trustee
  Incorporation or Bylaws; Change of                  Depositor
              Fiscal Year
Disclosure is required of any
amendment "to the governing documents
of the issuing entity".

   Item 6.01- ABS Informational and                   Depositor
        Computational Material

   Item 6.02- Change of Servicer or                    Trustee
                Trustee                                Servicer

Requires disclosure of any removal,
replacement, substitution or addition
of any master servicer, affiliated
servicer, other servicer servicing 10%
or more of pool assets at time of
report, other material servicers or
trustee.

Reg AB disclosure about any new                        Trustee
servicer or master servicer is also                    Servicer
required.

Reg AB disclosure about any new                        Trustee
Trustee is also required.

      Item 6.03- Change in Credit                     Depositor
    Enhancement or External Support                    Trustee

Covers termination of any enhancement
in manner other than by its terms, the
addition of an enhancement, or a
material change in the enhancement
provided.  Applies to external credit
enhancements as well as derivatives.

Reg AB disclosure about any new                       Depositor
enhancement provider is also required.

 Item 6.04- Failure to Make a Required                 Trustee
             Distribution

  Item 6.05- Securities Act Updating                  Depositor
              Disclosure

If any material pool characteristic
differs by 5% or more at the time of
issuance of the securities from the
description in the final prospectus,
provide updated Reg AB disclosure
about the actual asset pool.

If there are any new servicers or                     Depositor
originators required to be disclosed
under Regulation AB as a result of the
foregoing, provide the information
called for in Items 1108 and 1110
respectively.

     Item 7.01- Reg FD Disclosure                    All parties

        Item 8.01- Other Events                       Depositor

   Any event, with respect to which
  information is not otherwise called
 for in Form 8-K, that the registrant
        deems of importance to
          certificateholders.

  Item 9.01- Financial Statements and                 Depositor
               Exhibits                                Trustee

                                    EXHIBIT S

                     Form of Additional Transfer Instrument

                         ADDITIONAL TRANSFER INSTRUMENT

        Pursuant to this Additional Transfer Instrument, dated August [ ], 2006 (the "Instrument"), between Asset Backed Funding Corporation (the "Depositor"), as seller, and Wells Fargo Bank, N.A., as trustee of the ABFC 2006-OPT1 Trust (the "Trust"), as purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Option One Mortgage Corporation, as servicer (the "Servicer"), and the Trustee, the Depositor and the Trustee agree to the sale by the Depositor and the purchase by the Trustee, on behalf of the Trust, of the Mortgage Loans listed on the attached Schedule of Additional Group 3 Mortgage Loans set forth in Attachment B (the "Additional Group 3 Mortgage Loans").

        Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

        Section 1.    Conveyance of Additional Group 3 Mortgage Loans.

        (a) The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse for the benefit of the Certificateholders, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Additional Group 3 Mortgage Loan, including all amounts due on the Additional Group 3 Mortgage Loans including the related Cut-off Date Principal Balance, all interest accruing thereon after the Subsequent Cut-off Date and all collections in respect of interest and principal due after the Subsequent Cut-off Date, and all items with respect to the Additional Group 3 Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts due on the Additional Group 3 Mortgage Loans on or prior to the related Subsequent Cut-off Date, (ii) property which secured each such Additional Group 3 Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Additional Group 3 Mortgage Loans; (iv) all proceeds of any of the foregoing and (v) the rights of the Depositor under the Additional Mortgage Loan Purchase Agreement. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Additional Group 3 Mortgage Loans identified on Attachment B shall be absolute and is intended by the Depositor, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

        (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Additional Mortgage Loan Purchase Agreement and the Depositor herewith delivers to the Trustee executed copies of the Additional Mortgage Loan Purchase Agreement.

        (c) The Trustee acknowledges the assignment to it of the Additional Group 3 Mortgage Loans and the delivery to it of the related Mortgage Files, subject to the provisions of Sections 2.01 and 2.02 of the Pooling and Servicing Agreement.

        (d) Additional terms of the sale are set forth on Attachment A hereto.

        Section 2.    Representations and Warranties; Conditions Precedent.

        (a) The Depositor hereby confirms that each of the conditions precedent and the representations and warranties set forth in Section 2.04 of the Pooling and Servicing Agreement are satisfied as of the date hereof.

        (b) The Depositor hereby confirms that each of the representations and warranties in Section 2.06 of the Pooling and Servicing Agreement are true and correct as of the date hereof, provided, however that any references in such section to Mortgage Loan shall be deemed to refer to Additional Group 3 Mortgage Loan.

        (c) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

        Section 3.    Recordation of Instrument.

        To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Certificateholders' expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

        Section 4.    Governing Law.

        This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

        Section 5.    Counterparts.

        This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

        Section 6.    Successors and Assigns.

        This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.

                                    ASSET BACKED FUNDING CORPORATION


                                    By:________________________________________
                                    Name:
                                    Title:


                                    WELLS FARGO BANK, N.A., as Trustee for
                                    Asset Backed Funding Corporation
                                    Asset-Backed Certificates, Series
                                    2006-OPT1

                                    By:________________________________________
                                    Name:
                                    Title:

                                     ATTACHMENT A

                            ADDITIONAL TERMS OF SALE

        A. General

               1. Subsequent Cut-off Date: August 1, 2006
               2. Additional Transfer Date: August [ ], 2006
               3. Aggregate Principal Balance of the Additional Group 3 Mortgage
                  Loans as of the Subsequent Cut-off Date: $[___________]
               4. Purchase Price: 100.00%

        B. The obligation of the Trust Fund to purchase an Additional Group 3 Mortgage Loan on any Additional Transfer Date is subject to the satisfaction of the conditions set forth in the following paragraphs and the accuracy of the following representations and warranties with respect to each Additional Group 3 Mortgage Loan determined as of the applicable Subsequent Cut-off Date: (i) such Additional Group 3 Mortgage Loan is not 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such Additional Group 3 Mortgage Loan is not less than 120 months and does not exceed 360 months; (iii) the Additional Group 3 Mortgage Loan does not provide for negative amortization; (iv) such Additional Group 3 Mortgage Loan does not have a Combined Loan-to-Value Ratio greater than 100.00%; (v) all of the Additional Group 3 Mortgage Loans have, as of the Subsequent Cut-off Date, a weighted average term to stated maturity not in excess of 360 months; (vi) each Additional Group 3 Mortgage Loan that is a Fixed-Rate Mortgage Loan has a Mortgage Interest Rate that is not less than 3.000% or greater than 14.700%; (vii) each Additional Group 3 Mortgage Loan has been serviced by the Servicer since origination or the date of purchase; (viii) each Additional Group 3 Mortgage Loan has a first payment date occurring on or before September 1, 2006 and will include 30 days of interest thereon, (ix) each Additional Group 3 Mortgage Loan that is an Adjustable-Rate Mortgage Loan has a Gross Margin not less than 0.500%, a Maximum Mortgage Interest Rate not less than 9.500% and a Minimum Mortgage Interest Rate not less than 5.500% and (xii) such Additional Group 3 Mortgage Loan has been underwritten in accordance with the criteria set forth under "Underwriting Standards" in the Prospectus Supplement.

        C. Following the purchase of any Additional Group 3 Mortgage Loan by the Trust, no Group 3 Mortgage Loan (including such Additional Group 3 Mortgage Loans) has as of the Subsequent Cut-off Date: (i) a Mortgage Interest Rate less than 3.000% per annum or greater than 14.700% per annum; (ii) a Combined Loan-to-Value Ratio greater than 100.00%; (iii) a Principal Balance greater than $1,700,000; or (iv) a credit score less than 500. In addition, no Adjustable-Rate Mortgage Loan in Group 3 will have a Gross Margin less than 0.500% per annum and all of the Group 3 Mortgage Loans will have a weighted average original term to stated maturity of not more than 360 months.

        D. Notwithstanding the foregoing, any Additional Group 3 Mortgage Loan may be rejected by (i) the NIMs Insurer, if any, or (ii) any Rating Agency if the inclusion of such Additional Group 3 Mortgage Loan would adversely affect the ratings on any class of Certificates.

                                  ATTACHMENT B

                  SCHEDULE OF ADDITIONAL GROUP 3 MORTGAGE LOANS

                                    EXHIBIT T

                             Form of Addition Notice

                                 ADDITION NOTICE

                                                [_________], 2006

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services- ABFC 2006-OPT1

               Re: Pooling and Servicing Agreement, dated as of July 1, 2006 among Asset Backed Funding
                        Corporation, as Depositor, Option One Mortgage Corporation, as Servicer, and Wells Fargo Bank, N.A., as Trustee.

Ladies and Gentlemen:

      Pursuant to Section 2.04 of the referenced Pooling and Servicing Agreement, Asset Backed Funding Corporation has designated Additional Group 3 Mortgage Loans to be sold to the Trust on [________], 2006, with an aggregate Principal Balance of $[____________]. Capitalized terms not otherwise defined herein have the meaning set forth in the Pooling and Servicing Agreement.

      Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                                    EXHIBIT U

                  Form of Additional Disclosure Notification

**SEND TO WELLS FARGO VIA FAX TO 410-715-2380 AND VIA EMAIL TO cts.sec.notifications@wellsfargo.com AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW. SEND TO THE DEPOSITOR AT THE ADDRESS BELOW**

Wells Fargo Bank, N.A. as Trustee
9062 Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
E-mail: cts.sec.notifications@wellsfargo.com

[insert name and address of Depositor]

Attn: Corporate Trust Services - [DEAL NAME]-SEC REPORT PROCESSING

RE: **Additional Form [__] Disclosure**Required

Ladies and Gentlemen:

      In accordance with Section [__] of the Pooling and Servicing Agreement, dated as of [__] [__], 2006, among [__], as [__], [__], as [__], [___], as [___]
and [__], as [__]. The Undersigned, as [____], hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [___].

Description of Additional Form [__ ] Disclosure:


List of Any Attachments hereto to be included in the Additional Form [__]
Disclosure:


      Any inquiries related to this notification should be directed to [___], phone number: [___]; email address: [___].


                                          [NAME OF PARTY]
                                          as [role]

                                                 By: __________________
                                                     Name:
                                                     Title:

                                    EXHIBIT V

                   Additional Mortgage Loan Purchase Agreement

                     BANK OF AMERICA, NATIONAL ASSOCIATION,

                                    as Seller


                                       and


                        ASSET BACKED FUNDING CORPORATION,

                                  as Purchaser



                  ADDITIONAL MORTGAGE LOAN PURCHASE AGREEMENT

                           Dated as of August [ ], 2006


                  Adjustable-Rate and Fixed-Rate Mortgage Loans

  Asset Backed Funding Corporation Asset-Backed Certificates, Series 2006-OPT1

                                Table of Contents

                                                                            Page

                                   ARTICLE I.

                                   DEFINITIONS

  Section 1.01    Definitions................................................1

                                   ARTICLE II.

      SALE OF ADDITIONAL GROUP 3 MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

  Section 2.01    Sale of Additional Group 3 Mortgage Loans..................1
  Section 2.02    Obligations of the Seller and Seller Upon
                  Sale.......................................................2
  Section 2.03    Payment of Purchase Price for the
                  Additional Group 3 Mortgage Loans..........................4

                                  ARTICLE III.
               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

  Section 3.01    Seller Representations and Warranties
                  Relating to the Additional Group 3 Mortgage
                  Loans......................................................4

  Section 3.02    Seller Representations and Warranties
                  Relating to the Seller.....................................4

  Section 3.03    Remedies for Breach of Representations and
                  Warranties.................................................4

                                   ARTICLE IV.

                               SELLER'S COVENANTS

  Section 4.01    Covenants of the Seller....................................5

                                   ARTICLE V.

               INDEMNIFICATION WITH RESPECT TO THE MORTGAGE LOANS

  Section 5.01    [Reserved]..................................................

                                   ARTICLE VI.

                                   TERMINATION

  Section 6.01    Termination................................................6

                                  ARTICLE VII.

                            MISCELLANEOUS PROVISIONS

  Section 7.01    Amendment..................................................6
  Section 7.02    Governing Law..............................................6
  Section 7.03    Notices....................................................6
  Section 7.04    Severability of Provisions.................................6
  Section 7.05    Counterparts...............................................6
  Section 7.06    Further Agreements.........................................7
  Section 7.07    Intention of the Parties...................................7
  Section 7.08    Successors and Assigns; Assignment of
                  Purchase Agreement.........................................7

            ADDITIONAL MORTGAGE LOAN PURCHASE AGREEMENT, dated as of August [ ], 2006 (the "Agreement"), between Bank of America, National Association (the "Seller") and Asset Backed Funding Corporation (the "Purchaser").

                                   WITNESSETH

            WHEREAS, the Seller is the owner of (a) the notes or other evidences of indebtedness (the "Mortgage Notes") so indicated on Schedule I hereto referred to below and (b) the other documents or instruments constituting the Mortgage File (collectively, the "Additional Group 3 Mortgage Loans"); and

            WHEREAS, the Seller, as of the date hereof, owns the mortgages (the "Mortgages") on the properties (the "Mortgaged Properties") securing such Additional Group 3 Mortgage Loans, including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise and (b) the proceeds of any insurance policies covering the Additional Group 3 Mortgage Loans or the Mortgaged Properties or the obligors on the Additional Group 3 Mortgage Loans; and

            WHEREAS, the parties hereto desire that the Seller sell the Additional Group 3 Mortgage Loans to the Purchaser pursuant to the terms of this Agreement; and

            WHEREAS, pursuant to the terms of an Additional Transfer Instrument, dated as of August [ ], 2006 (the "Additional Transfer Instrument"), between the Purchaser, as depositor, and Wells Fargo Bank, N.A., as trustee (the "Trustee"), the Purchaser will convey the Additional Group 3 Mortgage Loans to ABFC 2006-OPT1 Trust (the "Trust").

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

       Section 1.01 Definitions. All capitalized terms used but not defined herein and below shall have the meanings assigned thereto in the Pooling and Servicing Agreement, dated as of July 1, 2006 (the "Pooling and Servicing Agreement"), among the Purchaser, as depositor, Option One Mortgage Corporation, as servicer, and the Trustee.

                                  ARTICLE II.

      SALE OF ADDITIONAL GROUP 3 MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

       Section 2.01 Sale of Additional Group 3 Mortgage Loans. The Seller, concurrently with the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse,
(i) all of its right, title and interest in and to each Additional Group 3 Mortgage Loan, including the related Cut-off Date Principal Balance, all interest accruing thereon on or after the Subsequent Cut-off Date and all collections in respect of interest and principal due after the Subsequent Cut-off Date; (ii) property which secured such Additional Group 3 Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Additional Group 3 Mortgage Loans and (iv) all proceeds of any of the foregoing.

       Section 2.02 Obligations of the Seller Upon Sale. In connection with any transfer pursuant to Section 2.01 hereof, the Seller further agrees, at its own expense on or prior to the Additional Transfer Date, (a) to cause its books and records to indicate that the Additional Group 3 Mortgage Loans have been sold to the Purchaser pursuant to this Agreement and (b) to deliver to the Purchaser and the Trustee a computer file containing a true and complete list of all such Additional Group 3 Mortgage Loans specifying for each such Additional Group 3 Mortgage Loan, as of the Subsequent Cut-off Date, (i) its account number and
(ii) its Cut-off Date Principal Balance. Such file, which forms a part of the Mortgage Loan Schedule, shall also be marked as Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

              In connection with any conveyance by the Seller, the Seller shall on behalf of the Purchaser deliver to, and deposit with the Trustee, as assignee of the Purchaser, on or before the Additional Transfer Date, the following documents or instruments with respect to each Additional Group 3 Mortgage Loan:

       (i) the original Mortgage Note, endorsed in blank or with respect to any lost Mortgage Note, an original Lost Note Affidavit, together with a copy of the related Mortgage Note;

       (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

       (iii) an original Assignment of Mortgage (which may be in blank), in form and substance acceptable for recording; provided, however, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

       (iv) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments;

       (v) the original or a certified copy of lender's title insurance policy; and

       (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

              The Seller hereby confirms to the Purchaser and the Trustee that it has caused the appropriate entries to be made in its general accounting records to indicate that such Additional Group 3 Mortgage Loans have been transferred to the Trustee and constitute part of the Trust in accordance with the terms of the Pooling and Servicing Agreement.

              If any of the documents referred to in Section 2.02(ii), (iii) or
(iv) above has as of the Additional Transfer Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee, no later than the Additional Transfer Date, of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. The Seller shall deliver or cause to be delivered to the Trustee promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Additional Group 3 Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Additional Group 3 Mortgage Loan.

              Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 120 days to cure such defect or deliver such missing document to the Trustee or 150 days following the Additional Transfer Date, in the case of missing Mortgages or Assignments of Mortgage (or within 90 days of the earlier of Seller's discovery or receipt of notification if such defect would cause the related Additional Group 3 Mortgage Loan not to be a "qualified mortgage" for REMIC purposes or that the Additional Group 3 Mortgage Loan is defective in a manner that would cause it to be a "defective obligation" within the meaning of Treasury regulations relating to REMICs). If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Additional Group 3 Mortgage Loan in accordance with Section 2.03 of the Pooling and Servicing Agreement.

              The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Additional Group 3 Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to Section 2.01.

              The parties hereto intend that the transaction set forth herein be a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Additional Group 3 Mortgage Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Additional Group 3 Mortgage Loans and other property described above, whether now existing or hereafter created, to secure all of the Seller's obligations hereunder; and this Agreement shall constitute a security agreement under applicable law.

       Section 2.03 Payment of Additional Group 3 Mortgage Loans Purchase Price.

              In consideration of the sale of the Additional Group 3 Mortgage Loans from the Seller to the Purchaser on the Additional Transfer Date, the Purchaser agrees to pay $[__________] on the Additional Transfer Date (the "Additional Group 3 Mortgage Loans Purchase Price").

                                  ARTICLE III.

               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

       Section 3.01 Seller Representations and Warranties Relating to the Additional Group 3 Mortgage Loans.

              The Seller and the Purchaser understand, acknowledge and agree that, the representations and warranties set forth in this Section 3.01 are made as of the Additional Transfer Date or as of the date specifically provided herein.

              The Seller hereby represents and warrants to the Purchaser with respect to the Additional Group 3 Mortgage Loans that each of the representations and warranties made by the Seller pursuant to Section 3.01 of the Mortgage Loan Purchase Agreement, dated July 1, 2006 (the "MLPA") between the Seller and the Purchaser, are true and correct as of the Additional Transfer Date; provided, however, that any references in the MLPA to Cut-off Date shall be a reference to Subsequent Cut-off Date herein, that any references in the MLPA to Mortgage Loan shall be a reference to Additional Group 3 Mortgage Loan herein and that any references in the MLPA to Closing Date shall be a reference to Additional Transfer Date herein.

       Section 3.02 Seller Representations and Warranties Relating to the
Seller.

              The Seller represents, warrants and covenants to the Purchaser that each of the representations and warranties made by the Seller pursuant to
Section 3.02 of the MLPA are true and correct as of the Additional Transfer Date; provided, however, that any references in the MLPA to Cut-off Date shall be a reference to Subsequent Cut-off Date, that any references in the MLPA to Mortgage Loan shall be a reference to Additional Group 3 Mortgage Loan and that any references in the MLPA to Closing Date shall be a reference to Additional Transfer Date.

       Section 3.03 Remedies for Breach of Representations and Warranties.

              It is understood and agreed that the representations and warranties set forth in Subsections 3.01 and 3.02 of the MLPA shall survive the sale of the Additional Group 3 Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination or lack of examination of any Mortgage File. With respect to the representations and warranties contained in the MLPA that are made to the knowledge or the best knowledge of the Seller, or as to which the Seller has no knowledge, if it is discovered that the substance of any such representation and warranty is inaccurate and the inaccuracy materially and adversely affects the value of the related Additional Group 3 Mortgage Loan, or the interest therein of the Purchaser or the Purchaser's assignee, designee or transferee, then notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, such inaccuracy shall be deemed a breach of the applicable representation and warranty and the Seller shall take such action described in the following paragraphs of this Section 3.03 in respect of such Additional Group 3 Mortgage Loan.

              Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of the Additional Group 3 Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Additional Group 3 Mortgage Loan in the case of a representation and warranty relating to a particular Additional Group 3 Mortgage Loan), the party discovering such breach shall give prompt written notice to the other. Subject to the second paragraph of Section 3.01 of the MLPA, within 90 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, the Seller shall promptly cure such breach in all material respects, or in the event such breach cannot be cured, the Seller shall repurchase the affected Additional Group 3 Mortgage Loan or cause the removal of such Mortgage Loan from the Trust Fund and substitute for it one or more Eligible Substitute Mortgage Loans, in either case, in accordance with Section 2.03 of the Pooling and Servicing Agreement.

              It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 of the MLPA shall survive delivery of the respective Mortgage Files to the Trustee on behalf of the Purchaser.

              It is understood and agreed that the obligations of the Seller set forth in this Section 3.03 to cure, repurchase and substitute for a defective Additional Group 3 Mortgage Loan constitute the sole remedy of the Purchaser respecting a missing or defective document or a breach of the representations and warranties contained in Section 3.01 or 3.02 of the MLPA.

                                   ARTICLE IV.

                               SELLER'S COVENANTS

       Section 4.01 Covenants of the Seller. The Seller hereby covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur or assume or suffer to exist any lien on any Additional Group 3 Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Purchaser, of the existence of any lien on any Additional Group 3 Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trust, as assignee of the Purchaser, in, to and under the Additional Group 3 Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 4.01 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Additional Group 3 Mortgage Loans, any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                                   ARTICLE V.

                                   [RESERVED]

                                   ARTICLE VI

                                   TERMINATION

       Section 6.01 Termination. The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate, except for the Seller's indemnity obligations as provided herein upon the termination of the Trust as provided in Article X of the Pooling and Servicing Agreement.

                                  ARTICLE VII.

                            MISCELLANEOUS PROVISIONS

       Section 7.01 Amendment. This Agreement may be amended from time to time by the Seller and the Purchaser, by written agreement signed by the Seller and the Purchaser.

       Section 7.02 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

       Section 7.03 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows: (i) if to the Seller, Bank of America, National Association, 214 North Tryon Street, Charlotte, North Carolina 28255, Attention: General Counsel or such other address as may hereafter be furnished to the Purchaser in writing by the Seller and (ii) if to the Purchaser, Asset Backed Funding Corporation, 214 North Tyron Street 21st Floor, Charlotte, North Carolina 28255, Attention:
Juanita Deane-Warner, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

       Section 7.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions of terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

       Section 7.05 Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

       Section 7.06 Further Agreements. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of any Series of Certificates representing interests in the Additional Group 3 Mortgage Loans.

       Section 7.07 Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Additional Group 3 Mortgage Loans rather than pledging the Additional Group 3 Mortgage Loans to secure a loan by the Purchaser to the Seller. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes and all other purposes as a sale by the Seller, and a purchase by the Purchaser, of the Additional Group 3 Mortgage Loans. The Purchaser will have the right to review the Additional Group 3 Mortgage Loans and the related Mortgage Files to determine the characteristics of the Additional Group 3 Mortgage Loans which will affect the federal income tax consequences of owning the Additional Group 3 Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

       Section 7.08 Successors and Assigns; Assignment of Purchase Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and the Trustee.

       The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser which consent shall be at the Purchaser's sole discretion, except that the Purchaser acknowledges and agrees that the Seller may assign its obligations hereunder to any Person into which the Seller is merged or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party or any Person succeeding to the business of the Seller. The parties hereto acknowledge that the Purchaser is acquiring the Additional Group 3 Mortgage Loans for the purpose of contributing them to a trust that will issue a series of Certificates representing undivided interests in such Additional Group 3 Mortgage Loans. As an inducement to the Purchaser to purchase the Additional Group 3 Mortgage Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Trustee of all of the Purchaser's rights against the Seller pursuant to this Agreement insofar as such rights relate to Additional Group 3 Mortgage Loans transferred to the Trustee and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Trustee. Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

       Section 7.09 Survival. The representations and warranties incorporated by reference in Sections 3.01 and 3.02 and the provisions of Article V hereof shall survive the purchase of the Additional Group 3 Mortgage Loans hereunder.

              IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Additional Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

                                    ASSET BACKED FUNDING CORPORATION


                                    By:________________________________

                                    Name:  Juanita L. Deane-Warner
                                    Title: Vice President


                                    BANK OF AMERICA, NATIONAL
                                    ASSOCIATION


                                    By:_________________________________

                                    Name:  Bruce W. Good
                                    Title: Vice President

                                   SCHEDULE I

                        ADDITIONAL GROUP 3 MORTGAGE LOANS